 Filed with the Securities and Exchange Commission on September 17, 1999
                                                     Registration No. 333-76883
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                ---------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                              THE IT GROUP, INC.
            (Exact name of registrant as specified in its charter)

                                ---------------

            Delaware                              4955                            33-0001212
  (State or Other Jurisdiction        (Primary Standard Industrial             (I.R.S. Employer
of Incorporation or Organization)     Classification Code Number)            Identification No.)

                                ---------------

                                Co-Registrants
                                 See Next Page

                                ---------------

                            2790 Mosside Boulevard
                     Monroeville, Pennsylvania 15146-2792
                                (412) 372-7701
  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                                ---------------

                    Anthony J. DeLuca                                       With a copy to:
          Chief Executive Officer and President                          Peter F. Ziegler, Esq.
                 2790 Mosside Boulevard                               Gibson, Dunn & Crutcher LLP
          Monroeville, Pennsylvania 15146-2792                           333 South Grand Avenue
                     (412) 372-7701                                  Los Angeles, California 90071
(Name, Address, including Zip Code, and Telephone Number,                    (213) 229-7000
  including Area Code, of Agent for Service of Process)

                                ---------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this Registration Statement.
   If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 Co-Registrants

   Exact Name of Co-
   Registrant
   as Specified in its    State or Other Jurisdiction of Primary Standard Industrial   I.R.S. Employer
   Charter                Incorporation or Organization   Classification Code Number  Identification No.
   -------------------    ------------------------------ ---------------------------- ------------------
Alaska Remediation        Alaska                         1629                             92-0161467
 Services Corp.
EMCON Alaska, Inc.        Alaska                         8742                             51-0321674
EMCON Industrial          Arizona                        7349                             86-0842518
 Services, Inc.
EMCON                     California                     8711                             94-1738964
Fluor Daniel              California                     8711                             33-0437335
 Environmental Services,
 Inc.
IT Corporation            California                     1629, 4953, 8711, 8784, 8748     94-1259053
Kato Road LLC             California                     6552                             84-1417566
Monterey Landfill Gas     California                     4925                             36-3467676
 Corporation
Pacific Environmental     California                     8711, 8748                       94-3027373
 Group, Inc.
Jellinek, Schwartz &      District of Columbia           8748                             52-1139905
 Connolly, Inc.
JSC International, Inc.   District of Columbia           8748                             52-1862081
Advanced Analytical       Delaware                       8742                             84-1461794
 Solutions, Inc.
Empire State I, LLC       Delaware                       6552                             84-1479218
Empire State II, LLC      Delaware                       6552                             84-1479217
GCAP Services, Inc.       Delaware                       8748                             52-2077368
Groundwater Technology,   Delaware                       8711                             02-0324047
 Inc.
IT C & V Operations,      Delaware                       6719                             23-2946547
 Inc.
IT E & C Operations,      Delaware                       6719                             23-2946696
 Inc.
IT Environmental and      Delaware                       8711                             25-1833796
 Facilities, Inc.
IT International          Delaware                       6719                             51-0386873
 Holdings, Inc.
IT International          Delaware                       6719                             04-2944746
 Investments, Inc.
IT International          Delaware                       8748                             93-1018025
 Operations, Inc.
IT Investment Holdings,   Delaware                       6719                             33-0721650
 Inc.
IT Japan Services Inc.    Delaware                       8711                             25-1832096
IT Korea Services Inc.    Delaware                       8711                             25-1832097
LandBank Environmental    Delaware                       6552                             84-1417843
 Properties LLC
LandBank, Inc.            Delaware                       6552                             77-0391324
LandBank Remediation      Delaware                       6552                             94-3223144
 Corp.
Northeast Restoration     Delaware                       6552                             84-1479222
 Company, LLC
Organic Waste             Delaware                       1629                             51-0321674
 Technologies, Inc.
PHR Environmental         Delaware                       8748                             33-0754921
 Consultants, Inc.
The Dorchester Group,     Delaware                       6552                             84-1479214
 LLC
37-02 College Point       Delaware                       6552                             84-1479216
 Boulevard, LLC
American Landfill Supply  Iowa                           5085                             42-1341713
 Company
Gradient Corporation      Massachusetts                  8748                             04-2857447
Wehran-New York, Inc.     New York                       8711                             06-1228800
IT Corporation of North   North Carolina                 8711                             56-1231308
 Carolina, Inc.
Keystone Recovery, Inc.   Ohio                           4931                             34-1746531
LFG Specialities, Inc.    Ohio                           3569                             31-1628964
OHM Corporation           Ohio                           1629                             34-1503050
OHM Remediation Services  Ohio                           1629                             34-1275607
 Corp.
IT-Tulsa Holdings, Inc.   Oklahoma                       6719                             73-1004178
National Earth Products,  Pennsylvania                   5032                             23-2755576
 Inc.
Sielken, Inc.             Texas                          8748                             76-0143090
Beneco Enterprises, Inc.  Utah                           1629                             87-0349697

              SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Prospectus
[LOGO OF IT GROUP(SM)]
                                  $225,000,000
                               Offer to Exchange

      All Outstanding 11 1/4% Series A Senior Subordinated Notes due 2009
            for 11 1/4% Series B Senior Subordinated Notes due 2009
                                       of
                               The IT Group, Inc.

               This Exchange Offer Will Expire at 5:00 P.M.,

            New York City Time, on Wednesday, October 20, 1999
--------------------------------------------------------------------------------
    Material Terms of this Exchange Offer:

    . This exchange offer expires at 5:00 p.m., New York City time, on Wednesday, October 20, 1999, unless extended.

    . This exchange offer is not subject to any condition other than that it must not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange
      Commission.

    . All outstanding series A notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of series B notes, which are registered under the Securities Act of 1933.

    . You may withdraw tendered outstanding series A notes at any time prior to the expiration of this exchange offer.

    . We will not receive any cash proceeds from this exchange offer.

    The Series B Notes:

    . The terms of the series B notes are substantially identical to the terms of the series A notes, except for transfer restrictions and registration rights applicable to the series A notes.

    . There is no existing market for the series B notes, and we do not intend to apply for their listing on any securities exchange or to seek approval for quotation through any automated quotation system.

Please consider carefully the "Risk Factors" beginning on page 9 of this prospectus.
--------------------------------------------------------------------------------
   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

             The date of this prospectus is September 22, 1999

                               TABLE OF CONTENTS

Summary.....................................................................   1
Risk Factors................................................................   9
Special Note Regarding Forward-Looking Statements...........................  19
The Exchange Offer..........................................................  20
Capitalization..............................................................  27
Selected Consolidated Financial and Other Data..............................  28
Unaudited Pro Forma Consolidated Financial Data.............................  30
Management's Discussion and Analysis of
 Results of Operations and Financial Condition..............................  38
Business....................................................................  59
Management..................................................................  73
Principal Stockholders......................................................  77
Material Relationships and Related Transactions.............................  81
Description of Other Indebtedness...........................................  86
Description of Notes........................................................  89
Description of Capital Stock................................................ 124
Material Federal Income Tax Considerations.................................. 126
Plan of Distribution........................................................ 130
Legal Matters............................................................... 130
Experts..................................................................... 130
Available Information....................................................... 131
Incorporation by Reference.................................................. 132
Index to Financial Statements .............................................. F-1

                                    SUMMARY

   The following is a summary of the more detailed information appearing elsewhere in this prospectus and in the documents we incorporate in this prospectus by reference. You should read the entire prospectus carefully, including the "Risk Factors," the financial statements and the related notes. Unless the context otherwise requires, the information contained in this prospectus gives pro forma effect to the acquisition by us of OHM Corporation, Fluor Daniel GTI, Inc., specified assets and specified liabilities of ICF Kaiser International, Inc.'s Environment and Facilities Management Group, Roche ltee, Groupe conseil and EMCON as of the beginning of the period stated for income statement data and at the date stated for balance sheet data. We obtained the industry data used throughout this prospectus from industry publications that we believe to be reliable, but we have not independently verified this information.

                               The Exchange Offer

 Securities Offered....................... Up to $225,000,000 principal amount of 11 1/4% Series B Senior
                                           Subordinated Notes due April 1,
                                           2009.
 The Exchange Offer....................... We are offering the series B notes in exchange for a like principal
                                           amount of our series A notes. You
                                           may exchange series A notes only in
                                           integral multiples of $1,000. We are
                                           issuing the series B notes to
                                           satisfy our obligations under the
                                           terms of the registration rights
                                           agreement among us, the subsidiary
                                           guarantors, Donaldson, Lufkin &
                                           Jenrette Securities Corporation and
                                           Salomon Smith Barney.
 Tenders; Expiration Date; Withdrawal..... This exchange offer will expire at
                                           5:00 P.M., New York City time, on
                                           Wednesday, October 20, 1999, or such
                                           later date and time to which it is
                                           extended. You may withdraw your
                                           tender of series A notes pursuant to
                                           this exchange offer at any time
                                           prior to its expiration. In the
                                           event we terminate this exchange
                                           offer and do not accept for exchange
                                           any series A notes, we will promptly
                                           return tendered series A notes to
                                           their holders.
 Accrued Interest on the Notes............ The series B notes will bear interest from and including the date
                                           of issuance of the series A notes.
                                           Accordingly, if you receive series B
                                           notes in exchange for series A
                                           notes, you will forego accrued but
                                           unpaid interest on your exchanged
                                           series A notes for the period from
                                           and including the date of issuance
                                           of your series A notes to the date
                                           of exchange, but you will be
                                           entitled to interest under the
                                           series B notes.
 Conditions to the Exchange Offer......... This exchange offer is subject to customary conditions, any or all of
                                           which may be waived by us. We
                                           currently expect that each of the
                                           conditions will be satisfied and
                                           that no waivers will be necessary.
 Procedures for Tendering Series A Notes.. If you wish to tender your series A notes in this exchange offer, you
                                           must complete and sign the letter of
                                           transmittal, in accordance with the
                                           instructions, and submit the letter
                                           of transmittal to the exchange
                                           agent.
 Guaranteed Delivery Procedures........... If you wish to tender your series A notes and your series A notes are
                                           not immediately available or you
                                           cannot deliver your


                                         series A notes and letter of transmittal and any other
                                         documents required by the letter of transmittal to the
                                         exchange agent prior to the expiration of this
                                         exchange offer, you must tender your series A notes
                                         according to the guaranteed delivery procedures set
                                         forth in "The Exchange Offer--Guaranteed Delivery
                                         Procedures."
 Acceptance of Series A Notes and
  Delivery of Series B Notes............ We will accept for exchange any and all series A notes that are properly tendered in this exchange offer
                                         prior to 5:00 P.M., New York City time, on Wednesday,
                                         October 20, 1999.
 Material Federal Income Tax
  Considerations........................ The exchange of series A notes for series B notes will not constitute a taxable event for federal income tax
                                         purposes.
 Rights of Dissenting Holders........... As a holder of series A notes you do not have any appraisal or dissenters' rights under the Delaware
                                         General Corporation Law in connection with this
                                         exchange offer.
 Exchange Agent......................... The Bank of New York.
 Use of Proceeds........................ We will receive no cash proceeds from exchanges made pursuant to this exchange offer. We used the cash
                                         proceeds from the sale of the series A notes to fund
                                         the acquisitions of EFM and Roche and to pay down
                                         existing indebtedness. We funded the EMCON acquisition
                                         through borrowings under our revolving credit
                                         facility.

    Consequences of Exchanging Series A Notes Pursuant to the Exchange Offer

   Based on interpretive letters issued by the Commission staff to third parties in unrelated transactions, we believe that you may offer, sell or otherwise transfer your series B notes, as long as:

  . you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

  . you acquired your series B notes in the ordinary course of your business; and

  . you have no arrangement with any person to participate in a distribution of the series B notes.

   If you fail to satisfy any of these conditions and you transfer any series B notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for, or indemnify you against, any liability you may incur.

   Each broker-dealer that receives series B notes for its own account in exchange for series A notes must acknowledge that it will deliver a prospectus in connection with any resale of such series B notes. See "Plan of Distribution." In addition, to comply with the securities laws of some jurisdictions, a broker-dealer may not offer or sell series B notes unless they have been registered or qualified for sale in that jurisdiction or an exemption from registration or qualification is available and the conditions to the exemption have been met.

   We have agreed, under the registration rights agreement, subject to specified limitations, to register or qualify the series B notes for offer or sale under the securities or blue sky laws of the jurisdictions in which any holder of series A or series B notes reasonably requests in writing. If you do not exchange your series A notes for series B notes pursuant to this exchange offer, your series A notes will continue to be subject to the restrictions on transfer contained in the legend set forth on your series A notes. In general, you may not offer or sell series A notes unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer--Purposes of the Exchange Offer" and "--Resales of Notes."

                          Terms of the Series B Notes

 Issuer........................ The IT Group, Inc.
 Securities Offered............ $225.0 million aggregate principal amount of
                                Series B Senior Subordinated Notes due 2009.
 Maturity Date................. April 1, 2009.
 Interest Rate; Payment Dates.. The series B notes will accrue interest at the rate of 11% per year, payable every six months
                                in cash in arrears on April 1 and October 1 of
                                each year, commencing October 1, 1999.
 Optional Redemption........... We can redeem the series B notes, in whole or in part, on or after April 1, 2004, at the
                                redemption prices set forth in this prospectus,
                                plus accrued and unpaid interest. In addition,
                                before April 1, 2002, we can redeem up to 35%
                                of the series B notes at 111.250% of the
                                principal amount thereof, plus accrued and
                                unpaid interest, with the net proceeds of
                                specified sales of common equity.
 Subsidiary Guarantees......... All our existing and future wholly owned domestic subsidiaries, except for Universal
                                Professional Insurance Company, a Vermont
                                corporation, will unconditionally guarantee the
                                series B notes. The subsidiary guarantees will
                                rank subordinate in right of payment to all
                                existing and future senior indebtedness of the
                                subsidiary guarantors. The subsidiary
                                guarantees will rank equal in right of payment
                                to other existing and future senior
                                subordinated indebtedness of the subsidiary
                                guarantors and senior in right of payment to
                                all of the existing and future obligations of
                                the subsidiary guarantors that are expressly
                                subordinated in right of payment to the
                                subsidiary guarantees.
 Change of Control............. Upon the occurrence of change of control events, you may require us to repurchase all or
                                a portion of your series B notes at 101% of the
                                principal amount, plus accrued and unpaid
                                interest.
 Ranking....................... The series B notes will constitute our general unsecured obligations and will rank equal in
                                right of payment to all of our other existing
                                and future senior subordinated indebtedness and
                                senior in right of payment to existing and
                                future obligations that are expressly
                                subordinated in right of payment to the series
                                B notes. The series B notes will rank junior to
                                all existing and future senior debt, as defined
                                in the indenture governing the series B notes.
                                See "Description of Notes--Subordination."
 Anti-Layering................. We will not incur any indebtedness that is subordinate in right of payment to any of our
                                senior debt and senior in any respect in right
                                of payment to the series B notes. No subsidiary
                                guarantor will incur any indebtedness that is
                                subordinate in right of payment to any of its
                                senior debt and senior in any respect in right
                                of payment to its subsidiary guarantee.
 Covenants..................... The indenture governing the series B notes contains covenants that, among other things,
                                limit our ability and the ability of our
                                subsidiaries to:
                                .  pay or permit payment of certain dividends
                                   on, redeem or repurchase capital stock;
                                .  make certain investments;
                                .  incur additional indebtedness;

                                .  allow the imposition of dividend
                                   restrictions on subsidiaries;
                                .  sell assets;
                                .  guarantee indebtedness;
                                .  issue capital stock;
                                .  create certain liens;
                                .  engage in certain transactions with
                                   affiliates; and
                                .  consolidate or merge or sell all or
                                   substantially all our assets and the assets of our subsidiaries.

                                All of these limitations are subject to
                                important exceptions and qualifications
                                described under "Description of Notes--Certain
                                Covenants."

 Absence of a Public Market for There has been no public market for the series the Notes.................... A notes and no active public market for the series B notes is currently anticipated. We
                                currently do not intend to apply for the
                                listing of the series B notes on any securities
                                exchange or to seek approval for quotation
                                through any automated quotation system.
                                Donaldson, Lufkin & Jenrette Securities
                                Corporation and Salomon Smith Barney, acting as
                                the initial purchasers in the offering of the
                                series A notes, have advised us that each of
                                them currently intends to make a market in the
                                series B notes; however, neither of the initial
                                purchasers is obligated to do so and any market
                                making may be discontinued by either of them at
                                any time without notice. Accordingly, we can
                                give no assurance as to the liquidity or the
                                trading market for the series B notes.

                                  The Company

   We are a leading provider of a broad range of environmental consulting, engineering and construction, and remediation services, designed to address clients' environmental needs and to add value by reducing clients' financial liabilities. In addition, we are leveraging our ability to manage large, complex environmental projects, one of our core strengths, to offer a variety of services, such as facilities management, to clients who no longer wish to perform these services themselves. We have a strong reputation for both the high quality of our work and the breadth of the services we provide. Our clients are federal, state and local governments in the U.S. and commercial businesses worldwide. For the twelve months ended December 25, 1998, our pro forma revenues were $1.4 billion, our pro forma adjusted EBITDA was $150.5 million and our pro forma net loss was $22.3 million.

   Industry sources estimate that the total domestic environmental services industry, which encompasses firms providing environmental consulting, engineering and construction, and remediation services in the United States, in 1997 had approximately $186.0 billion in revenues. We believe that the market we serve was approximately $26.5 billion in 1997 revenues, a significant portion of which consists of projects for the Department of Defense, the Department of Energy and the Environmental Protection Agency.

   From 1991 to 1998, our industry experienced substantial consolidation. According to industry sources, the top ten firms in the environmental services industry accounted for approximately 46% of the industry measured by 1998 revenue, up from approximately one third in 1991. This consolidation has been driven by:

  . the benefits of economies of scale, including reduced overhead as a percentage of sales; and

  .  growing demand for full-service, business-oriented solutions.

   We are actively involved in this consolidation. Since March 1996, we have acquired eleven firms, including EFM, Roche and EMCON, representing an aggregate $1.1 billion in revenue at the time of acquisition.

   Our common stock is traded on the New York Stock Exchange and the Pacific Exchange under the symbol "ITX." On September 16, 1999, the closing sales price for our common stock as reported on the NYSE composite transaction reporting system was $11 5/16 per share, and there were 28,981,461 shares outstanding on a diluted basis.

                                  Risk Factors

   See "Risk Factors" beginning on page 9 for a discussion of factors you should consider carefully before deciding to invest in the series B notes.

           Summary Historical and Unaudited Pro Forma Financial Data
                         (In thousands, except ratios)

   The following table presents our summary historical and unaudited pro forma financial data as of and for the periods shown below. In June 1998, we changed our fiscal year-end from the last Friday in March to the last Friday in December of each year, effective with the nine months ended December 25, 1998. We derived this data from our audited consolidated financial statements and unaudited pro forma financial data contained in this prospectus. Because the information in this table is only a summary, you should read our historical financial statements and the related notes, the unaudited pro forma consolidated financial data and the related notes and "Management's Discussion and Analysis of Results of Operations and Financial Condition" contained in this prospectus.

   Pro forma income statement data assume the following events occurred as of the beginning of the nine months ended December 25, 1998:

  .  the OHM acquisition;

  .  the GTI acquisition;

  .  the EFM acquisition;

  .  the Roche acquisition;

  . the offering of the series A notes and the application of its net proceeds; and

  .  the EMCON acquisition.

   Pro forma data for the six months ended June 25, 1999 assume the following events occurred at the beginning of the period:

  .  the EFM acquisition;

  .  the Roche acquisition;

  . the offering of the series A notes and the application of its net proceeds; and

  .  the EMCON acquisition.

                                                               Unaudited                              Unaudited
                                                               Pro Forma    Unaudited    Unaudited    Pro Forma
                           Fiscal Year Ended     Nine Months     Twelve        Six          Six          Six
                         ----------------------     Ended     Months Ended Months Ended Months Ended Months Ended
                         March 28,   March 27,   December 25, December 25,   June 26,     June 25,     June 25,
                            1997        1998         1998         1998         1998         1999         1999
Income Statement Data:
Revenues................ $  362,131  $  442,216   $  757,435   $1,420,669   $  361,226   $  559,264   $  650,928
Gross margin............     38,138      51,090       90,961      235,701       44,447       77,904      110,112
Special charges.........     (8,403)    (14,248)     (24,971)     (30,661)     (30,665)         --           --
Operating income
 (loss).................     (3,696)      5,068       24,162       32,230      (10,688)      47,000       48,541
Interest expense........     (7,168)    (10,720)     (25,876)     (58,784)     (14,162)     (23,034)     (28,646)
Interest income.........      1,908       2,751          981        3,091          677          319          468
Net income (loss).......     (8,777)    (17,026)      (7,427)     (22,287)     (33,485)      14,571       12,487
Preferred stock
 dividends..............     (4,916)     (6,167)      (4,664)      (6,222)      (3,127)      (3,180)      (3,180)
Net income (loss)
 applicable to common
 stock..................    (13,693)    (23,193)     (12,091)     (28,509)     (36,612)      11,391        9,307
Other Data:
Adjusted EBITDA (1)..... $   19,070  $   32,474   $   69,227   $  150,454   $   34,163   $   60,805   $   73,485
Depreciation and
 amortization...........     14,363      13,158       20,094       39,513       14,186       13,805       16,544
Capital
 expenditures (2).......      3,361       4,766        6,860       19,783        3,692        7,536        8,779
End of period backlog...  1,198,000   3,451,000    3,476,000    4,000,000    3,657,000    3,987,000    3,987,000
Pro Forma Data:
Cash interest expense (3)..................................    $   57,143                             $   28,332
Ratio of adjusted EBITDA to cash interest expense (4)......           2.6x                                   2.6x
Ratio of net total debt to adjusted EBITDA (5).............           3.8                                    4.0

                                                                     Unaudited,
                                                                       as of
                                                                      June 25,
                                                                        1999
                                                                     ----------
                                                                       Actual
Balance Sheet Data:
Cash and cash equivalents........................................... $   21,254
Working capital.....................................................    186,514
Total assets........................................................  1,197,324
Long-term debt, including current portion...........................    651,475
Stockholders' equity................................................    250,804

--------
(1) Adjusted EBITDA represents earnings from continuing operations before interest expense, net, income taxes and depreciation and amortization expenses and excludes special charges and other income (expense), net. Pro forma adjusted EBITDA also includes cost eliminations arising from the elimination of duplicate personnel and real estate costs related to our acquisitions that are not included in our historic financial statements. Adjusted EBITDA and pro forma adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, other companies in our industry may calculate adjusted EBITDA and pro forma adjusted EBITDA differently than we do. Adjusted EBITDA and pro forma adjusted EBITDA are not measurements of financial performance under generally accepted accounting principles and should not be considered as alternatives to cash flow from operating activities or as measures of liquidity or alternatives to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles. See the Statements of Cash Flows and Statements of Operations included in our financial statements. A reconciliation of net income (loss) to adjusted EBITDA and pro forma adjusted EBITDA is as follows:

                                                              Unaudited                          Unaudited
                                                              Pro Forma                          Pro Forma
                           Fiscal Year Ended    Nine Months     Twelve    Unaudited  Unaudited      Six
                          --------------------     Ended     Months Ended Six Months Six Months Months Ended
                          March 28,  March 27,  December 25, December 25, Ended June Ended June   June 25,
                            1997       1998         1998         1998      26, 1998   25, 1999      1999
Net income (loss)
 applicable to common
 stock..................  $(13,693)  $(23,193)    $(12,091)    $(28,509)   $(36,612)  $11,391     $ 9,307
Preferred stock
 dividends..............     4,916      6,167        4,664        6,222       3,127     3,180       3,180
Discontinued
 operations--closure
 costs (net of income
 taxes).................       --       4,960          --           --        4,960       --          --
Extraordinary item--
 early extinguishment of
 debt (net of income
 taxes).................       --       5,706          --           --        5,706       --          --
Interest expense........     7,168     10,720       25,876       58,784      14,162    23,034      28,646
Interest income.........    (1,908)    (2,751)        (981)      (3,091)       (677)     (319)       (468)
Income tax provision
 (benefit)..............      (179)     4,175        6,694       (4,110)     (1,354)    9,714       7,923
Depreciation and
 amortization...........    14,363     13,158       20,094       39,513      14,186    13,805      16,544
Special charges.........     8,403     14,248       24,971       30,661      30,665       --          --
Other income (expense),
 net....................       --        (716)         --         2,934         --        --          (47)
Cost eliminations.......       --         --           --        48,050         --        --        8,400
                          --------   --------     --------     --------    --------   -------     -------
Adjusted EBITDA.........  $ 19,070   $ 32,474     $ 69,227     $150,454    $ 34,163   $60,805     $73,485
                          ========   ========     ========     ========    ========   =======     =======

(2) Excludes acquisition-related capital expenditures.

(3) Cash interest expense excludes noncash amortization of financing fees.

(4) Represents pro forma adjusted EBITDA for the twelve months ended on the balance sheet date compared to pro forma cash interest expense for the similar twelve-month period.

(5) Net total debt represents pro forma long-term debt, including current portion, net of pro forma cash and cash equivalents. Pro forma adjusted EBITDA represents EBITDA for the twelve-month period ending on the balance sheet date.

                                  RISK FACTORS

   Before you invest in the series B notes, you should consider carefully the following factors, in addition to the other information contained in this prospectus.

Substantial Leverage--Our substantial indebtedness may have a negative impact on our business and financial condition, which could prevent us from fulfilling our obligations under the series B notes.

   We have now and, after this exchange offer, will continue to have a substantial amount of indebtedness. Our substantial indebtedness could have important consequences to our business, which, in turn, could impair our ability to make payments on the series B notes. For example, it could:

  .  limit our ability to pursue our acquisition business strategy;

  . limit our ability to obtain necessary financing or bonding, and to fund future working capital, capital expenditures and other general corporate requirements;

  . require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

  . limit our flexibility in planning for, or reacting to, changes in our business and the environmental services industry; and

  . limit, along with the financial and other restrictive covenants in our indebtedness, our ability to borrow additional funds, and failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a negative impact on our business.

   The following table shows important credit statistics and assumes we had completed the offering of the series A notes, the EFM, Roche and EMCON acquisitions, applied the net proceeds of the offering of the series A notes to fund the EFM and Roche acquisitions and to refinance our existing indebtedness and borrowed the funds for the EMCON acquisition under our revolving credit facility at the beginning of the period specified below:

                                                             Unaudited Pro Forma
                                                                 Six Months
                                                                    Ended
                                                                June 25, 1999
Ratio of earnings to fixed charges .........................         1.9x

   For more information on our indebtedness, see "Description of Other Indebtedness."

Additional Borrowings Available--Despite our substantial indebtedness, we may still incur significantly more debt that would be senior to the series B notes, which could intensify the risks described above.

   The terms of the indenture do not fully prohibit us from incurring significant additional indebtedness in the future. In June 1998, we amended and restated our credit facilities so that they now provide for a $228.0 million eight-year term loan and a $185.0 million six-year revolving credit facility. At December 25, 1998, we had outstanding $225.8 million of borrowings under the term loan and $143.0 million under the revolving credit facility. As of June 25, 1999, after the offering of the series A notes and the EFM, Roche and EMCON acquisitions, approximately $35.0 million was available to us and our subsidiaries for additional borrowing under our revolving credit facility, including capacity used for letters of credit. All borrowings under the credit facilities are secured and are and will be senior to the series B notes and the subsidiary guarantees. We are required to prepay the loans under our credit facilities with the net proceeds of asset sales and some debt and equity financings, and with a portion of our consolidated excess cash flow. For more information on our borrowing ability, see "Description of Other Indebtedness."

Subordination--Your right to receive payments on the series B notes will be junior to our credit facilities and possibly all of our future borrowings.

   The series B notes and the subsidiary guarantees rank junior to all of our and the subsidiary guarantors' existing indebtedness, other than our convertible notes and trade payables, and all of our and their future borrowings, except any future indebtedness that expressly provides that it ranks equal with, or is subordinated in right of payment to, the series B notes and the subsidiary guarantees. On June 25, 1999, the series A notes and the subsidiary guarantees were subordinate to $369.5 million of senior debt, and approximately $35.0 million was available for borrowing as additional senior debt under our revolving credit facility, including capacity used for letters of credit.

   A substantial portion of our and the subsidiary guarantors' existing indebtedness is secured by substantially all of our and their assets. As a result, upon any distribution to our creditors or the creditors of the subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors or our or their property, the holders of our senior debt and the subsidiary guarantors will be entitled to be paid in full in cash before any payment may be made on the series B notes or the subsidiary guarantees. In addition, holders of our senior debt may block all payments on the series B notes and the subsidiary guarantees if we default on the payment of our senior debt and may block payments for up to 179 of 360 consecutive days if a non-payment default occurs on our senior debt.

   In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to the subsidiary guarantors and us, holders of series B notes will participate with trade creditors and all other holders of our subordinated indebtedness and the subsidiary guarantors in the assets remaining after the subsidiary guarantors and we have paid all of our senior debt. However, because the indenture requires that amounts otherwise payable to holders of series B notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of series B notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, the subsidiary guarantors and we may not have sufficient funds to pay all of our creditors and holders of the series B notes may receive less, ratably, than the holders of senior debt.

Ability to Service Debt--Our inability to raise sufficient cash from operations or through future borrowings may impair our ability to fulfill our obligations under the series B notes.

 We May Generate Insufficient Cash Flow from Operations to Make Payments on the Series B Notes.

   Our ability to make payments on and to refinance our indebtedness, including the series B notes, and to fund planned capital expenditures and any future acquisitions will depend on our ability to generate cash in the future. Our ability to generate sufficient cash flow is dependent upon our results of operations, which are heavily dependent on various factors, including managing utilization of our professional staff, properly executing projects and successfully bidding new contracts at adequate margin levels. Our ability to generate sufficient cash flow, to a certain extent, is also subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

 Our Inability To Generate Sufficient Cash Flow from Operations May Force Us to Rely on the Sale of Securities and Our Available Credit, which May further Impair Our Ability to Fulfill Our Obligations under the Series B Notes.

   If we are unable to generate sufficient cash flow in the future from our operations, we may have to rely on the sale of securities and available credit to fulfill our obligations under the series B notes. However, we may not be able to obtain additional debt or equity financing on satisfactory terms. In addition, our reliance on additional financing to fulfill our obligations under the series B notes may enhance the risks discussed above.

Management of Growth--Our growth and acquisition strategy may have a negative impact on our ability to manage our business.

   We are growing rapidly through acquisitions. Our revenues have increased from $400.0 million for the twelve months ended March 29, 1996 to $1.4 billion for the twelve months ended December 25, 1998 on a pro forma basis. Our growth presents numerous managerial, administrative, operational and other challenges.

   Furthermore, our business strategy calls for continued growth and diversification through acquisitions. Identifying and pursuing future acquisition opportunities requires a significant amount of management time and skill. Additionally, acquisitions involve risks that could cause our actual growth or operating results to differ from our or others' expectations. For example:

  . We may fail to identify suitable acquisition candidates or to acquire additional companies on favorable terms.

  . We may fail to obtain the necessary financing, on favorable terms or at all, to finance any of our potential acquisitions.

  . We may fail to successfully integrate or manage these acquired companies due to differences in business backgrounds or corporate cultures or inadequate internal systems or controls.

  .  These acquired companies may not perform as we expect.

  . If we fail to successfully integrate any acquired company or are unable to improve our internal systems and controls fast enough to accommodate our growth, our reputation could be damaged. This could make it more difficult to market our services or to acquire additional companies in the future.

  . The acquisition and integration process could take significant time away from management's responsibilities for supervising our ongoing business.

Risks of Achievement of Cost Savings and Integration of Operations--We may not achieve anticipated cost savings and other benefits from our recent and future acquisitions.

   The notes to the pro forma financial data presented in this prospectus and our future success depend in part on our ability to achieve cost savings from our acquisitions. We cannot guarantee that we will realize any cost savings or other benefits from our recent acquisitions, including the EFM, Roche and EMCON acquisitions, other than those already realized or that we will realize any cost savings or other benefits from future acquisitions. If we fail to achieve the cost savings and other benefits set forth in the notes to our pro forma results, our cash flow and operating and net results will be lower than projected. See "Unaudited Pro Forma Consolidated Financial Data" for more detail on our cost savings.

Significant Competition-- Our industry is subject to intense competition, and several of our competitors are larger and carry less debt than us. In addition, many of our competitors are growing larger through consolidation. We may lack the labor or capital resources to maintain or increase our revenues and market share in the face of economic or industry changes, which could prevent us from fulfilling our obligations under the series B notes.

   We compete with several national environmental and consulting firms and many regional or niche firms. Increased competition, combined with changes in client procurement procedures, has resulted in, among other things:

  .  lower contract margins,

  .  more fixed-price or unit-price contracts, and

  . contract terms that increasingly require us to indemnify our clients against damages or injuries to third parties and property and environmental fines and penalties.

   Some of our larger competitors benefit from economies of scale and have better access to bonding and insurance markets at a lower cost than we can achieve. The entry of large systems contractors and international engineering and construction firms into the environmental services industry has increased competition for major federal government contracts and programs, which have been our primary source of revenue in recent years.

   In addition, our industry recently has been subject to intense consolidation. We are participating actively in this consolidation to support our growth and diversification strategy. However, we cannot assure that we will be able to compete successfully given the intense competition and trends in our industry.

Concentration of Revenues--Sixty percent of our pro forma revenues arise from contracts with the federal government. Any disruption in government funding or in our relationship with the government could have a negative impact on our financial condition and our ability to meet our obligations under the series B notes.

   Federal government agencies are among our most significant clients. For the six months ended June 25, 1999 on a pro forma basis, approximately 50% of our revenues was derived from these agencies as follows:

  .  37% from the DOD;

  .  8% from the DOE; and

  .  5% from other federal agencies.

   Many of our contracts with federal government agencies require annual funding approval and may be terminated at their discretion. A reduction in spending by these agencies could limit the continued funding of our existing contracts with them and could limit our ability to obtain additional contracts. These limitations, if significant, could have a negative impact on our financial condition.

Fixed-Price Contracts--Fixed-price contracts constitute thirty percent of our revenues, which, in the event of unanticipated or unforeseeable cost increases, could have a negative impact on our financial condition if we underbid these contracts.

   We enter into various types of contracts with our clients, including fixed-price contracts. For the six months ended June 25, 1999 on a pro forma basis, approximately 30% of our revenues was derived from fixed-price contracts. Fixed-price contracts protect clients but expose us to a number of risks. These risks include:

  .  underestimation of costs;

  .  problems with the appropriate choice of technologies;

  .  unforeseen costs or difficulties;

  .  delays beyond our control; and

  .  economic and other changes that may occur during the contract period.

Government Contractor Risks--Our government contracts expose us to the possibility of substantial fines and penalties, governmental audits and investigations and suspension or debarment.

   As a major provider of services to governmental agencies, we face specific risks associated with government contracting, which include the risk of substantial civil and criminal fines and penalties for violations of applicable laws and regulations and the risk of negative publicity from public scrutiny of our performance at high-profile sites. Government contracting requirements are complex, highly technical and subject to varying interpretations. We have been, are and expect in the future to be, the subject of audits and investigations by governmental agencies, including the Defense Contract Audit Agency (the "DCAA") and the EPA's Office of Inspector General ("EPAOIG"). During the course of an audit, the DCAA or EPAOIG may disallow costs if, for example, it determines that we improperly accounted for such costs in a manner inconsistent with government cost accounting standards. Under the typical "cost-reimbursable" government contracts that we perform, only those costs that are reasonable, allocable and allowable are recoverable in accordance with Federal Acquisition Regulations and cost-accounting standards. At present, there are several unresolved and/or ongoing audits of our billings dating back to 1995 and, in some instances, earlier years as well.

   In addition to damage to our business reputation, the failure to comply with the terms of one or more of our government contracts could also result in our suspension or debarment from government contract projects for a significant period of time. This could result in a material adverse effect on our business. In September 1998, OHM, one of its subsidiaries and the IT Group entered into a Compliance Agreement with the EPA to address alleged past practices by OHM that, according to the EPA, may have constituted a basis for suspension and/or debarment. A breach of the Compliance Agreement by us or one of our subsidiaries is potentially cause for our immediate suspension from future work and/or debarment. In this regard, EFM also has several open audits by EPAOIG and investigations involving both the Department of Justice and EPAOIG.

Environmental Contractor Risks--Increased government legislation, regulation and enforcement and private litigation may have a negative impact on our business and financial condition, and could impair our ability to satisfy our obligations under the series B notes.

   Although we believe that we generally benefit from increased environmental regulation, and from enforcement of those regulations, increased regulation, enforcement and private litigation also create significant risks for us. These risks include potentially large civil and criminal liabilities from violations of environmental laws and regulations and liabilities to clients and to third parties for damages arising from performing services for clients. Our failure to observe the laws or the terms and conditions of licenses and permits we hold could adversely impact our ability to carry on our business as presently conducted.

 The Government Could Suspend or Disbar Us as a Government Contractor or Hold Us Liable for Clean-up Costs if We Fail to Abide by Environmental Laws and Regulations.

   Our operations are subject to regulation by a number of federal and other laws and agencies. As such, we may be held directly liable for failure to abide by these laws. Any such failure could lead to our debarment or suspension as a government contractor. Companies that are subject to environmental liabilities have also sought to expand the reach of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund"), the Resource Conservation and Recovery Act ("RCRA") and similar state statutes to make contractor firms responsible for cleanup costs. These companies claim that environmental contractors are owners or operators of hazardous waste facilities or that they arranged for treatment, transportation or disposal of hazardous substances. If we are held responsible under CERCLA or RCRA for damages caused while performing services or otherwise, we may be forced to bear this liability by ourselves, notwithstanding the potential availability of contribution or indemnification from other parties. Further, one of our businesses involves the purchase and redevelopment of environmentally impaired property. As the owner of such properties, we may be required to clean up all contamination at these sites, even if we did not place it there. We use insurance and other risk mitigation techniques to manage these risks but we cannot guarantee the adequacy of those measures.

 We May Have to Pay Damages to Clients or Third Parties for Environmental or Other Liabilities. Due to Increased Competition in Our Industry and Changes in the Indemnification Policies of the Federal Governmental, Our Exposure to this Risk Has Increased.

   In performing services for our clients, we could become liable for breach of contract, personal injury, property damage, negligence and other causes of action. The damages available to a client are potentially large and could include consequential damages.

   Many potential clients, particularly in connection with projects involving large-scale cleanups, try to shift to contractors the risk of completing the project, if the contamination is either more extensive or difficult to resolve than they anticipated. In this competitive market, clients increasingly try to pressure contractors to accept greater risks of performance, liability for damage or injury to third parties or property and liability for fines and penalties. We have from time to time been involved in claims and litigation involving disputes over such issues.

   Environmental management contractors also potentially face liabilities to third parties for property damage or personal injury stemming from a release of toxic substances resulting from a project performed for clients. These liabilities could arise long after completion of a project.

   Over the past several years, the EPA and other federal agencies have constricted significantly the circumstances under which they will indemnify their contractors against liabilities incurred in connection with cleanup projects and continue their attempts to renegotiate previously agreed indemnities.

Closure of Inactive Disposal Sites and Potential CERCLA Liabilities--We remain subject to significant liabilities arising from our discontinued operations.

   Before 1987, we were a major provider of hazardous waste transportation, treatment and disposal operations in California. In December 1987, we adopted a strategic restructuring program that included a formal plan to divest our transportation, treatment and disposal operations. Closure plans for all four of our inactive disposal sites have now been approved by all applicable regulatory agencies. Closure construction has been completed at three of these facilities, Montezuma Hills, Benson Ridge and Vine Hill. At December 25, 1998, our consolidated balance sheet included accrued liabilities of approximately $7.9 million to complete the closure and post-closure of our disposal facilities and to cover potentially responsible party sometimes referred to as a PRP, matters, net of certain trust fund and annuity investments, restricted to closure and post-closure use and net of anticipated insurance settlements.

   Our provision for loss on disposition of transportation, treatment and disposal discontinued operations is based on various assumptions and estimates, including those discussed above. We periodically reevaluate the adequacy of this provision in light of developments since our adoption of the divestiture plan, and we believe that the provision as adjusted is reasonable. However, the ultimate effect of the divestiture on our consolidated financial condition, liquidity and results of operations is dependent on future events, the outcome of which we cannot determine at this time. Outcomes significantly different from those used to estimate the provision for loss could result in a material adverse effect on our business.

 Our Closure Cost Estimates Are Subject to Uncertainties and May Result in Higher than Estimated Losses.

   Closure and post-closure costs associated with our inactive disposal sites are incurred over a significant number of years and are subject to a number of variables. We have estimated the impact of these costs in our provision for loss on disposition of discontinued operations. However, closure and post-closure costs could be higher than estimated if regulatory agencies were to require procedures significantly different than those in our plans or if there are additional delays in the closure plan approval process. Since recording our initial provision for loss, we have been required to make four upward adjustments to the provision. During each of the three fiscal years ended December 25, 1998, we funded accrued costs of $11.1 million for the nine months ended December 25, 1998, $14.9 million and $15.7 million relating to our closure plans and construction and PRP matters. We expect to incur costs over the next several years; however, we expect the nature of the costs to change from closure design and construction to post-closure monitoring.

   Closure plans for our Panoche facility, the final facility to be closed, were approved on March 18, 1998. The approved plans provide for submittal of technical studies that will be utilized to determine final aspects, details and costs of closure construction and monitoring programs. While we believe that the approved closure plans substantially reduce future cost uncertainties, the ultimate costs will depend upon the results of the technical studies called for in the approved plans. Closure construction under the plans is scheduled for completion in the fall of 2000.

 The Actual Value of the Underlying Land Could Be Materially Different from the Carrying Value of our Long-term Assets, which Could Have a Negative Impact on our Financial Condition and Results of Operations.

   The carrying value of our long-term assets of discontinued operations of $40.0 million at June 25, 1999 is principally comprised of unused residual land at the inactive disposal facilities. This value assumes that land sales will occur at market prices estimated by us based on certain assumptions about entitlements, development agreements and other factors. In June 1999, a local community's review of its growth strategy resulted in limitations, in line with our expectations, on our ability to develop a portion of our residual land. We can make no assurances as to the timing of development or sales of any of our residual land, or our ability to ultimately liquidate the land for the sale prices assumed. If our assumptions are not realized, the value of the land could be materially different from the current carrying value.

 Potential PRP Liabilities Could Have a Negative Impact on our Financial Condition and Results of Operations.

   There are several disposal sites, including the GBF Pittsburg Superfund site, at which we have been named a PRP under CERCLA or otherwise been identified as responsible for site cleanup. As a major provider of hazardous waste transportation, treatment and disposal operations in California prior to the December 1987 adoption of our strategic restructuring program, we have been named a PRP at a number of other sites and may from time to time be so named at additional sites, and also may face damage claims by third parties for alleged releases or discharges of contaminants or pollutants arising out of our transportation, treatment and disposal discontinued operations.

   For additional information about our discontinued operations, see the note to our consolidated financial statements entitled "Discontinued Operations."

Goodwill--The amount of goodwill and other intangible assets we have recorded from our acquisitions may not be realized, which may impact our ability to fulfill our obligations under the series B notes.

   As of June 25, 1999, our balance sheet will have an amount called "cost in excess of net assets of acquired business" that represents 41% of assets and 195% of stockholders' equity. Goodwill is recorded when we pay more for a business than the fair value of the tangible and separately measurable intangible net assets. GAAP requires us to amortize this and all other intangible assets over the periods benefited. We have determined these periods for some of our acquisitions to be in excess of 20 years, and in one acquisition to be not less than 40 years.

   If it turns out that the periods should have been shorter, earnings reported in periods right after the acquisitions would be overstated. Then in later years, we would be burdened by a continuing charge against earnings, without the benefit to income we thought we would get when we agreed on a purchase price. Earnings in later years might also be significantly worse if we determine then that the remaining balances of goodwill are impaired.

   For the OHM acquisition, we concluded that the future cash flows related to goodwill will continue indefinitely, and there is no persuasive evidence that any material portion will dissipate over a period shorter than 40 years. This fact was communicated to our independent auditors in support of our position related to a 40 year amortization period.

   The FASB is currently revising the accounting rules for business combinations, including the accounting treatment of goodwill. Disclosures by the FASB of the tentative changes to accounting for business combinations and goodwill have indicated that it plans to reduce the maximum useful life that can be assigned to goodwill to 20 years. If these proposed accounting rule changes are implemented, and assuming these new rules only apply to business acquisitions subsequent to the issuance of these revised rule, we would be required to amortize goodwill from future business acquisitions over shorter periods than we have used for some of our acquisitions, resulting in higher annual charges to earnings for future acquisitions.

International Operations--Our international operations, which we are expanding through acquisitions and internal growth, are subject to a number of risks associated with conducting business in foreign countries that may have a negative impact on these operations and our overall business.

   For the six months ended June 25, 1999 on a pro forma basis, approximately 3% of our revenues are derived from international operations, which were quadrupled by our acquisition of Roche. Our business strategy includes plans to further grow our international operations, which in general are subject to a number of risks, including:

  .  foreign currency risks,

  .  differences in accounting practices,

  .  work stoppages,

  .  transportation delays and interruptions,

  .  political instability,

  .  expropriation and nationalization,

  .  tariffs and import and export controls,

  .  differing licensing and permit requirements, and

  .  conflicting U.S. and foreign laws.

   We cannot predict what effect, if any, these risks would have on our business. However, given the fact that we are expanding our international operations, our exposure to these risks will increase correspondingly.

Fluctuations in our Quarterly Operating Results--Our operating results fluctuate across quarters due to the nature of our business. These fluctuations may result in reduced cash flow and impair our ability to satisfy our obligations under the series B notes in some quarterly periods.

   Our quarterly revenues, expenses and operating results may fluctuate significantly due to a number of factors, including:

  . the seasonality of the spending cycle of our public sector clients, notably the federal government,

  .  employee hiring and utilization rates,

  . the number and significance of client projects commenced and completed during a quarter,

  .  delays incurred in connection with a project,

  .  the ability of our clients to terminate projects without penalties, and

  .  weather conditions.

   Historically, we experience lower revenues in the first calendar quarter primarily due to weather conditions. Also, because we have a heavy concentration of federal government contracts, our operating results may be significantly affected by the federal appropriations process. However, variations in any of these factors could cause significant fluctuations in our operating results from quarter to quarter and, as a result, we could experience shortfalls in our cash flow in some quarters, which would impair our ability to make payments on the series B notes in those periods.

Risks Associated with Year 2000 Compliance--Any malfunction in our computer systems or those of the federal government due to the Year 2000 problem may impair our ability to receive payments due us and satisfy our obligations under the series B notes.

   We are highly dependent on our computer software programs and operating systems in operating our business. We also depend on the proper functioning of the computer systems of third parties, particularly the federal government and its ability to pay its bills on a timely basis. The failure of any of these systems to appropriately interpret the upcoming calendar year 2000 could cause business interruptions or shutdown, financial loss, regulatory actions, reputational harm and/or legal liability, which could have a material adverse effect on our business. In addition, since a substantial portion of our revenues are derived from federal agencies, the failure of the federal government to pay its bills on a timely basis could have a material adverse effect on our business and our ability to meet our obligations under the series B notes.

   In 1998, we established an integration test plan to test our core financial and administrative software and verify Year 2000 compliance. In February 1998, these integration tests were successfully completed. Our core hardware was also tested and found fully compliant with Year 2000 limitations. We also are communicating with clients, suppliers, financial institutions and others with which we do business to coordinate Year 2000 conversion. However, given the complexity of Year 2000 issues and the uncertainty surrounding third party responses to these issues, we cannot assure you that we will be effective in eliminating all Year 2000 issues relating to our business. For more information on our Year 2000 program, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

Fraudulent Conveyance Matters--Federal and state statutes may allow courts, under specific circumstances, to avoid the subsidiary guarantees and to require holders of the series B notes to return payments received from the subsidiary guarantors. These statutes could cause the subsidiary guarantees to be worthless to you. Also, if you received payments from the subsidiary guarantors, you could be required to forfeit those payments.

   Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee could be avoided by a bankrupt subsidiary guarantor or its bankruptcy trustee, if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its subsidiary guarantee:

  . received less than reasonably equivalent value or fair consideration for its subsidiary guarantee; and

  .  either:

    . was insolvent or rendered insolvent by reason of its subsidiary guarantee; or

    . was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

    . intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by the subsidiary guarantor pursuant to its subsidiary guarantee could be required to be returned to it, or to a fund for the benefit of its creditors.

   The measures of insolvency for purposes of these fraudulent transfer laws will vary depending on the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

  . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets, or

  . the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or it could not pay its debts as they become due.

Holding Company Structure--As a result of our holding company structure, we are dependent on our operating subsidiaries for the cash flow needed to repay the series B notes.

   We, meaning only the IT Group, have no operations of our own and derive all of our revenue from our subsidiaries. As a result, we are dependent on distributions of the earnings of our subsidiaries through dividends, advances or payments on account of intercompany obligations to pay our debts, including the series B notes. If a subsidiary guarantee was avoided as a fraudulent transfer, holders of other indebtedness of, and trade creditors of, that subsidiary guarantor would generally be entitled to payment of their claims from the assets of the subsidiary guarantor before such assets were made available for distribution to us to satisfy our own obligations. The indenture will permit the incurrence of substantial additional indebtedness by our subsidiaries and us and will permit significant investments by us in our subsidiaries, including "restricted subsidiaries," as defined in the indenture.

Possible Inability to Purchase Series B Notes upon a Change of Control--We may not have the ability to raise the funds necessary to finance a change of control required by the indenture.

   Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding series B notes. However, it is possible that we will not have sufficient funds at the time of the change of control to repurchase the series B notes or that restrictions in our credit facilities will not allow such repurchases. In addition, some important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "change of control" under the indenture. The occurrence of this type of event could further impair our ability to raise the funds necessary to finance an event that does constitute a "change of control" under the indenture. For more information on our repurchase requirements, see "Description of Notes--Repurchase at the Option of Holders" and "--Change of Control."

Lack of Public Market; Restrictions on Resale--No public market exists for the series B notes. The offering and sale of the series B notes is subject to uncertainties regarding the liquidity of the trading market for the series B notes.

   The series A notes are eligible for trading in PORTAL. The series B notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. The initial purchasers have informed us that they intend to make a market in the series B notes. However, they may cease their market-making at any time. In addition, the liquidity of the trading market in the series B notes and the market price quoted for the series B notes, or, in the case of non-tendering holders of series A notes the trading market and market price for the series A notes, may be adversely affected by the changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the series A or the series B notes. See "Description of Notes--Registration Rights; Liquidated Damages."

Backup Withholding--If you are a non-U.S. holder, you may be subject to backup withholding of 31% if you cannot certify as to your status as a non-U.S. holder or provide an exemption to the withholding requirements.

   Treasury Regulations provide that we must withhold 31% from any interest or other dispositions paid on the series B notes in each calendar year to a non-U.S. holder, if the holder does not certify as to its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a non-U.S. holder's U.S. federal income tax liability. For a more detailed discussion of backup withholding and other tax-related requirements, see "Material Federal Income Tax Considerations."

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   Statements of our intentions, beliefs, expectations or predictions for the future, denoted by the words "anticipate," "believe," "estimate," "expect," "project," "imply," "intend," "foresee" and similar expressions are forward-looking statements that reflect our current views about future events and are subject to risks, uncertainties and assumptions. These risks, uncertainties and assumptions include those identified in the "Risk Factors" and "Business" sections of this prospectus and the following:

  . changes in laws or regulations affecting our operations, as well as competitive factors and pricing pressures,

  .  bidding opportunities and successes,

  .  project results, including success in pursuing claims and change orders,

  . management of our cash resources, particularly in light of our substantial leverage,

  .  funding of our backlog,

  . matters affecting contracting and engineering businesses generally, such as the seasonality of work, the impact of weather and clients' timing of projects,

  . our ability to generate a sufficient level of future earnings to utilize our deferred tax assets,

  .  the ultimate closure costs of our discontinued operations,

  . the success of our acquisition strategy, including the effects of the integration of our recent acquisitions and any future acquisitions, and achievement of expected cost savings and other synergies from these acquisitions,

  . adequacy of Year 2000 compliance, or assessments regarding compliance, by ourselves or third parties, including our customers, and the costs or completeness of remediation or the adequacy of contingency plans, and

  . industry-wide market factors and other general economic and business conditions.

   Our actual results could differ materially from those projected in these forward-looking statements as a result of these factors, many of which are beyond our control.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

   We have commenced this exchange offer to provide holders of series A notes with an opportunity to acquire series B notes which, unlike the series A notes, will be freely tradable at all times, subject to any restrictions on transfer imposed by state "blue sky" laws. On April 9, 1999, we issued and sold the outstanding series A notes in the aggregate principal amount of $225.0 million in order to provide financing for the Roche and EFM acquisitions, and to refinance existing indebtedness. We did not register the sale of the series A notes to the initial purchasers under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. The initial purchasers did not register the concurrent resale of the series A notes to investors under the Securities Act in reliance upon the exemption provided by Rule 144A of the Securities Act.

   You may not reoffer, resell or transfer your series A notes other than by means of a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. Pursuant to Rule 144, you generally may resell your series A notes:

  . commencing two years after their original issue date, in an amount up to, for any three-month period, the greater of 1% of the series A notes then outstanding or the average weekly trading volume of the series A notes during the four calendar weeks immediately preceding the filing of the required notice of sale with the Commission;

  . commencing three years after the original issue date, in any amount and otherwise without restriction as long as you are not, and have not been for the preceding 90 days, an affiliate of the IT Group. The series A notes are eligible for trading in the PORTAL market, and you may resell your series A notes to certain qualified institutional buyers pursuant to Rule 144A. Other exemptions may also be available under other provisions of the federal securities laws for the resale of the series A notes.

   In connection with the original issue and sale of series A notes, we entered into a registration rights agreement, pursuant to which we agreed to file with the Commission a registration statement covering the exchange by us of the series B notes for the series A notes. The registration rights agreement provides that:

  . we will file a registration statement with the commission on or prior to 75 days after the issue date of the series A notes;

  . we will use our best efforts to have the registration statement declared effective by the Commission on or prior to 180 days after the original issue date;

  . unless this exchange offer would not be permitted by applicable law or Commission policy, we will commence this exchange offer and use our best efforts to issue, on or prior to 30 business days after the date on which the registration statement is declared effective by the Commission, series B notes in exchange for all series A notes tendered in this exchange offer; and

  . if obligated to file a shelf registration statement covering the series A notes, we will file the shelf registration statement with the Commission on or prior to 30 days after such filing obligation arises and use our best efforts to cause the shelf registration statement to be declared effective by the Commission on or prior to 60 days after such obligation arises and cause such shelf registration statement to remain effective and usable for a period of two years following the initial effectiveness thereof.

   We will pay liquidated damages to each holder of transfer-restricted securities, as described below, if any of the following occurs:

  . we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

  . any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness;

  . we fail to consummate this offer within 30 business days after the date on which the registration statement covering the exchange of series B notes for series A notes is declared effective; or

  . any registration statement filed by us pursuant to the terms of the registration rights agreement is declared effective but thereafter ceases to be effective or usable in connection with resales of transfer-restricted securities during the periods specified in the registration rights agreement without being succeeded immediately by a post-effective amendment to that registration statement that cures the failure and that is itself declared effective immediately.

   We will pay liquidated damages to the holders of transfer-restricted securities, with respect to the first 90-day period immediately following the occurrence of a default, in an amount equal to $.05 per week per $1,000 principal amount of transfer-restricted securities. The amount paid by us to the holders of series A notes will increase by an additional $.05 per week per $1,000 principal amount of transfer-restricted securities with respect to each subsequent 60-day period until all defaults have been cured up to a maximum amount of $.50 per week per $1,000 principal amount of transfer-restricted securities, regardless of whether one or more default is outstanding. Following the cure of all defaults, the accrual of damages will cease. "Transfer-restricted securities" means each series A note until:

  . the date on which the series A note has been exchanged by a person other than a broker-dealer for a series B note in this exchange offer;

  . the date on which the series A note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement;

  . the date on which the series A note is distributed to the public pursuant to Rule 144 under the Securities Act; or

  . the date on which the series A note is salable pursuant to Rule 144(k) under the Securities Act.

   The series B notes otherwise will be substantially identical in all material respects, including interest rate, maturity, security and restrictive covenants, to the series A notes for which they may be exchanged pursuant to this exchange offer.

Terms of the Exchange Offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will exchange $1,000 principal amount of series B notes for each $1,000 principal amount of our outstanding series A notes. Series B notes will be issued only in integral multiplies of $1,000 to each tendering holder of series A notes whose series A notes are accepted in this exchange offer.

   The series B notes will bear interest from and including the original issue date of the series A notes. Accordingly, if you receive series B notes in exchange for series A notes, you will forego accrued but unpaid interest on your exchanged series A notes for the period from and including the issue date of the series A notes to the date of your exchange for series B notes, but will be entitled to interest under the series B notes.

   As of the date of this prospectus, $225.0 million aggregate principal amount of series A notes were outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of series A notes as of this date. You will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to your exchange of series A notes pursuant to this exchange offer. We will pay all charges and expenses, other than certain transfer taxes that may be imposed, in connection with this exchange offer. See "--Payment of Expenses" below.

   As a holder of series A notes, you do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with this exchange offer.

Expiration Date; Extensions; Termination

   This exchange offer will expire at 5:00 P.M., New York City time, on Wednesday, October 20, 1999, subject to our extension by notice to The Bank of New York, the exchange agent. We reserve the right to extend this exchange offer in our discretion, in which event the expiration date shall be the time and date on which this exchange offer as so extended shall expire. We shall notify the exchange agent of any extension by oral or written notice and shall mail to you an announcement thereof, each prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date.

   We reserve the right to extend or terminate this exchange offer and not accept for exchange any series A notes if any of the events set forth below under "--Conditions to the Exchange Offer" occur and are not waived by us, by giving oral or written notice of such delay or termination to the exchange agent. See "--Conditions to the Exchange Offer." The rights we reserve in this paragraph are in addition to our rights set forth below under the caption "-- Conditions to the Exchange Offer."

Procedures for Tendering

   Your tender of series A notes pursuant to one of the procedures set forth below and our acceptance will constitute an agreement between you and we in accordance with the terms and subject to the conditions set forth in this prospectus and the letter of transmittal.

   Except as set forth below, if you who wish to tender your series A notes for exchange pursuant to this exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent at the address set forth below under "Exchange Agent" on or prior to the expiration date. In addition, either:

  . certificates for such series A notes must be received by the exchange agent along with the letter of transmittal; or

  . a timely confirmation of a book-entry transfer of such series A notes, if such procedure is available, into the exchange agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date; or

  . the holder must comply with the guaranteed delivery procedures described below. Letters of transmittal and series A notes should not be sent to us. We are not asking you for a proxy and you are requested not to send us a proxy.

   Signatures on a letter of transmittal must be guaranteed unless the series A notes are tendered (1) by a registered holder of series A notes who has not completed the box entitled "Special Issuance and Delivery Instructions" on the letter of transmittal or (2) for the account of any firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the U.S., sometimes referred to as an eligible institution. In the event that signatures on a letter of transmittal are required to be guaranteed, the guarantee must be by an eligible institution.

   Your method of delivery of series A notes and other documents to the exchange agent is at your election and risk, but if delivery is by mail we suggest that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent before the expiration date.

   If the letter of transmittal is signed by a person other than a registered holder of any tendered series A note, the series A note must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders appear on the series A note.

   If the letter of transmittal or any series A notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should indicate the capacity in which they are signing, and, unless waived by us, should provide proper evidence satisfactory of their authority to act.

   We will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of tendered series A notes, which determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of our counsel be unlawful. We also reserve the right to waive any irregularities or conditions of tender as to particular series A notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within the period of time determined by us. Neither the exchange agent nor we is under any duty to give notification of defects in such tenders or shall incur liabilities for failure to give such notification. Tenders of series A notes will not be deemed to have been made until such irregularities have been cured or waived. Any series A notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

   Our acceptance of your series A notes pursuant to this exchange offer will constitute a binding agreement between you and us upon the terms and subject to the conditions of this exchange offer.

 Book-Entry Transfer

   The exchange agent will make a request to establish an account with respect to the series A notes at DTC for purposes of this exchange offer, including use of DTC's "ATOP" system, within two business days after the date of effectiveness of the registration statement of which this prospectus forms a part, and any financial institution that is a participant in DTC's systems may make book-entry delivery of series A notes by causing DTC to transfer series A notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of series A notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under "Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

 Guaranteed Delivery Procedures

   If you wish to tender your series A notes and (1) your series A notes are not immediately available or (2) you cannot deliver your series A notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, you may effect a tender if:

  .  your tender is made through an eligible institution;

  . prior to the expiration date, the exchange agent receives from your designated eligible institution a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery setting forth your name and address, the certificate number(s) of your tendered series A notes and the principal amount of your tendered series A notes, stating that the tender is being made thereby and guaranteeing that, within five NYSE trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing your series A notes, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  . your properly completed and executed letter of transmittal or facsimile thereof, as well as the certificate(s) representing all your tendered series A notes in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five NYSE trading days after the expiration date.

   Upon request of the exchange agent, the exchange agent or we will send a notice of guaranteed delivery to you if you wish to tender your series A notes according to the guaranteed delivery procedures set forth above.

Conditions to the Exchange Offer

   Notwithstanding any other provisions of this exchange offer or any extension of this exchange offer, we will not be required to issue series B notes in respect of any properly tendered series A notes not previously accepted, and may terminate this exchange offer by oral or written notice to the exchange agent and the holders, or at our option, modify or otherwise amend this exchange offer, if any material change occurs that is likely to affect this exchange offer, including, but not limited to, the following:

  . there shall be instituted or threatened any action or proceeding before any court or governmental agency challenging this exchange offer or otherwise directly or indirectly relating to this exchange offer or otherwise affecting us;

  . there shall occur any development in any pending action or proceeding that, in our sole judgment, would or might (1) have an adverse effect on our business, (2) prohibit, restrict or delay consummation of this exchange offer or (3) impair the contemplated benefits of this exchange offer;

  . any statute, rule or regulation shall have been proposed or enacted, or any action shall have been taken by any governmental authority which, in our sole judgment, would or might (1) have an adverse effect on our business, (2) prohibit, restrict or delay consummation of this exchange offer or (3) impair the contemplated benefits of this exchange offer; or

  . there exists, in our sole judgment, any actual or threatened legal impediment, including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound, to the consummation of the transactions contemplated by this exchange offer.

   We expressly reserve the right to terminate this exchange offer and not accept for exchange any series A notes upon the occurrence of any of the foregoing conditions. In addition, we may amend this exchange offer at any time prior to 5:00 P.M., New York City time, on the expiration date if any of the conditions listed above occur. Moreover, regardless of whether any of these conditions has occurred, we may amend this exchange offer in any manner that, in our good faith judgment, is advantageous to you.

   These conditions are for our sole benefit and may be waived by us, in whole or in part, in our sole discretion. Any determination we make concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

Acceptance of Series A Notes for Exchange; Delivery of Series B Notes

   Upon the terms and subject to the conditions of this exchange offer, we will accept all series A notes validly tendered prior to 5:00 P.M., New York City time, on the expiration date. We will deliver series B notes in exchange for series A notes promptly following the expiration date.

   For purposes of this exchange offer, we shall be deemed to have accepted validly tendered series A notes when, as and if we have given oral or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the series A notes. Under no circumstances will interest be paid by the exchange agent or us for any delay in making payment or delivery.

   If we do not accept your tendered series A notes for exchange because of an invalid tender, the occurrence of other events listed in this prospectus or otherwise, we will return your unaccepted series A notes to you, at our expense, as promptly as practicable after the expiration or termination of this exchange offer.

Withdrawal Rights

   Your tender of series A notes may be withdrawn at any time prior to the expiration date.

   For your withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent at the address set forth below under "Exchange Agent." Your notice of withdrawal must specify your name, identify the series A notes to be withdrawn, including the principal amount, and, where certificates for series A notes have been transmitted, specify the name in which the series A notes are registered, if different from your name. If certificates for series A notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible institution. If your series A notes have been tendered pursuant to the procedure for book-entry transfer described above, your notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn series A notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices which determination shall be final and binding on all parties.

   Any series A notes that are withdrawn will be deemed not to have been validly tendered for exchange for purposes of this exchange offer. Any series A notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder, or, in the case of series A notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, will be credited to an account maintained with DTC for the series A notes, as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer. You may retender any properly withdrawn series A notes by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the expiration date.

Material Federal Income Tax Consequences

   The following discussion summarizes the material federal income tax consequences of this exchange offer. This discussion is not binding on the IRS or the courts, and we cannot assure you that the IRS will not take, and that a court would not sustain, a position contrary to that described below. This summary is based on the current provisions of the tax code and applicable Treasury regulations, judicial authority and administrative pronouncements. The tax consequences described below could be modified by future changes in the relevant law, which could have retroactive effect. You should consult your own tax adviser as to these and any other federal income tax consequences of this exchange offer as well as any tax consequences to you under foreign, state, local or other law.

   Your exchange of series A notes for series B notes pursuant to this exchange offer should be treated as a modification of the series A notes that does not constitute a material change in their terms, and we intend to treat the exchange in this manner. Under this approach, a series B note is treated as a continuation of the corresponding series A note. Your holding period for a series B note would include your holding period for the series A note. You would not recognize any gain or loss, and your basis in the series B note would be the same as your basis in the series A note. This exchange offer will result in no federal income tax consequences to a non-exchanging holder. See "Material Federal Income Tax Considerations of the Exchange Offer."

Exchange Agent

   The Bank of New York has been appointed as exchange agent for this exchange offer. You should address all correspondence in connection with this exchange offer and the letter of transmittal to the exchange agent as follows:

                             The Bank of New York

 By Registered
  or Certified
     Mail:         Facsimile Transmission Number:    By Hand/Overnight Delivery:
 -------------     ------------------------------    ---------------------------
  The Bank of
    New York            Attn.: Diane Amoroso            The Bank of New York
  101 Barclay
  Street, Floor
       7E              Reorganization Section            101 Barclay Street
 New York, New
   York 10286              (212) 815-6339          Corporate Trust Services Window
  Attn.: Diane
     Amoroso                                                Ground Level
 Reorganization
     Section      (For Eligible Institutions Only)    New York, New York 10286
                       Confirm by Telephone:            Attn.: Diane Amoroso
                           (212) 815-3750              Reorganization Section
                       For Information Call:
                           (212) 815-3750

   You may request additional copies of this prospectus or the letter of transmittal from the exchange agent or us.

Payment of Expenses

   We have not retained any dealer-manager or similar agent in connection with this exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of this exchange offer. We, however, will pay reasonable and customary fees and reasonable out-of-pocket expenses to the exchange agent in connection with the solicitation of acceptances. We will also pay the cash expenses to be incurred in connection with this exchange offer, including accounting, legal, printing and related fees and expenses.

Accounting Treatment

   We will record the series B notes at the same carrying value as the series A notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will recognize no gain or loss for accounting purposes. We will capitalize our expenses of this exchange offer for accounting purposes.

Resales of Notes

   With respect to resales of series B notes, based on interpretive letters issued by the staff of the Commission to third parties, we believe that a holder of series B notes who exchanged series A notes for series B notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in a distribution of the series B notes, will be allowed to resell the series B notes to the public without further registration under the Securities Act and without delivering to purchasers of the series B notes a prospectus that satisfies the requirements of the Securities Act, except for:

  . a broker-dealer who purchases series B notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act, or

  . a person who is our "affiliate" within the meaning of Rule 405 under the Securities Act.

   However, a broker-dealer who holds series A notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an underwriter within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act. If any other holder is deemed to be an underwriter within the meaning of the Securities Act or acquires series B notes in this exchange offer for the purpose of distributing or participating in a distribution of series B notes, the holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. We have agreed that for a period of 180 days from the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale.

                                 CAPITALIZATION
                                 (In thousands)

   The following table presents our consolidated capitalization as of June 25, 1999 on an actual basis.

   You should read this table in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition," "Description of Other Indebtedness" and our consolidated financial statements and related notes.

                                                                         As of
                                                                        June 25,
                                                                          1999
Cash and cash equivalents ............................................. $ 21,254
                                                                        ========
Long-term debt (including current portion):
  Credit agreement debt:
   Revolving credit facility borrowings ............................... $146,000
   Term loan ..........................................................  223,500
  11 1/4% Senior Subordinated Notes due 2009 ..........................  225,000
  8% Convertible Subordinated Debentures due 2006 .....................   44,548
  Other borrowings ....................................................   12,427
                                                                        --------
    Total long-term debt, including current portion ...................  651,475
Stockholders' equity ..................................................  250,804
                                                                        --------
Total capitalization .................................................. $902,279
                                                                        ========

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                         (In thousands, except ratios)

   The following table presents our selected consolidated financial data as of and for the periods shown below. In June 1998, we changed our fiscal year-end from the last Friday in March to the last Friday in December of each year, effective with the nine months ended December 25, 1998. We derived this data from our consolidated financial statements. Historical results should not be taken as necessarily indicative of the results that may be expected for any future period. You should read this consolidated financial data in conjunction with our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Results of Operations and Financial Condition" contained in this prospectus.

                                     Twelve Months Ended                                    Unaudited
                          ---------------------------------------------               ----------------------
                                                                         Nine Months  Six Months  Six Months
                                                                            Ended       Ended       Ended
                          March 31,   March 29,  March 28,   March 27,   December 25,  June 26,    June 25,
                             1995       1996        1997        1998         1998        1998        1999
Income Statement Data:
Revenues................  $  423,972  $400,042   $  362,131  $  442,216   $  757,435  $  361,226  $  559,264
Cost of revenues........     356,446   341,890      323,993     391,126      666,474     316,779     481,360
Gross margin............      67,526    58,152       38,138      51,090       90,961      44,447      77,904
Sales, general and
 administrative
 expenses...............      41,936    38,125       33,431      31,774       41,828      24,470      30,904
Special charges (1).....     (19,777)  (25,326)      (8,403)    (14,248)     (24,971)    (30,665)        --
Operating income
 (loss).................      19,440    20,027       (3,696)      5,068       24,162     (10,688)     47,000
Interest expense........      (7,581)   (7,014)      (7,168)    (10,720)     (25,876)    (14,162)    (23,034)
Interest income.........         471       569        1,908       2,751          981         677         319
Other income, net.......         --        --           --          716          --          --          --
Income (loss) from
 continuing operations
 before income taxes....      (1,297)  (11,744)      (8,956)     (2,185)        (733)    (24,173)     24,285
Income tax (provision)
 benefit................      (2,383)   12,290          179      (4,175)      (6,694)      1,354      (9,714)
Discontinued
 operations--closure
 costs (net of income
 taxes).................     (10,603)      --           --       (4,960)         --       (4,960)        --
Extraordinary item--
 early extinguishment of
 debt (net of income
 taxes).................         --        --           --       (5,706)         --       (5,706)        --
Net income (loss).......     (14,283)      546       (8,777)    (17,026)      (7,427)    (33,485)     14,571
Preferred stock
 dividends..............      (4,200)   (4,200)      (4,916)     (6,167)      (4,664)     (3,127)     (3,180)
Net income (loss)
 applicable to common
 stock..................     (18,483)   (3,654)     (13,693)    (23,193)     (12,091)    (36,612)     11,391
Ratio of earnings to
 fixed charges (2)......         --        --           --          --           --          --         1.9x

Other Data:
Adjusted EBITDA (3).....  $   44,740  $ 34,529   $   19,070  $   32,474   $   69,227  $   34,163  $   60,805
Depreciation and
 amortization...........      19,150    14,502       14,363      13,158       20,094      14,186      13,805
Capital expenditures
 (4)....................      10,533     4,696        3,361       4,766        6,860       3,692       7,536
End of period backlog...   1,176,000   975,000    1,198,000   3,451,000    3,476,000   3,657,000   3,987,000
Net cash (used for)
 provided by operating
 activities.............       2,251    14,181       24,795     (19,540)     (34,493)    (38,210)    (18,440)
Net cash (used for)
 provided by investing
 activities.............     (10,543)   32,953       (7,441)   (170,051)     (81,439)   (208,154)   (186,149)
Net cash provided by
 (used for) financing
 activities.............       4,193   (29,188)      37,050     135,459      112,432     214,194     204,578

Balance Sheet Data:
Cash and cash
 equivalents............  $    6,547  $ 24,493   $   78,897  $   24,765   $   21,265  $   21,958  $   21,254
Working capital.........      73,838    89,174      110,705      74,924      120,260     108,030     186,514
Total assets............     362,152   315,314      342,531     709,217      948,606     834,157   1,197,324
Total long-term debt,
 including current
 portion................      81,343    65,708       71,217     301,435      422,662     382,448     651,475
Total stockholders'
 equity.................     145,921   140,865      168,853     148,150      238,168     228,611     250,804

--------
(1) The following table presents a summary of our special charges for the periods shown.

                                    Twelve Months Ended                              Unaudited
                          ---------------------------------------              ---------------------
                                                                  Nine Months  Six Months Six Months
                                                                     Ended       Ended      Ended
                          March 31, March 29, March 28, March 27, December 25,  June 26,   June 25,
                            1995      1996      1997      1998        1998        1998       1999
Businesses exited.......   $ 9,827   $26,416   $   --   $  1,800    $ 24,971    $24,971      $ --
Severance and lease and
 facility costs.........       850       --      8,403       --          --         --         --
Acquisition
 integration............       --        --        --      5,694         --       5,694        --
Settlement and
 litigation.............     9,100    (1,090)      --      3,943         --         --         --
Headquarters
 relocation.............       --        --        --      2,811         --         --         --
                           -------   -------   -------  --------    --------    -------      ----
 Total..................   $19,777   $25,326   $ 8,403  $ 14,248    $ 24,971    $30,665        --
                           =======   =======   =======  ========    ========    =======      ====
 Special charges
  included in the
  calculation of
  operating income......   $ 6,150   $   --    $ 8,403  $ 14,248    $ 24,971    $30,665      $ --

--------
See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Special Charges."
(2) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, "earnings" include net income (loss) before taxes and fixed charges (adjusted for interest capitalized during the period) and "fixed charges" include interest, whether expensed or capitalized, amortization of debt expenses and the portion of rental expense that is representative of the interest factor in these rentals. For the years ended March 31, 1995, March 29, 1996, March 28, 1997, March 27, 1998, the nine months ended December 25, 1998, and the two quarters ended June 26, 1998, earnings were insufficient to cover fixed charges by approximately $1,297, $11,744, $8,956, $2,185, $733 and $24,173.
(3) Adjusted EBITDA represents earnings from continuing operations before interest expense, net, income taxes and depreciation and amortization expenses and excludes special charges and other income, net. Adjusted EBITDA is presented because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, other companies in our industry may calculate adjusted EBITDA differently than we do. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles. See the Statements of Cash Flows and Statements of Operations included in our financial statements. A reconciliation of net income (loss) to adjusted EBITDA is as follows:

                                    Twelve Months Ended                                  Unaudited
                          ------------------------------------------               ---------------------
                                                                      Nine Months  Six Months Six Months
                                                                         Ended       Ended      Ended
                          March 31,  March 29,  March 28,  March 27,  December 25,  June 26,   June 25,
                            1995       1996       1997       1998         1998        1998       1999
Net income (loss)
 applicable to common
 stock..................  $(18,483)  $ (3,654)  $(13,693)  $(23,193)    $(12,091)   $(36,612)  $11,391
Preferred stock
 dividends..............     4,200      4,200      4,916      6,167        4,664       3,127     3,180
Discontinued
 operations--closure
 costs (net of income
 taxes).................    10,603        --         --       4,960          --        4,960       --
Extraordinary item--
 early extinguishment of
 debt (net of income
 taxes).................       --         --         --       5,706          --        5,706       --
Interest expense........     7,581      7,014      7,168     10,720       25,876      14,162    23,034
Interest income.........      (471)      (569)    (1,908)    (2,751)        (981)       (677)     (319)
Income tax provision
 (benefit)..............     2,383    (12,290)      (179)     4,175        6,694      (1,354)    9,714
Depreciation and
 amortization...........    19,150     14,502     14,363     13,158       20,094      14,186    13,805
Special charges.........    19,777     25,326      8,403     14,248       24,971      30,665       --
Other income (expense),
 net....................       --         --         --        (716)         --          --        --
                          --------   --------   --------   --------     --------    --------   -------
Adjusted EBITDA.........  $ 44,740   $ 34,529   $ 19,070   $ 32,474     $ 69,227    $ 34,163   $60,805
                          ========   ========   ========   ========     ========    ========   =======

(4) Excludes acquisition-related capital expenditures.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

   The following unaudited pro forma consolidated financial data is derived from the historical consolidated financial statements of the IT Group, the consolidated financial statements of OHM, the consolidated financial statements of GTI, the statement of assets acquired and liabilities assumed and the statement of operating revenue and expenses of EFM, the consolidated financial statements of Roche and the consolidated financial statements of EMCON.

   The unaudited pro forma consolidated statement of operations for six months ended June 25, 1999 and the twelve months ended December 25, 1998 are adjusted to give effect to the offering of the series A notes and the application of its net proceeds, and the acquisitions of OHM, GTI, EFM, Roche and EMCON as if those transactions had occurred as of December 27, 1997.

   The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are factually supportable. The unaudited pro forma consolidated financial data does not purport to represent what our consolidated results of operations would have been had the transactions described above actually occurred on the dates indicated. In addition, the unaudited pro forma consolidated financial data does not purport to project our consolidated results of operations for the current year or any future date or period.

   You should read the unaudited pro forma consolidated financial data in conjunction with the consolidated financial statements of the IT Group, OHM, GTI and Roche, and the statement of assets acquired and liabilities assumed and the statement of operating revenue and expenses of EFM, and the related notes included in this prospectus and the consolidated financial statements of EMCON incorporated by reference in this prospectus.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         Six Months ended June 25, 1999
                                 (In thousands)

                          IT Group      EFM         Roche        EMCON
                         Six months Three months Three months Five months
                           ended       ended        ended        ended     Acquisition
                          June 25,   March 31,    March 31,     May 31,    and Offering
                            1999      1999(4)      1999(5)      1999(6)   Adjustments(7)  Pro Forma
Revenues................  $559,264    $29,939       $5,543      $56,182      $   --       $650,928
Cost and expenses:
  Cost of revenues......   481,360     23,351        3,030       33,504         (429)(a)   540,816
  Selling, general, and
   administrative
   expenses.............    30,904      4,723        2,643       22,232        1,069 (b)    61,571
                          --------    -------       ------      -------      -------      --------
Operating income
 (loss).................    47,000      1,865         (130)         446         (640)       48,541
Interest expense........   (23,034)       --           (51)        (567)      (4,994)(c)   (28,646)
Interest income.........       319        --           --           149          --            468
Other income (expense),
 net....................       --         --            25           22          --             47
                          --------    -------       ------      -------      -------      --------
Income (loss) from
 continuing operations
 before income taxes....    24,285      1,865         (156)          50       (5,634)       20,410
(Provision) benefit for
 income taxes...........    (9,714)       --            44          (21)       1,768 (b)    (7,923)
                          --------    -------       ------      -------      -------      --------
Net income (loss).......    14,571      1,865         (112)          29       (3,866)       12,487
Less preferred
 dividends..............    (3,180)       --           --           --           --         (3,180)
                          --------    -------       ------      -------      -------      --------
Net income (loss)
 applicable to common
 stock..................  $ 11,391    $ 1,865       $ (112)     $    29      $(3,866)     $  9,307
                          ========    =======       ======      =======      =======      ========



     See notes to unaudited pro forma consolidated statement of operations.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     Twelve Months ended December 25, 1998
                                (In thousands)

                      IT Group     IT Group       OHM           GTI
                    Nine months  Three months  Two months  Eleven months     EFM         Roche        EMCON
                       ended        ended        ended         ended      Year ended   Year ended   Year ended   Acquisition
                    December 25,  March 27,   February 24,  October 31,  December 31, December 31, December 31,  and Offering
                      1998(1)      1998(1)      1998(2)       1998(3)      1998(4)      1998(5)      1998(6)    Adjustments(7)
Revenues..........    $757,435     $136,038     $59,449      $182,243      $105,906     $28,250      $151,348      $    --
Cost and expenses:
  Cost of
   revenues.......     666,474      119,554      56,668       148,209        80,918      16,925        98,137        (1,917)(a)
  Selling,
   general, and
   administrative
   expenses.......      41,828       10,592       6,893        28,705        18,863      11,171        49,373         5,385 (b)
  Special
   charges........      24,971        5,694         --            --            --          --             (4)           --
                      --------     --------     -------      --------      --------     -------      --------      --------
Operating income
 (loss)...........      24,162          198      (4,112)        5,329         6,125         154         3,842        (3,468)
Interest expense..     (25,876)      (5,197)     (1,071)          --            --         (278)       (1,234)      (25,128)(c)
Interest income...         981          614         292           649           --            7           548           --
Other income
 (expense), net...         --           716      (2,774)         (625)          --         (236)          (15)          --
                      --------     --------     -------      --------      --------     -------      --------      --------
Income (loss) from
 continuing
 operations before
 income taxes.....        (733)      (3,669)     (7,665)        5,353         6,125        (353)        3,141       (28,596)
(Provision)
 benefit for
 income taxes.....      (6,694)         141       3,066        (4,257)          --          435        (1,508)       12,927 (d)
                      --------     --------     -------      --------      --------     -------      --------      --------
Net income
 (loss)...........      (7,427)      (3,528)     (4,599)        1,096         6,125          82         1,633       (15,669)
Less preferred
 dividends........      (4,664)      (1,558)        --            --            --          --            --            --
                      --------     --------     -------      --------      --------     -------      --------      --------
Net income (loss)
 applicable to
 common stock.....    $(12,091)    $ (5,086)    $(4,599)     $  1,096      $  6,125     $    82      $  1,633      $(15,669)
                      ========     ========     =======      ========      ========     =======      ========      ========
                    Pro Forma
Revenues..........  $1,420,669
Cost and expenses:
  Cost of
   revenues.......   1,184,968
  Selling,
   general, and
   administrative
   expenses.......     172,810
  Special
   charges........      30,661
                    -----------
Operating income
 (loss)...........      32,230
Interest expense..     (58,784)
Interest income...       3,091
Other income
 (expense), net...      (2,934)
                    -----------
Income (loss) from
 continuing
 operations before
 income taxes.....     (26,397)
(Provision)
 benefit for
 income taxes.....       4,110
                    -----------
Net income
 (loss)...........     (22,287)
Less preferred
 dividends........      (6,222)
                    -----------
Net income (loss)
 applicable to
 common stock.....  $  (28,509)
                    ===========

    See notes to unaudited pro forma consolidated statement of operations.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
    Six Months ended June 25, 1999 and Twelve Months ended December 25, 1998

General

   (1) In June 1998, we changed our fiscal year-end from the last Friday in March to the last Friday in December of each year effective with the nine months ended December 25, 1998. Therefore, our statements of operations for the nine months ended December 25, 1998 and the three months ended March 27, 1998 were used for purposes of preparing the unaudited pro forma consolidated statement of operations to present a complete twelve months of our operations.

   (2) In January 1998, we entered into a merger agreement to acquire OHM. The transaction was effected through a two-step process consisting of (a) the acquisition on February 25, 1998 of 54% of OHM through a cash tender offer for a total consideration of approximately $160.2 million plus approximately $4.6 million in asset acquisition costs and (b) the acquisition of the remaining 46% of the outstanding OHM stock in the merger providing for the issuance of 12,900,000 shares of our common stock and cash payment of approximately $30.8 million. OHM was included in our historic statement of operations from February 25, 1998 to December 25, 1998. OHM operations for the two months ended February 24, 1998 have been included in the unaudited pro forma consolidated statement of operations to present a complete twelve months of OHM's operations.

   (3) On December 2, 1998, we acquired GTI for a total consideration of $69.4 million plus approximately $2.0 million in transaction costs. GTI was included in our historic statement of operations from December 2, 1998 to December 25, 1998. The GTI eleven months ended October 31, 1998 historic statement of operations has been included in the unaudited pro forma consolidated statement of operations to present a complete twelve months of GTI's operations.

   (4) On April 9, 1999, we purchased specified assets of EFM for $82.0 million in cash, reduced by $8.0 million representing working capital retained by ICF Kaiser. We also agreed to assume certain liabilities of EFM. The EFM March 31, 1999 and December 31, 1998 historic statements of assets acquired and liabilities assumed and statements of operating revenue and expenses have been included in the unaudited pro forma consolidated statements of operations assuming the acquisition occurred as of the beginning of the periods presented.

   (5) On March 31, 1999, we acquired all of the capital stock of Roche for $10.2 million in cash, subject to the terms of a share purchase agreement and corporate reorganization as described in the notes to the Roche 1998 financial statements. The final purchase price is subject to a net book value adjustment and future earnout consideration. The March 31, 1999 and the December 31, 1998 historic financial statements of Roche have been included in the unaudited pro forma consolidated statements of operations assuming the acquisition occurred as of the beginning of the periods presented. The historic statement of operations for the twelve months ended December 31, 1998 has been adjusted for the elimination of a completed contract and certain assets and liabilities that we did not acquire as follows (in thousands); there was no material effect to operating results for these excluded assets and liabilities for the three months ended March 31, 1999:

                                  Historic year                  Year ended
                                      ended                     December 31,
                                December 31, 1998 Adjustments 1998, as adjusted
Selling, general and
 administrative expenses .....       $11,561        $  (390)       $11,171
Other income (expense), net
 .............................        (4,590)         4,354           (236)
Income (loss) from continuing
 operations before income
 taxes .......................        (5,097)         4,744           (353)
(Provision) benefit for income
 taxes .......................         1,649         (1,214)           435
                                     -------        -------        -------
Net income (loss) ............       $(3,448)       $ 3,530        $    82
                                     =======        =======        =======

   (6) On June 15, 1999, we acquired all of the capital stock of EMCON for $61.9 million plus the assumption of approximately $13.3 million in debt and approximately $1.0 million in transaction costs. The EMCON May 31, 1999 and December 31, 1998 historic financial statements have been included in the unaudited pro forma consolidated statements of operations assuming the acquisition occurred as of the beginning of the periods presented.

   (7) Adjustments to reflect the OHM, GTI, EFM, Roche, and EMCON acquisitions (the final purchase price allocation will be based upon a final determination of the fair values of the net assets acquired):

     (a) The following represents decreased depreciation expense related to the elimination of duplicate property, plant and equipment acquired in the OHM, GTI and EMCON acquisitions (dollars in thousands):

                                           Months not   Months not
                                          Included in  Included in  Twelve Months  Six Months
                                          Twelve-Month  Six-Month       ended         ended
                          Write-down of     IT Group     IT Group   December 25,    June 25,
                         Property, Plant, Statement of Statement of 1998 Adjusted 1999 Adjusted
                          and Equipment    Operations   Operations  Depreciation  Depreciation
OHM.....................     $33,000            2           --         $  (458)       $  --
GTI.....................       2,341           11           --            (429)          --
EMCON...................       5,150           12            5          (1,030)        (429)
                                                                       -------        -----
                                                                       $(1,917)       $(429)
                                                                       =======        =====

   The average historic remaining useful life of property, plant and equipment written down to estimated fair value is between five and twelve years.

     (b) The following represents the amortization expense related to the increase in goodwill which is amortized over periods ranging from 20 to 40 years (dollars in thousands).


                                    Months not Included Months not Included Twelve Months ended Six Months ended
                         Estimated    in Twelve-Month      in Six-Month      December 25, 1998   June 25, 1999
                          Goodwill  IT Group Statement  IT Group Statement       Adjusted           Adjusted
                         Adjustment    of Operations       of Operations       Amortization       Amortization
OHM.....................  $300,154            2                 --                $1,252                --
GTI.....................     5,392           11                 --                   247                --
EFM.....................    77,723           12                   3                3,109                777
Roche...................     3,868           12                   3                  193                 49
EMCON...................    14,590           12                   5                  584                243
                                                                                  ------             ------
                                                                                  $5,385             $1,069
                                                                                  ======             ======

     (c) Reflects adjustments for additional interest expense assuming the offering of series A notes and acquisitions occurred on December 27, 1997. The increase in interest expense and the addition to amortization of deferred financing costs reflects the change in term loans and revolving credit facility (dollars in thousands):

                                             Twelve Months ended Six Months ended
                                  Additional  December 25, 1998   June 25, 1999
                                    Drawn     Interest Expense   Interest Expense
                          Rate      Amount     Adjustments(i)       Adjustment
Credit facilities:
  Term loan.............    8.50%  $191,000        $ 3,360           $   --
  Revolving credit
   facility.............    8.00     71,397          5,236               --
Senior Subordinated
 Notes due 2009.........   11.25    225,000         25,313             7,368
Reduction of revolving
 credit facility(ii)....    8.00    (55,500)        (4,440)           (2,220)
Repayment of assumed
 EMCON debt(iii)........ various    (12,800)        (1,194)             (614)
Amortization of
 capitalized financing
 fees for the series A
 note offering..........                               920               460
Tender loan origination
 costs(iv)..............                            (4,067)              --
                                                   -------           -------
Total adjustment........                           $25,128           $ 4,994
                                                   =======           =======

        (i) Interest expense adjustment reflects months not included in our actual statement of operations for the twelve months ended December 25, 1998 and timing of actual borrowing.

         (ii) Represents the issuance of the series A notes as follows (in thousands):

     Series A notes offered........................................ $ 225,000
     Capitalized debt issue costs, including initial purchasers'
      discount.....................................................    (9,200)
     Portion used in the EFM, Roche and EMCON acquisitions.........  (148,500)
     Repayment of assumed EMCON debt--short-term...................    (4,681)
     Repayment of assumed EMCON debt--long-term....................    (8,167)
     Use of acquired EMCON cash in debt paydown....................     1,048
                                                                    ---------
     Represents amount of paydown on revolving credit facility..... $  55,500
                                                                    =========

          (iii) We repaid $12.8 million of assumed EMCON debt which bore interest at various rates and for which the historical interest expense, net of assumed debt not repaid, was $1.2 million for the twelve months ended December 25, 1998 and $0.6 million for the five months ended June 25, 1999.

         (iv) We expensed the tender loan origination costs during the twelve months ended December 25, 1998 since the facility was refinanced. We would not have incurred these costs had the OHM transaction been completed on December 27, 1997.

   Financing fees capitalized are being amortized over the life of the notes.

   Pro forma consolidated debt of $335.3 million has variable interest rates. The effect on the results of operations of a change in the assumed interest rates of 12.5 basis points would be approximately $0.3 million for the twelve months ended December 25, 1998.

     (d) Adjustment to reflect income taxes as the amount which would have been recognized on a consolidated basis assuming the merged entity would generate future taxable income sufficient to realize the deferred tax benefit recognized. The difference between the statutory rate and the effective rate is primarily related to nontax-deductible goodwill amortization and increases to the deferred tax valuation allowance as follows (in thousands):

                                                         Year ended  Six Months
                                                        December 25, ended June
                                                            1998      25, 1999
  Pro forma income (loss) before income taxes .........   $(26,397)   $20,410
  Permanent difference related to goodwill amortization
   ....................................................      7,325      3,662
                                                          --------    -------
  Estimated pro forma taxable income (loss)............    (19,072)    24,072
  Estimated statutory rate ............................         40%        40%
                                                          --------    -------
                                                            (7,629)     9,629
  Research and development tax credits ................     (2,540)    (1,706)
  Deferred tax asset valuation allowance adjustment ...      6,059        --
                                                          --------    -------
  Pro forma tax expense (benefit)......................   $ (4,110)   $ 7,923
                                                          ========    =======

Other

   (8) The following are our adjusted EBITDA, depreciation and amortization and capital expenditures on a pro forma basis for the six months ended June 25, 1999 and the year ended December 25, 1998:

                                        EFM         Roche        EMCON
                          IT Group  Three months Three months Five months Acquisition
                         Six months    ended        ended        ended        and
                         ended June  March 31,    March 31,     May 31,    Offering     Pro
                          25, 1999      1999         1999        1999     Adjustments  Forma
Adjusted EBITDA(9)......  $60,805      $1,876       $  13       $2,391      $ 8,400   $73,485
Net income (loss).......   14,571       1,865        (112)          29       (3,866)   12,487
Depreciation and
 amortization...........   13,805          11         143        1,945          640    16,544
Capital expenditures....    7,536         --           24        1,219          --      8,779

                    IT Group     IT Group       OHM
                  Nine months  Three months  Two months       GTI          EFM         Roche        EMCON
                     ended        ended        ended     Eleven months  Year ended   Year ended   Year ended  Acquisition
                  December 25,  March 27,   February 24, ended October December 31, December 31, December 31, and Offering
                      1998         1998         1998       31, 1998        1998         1998         1998     Adjustments
Adjusted
 EBITDA(9)......    $69,227      $11,522      $(1,923)      $8,573        $6,183        $540        $8,282      $ 48,050
Net income
 (loss).........     (7,427)      (3,528)      (4,599)       1,096         6,125          82         1,633       (15,669)
Depreciation and
 amortization ..     20,094        5,630        2,189        3,244            58         386         4,444         3,468
Capital
 expenditures...      6,860        2,226        1,612        4,784           --          207         4,094           --
                    Pro
                   Forma
Adjusted
 EBITDA(9)......  $150,454
Net income
 (loss).........   (22,287)
Depreciation and
 amortization ..    39,513
Capital
 expenditures...    19,783

   (9) Adjusted EBITDA represents earnings from continuing operations before interest expense, net, income taxes and depreciation and amortization expenses and excludes special charges and other income, net. Pro forma adjusted EBITDA also includes cost eliminations arising from the elimination of duplicate personnel and real estate costs related to our acquisitions that are not included in our historic financial statements. Adjusted EBITDA and pro forma adjusted EBITDA should not be considered as alternatives to cash provided by operations as measures of liquidity, or to net income as measures of profitability. Adjusted EBITDA and pro forma adjusted EBITDA and related ratios have been included because we use them as one means of analyzing our ability to service our debt, our lenders use them for the purpose of analyzing our performance with respect to the credit agreement and the senior subordinated notes, and we understand that they are used by certain investors as one measure of a company's historical ability to service debt. Not all companies calculate adjusted EBITDA and pro forma adjusted EBITDA in the same fashion and therefore adjusted EBITDA and pro forma adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

   The cost eliminations included in pro forma adjusted EBITDA include the elimination of duplicative personnel and real estate costs related to the OHM, GTI, EFM and EMCON acquisitions. We have formulated restructuring plans and accrued the liabilities pursuant to EITF Issue No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." This entry represents the pro forma effect of commencing the restructuring plans as of the beginning of the pro forma period. The amounts, which are not eliminated in the (unaudited) pro forma consolidated statements of operations but which are reductions to costs in the determination of pro forma adjusted EBITDA, include the following (in thousands):

   Six months ended June 25, 1999:

                                                        Cost Eliminations
                                                   ---------------------------
                                                   EFM (iii) EMCON (iv) Total
Facility costs....................................  $  375     $  500   $  875
Corporate selling, general and administrative
 costs............................................     650      2,000    2,650
Business development and bid proposal costs.......     825      1,500    2,325
Regional costs....................................     550      2,000    2,550
                                                    ------     ------   ------
Net costs eliminated..............................  $2,400     $6,000   $8,400
                                                    ======     ======   ======

   Twelve months ended December 25, 1998:

                                               Cost Eliminations
                                  --------------------------------------------
                                            GTI
                                  OHM (i)  (ii)   EFM (iii) EMCON (iv)  Total
Facility costs................... $  500  $ 4,500  $1,500    $ 1,000   $ 7,500
Corporate selling, general and
 administrative costs............  1,500    8,100   2,600      4,000    16,200
Business development and bid
 proposal costs..................  4,500    3,900   3,300      3,000    14,700
Regional costs...................  1,250    2,200   2,200      4,000     9,650
                                  ------  -------  ------    -------   -------
Net costs eliminated............. $7,750  $18,700  $9,600    $12,000   $48,050
                                  ======  =======  ======    =======   =======

       (i) The OHM cost eliminations are attributable to the reduction of over 500 personnel in the corporate, selling, general and administration areas, business development and proposal preparation, and from elimination of a regional operating structure, which resulted in the combination or closure of fourteen existing facilities.

       (ii) The GTI cost eliminations are attributable to the reduction of over 300 personnel in the corporate, selling, general and administration areas, business development and proposal preparation and from elimination of a regional operating structure, which resulted in the combination or closure of fifteen existing facilities.

       (iii) The EFM cost eliminations as the result of putting the restructuring plan into action subsequent to the acquisition are attributable to the reduction of more than 75 personnel and the combination or closure of twelve existing offices.

       (iv) The EMCON cost eliminations are attributable to the restructuring plan that is being put into effect which includes the reduction of more than 125 personnel and the elimination of a regional operating structure, including the combination or closure of fourteen existing offices.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL
                                   CONDITION

RESULTS OF OPERATIONS

Six Months Ended June 25, 1999 Compared to Six Months Ended June 26, 1998

 Revenues and Gross Margins

   Company. Revenues for the three months ended June 25, 1999 increased $76.1 million, or 33.8%, to $301.3 million, and for the six-month year to date period ended June 25, 1999 increased $198.1 million, or 54.8%, to $559.3 million over the comparable prior year periods ended June 26, 1998. The increases in revenues are primarily attributable to the acquisitions of OHM in February and June, 1998, GTI in December 1998, Roche in March 1999, EFM in April 1999, and EMCON in June 1999. Revenue levels, year-to-date, are running below expectations primarily as a result of start-up delays of construction and remediation activities on various projects. Revenue is expected to increase in the second half of the year, resulting in revenue of approximately $1.3 billion for 1999.

   Our gross margin for the quarter ended June 25, 1999, improved to 14.8% of revenues, compared to 12.1% of revenues reported in the quarter ended June 26, 1998. Our gross margin for the six months ended June 25, 1999 increased to 13.9% of revenues, compared to 12.3% of revenues reported in the six months ended June 26, 1998. The increases in gross margins over the prior year periods were due to a favorable mix of higher margin revenue and overhead efficiencies. We do not expect the improvement in our gross margin percentage to continue at the current level throughout the balance of the year. Our ability to maintain or improve our gross margin levels as well as to achieve target earnings is dependent on various factors in addition to the mix of work, including utilization of professional staff, successful execution of projects and bidding of new contracts at adequate margin levels, and continued realization of overhead savings achieved upon the successful integration of recent acquisitions.

   A significant percentage of our revenues continue to be earned from federal government contracts with various federal agencies. Revenues from federal government contracts accounted for 59% of our consolidated revenues in both the six months ended June 25, 1999 and June 26, 1998. Although the percentage of revenues from federal government contracts remained about the same for the two comparable periods, the absolute dollars of federal government revenues increased to $330.8 million in the six months ended June 25, 1999 compared to $212.8 million in the six months ended June 26, 1998. This increase is primarily attributable to the acquisitions of OHM, GTI and EFM. Federal government revenues are derived principally from work performed for the DOD and, to a lesser extent, the DOE. We expect to continue to earn a substantial portion of our Engineering & Construction segment revenues from DOD indefinite delivery order contracts, which are primarily related to remedial action work. In addition, management expects to increase our revenues from the DOE in the future due to an expected transition by the DOE over the next several years to emphasize remediation, as opposed to studies, combined with our favorable experience in winning and executing similar work for the DOD and our past performance on DOE contracts.

   Revenue growth from the commercial sector, excluding recent acquisitions, could continue to be restricted in the near term partly due to increased emphasis on competitive bids and commercial clients delaying certain work until final Congressional action is taken on the reauthorization of CERCLA. As for CERCLA, it is uncertain when reauthorization will occur or what the details of the legislation, including retroactive liability, cleanup standards, and remedy selection, may include. Uncertainty regarding possible rollbacks of environmental regulation and/or reduced enforcement could further decrease the demand for our services, as clients anticipate and adjust to the new regulations. These factors have been partially offset by an increased desire on the part of commercial clients for strategic environmental services that provide an integrated, proactive approach to environmental issues and that are driven by economic, as opposed to legal or regulatory, concerns. Further, legislative or regulatory changes could also result in increased demand for our services if such changes decrease the cost of remediation projects or result in more funds being spent for actual remediation. The ultimate impact of any such changes will depend upon a number of factors, including the overall strength of the U.S. economy and clients' views on the cost effectiveness of the remedies available. To address this projected trend in industry spending, we have undertaken a strategy of expanding through acquisitions our integrated environmental service capabilities to provide additional proactive and cost-effective environmental solutions based on economic rather than regulatory considerations. In addition, we have realigned our organizational resources to meet forecasted revenue growth.

   As announced on July 28, 1999, we will conduct our business through seven principal business units. We have not determined what impact this business unit structure will have on our reportable business segments.

   Engineering & Construction. Revenues from the Engineering & Construction segment increased $6.1 million, or 3.4%, to $186.3 million for the three months ended June 25, 1999. For the six months ended June 25, 1999, Engineering & Construction segment revenues increased $79.0 million, or 27.6%, to $364.9 million. Our Engineering & Construction segment includes revenues from the DOD, DOE, other government agencies and commercial clients.

   For the three months ended June 25, 1999, revenues from the DOD and a small number of other government agencies increased $8.8 million, or 8.2%, to $116.7 million, DOE revenues increased $13.5 million, or 69.6%, to $32.9 million, and commercial revenues decreased $16.2 million, or 30.6% to $36.7 million. DOE revenues increased primarily due to the transition to the remediation phase of a $122.0 million project to perform the excavation, pretreatment and drying of an estimated one million tons of materials for the DOE's Fernald Environmental Management Project. Commercial revenues in the Engineering & Construction segment decreased due to delays in starting fieldwork. Segment revenues also increased as a result of the EFM acquisition.

   For the six months ended June 25, 1999, revenues from DOD and other governmental agencies increased $61.3 million, or 35.8%, to $232.3 million, DOE revenues increased $23.8 million, or 73%, to $56.4 million, and commercial revenues decreased $6.7 million, or 8.1%, to $76.2 million. The increase in DOD revenues was mainly the result of the OHM acquisition. The increase in DOE revenues is mainly due to the DOE's Fernald Project. The decrease in commercial revenues is mainly due to delays in starting fieldwork.

   Our Engineering & Construction segment profit margin was $25.0 million, or 13.4% of segment revenues, for the three months ended June 25, 1999, compared to $19.6 million, or 10.9% of segment revenues, for the three months ended June 26, 1998. Our Engineering & Construction segment profit margin was $44.8 million, or 12.3% of segment revenues, for the six months ended June 25, 1999 compared to $31.4 million, or 11.0% of segment revenues, for the six months ended June 26, 1998. The increase in gross margin percentages for the three and six months ended June 25, 1999 over the prior year periods was primarily due to a favorable mix of higher margin revenue and overhead efficiencies.

   Consulting & Ventures. Revenues from our Consulting & Ventures segment increased $48.4 million, or 220%, to $70.4 million for the three months ended June 25, 1999. For the six months ended June 25, 1999, Consulting & Ventures revenues increased $73.6 million, or 162%, to $119.1 million. Most of the revenues in Consulting & Ventures are derived from commercial clients. The increase in these revenues is primarily due to the acquisitions of GTI in December 1998 and EFM in April 1999.

   Our Consulting & Ventures segment profit margin was $12.3 million, or 17.5% of segment revenues in the three months ended June 25, 1999, compared to $3.4 million, or 15.4% of segment revenues, for the three months ended June 26, 1998. Our Consulting & Ventures segment profit margin was $19.8 million, or 16.6% of segment revenues, for the six months ended June 25, 1999, compared to the $6.4 million, or 13.9% of segment revenues for the six months ended June 26, 1998. The increased profit margin in absolute dollars and as a percentage of revenue is primarily attributable to increased operating efficiencies related to the GTI acquisition.

   Outsourced Services. Outsourced Services revenues increased $8.1 million, or 41.3%, to $27.8 million for the three months ended June 25, 1999. For the six months ended June 25, 1999, Outsourced Services revenues increased $24.6 million, or 93.0%, to $51.1 million. The revenue increases are attributable to the OHM acquisition in February 1998 and the inclusion of its outsourcing operations in our results of operations for the entire six months ended June 25, 1999, as opposed to four months of revenues included in the comparable prior year period. Our outsourcing operations provide a range of project, program and construction management services to the DOD as well as state and local government agencies.

   Our Outsourced Services segment profit margin was $1.8 million for the three months ended June 25, 1999, and $1.3 million for the three months ended June 26, 1998. For the six months ended June 25, 1999, the Outsourced Services segment profit margin was $3.1 million, or 6.1% of segment revenues, compared to $2.2 million, or 8.3% of segment revenues for the six months ended June 26, 1998. The increase in overall gross margin dollars and the decrease in gross margin percentage is the result of an increase in contract volume for larger, longer term contracts that have lower overall margins.

   International. International revenues were $16.9 million for the three months ended June 25, 1999 compared to $3.3 million for the three months ended June 26, 1998. For the six-month periods ended June 25, 1999 and June 26, 1998, International revenues were $24.1 million and $3.3 million, respectively. The increase is the result of the acquisitions of GTI in December 1998 and Roche in March 1999, and an adjustment to certain projects performed in Taiwan by our 50.1% owned subsidiary CMIT for the three months ended March 27, 1998.

   Our International segment reported a profit of $0.9 million for the three months ended June 25, 1999 compared to a loss of $0.3 million in the three months ended June 26, 1998. International segment profit was $1.1 million for the six months ended June 25, 1999 compared to a loss of $1.7 million in the six months ended June 26, 1998. This improvement is primarily due to the GTI and Roche acquisitions.

   The GTI acquisition increased the size of the International segment with operations primarily in Australia, the United Kingdom and Italy. The GTI acquisition included approximately $80.0 million of contract backlog for work to be performed for the U.S. Air Force Center for Environmental Excellence under a worldwide five-year indefinite delivery order cost-reimbursable contract. Roche, based in Quebec, Canada, had $28.0 million in revenues for 1998.

   Backlog. Our total funded and unfunded backlog at June 25, 1999 was $4.0 billion, an increase of $0.5 billion from December 25, 1998, primarily due to the acquisitions of EFM, Roche and EMCON. New contract awards in the period came from a cross-section of our markets including federal and state/local government agencies, utility and other commercial clients and outsourced services. We expect to earn revenues from our backlog primarily over the next one to five years, with a substantial portion of the backlog consisting of federal government contracts, many of which are subject to annual funding and definition of project scope. The backlog at June 25, 1999 includes $3.0 billion of future work we estimate we will receive, based on historical experience, under existing indefinite delivery order programs. In accordance with industry practices, substantially all of our contracts are subject to cancellation, delay or modification by the customer.

   Our backlog at any given time is subject to changes in scope of services, which may lead to increases or decreases in backlog amounts. These scope changes have led to a number of contract claims requiring negotiations with clients in the ordinary course of business.

 Selling, General and Administrative Expenses

   Selling, general and administrative expenses were 5.3% of revenues for the three months ended June 25, 1999 compared to 6.2% of revenues in the three months ended June 26, 1998. Selling, general and administrative expenses were 5.5% of revenues for the six months ended June 25, 1999 compared to 6.8% of revenues in the six months ended June 26, 1998. The decreases in selling, general and administrative expenses are primarily attributable to the elimination of certain duplicative overhead functions and other cost savings achieved as a result of the OHM, GTI, EFM and Roche acquisitions. Management expects selling, general and administrative expenses to decrease slightly as a percentage of revenue because we anticipate additional cost savings to be achieved from the EFM and EMCON acquisitions that occurred in 1999 and the GTI acquisition that occurred in December 1998.

   Selling, general and administrative expenses include goodwill amortization expense of $3.0 million for the three months ended June 25, 1999 and $2.3 million for the three months ended June 26, 1998. Selling, general and administrative expenses, excluding goodwill, were 4.3% of revenues for the three months ended June 25, 1999 and 5.1% of revenues for the three months ended June 26, 1998. For the six months ended June 25, 1999, selling, general and administrative expenses include goodwill amortization expense of $5.7 million compared to $2.6 million for the six months ended June 26, 1998. The increases in goodwill amortization expenses are primarily due to the OHM, GTI, EFM and Roche acquisitions. Selling, general and administrative expenses, excluding goodwill, were 4.5% of revenues for the six months ended June 25, 1999 and 6.0% of revenues for the six months ended June 26, 1998.

 Special Charges

   Special charges of $30.7 million were recorded in the two fiscal quarters ended June 25, 1999 as outlined below:

                                                                      Reserve
                                                                      balance
                                                                         at
                                                   Special            June 25,
                                      Cash/Noncash Charges   Activity   1999
                                                  (In thousands)
Sale of Quanterra investment.........   Noncash    $(10,550) $10,550     --
Write-down of assets--Primarily
 HTTS(R).............................   Noncash     (14,421)  14,421     --
Integration costs--OHM acquisition
  Severance..........................      Cash      (2,197)   2,197     --
  Duplicative offices/assets.........      Cash      (2,478)   1,912    (566)
  Other..............................      Cash      (1,019)   1,019     --
                                                   --------  -------   -----
  Total..............................              $(30,665) $30,099   $(566)
                                                   ========  =======   =====

   A $10.6 million special charge, net of cash proceeds of $5.8 million, related to the sale of our investment in Quanterra, Incorporated.

   A $14.4 million special charge related to the write down of assets associated with our HTTS(R) business to estimated salvage value.

   A $5.7 million special charge for integration costs associated with the acquisition of OHM included $2.2 million of costs for severance and $3.5 million of costs and other related items for closing and eliminating duplicative offices. As part of the plan of integration, we laid-off more than 100 IT employees, primarily in the operating group and administrative support functions. In addition, as part of the plan we closed three leased facilities, reduced the size of three more facilities and subleased a portion of eight additional facilities. As of June 25, 1999, $0.6 million of the integration charge remained to be paid. The remaining costs relate to the facility closures and office consolidations and will be paid over the remaining terms of the leases. Most of these lease commitments will be paid within the next three years. One lease requires payments over the next six years.

 Interest, Net

   Net interest expense represented 4.1% of revenues in the two fiscal quarters ended June 25, 1999 and 3.7% for the two fiscal quarters ended June 26, 1998. In absolute dollars, net interest expense was $22.7 million and $13.5 million for the six months ended June 25, 1999 and June 26, 1998, respectively. This increase in net interest expense is due principally to the April 9, 1999 issuance of $225.0 million, 11.25%, ten year senior subordinated notes and the increased level of debt required to finance the OHM, GTI and EFM acquisitions.

 Income Taxes

   We recorded an income tax provision (benefit) for the six month periods ended June 25, 1999 and June 26, 1998 in the amounts of $9.7 million and ($1.4) million, respectively. The provision for income tax was calculated utilizing an effective tax rate of 40% of income for the six months ended June 25, 1999. The benefit for income taxes for the six months ended June 26, 1998 was calculated utilizing a 40% effective rate on income excluding special charges and giving effect to changes in our deferred tax valuation allowance.

 Extraordinary Item

   For the six months ended June 26, 1998, we recorded a $5.7 million charge, net of income tax benefit of $3.5 million, for the early extinguishment of $65.0 million of senior debt which was refinanced in connection with the acquisition of OHM. We incurred a $5.6 million payment for the make whole interest provision as a result of retiring our $65.0 million senior debt early in accordance with the loan agreement. In addition, we also expensed approximately $3.6 million related to the unamortized loan origination expenses associated with issuing the $65.0 million senior debt.

 Dividends

   Our reported dividends for the two quarters ended June 25, 1999 were $3.2 million and for the two quarters ended June 26, 1998 were $3.1 million. Our reported dividends for two quarters ended June 26, 1998 include imputed dividends of $0.8 million, which were paid in stock.

   Our dividends are summarized below:

                                                          Two fiscal quarters
                                   Fiscal quarter ended          ended
                                   --------------------- ---------------------
                                    June 25,   June 26,   June 25,   June 26,
                                      1999       1998       1999       1998
                                   ---------- ---------- ---------- ----------
Dividend Summary on Preferred
 Stock
7% Cumulative convertible
 exchangeable
  Cash dividend................... $  898,000 $  899,000 $1,796,000 $1,798,000

6% Cumulative convertible
 participating
  Cash dividend...................    692,000         --  1,384,000         --
  Imputed non-cash dividend.......         --    330,000         --    810,000
  In kind 3% stock dividend.......         --    340,000         --    519,000
                                   ---------- ---------- ---------- ----------
    Total......................... $1,590,000 $1,569,000 $3,180,000 $3,127,000
                                   ========== ========== ========== ==========

 Discontinued Operations

   In the six months ended June 26, 1998, we increased our provision for loss on disposition of our discontinued transportation, treatment and disposal business by $5.0 million net of income tax benefit of $3.0 million. This increased provision primarily related to an additional accrual for closure costs related to the former Panoche disposal site. In March 1998, we obtained approval by the California Department of Toxic Substances Control of the final closure and post closure plan for the last of our four inactive treatment, storage and disposal facilities. The approved plans allow us to proceed with the completion of final closure construction and provides for future submittal of technical studies that will be utilized to determine final aspects and costs of closure construction and monitoring programs for the former Panoche disposal site.

Nine Months Ended December 25, 1998 Compared to Twelve Months Ended March 27,
1998

 Change in Fiscal Year

   In June 1998, we changed our fiscal year-end from the last Friday in March to the last Friday in December of each year effective with the nine months ended December 25, 1998. Accordingly, the following discussion compares financial results for a nine-month period to a full twelve-month year. Likewise, the financial results for the nine-month period ended December 25, 1998 include OHM's results for the entire nine-month period while the financial results for the twelve-month period ended March 27, 1998 include only one month of OHM financial results because we acquired 54% of OHM on February 25, 1998. In addition, our operating results will be discussed based on the business platforms we established when we adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" for the nine months ended December 25, 1998. These platforms include engineering & construction, consulting & ventures, outsourced services and international.

 Revenues and Gross Margin

   Company. Revenues for the nine months ended December 25, 1998 were $757.4 million, an increase of approximately 71%, when compared to the $442.2 million in revenues reported in the twelve months ended March 27, 1998. This increase is primarily attributable to higher revenues in the engineering & construction platform resulting from the OHM acquisition. In recent years, industry-wide slowdowns in the spending patterns of commercial clients on environmental services have impacted the rate of our revenue growth. We attribute this trend, in part, to regulatory issues, including delays in the reauthorization of CERCLA and reduced enforcement of existing federal, state and local environmental regulations. To address this projected trend in industry spending, we have undertaken a strategy of expanding through acquisitions our integrated environmental service capabilities to provide additional proactive and cost-effective environmental solutions based on economic rather than regulatory considerations. In addition, we have realigned our organizational resources to meet forecasted internal revenue growth.

   Our gross margin for the nine months ended December 25, 1998 was 12.0%, slightly higher than the 11.6% gross margin reported in the twelve months ended March 27, 1998. In the 1999 fiscal year, management expects to maintain these gross margin levels. However, our ability to maintain or improve our gross margin levels is heavily dependent on various factors including utilization of professional staff, proper execution of projects, successful bidding of new contracts at adequate margin levels and continued realization of overhead savings achieved upon the completed integration of recent acquisitions.

   Engineering & Construction. Revenues from the engineering & construction platform were $597.9 million for the nine months ended December 25, 1998 compared to $346.1 million for the twelve months ended March 27, 1998, an increase of approximately 73%. Our engineering & construction platform includes revenues from the DOD, DOE and commercial clients. Revenues from the DOD and a small number of other government agencies were $363.0 million in the nine months ended December 25, 1998 or $163.6 million greater than the $199.4 million of DOD revenues in the twelve months ended March 27, 1998. DOE revenues of $79.8 million in the nine months ended December 25, 1998 were $39.3 million higher than the $40.5 million of DOE revenues reported in the twelve months ended March 27, 1998. Commercial revenues were $155.1 million in the nine months ended December 25, 1998 or $48.9 million higher than the $106.2 million of commercial revenues reported in the twelve months ended March 27, 1998.

   A substantial percentage of our revenues continue to be earned from federal governmental contracts with various federal agencies. Revenues from federal governmental contracts accounted for 69% of our revenues in the nine months ended December 25, 1998 compared to 58% in the twelve months ended March 27, 1998. The increase in government revenues for the nine months ended December 25, 1998 both in absolute dollars and as a percentage of revenue is primarily attributable to the OHM acquisition. Federal governmental revenues are derived principally from work performed for the DOD and, to a lesser extent, the DOE and are thus included in our engineering & construction platform. We expect to continue to earn a substantial portion of our engineering

& construction revenues from the DOD indefinite delivery order contracts which are primarily related to remedial action work. In addition, management expects to increase our revenues from the DOE in the future due to an expected transition by the DOE over the next several years to emphasize remediation, as opposed to studies, combined with our favorable experience in winning and executing similar work for the DOD and our past performance of DOE studies. We believe that we have begun to benefit from this transition by the DOE with the commencement in 1998 of a $122.0 million project to perform the excavation, pretreatment and drying of an estimated one million tons of materials for the DOE's Fernald Environmental Management Project.

   The increase in commercial revenues for the nine months ended December 25, 1998 is primarily attributable to the OHM acquisition. However, revenue growth from the commercial sector, excluding recent acquisitions, could be restricted in the near term partly due to increased emphasis on competitive bids and commercial clients delaying certain work until final Congressional action is taken on the reauthorization of CERCLA. As for CERCLA, it is uncertain when reauthorization will occur or what the details of the legislation, including retroactive liability, cleanup standards and remedy selection, may include. Uncertainty regarding possible rollbacks of environmental regulation and/or reduced enforcement could further decrease the demand for our services, as clients anticipate and adjust to the new regulations. These factors have been partially offset by an increased desire on the part of commercial clients for strategic environmental services that provide an integrated, proactive approach to environmental issues and that are driven by economic, as opposed to legal or regulatory, concerns. Further, legislative or regulatory changes could also result in increased demand for our services if such changes decrease the cost of remediation projects or result in more funds being spent for actual remediation. The ultimate impact of any such changes will depend upon a number of factors, including the overall strength of the U.S. economy and clients' views on the cost effectiveness of the remedies available.

   Our engineering & construction platform segment profit was $63.8 million for the nine months ended December 25, 1998, an increase of 72% when compared to the $37.0 million segment profit for the twelve months ended March 27, 1998. This increase is primarily attributable to the OHM acquisition. The engineering & construction segment profit was 10.7% of engineering & construction revenues for both the nine months ended December 25, 1998 and for the twelve months ended March 27, 1998.

   Consulting & Ventures. Revenues from our consulting & ventures platform were $79.4 million for the nine months ended December 25, 1998 compared to $79.6 million reported during the twelve months ended March 27, 1998, a decrease of approximately 0.3%. Most of the revenues from consulting & ventures are derived from commercial clients. The increase in these revenues on an annualized basis is primarily due to four acquisitions of specialized companies during the twelve months ended March 27, 1998 as well as the GTI acquisition during the nine months ended December 25, 1998. Excluding any future acquisitions, revenue growth from the commercial sector could be restricted as discussed above under engineering & construction.

   Our consulting & ventures platform segment profit was $10.6 million for the nine months ended December 25, 1998, an increase of 45% when compared to the $7.3 million segment profit reported in the twelve months ended March 27, 1998. The consulting & ventures segment profit was 13.4% and 9.2% of consulting & ventures revenues for the nine months ended December 25, 1998 and the twelve months ended March 27, 1998, respectively. The increase in absolute dollars and as a percentage of revenue is primarily attributable to the acquisitions of JSC and GTI.

   Outsourced Services. Outsourced services revenues were $70.4 million for the nine months ended December 25, 1998 compared to $6.8 million reported in the twelve months ended March 27, 1998. This increased revenue is almost entirely attributable to the OHM acquisition and the inclusion of its outsourcing operations in our results of operations for the nine months ended December 25, 1998, as opposed to the one month of results included in the twelve months ended March 27, 1998. OHM's outsourcing operations provide a range of project, program and construction management services to the DOD as well as state and local government agencies.

   Our outsourced services platform segment profit improved to $7.9 million for the nine months ended December 25, 1998, an increase of $7.0 million when compared to the $0.9 million segment profit reported in the twelve months ended March 27, 1998. This increase is also a result of the OHM acquisition.

   International. International revenues, primarily from our 50.1% investment in Chi Mei IT, a subsidiary operating in Taiwan, were $9.8 million for the nine months ended December 25, 1998 compared to $9.6 million for the twelve months ended March 27, 1998. The increase, on an annualized basis, is the result of Chi Mei increased project volume and the GTI acquisition on December 3, 1998.

   Our international platform reported a loss of $0.4 million for the nine months ended December 25, 1998 compared to a loss of $1.4 million in the twelve months ended March 27, 1998. This improvement is primarily due to improved project margins on several Chi Mei projects. Through the Chi Mei board of directors, we undertook to improve management oversight, project management skills and change order negotiation efforts. We believe these efforts will minimize future potential losses and provide the basis for profitable Chi Mei operations. The GTI acquisition increased the size of the international platform with operations primarily in Australia, the United Kingdom and Italy. The GTI acquisition included approximately $80.0 million of contract backlog for work to be performed for the U.S. Air Force Center for Environmental Excellence under a worldwide, five-year indefinite delivery order cost-reimbursable contract. We expect to increase the platform further with the acquisition of Roche in 1999.

   Backlog. Our total funded and unfunded backlog at both December 25, 1998 and March 27, 1998 was approximately $3.5 billion. At December 25, 1998, the backlog included approximately $525.0 million of funded contracted backlog scheduled to be completed during 1999 and approximately $320.0 million of unfunded project work expected to be defined and performed in 1999 under existing indefinite delivery order contracts. We expect to earn revenues from our backlog primarily over the next one to five years, with a substantial portion of the backlog consisting of governmental contracts, many of which are subject to annual funding and definition of project scope. The backlog at both December 25, 1998 and March 27, 1998 includes $2.7 billion of future work we estimate we will receive, based on historical experience, under existing indefinite delivery order programs. In accordance with industry practices, substantially all of our contracts are subject to cancellation, delay or modification by the customer.

   Our backlog at any given time is subject to changes in scope of services which may lead to increases or decreases in backlog amounts. These scope changes have led to a number of contract claims requiring negotiations with clients in the ordinary course of business.

 Selling, General and Administrative Expenses

   Selling, general and administrative expenses were 5.5% of revenues for the nine months ended December 25, 1998 compared to 7.2% of revenues in the twelve months ended March 27, 1998. This decrease is primarily attributable to the elimination of certain duplicative overhead functions and other cost savings achieved as a result of the OHM acquisition. In fiscal 1999, management expects selling, general and administrative expenses to decrease slightly as a percentage of revenues because the full effect of the cost savings from the OHM acquisition will be realized. In addition, we anticipate additional cost savings to be achieved from the GTI acquisition that occurred on December 3, 1998.

   Selling, general and administrative expenses include goodwill amortization expense of $7.0 million for the nine months ended December 25, 1998 and $1.4 million for the twelve months ended March 27, 1998. The significant increase to goodwill amortization is primarily due to the OHM acquisition. Selling, general and administrative expenses (excluding goodwill) were 4.6% of revenues for the nine months ended December 25, 1998 and 6.9% of revenues for the twelve months ended March 27, 1998.

 Special Charges

   We recorded special charges of $25.0 million for the nine months ended December 25, 1998 compared to $14.2 million for the twelve months ended March 27, 1998. For the nine months ended December 25, 1998 we recorded a non-cash charge of $25.0 million, including $10.6 million (net of cash proceeds of $5.8 million) related to the sale of our investment in Quanterra Incorporated, and $14.4 million, related to the write-down of assets associated with the HTTS(R) business. A summary of the special charges incurred during the nine months ended December 25, 1998 is outlined below (in thousands):

                                        Nine Months Ended December 25, 1998
                                     ------------------------------------------
                                      Cash/  Special            Reserve balance
                                     Noncash Charges   Activity  at 12/25/98
Write-off of the Quanterra
 Investment........................  Noncash $(10,550) $10,550        --
Write-down of the assets--Primarily
 the Hybrid Thermal Treatment
 System(R).........................  Noncash  (14,421)  14,421        --
                                             --------  -------       ----
  Total ...........................          $(24,971) $24,971        --
                                             ========  =======       ====

   Quanterra. On May 27, 1998, our board of directors considered and approved the divestiture of certain non-core assets including our 19% common stock ownership interest in Quanterra, an environmental laboratory business. This charge of $10.6 million represented the net book value of our investment in Quanterra less proceeds of $5.8 million from a sale completed in June 1998. No additional cash was expended in connection with the writeoff.

   Hybrid Thermal Treatment System(R). On May 27, 1998, our board of directors considered and approved the divestiture of the assets associated with our Hybrid Thermal Treatment System(R) (HTTS(R)) business. This resulted in a charge of $14.4 million representing the net book value of these assets less estimated salvage value.

   The special charges of $14.2 million recorded in the twelve months ended March 27, 1998 included $5.7 million for integration costs associated with the acquisition of OHM, a $3.9 million non-cash charge related to a project claim settlement, a $2.8 million charge associated with the relocation of our corporate headquarters, and a $1.8 million loss from the sale of a small remediation services business. A summary of the special charges incurred during the twelve months ended March 27, 1998 is outlined below (in thousands):

                                         Twelve Months Ended March 27, 1998
                                      ------------------------------------------
                                       Cash/  Special            Reserve balance
                                      Noncash Charges   Activity   at 12/25/98
Integration costs--OHM acquisition
 Severance..........................     Cash $ (2,197) $ 2,197          --
 Duplicative offices/assets.........     Cash   (2,478)   1,226      $(1,252)
 Other..............................     Cash   (1,019)   1,019          --
Claim Settlement
 Helen Kramer.......................  Noncash  (3,943)    3,943          --
Relocation of Corporate Headquarters
 Severance and relocation...........     Cash   (1,743)   1,743          --
 Duplicative offices/assets.........     Cash     (710)     710          --
 Other..............................     Cash     (358)     358          --
Sale of remediation business........  Noncash   (1,800)   1,800          --
                                              --------  -------      -------
 Total..............................          $(14,248) $12,996      $(1,252)
                                              ========  =======      =======

   OHM Acquisition. The $5.7 million special charge for integration costs associated with the acquisition of OHM included $2.2 million of costs for severance and $3.5 million of costs and other related items for closing and eliminating duplicative offices. As part of the plan of integration, we laid-off more than 100 employees, primarily in the operating group and administrative support functions. In addition, as part of the plan we closed three leased facilities, reduced the size of three more facilities and subleased a portion of eight additional facilities. As of December 25, 1998, $1.3 million of the integration charge remained to be paid. The remaining costs relate to the facility closures and office consolidations and will be paid over the remaining terms of the leases. Most of these lease commitments will be paid within the next three years. One lease requires payments over the next seven years.

   Helen Kramer. In December 1997, we settled a contract claim which has been outstanding in excess of five years with the US Army Corps of Engineers, the Environmental Protection Agency and the Department of Justice (jointly "Government") arising out of work performed by our joint venture with Davy International at the Helen Kramer Superfund project. On December 26, 1997, the joint venture received a $14.5 million payment from the Government to resolve all outstanding project claims related to additional work resulting from differing site conditions. In early January 1998, the joint venture paid $4.3 million to the Government to resolve related civil claims by the Government. Our share of the joint venture results is 60%, accordingly, we received net cash of $6.0 million, our proportionate share of the settlement. In December 1997, we recorded a non-cash pre-tax charge of $3.9 million because the cash received was less than the receivables related to this project which totaled approximately $9.9 million.

   Relocation of Corporate Headquarters and Sale of Remediation Business. The special charges that occurred in the first quarter of the twelve months ended March 27, 1998 resulted from the relocation of our corporate headquarters from Torrance, California to Monroeville (Pittsburgh), Pennsylvania and the sale of our California based small project remediation services business. The headquarters relocation consolidated the corporate overhead functions with our largest operations office and moved us closer to our lenders and largest shareholders, which are located in the Eastern United States. As a result of this relocation, we incurred a pre-tax charge of $2.8 million. The relocation charge included $0.8 million of costs for severance, $0.9 million of costs for the relocation of some employees, $0.7 million of costs related to the closure of the offices in Torrance, California and $0.4 million of other related costs. As part of this relocation, 32 employees were laid off, primarily corporate management and administrative support personnel. As of December 25, 1998, these amounts have been paid. In May 1997, we incurred a non-cash pre-tax charge of $1.8 million to sell our California-based, small projects remediation services business.

 Interest, Net

   Net interest expense was 3.3% of revenues for the nine months ended December 25, 1998 and 1.8% for the twelve months ended March 27, 1998. The following table shows net interest expense for these comparative periods (in thousands):

                                                      Nine Months  Twelve Months
                                                         Ended         Ended
                                                      December 25,   March 27,
                                                          1998         1998
Interest incurred....................................   $25,876       $10,730
Capitalized interest.................................       --            (10)
Interest income......................................      (981)       (2,751)
                                                        -------       -------
  Interest, net......................................   $24,895       $ 7,969
                                                        =======       =======

   The increase in interest expense is primarily attributable to the credit facilities used in the OHM Acquisition.

 Income Taxes

   For the nine months ended December 25, 1998, we reported a loss from continuing operations of $0.7 million and recorded an income tax charge of $9.7 million before adjusting for the special charge. We also provided a deferred tax asset valuation adjustment for a portion of the special charges and recognized a tax benefit of $3.0 million on the divestiture of the HTTS(R) business. The total net tax charge is $6.7 million. Our effective income tax rate from continuing operations is more than the federal statutory rate primarily due to the valuation adjustment for the above charge and amortization of cost in excess of net assets of acquired businesses.

   For the twelve months ended March 27, 1998, we reported a loss from continuing operations before income taxes and an extraordinary item of $2.2 million and recorded an income tax charge of $4.2 million after adjusting for the special charge and a $2.3 million deferred tax asset valuation adjustment prior to the acquisition of OHM. We also recognized a tax benefit of $3.5 million on an extraordinary charge for the early extinguishment of debt and a $3.0 million benefit for a loss from disposition of a discontinued operation. The total net tax benefit is $2.4 million. Our effective income tax rate from continuing operations is more than the federal statutory rate primarily due to the above charge, state income taxes and nondeductible expenses.

   We will need to have approximately $288.0 million of future earnings to fully realize our deferred tax asset of $109.6 million, net of a valuation allowance of $50.3 million, at December 25, 1998, assuming a net 38% federal and state tax rate. We evaluate the adequacy of the valuation allowance and the realizability of the deferred tax asset on an ongoing basis. Because of our position in the industry, recent acquisitions and restructuring, and existing backlog, management expects that our future taxable income will more likely than not allow us to fully realize our recorded deferred tax asset. The increase in gross deferred tax asset is primarily due to the acquisitions of OHM and GTI.

 Extraordinary Item

   For the twelve months ended March 27, 1998, we recorded a $5.7 million charge, net of income tax benefit of $3.5 million, for the early extinguishment of $65.0 million of senior debt which was refinanced in connection with the acquisition of OHM. We incurred a $5.6 million payment for the make whole interest provision as a result of retiring our $65.0 million senior debt, in accordance with the loan agreement. In addition, we also expensed approximately $3.6 million related to the unamortized loan origination expenses associated with issuing the $65.0 million senior debt.

 Dividends

   Our reported dividends for the nine months ended December 25, 1998 were $4.7 million and $6.2 million for the twelve months ended March 27, 1998. Our reported dividends include imputed dividends on our convertible preferred stock of $0.9 million for the nine months ended December 25, 1998 and $2.1 million for the twelve months ended March 27, 1998, which are not payable in cash or stock. Commencing with November 21, 1997, our convertible preferred stock outstanding accrued a 3% in-kind stock dividend for one year during which the statement of operations also included an imputed dividend at a rate of approximately 3% per annum. This additional imputed dividend of $0.9 million for the nine months ended December 25, 1998 and $0.5 million for the twelve months ended March 27, 1998, will never be paid in cash, except for fractional shares, and represents the amortization of the fair market value adjustment recorded since the date of issuance. Commencing with November 21, 1998, our outstanding convertible preferred stock is entitled to a 6% cumulative cash dividend payable quarterly. We reported cash dividends on our outstanding depositary shares, each representing 1/100 of a share of our 7% cumulative convertible exchangeable preferred stock, of $2.7 million in the nine months ended December 25, 1998 and $3.6 million for the twelve months ended March 27, 1998. The decrease in cash dividends between the March 27, 1998 and December 25, 1998 fiscal periods of $0.9 million is due to the shortened fiscal period (in thousands).

   Our dividends are summarized below:

                                                                       Twelve
                                                         Nine Months   Months
                                                            Ended       Ended
                                                         December 25, March 27,
                                                             1998       1998
7% Cumulative convertible exchangeable cash dividend....    $2,697     $3,595
6% Cumulative convertible participating
   . Imputed non-cash dividend..........................       860      2,105
   . In-kind 3% stock dividend..........................       894        467
   . Cash dividend......................................       213        --
                                                            ------     ------
    Total...............................................    $4,664     $6,167
                                                            ======     ======

Twelve Months Ended March 27, 1998 Compared to Twelve Months Ended March 28,
1997

 Revenues and Gross Margin

   Company. Revenues for the twelve months ended March 27, 1998 were $442.2 million or 22% higher than the $362.1 million in revenues reported in the twelve months ended March 28, 1997. The twelve months ended March 27, 1998 include the results of OHM Corporation since February 25, 1998, the date on which we acquired a 54% controlling interest. Revenues related to OHM in the twelve months ended March 27, 1998 were $42.1 million.

   Gross margins were 11.6% of revenues in the twelve months ended March 27, 1998 and 10.5% in the twelve months ended March 28, 1997. The improved gross margin was due to spreading fixed overhead costs over higher revenue levels.

   Engineering & Construction. Engineering & construction revenues were $346.1 million in the twelve months ended March 27, 1998 compared to $308.6 million in the twelve months ended March 28, 1997, an increase of approximately 12%. DOD revenues were $199.4 million in the twelve months ended March 27, 1998 or $45.9 million greater than the $153.5 million of DOD revenues in the twelve months ended March 28, 1997. The strong improvement in DOD activity was due to increased funding of the DOD indefinite delivery order programs and an increase in the number of DOD contracts being executed. In addition, OHM contributed about $20.0 million to the increase in DOD revenues in the twelve months ended March 27, 1998. DOE revenues of $40.5 million in the twelve months ended March 27, 1998 were $9.1 million lower than the $49.6 million of DOE revenues reported in the twelve months ended March 28, 1997. Commercial revenues were $106.2 million in the twelve months ended March 27, 1998 or $0.7 million higher than the $105.5 million in commercial revenue reported in the twelve months ended March 28, 1997.

   Our engineering & construction platform segment profit of $37.0 million in the twelve months ended March 27, 1998 increased 43% over the $25.9 million segment profit reported in the twelve months ended March 28, 1997. This increase is primarily a result of the increase in higher margin, DOD revenues. The engineering & construction segment profit was 10.7% and 8.4% of engineering & construction revenues for the twelve months ended March 27, 1998 and the twelve months ended March 28, 1997, respectively.

   Consulting & Ventures. Consulting & ventures revenues of $79.6 million in the twelve months ended March 27, 1998 exceeded the twelve months ended March 28, 1997 revenues of $48.8 million by $30.8 million, an increase of approximately 63%. This increase is primarily attributable to the acquisitions of Pacific Environmental Group, Inc., Chi Mei IT, PHR Environmental Consultants, Inc. and Jellinek, Schwartz & Connolly, Inc.

   Our consulting & ventures platform segment profit was $7.3 million in the twelve months ended March 27, 1998 compared to $0.7 million in the twelve months ended March 28, 1997. The consulting & ventures segment profit was 9.2% and 1.4% of consulting & ventures revenues for the twelve months ended

March 27, 1998 and the twelve months ended March 28, 1997, respectively. The increase in absolute dollars and as a percentage of revenue is attributable to the acquisitions that occurred in the twelve months ended March 27, 1998.

   Outsourced Services. Outsourced services revenues in the twelve months ended March 27, 1998 were $6.8 million from the OHM acquisition, compared to none in the twelve months ended March 28, 1997. As discussed previously, the OHM acquisition occurred on February 25, 1998 and consequently no revenue from OHM was included in the twelve months ended March 28, 1997 results.

   Outsourced services reported $0.9 million in segment profit in the twelve months ended March 27, 1998 compared to none in the twelve months ended March 28, 1997.

   International. International revenues were $9.6 million in the twelve months ended March 27, 1998 compared to $4.7 million in the twelve months ended March 28, 1997. This increase is the result of the Chi Mei acquisition in October 1996.

   The international platform segment loss of $1.4 million in the twelve months ended March 27, 1998 compares to segment profit of $0.2 million in the twelve months ended March 28, 1997. The higher loss is the result of losses on selected international projects.

 Selling, General and Administrative Expenses

   Selling, general and administrative expenses were 7.2% of revenues in the twelve months ended March 27, 1998 and 9.2% in the twelve months ended March 28, 1997. Selling, general and administrative expenses of $31.8 million in the twelve months ended March 27, 1998 were $1.7 million or 5.0% lower than the twelve months ended March 28, 1997 level primarily due to the full year impact of the corporate restructuring initiated at the end of the second fiscal quarter of 1997 and the relocation of our corporate headquarters in the first quarter of the twelve months ended March 27, 1998 which resulted in reduced lease expense and labor cost as we integrated and consolidated management and corporate functions into our largest facility, see Special Charges.

   Selling, general and administrative expenses include goodwill amortization of $1.4 million for the twelve months ended March 27, 1998 and $0.8 million for the twelve months ended March 28, 1997. Selling, general and administrative expenses, excluding goodwill, were 6.9% of revenues for the twelve months ended March 27, 1998 and 9.0% of revenues for the twelve months ended March 28, 1997.

 Special Charges

   Special charges of $14.2 million were recorded in the twelve months ended March 27, 1998. These special items include $5.7 million for integration costs associated with the acquisition of OHM, $3.9 million non-cash charge related to the Helen Kramer project claim settlement, $2.8 million charge associated with the relocation of our corporate headquarters, and $1.8 million loss from the sale of a small remediation services business. See previous table on Special Charges incurred in the twelve months ended March 27, 1998.

   Corporate Restructuring. Special charges of $8.4 million were recorded in the twelve months ended March 28, 1997. The special charge relating to a corporate restructuring included $3.4 million for severance, $4.1 million for closing and reducing the size of selected offices and $0.9 million for other related items. As part of the restructuring plan, we laid-off 133 employees and paid over $2.5 million in termination benefits. In addition, we approved a plan to close five leased facilities and reduce the size of eleven other leased facilities by either sublease or abandonment. The remaining costs to be paid relate to the facility closures and office space reductions which will be paid out over the terms of the leases. One of these facility closures has a remaining lease obligation of approximately six years. A summary of the special charges incurred during the twelve months ended March 28, 1997 is outlined below (in thousands):

                                          Twelve Months Ended March 28, 1997
                                       -----------------------------------------
                                        Cash/  Special           Reserve balance
                                       Noncash Charges  Activity   at 12/25/98
Corporate Restructuring:
  Severance and relocation............  Cash   $(3,400)  $3,400       $  --
  Duplicative offices/assets..........  Cash    (4,100)   3,227        (873)
  Other...............................  Cash      (903)     903          --
                                        ----   -------   ------       -----
    Total.............................         $(8,403)  $7,530       $(873)
                                        ====   =======   ======       =====

 Interest, Net

   Net interest expense was 1.8% of revenues in the twelve months ended March 27, 1998 and 1.5% of revenues in the twelve months ended March 28, 1997. The following table shows net interest expense for these comparative periods (in thousands):

                                                             Twelve Months Ended
                                                             -------------------
                                                             March 27, March 28,
                                                               1998      1997
Interest incurred...........................................  $10,730   $ 7,168
Capitalized interest........................................      (10)       --
Interest income.............................................   (2,751)   (1,908)
                                                              -------   -------
  Interest, net.............................................  $ 7,969   $ 5,260
                                                              =======   =======

   The increase in the twelve months ended March 27, 1998 net interest expense compared to the twelve months ended March 28, 1997 of $2.7 million is attributable to the credit facilities used in the OHM acquisition. Loan origination costs, fees and interest expense incurred for the period February 25, 1998 to March 27, 1998 related to the acquisition of OHM stock were approximately $3.4 million.

 Income Taxes

   For the twelve months ended March 27, 1998, we reported a loss from continuing operations before income taxes and an extraordinary item of $2.2 million and recorded an income tax charge of $4.2 million after adjusting for the special charge and a $2.3 million deferred tax asset valuation adjustment prior to the acquisition of OHM. We also recognized a tax benefit of $3.5 million on an extraordinary charge for the early extinguishment of debt and a $3.0 million benefit for a loss from disposition of a discontinued operation. The total net tax benefit is $2.4 million. Our effective income tax rate from continuing operations is more than the federal statutory rate primarily due to the above charge, state income taxes and nondeductible expenses.

   For the twelve months ended March 28, 1997, in which we reported a loss from continuing operations before income taxes of $9.0 million, we recorded an income tax benefit of $0.2 million which included a $4.6 million tax charge resulting from the adjustment of our deferred tax asset valuation allowance based on our assessment of the uncertainty as to when we will generate a sufficient level of future earnings to realize the deferred tax asset created by the special charges.

 Dividends

   Our dividends are summarized below (in thousands):

                                                            March 27, March 28,
                                                              1998      1997
7% Cumulative convertible exchangeable cash dividend.......  $3,595    $4,050
6% Cumulative convertible participating
  . Imputed non-cash dividend..............................   2,105       866
  . In-kind 3% stock dividend (including cash paid of
    $12,000 for fractional shares).........................     467        --
                                                             ------    ------
    Total..................................................  $6,167    $4,916
                                                             ======    ======

   Commencing with November 21, 1997, our convertible preferred stock outstanding accrued a 3% in-kind stock dividend for one year during which the statement of operations also included an imputed dividend at a rate of approximately 3% per annum.

Discontinued Operations

   At December 25, 1998, our consolidated balance sheet included accrued liabilities of $7.9 million to complete the closure and post-closure of our disposal facilities and the PRP matters net of trust fund and annuity investments, restricted to closure and post-closure use and anticipated insurance settlement proceeds. In the twelve months ended March 27, 1998, we increased our provision for loss on disposition of our discontinued transportation, treatment and disposal business by $5.0 million, net of income tax benefit of $3.0 million. This increased provision primarily related to an additional accrual for closure costs related to the former Panoche disposal site. In March 1998, we announced approval by the California Department of Toxic Substances Control of the final closure and post-closure plan for the last of our four inactive treatment, storage and disposal facilities. The approved plans allow us to proceed with the completion of final closure construction and provides for future submittal of technical studies that will be utilized to determine final aspects and costs of closure construction and monitoring programs for the former Panoche disposal site.

   With regard to the residual land at the inactive disposal facilities, a substantial component of which is adjacent to those facilities and was never used for waste disposal, in June 1999, a local community's review of its growth strategy resulted in limitations, in line with our expectations, on our ability to develop a portion of our residual land. There were no other significant developments during the quarter.

   With respect to the Operating Industries, Inc. Superfund site in Monterey Park, California, for which USEPA notified a number of entities, including us, that they were PRPs, there were no significant developments during the quarter.

   With respect to the GBF Pittsburg landfill site near Antioch, California, there were no significant developments during the quarter ending June 25, 1999, but our litigation (Members of the GBF/Pittsburg Landfill(s) Respondents Group, etc. et al, v. Contra Costa Waste Service, etc., et al. U.S.D.C., N.D. CA, Case No. C96-03147SI) against the owner/operators of the site and other non-cooperating PRP's to cause them to bear their proportionate share of site remedial costs is scheduled to be mediated beginning in September 1999. The owner/operators are vigorously defending the PRP group's litigation, and the outcome of the litigation cannot be determined at this time.

   Failure of the PRP group to effect a satisfactory resolution with respect to the choice of appropriate remedial alternatives or to obtain an appropriate contribution towards site remedial costs from the current owner/operators of the site and other non-cooperating PRPs could substantially increase the cost to us of remediating the site.

   For further information regarding our discontinued operations, see the note to our consolidated financial statement entitled "Discontinued Operations."

LIQUIDITY AND CAPITAL RESOURCES

   Working capital at June 25, 1999 was $185.6 million which is an increase of $66.2 million, or 55%, from the December 25, 1998 working capital of $120.3 million. Working capital increased by $45.4 million or 60.6% to $120.3 million at December 25, 1998 from $74.9 million at March 27, 1998 as a result of the acquisitions of OHM and GTI. The current ratio at June 25, 1999 was 1.66:1 which compares to 1.44:1 at December 25, 1998 and 1.38:1 at March 27, 1998.

   Cash used by operating activities, which includes cash outflows related to discontinued operations, for the six months ended June 25, 1999 totaled $18.5 million compared to $38.2 million used by operating activities in the corresponding period of last year, a reduction in the use of cash by operating activities of $19.7 million. The change in cash used by operating activities was due to the increase in net income to $14.6 million for the six months ended June 25, 1999 compared to a net loss of $33.5 million for the six months ended June 26, 1998, and adjustments to non-cash items, primarily special charges of $25.0 million relating to the write down of the HTTS assets and the sale of our investment in Quanterra. Cash used by operating activities for the nine months ended December 25, 1998 totaled $34.5 million compared to $19.5 million of cash used for operating activities in the twelve months ended March 27, 1998. This $15.0 million increase is principally due to an increase in working capital requirements as a result of the OHM acquisition. The $34.5 million of cash used for operating activities during the nine months ended December 25, 1998 also includes $11.1 million of costs associated with our discontinued operations. We expect our discontinued operations cash usage for the twelve months ended December 31, 1999 to be less than $8.0 million.

   Capital expenditures of $7.5 million for the six months ended June 25, 1999 were $3.8 million greater than the prior fiscal year principally due to increased capital expenditure requirements as a result of acquisitions. Capital expenditures were $6.9 million, $4.8 million and $3.4 million for the nine months ended December 25, 1998, the twelve months ended March 27, 1998 and the twelve months ended March 28, 1997, respectively. Capital expenditures for the nine months ended December 25, 1998 were $2.1 million higher than the twelve months ended March 27, 1998 due primarily to computer related expenditures required to integrate our recent acquisitions. We expect capital expenditures to increase to approximately $14.0 million in fiscal year 1999 due to information technology upgrades required to integrate recent acquisitions.

   Cash used by investing activities was $186.2 million for the six months ended June 25, 1999 compared to $208.2 million for the six months ended June 26, 1998. The uses of cash in both periods were primarily related to the acquisition of businesses, net of cash acquired. For the six months ended June 25, 1999, we used $177.3 million for acquisitions, including $74.0 million for EFM, $10.2 million for Roche, $61.9 million for EMCON, and $31.2 million for acquisition related liabilities including employee severance, relocation and facility closure costs, and consideration paid relating to previously acquired entities. For the six months ended June 26, 1998, we used $208.7 million for acquisitions, including $199.6 for OHM, and $9.1 million related to other acquisitions. Cash used for the acquisition of businesses, net of cash acquired was $81.3 million and $163.2 million for the nine months ended December 25, 1998 and the twelve months ended March 27, 1998, respectively. On February 25, 1998, we purchased 54% of OHM for $160.2 million which is included in the Consolidated Statements of Cash Flows net of $12.0 million of cash acquired. On June 11, 1998, we paid $34.8 million as part of the consideration to acquire the balance of OHM. On December 3, 1998, we acquired GTI for $69.4 million (or $40.1 million net of $29.3 million in cash acquired). We also acquired specialty consulting firms PHR, PEG, JSC and LandBank for cash during the twelve months ended March 27, 1998. These acquisition agreements, along with the acquisition of Beneco by OHM, include potential future contingent payments. The total potential future contingent payments range from a low of $1.9 million to a maximum of approximately $19.1 million.

   In connection with the OHM acquisition, we entered into a $240.0 million credit facility which was used to complete the cash tender offer to acquire 54% of OHM, to refinance our $65.0 million principal amount of senior notes and for working capital purposes until we acquired the balance of OHM on June 11, 1998. On June 11, 1998, the credit facilities were amended and restated to effect a $378.0 million refinancing. Under this refinancing, we initially borrowed $228.0 million under term loan provisions and approximately $85.0 million through a revolving credit facility. On September 14, 1998, the lenders under the credit facilities approved the first amendment, increasing the revolving credit facility from $150.0 million to $185.0 million.

   Long-term debt of $632.4 million at June 25, 1999 increased from $405.1 million at December 25, 1998 primarily due to the issuance of the notes, which were used for the acquisitions of EFM and Roche, and to refinance our existing indebtedness, and also increased due to borrowings under the revolving credit facility to finance the EMCON acquisition, and due to seasonal working capital requirements. Long-term debt, including OHM's 8% convertible subordinated debentures, of $405.1 million at December 25, 1998 increased from $284.7 million at March 27, 1998 primarily due to the acquisitions of OHM and GTI. Our ratio of total debt, including current portion, to equity was 2.60:1 at June 25, 1999, 1.77:1 at December 25, 1998, 2.03:1 at March 27, 1998 and 0.42:1
at March 28, 1997. The notes have a 11.25% fixed rate of interest payable semiannually in cash commencing October 1999 and will be redeemable on or after 2004 at a premium with a stated maturity of April 2009. The notes are our general unsecured obligations, subordinated to our credit facilities and other senior indebtedness and pari passu with other existing and future indebtedness unless the terms of that indebtedness expressly provide otherwise.

   As a result of the utilization of funds for acquisition purposes, we have utilized a larger portion of our existing revolving credit capacity than would normally be expected. Our liquidity under our revolving credit facilities on June 25, 1999, after the EMCON acquisition, was approximately $35.0 million. We continue to have significant cash requirements, including interest, operating lease payments, preferred dividend obligations, the potential requirements of future acquisitions as we pursue our growth and diversification strategy, expenditures for the closure of its inactive disposal sites and PRP matters (see Transportation, Treatment and Disposal Discontinued Operations), required term loan and subordinated debenture principal payments, and contingent liabilities. In connection with our plans for continued internal growth and growth through acquisitions, additional capital sources may be required.

   We incurred substantial indebtedness in connection with the offering of series A notes. As of June 25, 1999, we had $651.5 million of indebtedness outstanding.

   Our primary sources of liquidity are cash flow from operations and borrowings under our revolving credit facility. Our primary uses of cash will be to fund working capital, capital expenditures and potential acquisitions and to service debt. We believe that our cash flow from operations and availability under our credit facilities will provide adequate funds for our working capital needs for the next twelve months, planned capital expenditures and debt service requirements. Future acquisitions, joint ventures or similar transactions may require additional capital and there can be no assurance that such capital will be available to us on acceptable terms or at all. We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated revenue growth and cost savings will be realized or that future borrowings will be available to us under our credit facilities in an amount sufficient to enable us to pay our indebtedness, including the series A and series B notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the series A and series B notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our credit facilities and the series A and series B notes, on commercially reasonable terms or at all.

Quantitative and Qualitative Disclosures About Market Risk

   The following discussion of our exposure to various market risks contains "forward-looking statements" that involve risks and uncertainties. These projected results have been prepared utilizing assumptions considered reasonable in the circumstances and in light of information currently available to us. Nevertheless, because of the inherent unpredictability of interest rates, actual results could differ materially from those projected in such forward-looking information.

   At December 25, 1998, we had fixed-rate debt totaling $44.5 million in principal amount and having a fair value of $40.7 million. These instruments are fixed rate and, therefore, do not expose us to the risk of earnings loss due to changes in market interest rates. However, the fair value of these instruments would decrease to approximately $40.0 million if interest rates were to increase by 10% from their levels at December 25, 1998.

   At December 25, 1998, we had floating-rate long-term debt totaling $368.8 million in principal amount and having a fair value of $368.8 million. These borrowings are under our credit facilities. We have entered into a swap agreement with a notional amount of $126.0 million as required by our credit facilities and to reduce our exposure to adverse fluctuations in interest rates relating to this debt. We have not entered into any other derivative financial instruments for trading purposes. If floating rates were to increase by 10% from December 25, 1998 levels, we would incur additional interest expense of approximately $1.8 million.

   As discussed in the notes to our consolidated financial statements, our consolidated balance sheet includes $7.9 million of accrued liabilities to complete the closure and post-closure of our disposal facilities and other matters, net of certain trust fund and annuity investments which are restricted to closure and post-closure use and insurance recovery. These trust fund assets total $20.1 million at December 25, 1998 and consist predominately of high quality common stocks, fixed rate AAA rated corporate and government bonds, and annuity investments which provide for periodic payments into the trust fund. If interest rates were to increase by 10% from their levels at December 25, 1998, the decrease in fair value of the fixed-rate debt securities would not be material to us. If the market prices of the individual equity securities were to decrease by 10% from their levels at December 25, 1998, the resulting loss in fair value of these securities would not be material to us.

   The notes have a fixed interest rate of 11.25%. Since the notes have a fixed rate of interest, we are not exposed to the risk of earnings loss due to changes in market interest rates. The fair value of the notes at June 25, 1999 was $221.6 million.

 Year 2000 Compliance

   The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of our computer programs or hardware that have date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

   State of Readiness. We are engaged in a company-wide effort to address the issues that are likely to arise if computer programs and embedded computer chips are unable to properly recognize dates in and after the year 2000. This effort is focused on three main areas:

  . the information technology systems in our computers and computer software, including those that are linked to the systems of third parties;

  . the non-information technology systems embedded in equipment that controls or monitors our operating assets; and

  .  our business relationships with third parties.

   The thrust of this effort is to address those information technology systems, non-information technology systems and relationships with third parties that we judge to be materially important to our operating results or financial condition, including those relating to significant entities (OHM, GTI, EFM, Roche and EMCON) that we have recently acquired.

   Work dealing with both information technology and non-information technology systems has the following three phases:

  . Inventory and Assessment--inventory of all of our systems, including those that are linked to third parties, identifying our systems that are not year 2000 compliant and making judgments as to which of our systems, both compliant and non-compliant, would likely be materially important;

  .  Strategy and Planning--development of strategies and plans for:

    . remediating, upgrading or replacing all non-compliant systems, except those whose failure would, in our judgment, have an insignificant impact on our operations, and

    . testing all systems judged to be materially important, and estimating the costs of implementing these strategies and executing these plans; and

  .  Execution--implementation of our strategies and execution of our plans.

   Work dealing with relationships with third parties has the following three phases:

  . Inventory and Assessment--inventory of our relationships with external agents and making judgments as to which of these relationships would likely be materially important;

  . Communication and Evaluation--delivery of letters and questionnaires to materially important third parties to obtain information about their plans and actions to achieve timely year 2000 readiness and evaluating their responses; and

  . Follow up--contact with third parties to obtain further assurance that they will achieve timely year 2000 readiness.

   Additional work, discussed below, involves identifying scenarios involving failures for year 2000 reasons of materially important systems or materially important relationships with third parties and developing contingency plans for mitigating the impact of such failure.

   For information technology systems, including those of our recently acquired entities, the materially important systems are the core financial and administrative software system, network operating systems, desktop and laptop computers, and telecommunications equipment. The inventory and assessment and the strategy and planning phases of the work dealing with all materially important information technology systems are complete. The execution phase of this work involves both application and infrastructure repair and systems upgrades and replacements.

   Our core financial and administrative software systems are certified as Year 2000 compliant by the vendor. During the year ended March 27, 1998, we established an integration test plan to test this software and verify Year 2000 compliance. In February 1998, these integration tests were successfully completed. Our core hardware was also tested and was found to be fully compliant with the Year 2000 requirements. We have recently hired a Year 2000 Program Director and have begun communicating with clients, suppliers, financial institutions and others with which we do business to coordinate Year 2000 conversion. For the six months ended June 25, 1999, a significant portion of our business, approximately 58%, is attributable to the federal government.

   For our recent acquisitions, our core financial and administrative system is presently used by OHM, GTI, and EFM. EMCON will use this system beginning in August 1999. The financial and accounting systems of Roche and of other international operations are still in the assessment phase and are not considered to be a significant risk to us as a whole. Approximately 60% of network operating systems, including those relating to the EMCON acquisition, will require upgrades to be Year 2000 compliant, which will occur by September 1999. Our desktop and laptop computers will require approximately 20% of the units to be replaced or upgraded in order to be Year 2000 compliant, this replacement will occur by December 1999. Our telecommunications equipment includes approximately 30% of our PBX phone systems that are not Year 2000 compliant and that will be replaced by December 1999.

   Materially important non-information technology systems involved in operations include products purchased from third parties, primarily design and engineering support software, proprietary software sold by us used in ongoing environmental remediation and compliance activities, and field monitoring equipment. The inventory and assessment of Year 2000 compliance is ongoing for design and engineering support software and field monitoring equipment, with projected completion by September 1999. The strategy and planning and execution phases of the work dealing with these systems will have time lines established upon the completion of the assessment phase. For proprietary environmental software, all remediation of non-Year 2000 software was completed by July 1999.

   The inventory and assessment phase of our Year 2000 work dealing with relationships with third parties is complete. Our Year 2000 Program Director has coordinated communications with clients, suppliers, financial institutions and others with which we do business to obtain information about the state of these parties' Year 2000 readiness. The communication and evaluation phase of this work is expected to be completed by August 31, 1999, and we estimate that approximately 20% of third parties whose relationships we believe to be materially important had been contacted and had responded as of July 1999. The follow-up phase of this work will be undertaken on a continuous, ongoing basis through the end of 1999. Our communications have included various entities of the U.S. federal government, which comprised approximately 69% of our revenues for the nine months ended December 25, 1998. At this time, we cannot predict the impact of the U.S. federal government's Year 2000 readiness on our consolidated financial condition, liquidity and results of operations. The failure of the U.S. federal government to pay its bills on a timely basis could have a material adverse effect on our consolidated financial condition, liquidity and results of operations.

   Costs. Management has prepared a detailed conversion plan and has estimated the total cost of Year 2000 compliance to be approximately $6.2 million. As of June 25, 1999, we had incurred costs of approximately $1.5 million to address Year 2000 issues. All of the costs have been or will be charged to operating expense and funded through operating cash flows. Approximately 90% of both planned and incurred costs relate to hardware and software expenditures, and approximately 10% relate to outside consultants. Internal costs of our year 2000 work are not separately tracked. Additional costs could be incurred if significant remediation activities are required with third parties.

   Risks and Contingencies. We are currently developing contingency plans to address how we will handle the most reasonably likely worst case scenarios including situations where our clients, suppliers, financial institutions and others are not Year 2000 compliant on January 1, 2000. We do not have control over these third parties and, as a result, cannot currently estimate to what extent our future operating results may be adversely affected by the failure of these third parties to successfully address their Year 2000 issues. However, our contingency plans include actions designed to identify and minimize any third party exposures and we believe that, based on third party exposures identified to date, these issues should be resolved by the year 2000.

   Forward Looking Statements Relating to the Year 2000. The foregoing discussion about the year 2000 issue includes a number of forward-looking statements, which are based on our best assumptions and estimates. These include statements concerning our estimated timetables for completing the uncompleted phases of our year 2000 work, our estimates of the percentages of the work that remains to be performed to complete these phases, our estimated timetable for identifying scenarios involving possible failures for year 2000 issues in materially important systems and relationships with third parties and the development and implementation of contingency plans for mitigating the impacts of these scenarios and our estimates of the costs of each phase of our year 2000 work.

   Actual results could differ materially from the estimates expressed in these forward-looking statements, due to a number of factors. These factors, which are not necessarily all the key factors that could cause such differences, include the following:

  . our failure to judge accurately which of our systems and relationships with third parties are materially important;

  . our inability to obtain and retain the staff and third-party assistance necessary to complete the uncompleted phases of our year 2000 work in accordance with our estimated timetables;

  . the inability of our staff and third parties (1) to locate and correct all non-year 2000 compliant computer code in materially important systems and test such corrected code and (2) to install and test upgrades or new systems containing year 2000-compliant computer code, all in accordance with our estimated timetables;

  .  unforeseen costs of completing our year 2000 work;

  . our inability or failure to identify significant year 2000 issues not now contemplated; and

  .  the failure of third parties to achieve timely year 2000 readiness.

                                    BUSINESS

Company Overview

   We are a leading provider of a broad range of environmental consulting, engineering and construction, and remediation services, designed to address clients' environmental needs and to add value by reducing clients' financial liabilities. In addition, we are leveraging our ability to manage large, complex environmental projects, one of our core strengths, to offer a variety of services, such as facilities management, to clients who no longer wish to perform these services themselves. We have a strong reputation for both the high quality of our work and the breadth of the services we provide.

   Our clients are federal, state and local governments in the U.S. and commercial businesses worldwide. We obtained 60% of our pro forma revenues for the twelve months ended December 25, 1998 from the federal government under more than 120 contracts that range in length from one to ten years. In addition, we serve more than 1,600 commercial clients on projects which range in length from one month to more than one year. As of December 25, 1998 on a pro forma basis, we employed over 6,000 persons in a network of more than 80 domestic and ten international offices. For the twelve months ended December 25, 1998, our pro forma revenues were $1.4 billion, our pro forma adjusted EBITDA was $150.5 million and our pro forma net loss was $22.3 million. As of December 25, 1998, our pro forma backlog was $4.0 billion. Ninety percent of our backlog is related to federal government programs and approximately 84% is expected to be charged to our clients on a cost-reimbursable basis. Many of our commercial contracts automatically renew every year unless terminated, and are typically not part of our backlog.

Industry Overview and Trends

   According to industry sources, over the past five years, the portion of the domestic environmental services industry in which we compete grew from approximately $25.4 billion in 1993 revenues to approximately $26.5 billion in 1997 revenues, which equates to a compound annual growth rate of approximately 1.1%. Demand for our environmental services is driven by a number of factors, including:

  . the needs of the DOD and DOE to restore sites formerly used for weapons production or military bases;

  . the need to comply with federal, state and municipal environmental regulation and enforcement regarding the quality of the environment;

  . the need to bring aging production facilities into compliance with current environmental regulations;

  .  the need to minimize waste generation on an ongoing basis; and

  . the need to reduce or forestall liability associated with pollution-related injury and damage.

   A significant portion of future DOD and DOE environmental expenditures will be directed to cleaning up hundreds of military bases and to restoring former nuclear weapons facilities. The DOD has stated that there is an urgent need to ensure that the hazardous wastes present at these sites, often located near population centers, do not pose a threat to the surrounding population, and, in connection with the closure of many military bases, there is an economic incentive to make sure that the environmental restoration enables these sites to be developed commercially by the private sector. The DOE has long recognized the need to stabilize and safely store nuclear weapons materials and to clean up areas contaminated with hazardous and radioactive waste. According to federal government publications, the DOD's budget for environmental remediation will be approximately $2.5 billion annually for the next five years and the DOE's budget will be approximately $5.7 billion annually for the same period.

   Significant environmental laws have been enacted in the U.S. in response to public concern about the environment. These laws and the implementing regulations affected nearly every industrial activity, and efforts to comply with the requirements of these laws create demand for our services. The principal federal legislation that has created a substantial market for us, and therefore has the most significant effect on our business, includes the following:

  . Comprehensive Environmental Response, Compensation and Liability Act of 1980. CERCLA established the Superfund program to clean up existing, often abandoned hazardous waste sites and provides for penalties and significant damages for noncompliance with EPA orders. As of September 1998, the EPA identified approximately 1,370 sites as being significantly contaminated with hazardous materials and, therefore, named them as Superfund sites. Only approximately 41% of these sites have been remediated.

  . Resource Conservation and Recovery Act of 1976. RCRA provides a comprehensive scheme for the regulation of hazardous waste from the time of generation to its ultimate disposal, and sometimes thereafter, as well as the regulation of persons engaged in the treatment, storage and disposal of hazardous waste.

  . Clean Air Legislation. The Clean Air Act empowered the EPA to establish and enforce National Ambient Air Quality Standards, National Emission Standards for Hazardous Air Pollutants and limits on the emission of various pollutants. The 1990 amendments to the Clean Air Act substantially increased the number of sources emitting a regulated air pollutant which will be required to obtain an operating permit; the amendments also addressed the issues of acid rain and ozone protection.

  . Clean Water Act of 1972. The Clean Water Act established a system of standards, permits and enforcement procedures for the discharge of pollutants to surface water from industrial, municipal and other wastewater sources. The Toxic Substance Control Act, enacted in 1976, established requirements for identifying and controlling toxic chemical hazards to human health and the environment.

   In recent years, our industry has experienced a slowing in revenue growth, which is principally attributable to spending patterns of commercial clients. We attribute this slowdown to, among other things:

  .  decreased federal, state and local enforcement of regulations, and

  .  delay in the reauthorization of CERCLA.

   These factors have been partially offset by an increased desire on the part of commercial clients for strategic environmental services, which:

  .  provide an integrated, proactive approach to environmental issues, and

  .  are driven by economic, as opposed to legal or regulatory concerns.

   In addition, there is a growing international market arising from the increased awareness on the part of foreign governments and private sector entities of the need for additional and/or initial environmental regulations, studies and remediation.

   Traditionally the DOD has maintained most of its own facilities and performed its own facility activities, but it is now in the process of transferring many of these responsibilities to private contractors and private owners. The privatization market has been created by the government's selling an asset or revenue stream, such as military housing and electric, water and wastewater utilities on a military base, to a private company, which is then responsible for maintenance and operation. The outsourcing market has been created by private contractors taking over site activities currently conducted by government, often military, personnel.

Acquisitions

   Since 1996, we have made ten acquisitions to expand and diversify our businesses to meet our strategic objectives. The following table provides some basic information on these acquisitions.

                                                                                                     Most Recent
                                                                                                     Fiscal Year
                                                                                                       Revenues
   Date of                                                                                             Prior to
 Acquisition        Name           Location(s)                         Business                      Acquisition
-----------------------------------------------------------------------------------------------------------------
Mar. 1996    Gradient           Massachusetts      . Environmental/human health risk assessment        $5 million
             Corporation*                          . Litigation support
-----------------------------------------------------------------------------------------------------------------
Nov. 1996    Chi Mei IT         Taiwan             . Wastewater treatment design/build                $12 million
-----------------------------------------------------------------------------------------------------------------
May 1997     PHR                California         . Historical pollution liability research and       $3 million
             Environmental      Washington, DC       investigation
             Consultants, Inc.
-----------------------------------------------------------------------------------------------------------------
Sept. 1997   Pacific            California         . Environmental consulting and engineering         $10 million
             Environmental                           services
             Group, Inc.
-----------------------------------------------------------------------------------------------------------------
Jan. 1998    Jellinek,          Washington, DC     . Science-based environmental consulting and       $12 million
             Schwartz &         Colorado             advocacy services
             Connolly, Inc.     England
-----------------------------------------------------------------------------------------------------------------
Mar. 1998    LandBank, Inc.     Colorado           . Real estate acquisition and restoration company   $3 million
-----------------------------------------------------------------------------------------------------------------
Feb. and     OHM Corporation    Over 30 regional   . Leading diversified services firm providing a   $527 million
June 1998                        offices             broad range of services for governmental and
                                                     private sector clients
                                                   . Leading provider of operations, maintenance
                                                     and construction outsourcing services
-----------------------------------------------------------------------------------------------------------------
Dec. 1998    Fluor Daniel GTI,  Over 30 offices in . Broad-based environmental services firm         $200 million
             Inc.                North America,
                                 Europe and
                                 Australia
-----------------------------------------------------------------------------------------------------------------
March 1999   Roche ltee, Groupe Quebec City,       . Engineering and construction services to         $28 million
             conseil            Canada               wastewater, paper, mining and transportation
                                                     industries worldwide
-----------------------------------------------------------------------------------------------------------------
April 1999   EFM Group          Over 10 offices    . Environmental remediation, program management   $106 million
                                 in North America    and technical support for federal government
                                                     agencies and private sector clients
--------------------------------------------------------------------------------
June 1999    EMCON              Over 20 offices    . Environmental engineering, design               $151 million
                                 in North America    and construction
                                                   . Municipal solid waste services
-----------------------------------------------------------------------------------------------------------------

* We are in the process of negotiating the sale of substantially all of the assets of Gradient to members of its senior management for an aggregate purchase price of $800,000. We also will enter into a joint marketing agreement with the purchasers under which we will pursue projects collaboratively in an exclusive arrangement. We expect the transaction to close by the end of September.

   We believe our recent acquisitions add capabilities that are complementary to our existing services, and offer us cost savings and other synergies. We also believe that our matrix organization and our comprehensive management information system allow us to:

  .  efficiently integrate acquired operations,

  .  eliminate duplicative costs,

  .  centralize common functions,

  .  consolidate locations that serve the same areas, and

  .  use our low cost structure to bid successfully on new projects.

   In connection with the OHM acquisition, we implemented a cost reduction program that eliminated approximately $32.0 million in costs on an annualized basis within six months of acquiring the business, principally through elimination of management overhead, marketing costs and facilities. In connection with the GTI acquisition, we executed a similar plan that has resulted in approximately $18.7 million of annualized cost eliminations being realized. We have devised similar plans with respect to the EFM and EMCON acquisitions that we believe will produce approximately $9.6 million in annualized cost eliminations for EFM and approximately $12.0 million for EMCON. See "Unaudited Pro Forma Consolidated Financial Data."

 EMCON

   On June 15, 1999, we acquired all of the issued and outstanding capital stock of EMCON for approximately $61.9 million, plus the assumption of approximately $13.3 million in debt.

   EMCON, based in San Mateo, California, is a leader in the design, construction and remediation of solid and hazardous waste facilities, having participated in the design, construction and remediation of several hundred transfer, storage and disposal facilities in the United States, as well as several foreign countries. EMCON's solid waste services include:

  .  site selection and evaluation,

  .  facility design,

  .  development of preprocessing and operating facilities,

  .  assistance in regulatory compliance and permitting,

  .  final closure, end-use planning and design,

  .  construction, and

  .  operations and maintenance.

   EMCON's services also include the development of programs dealing with environmental assessments and remediation of contaminated sites, as well as services related to applied sciences such as fuel spill damage assessment, marine fate-and-effect studies and natural resource damage assessment. For the twelve months ended December 31, 1998, EMCON had revenues of $151.3 million, adjusted EBITDA of $8.3 million and net income of $1.6 million.

 EFM

   On April 9, 1999, we purchased specified assets and specified liabilities of EFM from ICF Kaiser for a purchase price of $82.0 million reduced by $8.0 million representing working capital retained by ICF Kaiser.

   EFM primarily oversees major program management and technical support contracts for federal agencies, particularly the DOE, DOD and NASA, as well as private-sector environmental clients. EFM provides two principal services:

  . environmental consulting, characterization, remedial design and construction; and

  . facilities management, which involves engineering, operations and maintenance.

   Examples of current EFM projects include providing technical support for environmental restoration projects at some of the DOE's former weapons production facilities and conducting hazardous and radioactive waste cleanups under two large contracts for the Army Corps of Engineers. EFM also focuses on providing support to the DOD's privatization and outsourcing initiatives, and holds a 23% interest in a joint venture providing outsourcing services to NASA. For the twelve months ended December 31, 1998, EFM had revenues of $105.9 million, adjusted EBITDA of $6.2 million and net income of $6.1 million.

 Roche

   On March 31, 1999, we purchased all of Roche's issued and outstanding capital stock for an initial payment of $10.2 million in cash, plus two potential earnout payments.

   Roche, an engineering, construction and consulting company based in Canada, is primarily focused on infrastructure development including transportation and water/wastewater treatment facilities. Roche also has completed projects in the pulp and paper and mining markets. Roche operates exclusively outside the U.S., and has current project experience in more than 20 countries. We have collaborated with Roche on projects during the past two years, and we believe that this acquisition will add to our strategic consulting capabilities and experience and expertise in international markets. We expect Roche to provide us with access to international clients as well as a mobile workforce to respond to our U.S.-based, multinational clients' needs on a global basis. For the twelve months ended December 25, 1998 Roche had revenues of $28.3 million, adjusted EBITDA of $0.5 million and adjusted net income of $0.1 million.

Markets and Services

 General

   We provide services through four platforms: engineering & construction, consulting & ventures, outsourced services and international. We do not own or operate facilities involved in the ongoing commercial disposal of hazardous waste. As announced on July 28, 1999, we will conduct our business through seven principal business units, as follows:

  1. Commercial Engineering and Construction Group,

  2. Solid Waste,

  3. IT Consulting Group,

  4. Department of Defense,

  5. Energy and Nuclear Operations,

  6. International Services, and

  7. Outsourced Services.

   We have not determined what impact that this business unit structure will have on our reportable business platforms.

 Engineering & Construction

   Most of our business is the management of complex hazardous waste remediation projects. These projects involve the assessment, planning and execution of the decontamination and restoration of property, plant and equipment that have been contaminated by hazardous substances. These projects usually require the cleanup of land sites where hazardous or radioactive substances have been disposed. These sites can pose threats to adjacent buildings, production facilities and storage sites and the surrounding rivers, streams and groundwater. These projects require considerable technical engineering and analysis to identify the substances involved, the extent of the contamination, the appropriate alternatives for containing or removing the contamination, and the selection of the technologies for treatment to perform the cleanup of the site. They also require strong project management and construction and remediation skills to control costs and to meet required schedules.

   Our engineering & construction platform provides full-service DOD and DOE delivery order program management, engineering and design services, remedial construction, specialized equipment and decontamination/decommissioning capabilities. Remedial construction services offered by this platform include:

  .  excavation and isolation,

  .  installation of subsurface recovery systems,

  .  bioremediation approaches,

  .  chemical treatment,

  .  soil washing,

  .  fixation or stabilization,

  .  facility or site closures,

  .  solidification,

  .  landfill cell construction, and

  .  slurry wall and cap installation.

   We use our engineering & construction skills to develop partnering arrangements with clients in which we become the primary supplier of all client environmental management services and assist clients in innovatively reducing total environmental costs.

   The following is an example of the type of project performed by our engineering & construction platform. We completed an approximately $70.0 million site remediation and restoration project for the DOD at Fort Ord in Monterey, California as part of the DOD's base closure program. The project site consisted of an 8,000 acre military site. We provided a range of services at this site, including:

  .  removal of lead and copper from 3.2 miles of beach;

  . removal and transportation of over 2.0 million cubic yards of soils and waste;

  .  consolidation and closure of four landfills totaling 144 acres;

  .  restoration of a 44 acre site for a municipal park; and

  .  revegetation of 100 acres of disturbed property with native species.

 Consulting & Ventures

   Our consulting & ventures platform helps clients comply with environmental and/or health and safety regulations. This platform also assists clients in developing corporate policies and procedures in areas such as pollution prevention and waste minimization so that they integrate environmental regulations into their business decisions. Our consulting & ventures platform provides a wide range of consulting services, including the following:

  .  environmental permitting,

  .  facility siting and design,

  .  strategic environmental management,

  .  environmental compliance/auditing,

  .  risk assessment/management,

  .  air quality assessment/management,

  .  pollution prevention and waste minimization,

  .  industrial hygiene,

  .  environmental information systems, and

  .  data management.

   The following is an example of the type of project performed by our consulting & ventures platform. Under a $6.0 million contract with a large, diversified manufacturing company, we conducted a remedial investigation/feasibility study on a Superfund site located at a 95-acre coke plant in Ironton, Ohio. After conducting the study, we prepared a remedial design/action plan, which included construction services and the design of facilities and bioremediation and groundwater management. Our plan resulted in substantial savings for the client.

 Outsourced Services

   Through our outsourced services platform, we have broad capabilities for operations, maintenance, management and construction at federal facilities and in the private sector. This platform is a leading provider of project, program and construction management services to the DOD and state and local government agencies. As a result of the OHM acquisition, we are leveraging our core competencies into new, high-growth service areas, especially toward outsourcing and privatization occurring in federal, state and local governments. These core competencies meet facilities management needs in the private sector as well. Our outsourced services platform also offers recurring services that are not dependent on regulatory enforcement.

   The following is an example of the type of project performed by our outsourced services platform. We have been awarded a third consecutive contract by the Air Force to perform construction management services over a five-year period at Hill Air Force Base in Utah. The value of this contract is approximately $95.0 million, and involves projects ranging from small renovation and replacement work to the installation of sophisticated centrifuge technology. We also are coordinating the activities of several subcontractors that are performing ongoing construction activities.

 International

   We are building our international platform to meet the global environmental needs of our U.S.-based clients. In November 1996, we bought 50.1% of the stock of Chi Mei Scientech/Entech, a Taiwan-based wastewater treatment design/build firm, now doing business as Chi Mei IT. As a part of our purchase of GTI, we acquired GTI's subsidiaries in Australia, Italy and the United Kingdom. We also entered into a four-year marketing agreement with Fluor Daniel, Inc. that is expected to provide us project diversification on a worldwide basis. In March 1999, we acquired all of the outstanding capital stock of Roche, a 700 employee firm based in Canada. Roche has current project experience in over 20 countries. Also, we have in the past, and may in the future, enter into joint venture agreements or investments for international projects. See "Management's Discussion and Analysis of Results of Operations and Financial Condition-- Results of Operations--Continuing Operations--Revenues."

   The following is an example of the type of project performed by our international platform. We were appointed to design, install and operate a soil vapor extraction system to remediate a former gasworks site in London, England, under a contract for approximately (Pounds)500,000, or approximately $800,000. Under a detailed design created to speed installation and minimize commissioning time, we were able to treat an area of 43,000 square meters. During the course of the project, we bioremediated or volatillised over 100 tons of contaminated soil. The site will now be redeveloped as a major exhibition site.

Clients

   Our clients are federal, state and local governments and commercial businesses worldwide.

 Federal, State and Local Government Clients

   Due to our technical expertise, project management experience and full-service capabilities, we have successfully bid on and executed CERCLA and RCRA-related contracts for many federal and other government agencies. See "Business--Operations--Regulations."

   Federal government contracts are typically awarded through competitive bidding pursuant to federal procurement regulations and involve several bidders. After a successful bidder is selected, there is usually a period for contract negotiations. Government contracts also typically have annual funding limitations and are limited by public sector budgeting constraints. Some of these contracts provide a maximum amount of services that may be performed by us, and specific services are authorized from time to time through a series of task orders under the master contract.

   Many of these government contracts are for multi-year indefinite delivery order contracts. These programs provide estimates of what the agency expects to spend, and our program management and technical staffs work closely with the client to define the scope and amount of work required. While these contracts do not initially provide us with any specific amount of work, as projects are defined, the work is awarded to us without further competitive bidding. Approximately 40% of our revenues for the six months ended June 25, 1999 were from indefinite delivery order contracts.

   Although we generally serve as the prime contractor on our federal government contracts, or as a part of a joint venture that is the prime contractor, we also serve as a subcontractor to other prime contractors on some federal government programs. As has become typical in the environmental industry, we have entered and may continue to enter into joint venture or teaming arrangements with competitors when bidding on the largest, most complex contracts.

   The table below sets forth the percentage of revenues we receive from federal, state and local government contracts as a percentage of our consolidated revenues.

                                                            Pro Forma              Pro Forma
                         Twelve months ended Nine months  Twelve months Six months Six months
                         -------------------    ended         ended       ended      ended
                         March 28, March 27, December 25, December 25,   June 25,   June 25,
Source                     1997      1998        1998         1998         1999       1999
Federal government:
  DOD...................     42%       47%        52%           41%         43%        37%
  DOE...................     14         9         10             8           9          8
  Other federal
   agencies.............      3         2          7             5           6          5
                            ---       ---        ---           ---         ---        ---
                             59        58         69            54          58         50
  State and local
   governments..........      8         5          5             6           6          5
                            ---       ---        ---           ---         ---        ---
Total...................     67%       63%        74%           60%         64%        55%
                            ===       ===        ===           ===         ===        ===

 Bidding Process

   We have a set of company-wide estimating and proposal development procedures designed to provide consistency across all operating platforms during the preparation of both commercial and government proposals. Our shared services group implements these procedures and provides resources to our business platforms for preparation of cost estimates, proposals and bid submittals. Each of our platforms has responsibility for responding to customer solicitations. The final decision requires coordination between operations management, business development personnel and corporate management. Before our bid is submitted to a client, the approach and pricing are reviewed by operations and estimating management, which performs a risk evaluation of commercial terms and conditions and technical aspects of the bid opportunity. Pricing then is established in accordance with corporate policies issued by our legal department.

 Commercial Clients

   We serve numerous commercial clients including chemical, petroleum and other manufacturing firms, utilities, real estate and transportation service companies and law firms. Much of our commercial work represents new contracts awarded by existing clients. No single commercial client accounted for 10% or more of our consolidated revenues in the nine months ended December 25, 1998, or during fiscal years 1998 or 1997. Although in recent years enforcement of CERCLA has diminished, clients are still seeking strategic, integrated solutions to their environmental problems, which we seek to provide.

Contracts

   We enter into various types of contracts with our clients, including fixed price and cost-reimbursable plus fixed fee and award fee contracts. For the six months ended June 25, 1999 on a pro forma basis, 30% of our net revenue was derived from fixed-price contracts and 70% from cost-reimbursable plus fixed fee and award fee contracts. Under a fixed-price contract, the client agrees to pay a specified price for our performance of the entire contract. Under a cost-reimbursable contract, we charge clients negotiated rates based on our direct and indirect costs plus a fee component. Our ability to perform profitably under fixed-price and other types of contracts depends on our ability to identify, manage and recover on claims for differing and unanticipated conditions and other changes. See "Risk Factors--Government Contractor Risk."

   We provide our services under contracts, purchase orders or retainer letters. We bill all of our clients periodically based on costs incurred, on either an hourly-fee basis or on a percentage of completion basis, as the project progresses. Generally, our contracts do not require that we provide performance bonds, although we typically require our subcontractors to post a bond. A performance bond, issued by a surety company, guarantees the contractor's performance under the contract. If the contractor defaults under the contract, the surety will, in its discretion, step in to finish the job or pay the client the amount of the bond. We have signed indemnity agreements with our two sureties to indemnify them from obligations that arise from our failure to perform under contracts. If, however, the contractor does not have a performance bond and defaults in the performance of a contract, the contractor is responsible for all damages resulting from the breach of contract. These damages include the cost of completion, together with possible consequential damages such as lost profits. To date, we have not incurred material damages beyond the coverage of any performance bond, and we have never had a bond called where the surety has been required to take over a project or pay damages.

   For the six months ended June 25, 1999, subcontractor costs comprised 40% of our revenues. The absence of qualified subcontractors with whom we have a satisfactory relationship could adversely affect the quality of our services and our ability to perform under some of our contracts.

Backlog

   Our total backlog at June 25, 1999 was approximately $4.0 billion, including approximately $1.0 billion of funded backlog of which $0.8 billion is scheduled to be completed within one year. Many of our commercial contracts automatically renew every year unless terminated, and are typically not part of our backlog. We believe that the predictability and stability of our backlog permits us to efficiently manage our overhead and marketing costs by bidding selectively on new work. As of June 1999, we have approximately $1.4 billion of pending proposals, and we expect to consider more than $5.0 billion of additional bidding opportunities over the next twelve months.

Technology Development and Patents

   Our technology development program focuses on innovative applications to client projects of new and existing technologies and methods. The program has four principal goals:

  . to support project managers and clients to ensure successful application of environmental technologies,

  . to continue to improve technologies developed in-house through use on client projects,

  . to evaluate and implement technologies developed by others that present commercial opportunities for us, and

  .  to improve third party technologies for enhanced client value.

   We emphasize several technologies, including bioremediation. For example, we have used naturally occurring organisms in our patented BIOFAST(R) system to clean a number of sites. We have licensed from a third party "barrier wall and reactive gate technology," which assists in the decomposition of contaminants, and continue to apply it to client projects. The EPA has also extended for a third year our contract to operate its Test & Evaluation Facility in Cincinnati, Ohio, which is available for private party sponsored technology evaluations. It also provides treatability testing and process development services on contaminated waste waters, sludges and soils. Major efforts this year focused on safe drinking water and water treatment processes including filtration and disinfection technologies. We also have improved our environmental information management technologies. We have received extensive patent coverage for the Manage IT system, which we use to manage and track hazardous waste at client sites. Through the use of proprietary and other environmental information management systems, we have become a leading user of advanced data base management technology to serve clients' needs.

   We hold over 20 patents for various environmental technologies. Two patents cover certain design features of equipment used in our on-site remediation business. The first patent is for a filtration system to remove pollutants from flowing creeks and streams. The second, known as a Portable Method for Decontaminating Earth, is for a decontamination system to remove contaminants from the soil through a process commonly known as soil vapor extraction. We also have the X*TRAX(R) and LT*X(R) thermal desorption processes. The X*TRAX(R) and LT*X(R) systems are waste treatment processes that thermally separate organic contaminants from soils or solids and then treat the resulting organic vapor stream.

Competition

   We believe that the principal competitive factors in all areas of our business are:

  .  technical proficiency;

  .  operational experience;

  .  price;

  .  breadth of services offered; and

  .  local presence.

   We compete with a diverse array of small and large organizations including the following:

  .  national or regional environmental management firms;

  . national, regional and local architectural, engineering and construction firms;

  . environmental management divisions or subsidiaries of international engineering, construction and systems companies; and

  .  hazardous waste generators that have developed in-house capabilities.

   For a description of the risks we face from industry competition, see "Risk Factors--Significant Competition."

Employees

   As of December 25, 1998 on a pro forma basis, we had more than 6,000 employees. Over 2,500 of these are professional level employees, including approximately 850 engineers, 450 environmental scientists, 475 geologists and over 800 other specialists. In addition, our professional employees hold in the aggregate over 950 masters degrees and 150 PhD's. Our ability to retain, expand and utilize our staff, including those employees that have primary responsibility for maintaining client relationships, will be a significant factor in our future success. None of our employees are represented by labor unions under company-wide collective bargaining agreements. However, we do employ union labor from time to time on a project-specific basis. We consider our relations with our employees to be good.

Properties

   We own or lease property in 36 states, the District of Columbia, the United Kingdom, Italy and Australia. Excluding discontinued operations, we own approximately 54 acres and lease approximately 1.8 million square feet of property for various uses, including:

  .  regional and project offices,

  .  technology and process development laboratories,

  .  field remediation support service facilities, and

  .  corporate offices.

   We consider these facilities adequate for our present and anticipated activities.

   Additionally, we own approximately 2,800 acres related to discontinued operations, principally in Northern California, of which approximately 900 acres were used for hazardous waste disposal facilities and approximately 1,900 are adjacent to those facilities, but were never used for waste disposal.

Insurance

   We maintain liability insurance programs that are structured to provide coverage for major and catastrophic losses. We self insure against losses that may occur in the ordinary course of business. Effective April 1, 1998, our liability insurance program provides for coverage of up to $75.0 million. This coverage has a $500,000 deductible. We also carry pollution liability insurance with policy limits of up to $35.0 million. This coverage has a $1.0 million deductible. However, we cannot assure that any future claims will not exceed our coverages.

Regulatory

   Our clients and we are subject to extensive and evolving environmental laws and regulations. The level of enforcement of these laws and regulations affects the demand for many of our services and creates certain significant risks and potential opportunities for us in providing our services. Regulatory enforcement and changes may also affect our inactive disposal sites in Northern California. See "Risk Factors--Environmental Contractor Risks" and the note to our consolidated financial statements entitled "Discontinued Operations."

   Over the past several years, interested parties have proposed a number of significant changes to existing environmental laws. Most of the proposed changes have been delayed in Congress. The proposals would overhaul the government regulatory process, require regulatory risk assessments and cost-benefit analyses and reduce requirements for reporting to the government. The impact of these proposed changes upon our business cannot yet be fully predicted. However, the proposed changes in regulations and the perception that enforcement of current environmental laws has been reduced, appear to have decreased the demand for some of our services, as clients anticipate and adjust to the potential changes. Proposed changes could result in increased or decreased demand for some of our services. For example, if regulatory changes decrease the cost of remediation projects or result in more funds being spent for actual remediation, that portion of our business could increase while amounts spent for studying could decrease. The ultimate impact of the proposed changes will depend upon a number of factors, including the overall strength of the U.S. economy and clients' views on the cost-effectiveness of remedies available under the changed regulations.

   The principal environmental legislation and proposed changes in those laws affecting us and our clients are described below:

  Comprehensive Environmental Response, Compensation and Liability Act of
1980. CERCLA governs the cleanup of sites at which there have been or may be releases or threatened releases of hazardous substances into the environment. CERCLA provides that any person who (1) currently or at the time of disposal of a hazardous substance, owned or operated any facility at which hazardous substances were released, (2) arranged for disposal, treatment, or transportation of hazardous substances by others or
(3) accepted hazardous substances for transport to facilities or sites from which there is a release or threatened release of hazardous substances, is liable for the costs of cleanup and damages to natural resources. These persons are called PRPs. CERCLA provides that the federal government can either clean up these sites itself or to order the PRPs to do so. CERCLA created the Hazardous Substance Superfund to be used by the federal government to pay for certain cleanup efforts. When the federal government expends Superfund money for remedial activities, it must seek reimbursement from the PRPs. CERCLA generally imposes strict, joint and several retroactive liability upon PRPs. See our "Notes to Consolidated Financial Statements" for additional information on CERCLA liability on us and PRPs in general.

  CERCLA's Superfund taxing authority expired in December 1995, and CERCLA's authority to expend funds originally expired in September 1994. However, Congress has extended the EPA's authority to use funds on an interim basis. Congress to date has linked long-term reinstatement of Superfund's taxing and spending authority to comprehensive reauthorization and revision of CERCLA. The Congressional Budget Office estimates that the Superfund trust fund has sufficient funds for the CERCLA program through the year 2001.

  A number of changes in CERCLA have been proposed. The suggested changes include changes in cleanup standards, remedy selection, the amount of funds available for cleanup, and CERCLA's provision for allocating responsibility for cleanups. We believe Congress' failure to reauthorize CERCLA, and continuing uncertainty concerning the details of the legislation, have resulted in project delays and/or the failure of clients to initiate or proceed with projects. Arguments over state participation in CERCLA programs and provisions for damages to natural resources make passage of a bill reauthorizing CERCLA more uncertain. Potential exhaustion of the monies in the Superfund trust may accelerate the passage of legislation reauthorizing CERCLA.

  The EPA has attempted, through various regulatory initiatives, to make it easier to redevelop "brownfields," or lightly to moderately contaminated urban sites. Brownfields sites nationally have been estimated to number in the hundreds of thousands. Similar legislation has also been introduced, and a number of states have initiated similar programs. The EPA is currently attempting to raise funds for brownfields programs through bond programs. While we believe such programs offer additional opportunities, we cannot predict the ultimate impact of these programs.

  Resource Conservation and Recovery Act of 1976. RCRA regulates the treatment, storage and disposal of hazardous and solid wastes. It also restricts the land disposal of certain wastes, prescribes more stringent management standards for hazardous waste disposal sites, sets standards for underground storage tank management and provides for corrective action procedures. RCRA also imposes liability and stringent management standards on generators or transporters of hazardous waste and owners or operators of waste treatment, storage or disposal facilities.

  RCRA's requirement that underground storage tanks be upgraded to double-walled tanks with leak detection systems became effective on December 22, 1998, with some 250,000 tanks estimated to remain in violation nationwide. We believe that increased state and EPA enforcement actions for underground storage tank noncompliance will prompt increased repair or replacement of these tanks. Further, in November 1998, the EPA adopted its new Hazardous Waste Identification Rule regulation, allowing more flexible and cost-effective approaches to site cleanups. In particular, the final rule streamlines permitting, treatment and technological requirements for waste remediation.

  Clean Air Legislation. The Clean Air Act requires compliance with National Ambient Air Quality Standards for specific pollutants and empowers the EPA to establish and enforce limits on the emission of various pollutants from specific types of facilities. The Clean Air Act Amendments of 1990 modified the Clean Air Act in a number of significant areas. Among other changes, these amendments:

  .  established emissions allowances for sulfur and nitrogen oxides,

  .  established strict requirements applicable to emissions of air toxics,

  . established a facility-wide operating permit program for all major sources of regulated pollutants,

  . established requirements for management of accidental releases of toxic air pollutants, and

  . created significant new penalties, both civil and criminal, for violations of the Clean Air Act.

  Although the EPA recently promulgated regulations significantly tightening standards for ozone and particulate emissions, and these regulations might eventually increase demand for our air quality services, the proposals have met with substantial opposition (including court challenges) and their ultimate fate and impact remain uncertain. Also, while world leaders recently agreed to the "Kyoto Protocol" (treaty) to reduce greenhouse gas emissions, and these proposals could increase demand for our air quality services, they have also met with substantial opposition, and their ultimate fate remains uncertain. Also uncertain are the fate and impact of proposals for tax credits for greenhouse gas emission reductions as an alternative to the Kyoto Protocol.

  The Price Anderson Act. Approximately 11% of our $4.0 billion in backlog consists of projects in our energy and nuclear services business. We service the need of the DOE in converting its weapons facilities to civilian purposes and the need of the nuclear power industry in the decontamination and decommissioning of nuclear power plants. We expect this portion of our business to continue to grow as up to 35 operating commercial power plants reach the end of their useful lives over the next 20 years.

  The PAA promotes and regulates the nuclear power industry in the U.S. The PAA comprehensively regulates the manufacture, use and storage of radioactive materials, and promotes the nuclear power industry by offering broad indemnification to nuclear power plant operators and DOE contractors. While the PAA's indemnification provisions are broad, it has not been determined whether they apply to all liabilities that might be incurred by a radioactive materials cleanup contractor such as us. Also, the PAA expires in 2002. Because nuclear power remains controversial and no new nuclear plants are planned in the U.S., it is not clear that the PAA and its indemnification provisions will be extended beyond 2002. Our business could be adversely affected if the PAA were not extended beyond 2002.

  The Food Quality Protection Act of 1996. The FQPA has created an increased demand for agricultural chemical registration and defense services. JSC, one of our recent acquisitions, is a leading supplier of these services. Also, the regulatory initiatives incorporated in the FQPA, including more comprehensive risk evaluation and management for hazardous chemicals, are likely to influence future EPA policies and practices. Such regulatory developments may increase demand for our services.

  Other Federal and State Environmental Laws. Our clients also use our services in complying with, and our operations are subject to regulation under, among others, the following federal laws:

  .  the Toxic Substances Control Act,

  .  the Clean Water Act,

  .  the Safe Drinking Water Act,

  .  the Occupational Safety and Health Act, and

  .  the Hazardous Materials Transportation Act.

  Many states also have passed Superfund-type legislation and other regulations and policies to cover more detailed aspects of hazardous materials management. This legislation addresses such topics as:

  .  air pollution control,

  .  underground storage tank and aboveground storage tank management,

  .  water quality,

  .  solid waste,

  .  hazardous waste,

  .  surface impoundments,

  .  site cleanup, and

  .  wastewater discharge.

Discontinued Operations

  At June 25, 1999, our consolidated balance sheet included accrued liabilities of $5.8 million to complete the closure and post-closure of our disposal facilities and the PRP matters, net of trust fund and annuity investments, restricted to closure and post-closure use and anticipated insurance settlement proceeds. In December 1987, we adopted a strategic restructuring program which included a formal plan to divest the transportation, treatment and disposal operations through sale of some facilities and closure of others. Subsequent to this date, we ceased obtaining new business for these operations. We have funded previously accrued costs of $11.1 million for the nine months ended December 25, 1998, $14.9 million in the year ended March 27, 1998 and $15.7 million in the year ended March 28, 1997 relating to our closure plans and construction and PRP matters. We expect to incur costs over the next several years, but the nature of the costs will change from closure design and construction to post-closure monitoring. See "Risk Factors--Closure of Inactive Disposal Sites and Potential CERCLA Liabilities," "Management's Discussion and Analysis of Results of Operations and Financial Condition--Liquidity and Capital Resources" and the note to our consolidated financial statements entitled "Discontinued Operations" for more information on the financial implications of our discontinued operations.

Legal Proceedings

 Continuing Operations Legal Proceedings

  We are subject from time to time to a number of different types of claims arising in the ordinary course of our business, including contractual disputes with clients, subcontractors and suppliers, claims for professional negligence, environmental claims, governmental audits and investigations and claims for personal injuries and property damage. We do not believe that any of these claims will have a material adverse effect on our business. See the note to our consolidated financial statements entitled "Commitments and Contingencies-- Contingencies" for information regarding the legal proceedings related to our continuing operations.

 Discontinued Operations Legal Proceedings

  We have been, are and may in the future be subject from time to time to a number of different types of claims arising out of our discontinued operations including environmental claims for recovery of all or a portion of the cleanup costs at sites we previously owned or operated or to which we took our or a client's wastes, including claims for personal injuries and property damage. We do not believe that any of these claims will have a material adverse effect on our business. See the note to our consolidated financial statements entitled "Discontinued Operations" for information regarding the legal proceedings related to our transportation, treatment and disposal discontinued operations.

                                   MANAGEMENT

Board Of Directors

   At our 1996 annual meeting, stockholders approved a cash investment of $45.0 million by certain investors affiliated with The Carlyle Group, a private global investment firm, based in Washington, D.C. that originates, structures and acts as lead equity investor in management-led buyouts, strategic minority equity investments, equity private placements, consolidations and build-ups and growth capital financings. Formed in 1987, Carlyle has invested over $1.6 billion of equity in over 50 transactions. The firm currently has more than $3.0 billion of capital under management by separate teams dedicated to management-led buyouts and strategic minority investments, venture capital, real estate and international investment opportunities.

   In consideration of its investment, Carlyle received 45,000 shares of newly issued convertible preferred stock and warrants to purchase up to 1,250,000 shares of our common stock. Carlyle's purchase of the convertible preferred stock and warrants was financed through the private sale of interests in limited partnerships affiliated with Carlyle or through other entities. These partnerships and other entities then purchased the convertible preferred stock and warrants.

   Pursuant to the terms of this investment, Carlyle is entitled to elect a majority of our board of directors until November 20, 2001, provided that Carlyle continues to own at least 20% of our voting securities. A majority of the directors, sometimes referred to as the preferred stock directors, will be elected by the holders of the convertible preferred stock, and the remaining directors, sometimes referred to as the common stock directors, will be elected by our common stockholders. See "Description of Capital Stock" for additional information regarding the provisions of Carlyle investment agreements with respect to the election of directors.

   Directors are elected annually to serve until the next annual meeting and until their successors have been elected and have qualified. Our board of directors is constituted as follows:

                                                                              Director of
Name                     Age                Current Position                 IT Group Since
Common Stock Directors:
Anthony J. DeLuca (1)     52 Director, Chief Executive Officer and President      1996
Francis J. Harvey (2)     56 Director                                             1999
James C. McGill (3)       55 Director                                             1990
Richard W. Pogue (3)      71 Director                                             1998
Charles W. Schmidt (2)    71 Director                                             1998
Preferred Stock
 Directors:
Daniel A. D'Aniello (1)   53 Director and Chairman of the Board                   1996
 (2)                         (non-officer position)
Philip B. Dolan (1) (2)   41 Director                                             1996
E. Martin Gibson (3)      61 Director                                             1994
Robert F. Pugliese (3)    66 Director                                             1996
James David Watkins (2)   72 Director                                             1996

--------
(1) Member of Executive Committee.

(2) Member of Compensation Committee.

(3) Member of Audit Committee.

Background of the Directors

   Mr. D'Aniello has been a Managing Director for Carlyle since 1987. Mr. D'Aniello was Vice President, Finance and Development for Marriott Corporation, a hospitality company, from 1981 to 1987. He currently serves on the board of directors for GTS Duratek, Inc., an environmental services company, Baker & Taylor,

Inc., a wholesale distributor of books, and PRA International, Inc. Mr. D'Aniello is Chairman of GTS Duratek, Inc. and Vice Chairman of Baker & Taylor, Inc.

   Mr. DeLuca was named our Chief Executive Officer and President on July 22, 1997 and President and our Acting Chief Executive Officer and a Director as of July 1, 1996. Prior thereto, Mr. DeLuca had been our Senior Vice President and Chief Financial Officer since March 1990. Before joining us, Mr. DeLuca had been a senior partner at the public accounting firm Ernst & Young LLP.

   Mr. Dolan has been a Principal for Carlyle since 1998. Prior thereto, he was a Vice President for Carlyle from 1989. He also serves on the board of directors of Baker & Taylor, Inc. Prior to joining Carlyle, Mr. Dolan was an investment analyst and fund manager with the Trust Division of the Mercantile-Safe Deposit and Trust Company and was engaged in management consulting and practiced public accounting with Seidman & Seidman. Mr. Dolan is a Certified Public Accountant.

   Mr. Gibson served as Chairman of the board of directors, a non-officer, non-employee position, from April 6, 1995 until his resignation as Chairman upon completion of the investment. From 1990 until December 1994, Mr. Gibson served as Chairman of Corning Life Sciences, Inc., a subsidiary of Corning Incorporated. Mr. Gibson served in various other senior management capacities with Corning Incorporated during his 32-year career there, including as a Senior Vice President and General Manager of Corning Medical and Scientific Division from 1980 until 1983, and as Group President of Corning Consumer Products and Laboratory Sciences from 1983 until 1990. From 1983 to 1994, Mr. Gibson served on the board of directors of Corning Incorporated. Mr. Gibson also serves on the Boards of Directors of Hardinge, Inc., NovaCare, Inc. and Primerica, Inc.

   Dr. Harvey is a management consultant. He served Westinghouse Corporation for 28 years, most recently as the Chief Operating Officer of Westinghouse's Industries and Technology Group in 1996-1997. Dr. Harvey has also served as the President of Westinghouse's Electronic Systems Group from 1995 to 1996, President of its Government and Environmental Services Company from 1994 to 1995, and as its Vice President of Science and Technology from 1993 to 1994. Dr. Harvey was chosen as a White House Fellow and served as Special Assistant to the Secretary of Defense from 1978 to 1979. Dr. Harvey also serves on the Boards of GTS Duratek, Inc. and Powerize.com, and Timoline Corp.

   Mr. McGill is currently, and has been for at least five years, a private investor. He served as Chairman of McGill Environmental Systems, Inc. from 1970 to 1987. Mr. McGill serves on the board of trustees of the University of Tulsa and on the boards of directors of two private corporations that are engaged in the venture capital and health exercise equipment businesses.

   Mr. Pogue is a consultant with Dix & Eaton, a public relations firm. Effective June 30, 1994, Mr. Pogue retired as Senior Partner of the law firm of Jones, Day, Reavis & Pogue, Cleveland, Ohio, of which he had been a partner since 1961. Mr. Pogue is also a Director of Continental Airlines, Inc., Derlan Industries Limited, M.A. Hanna Company, KeyCorp, LAI Worldwide, Inc., Rotek Incorporated and TRW Inc. Mr. Pogue was a Director of OHM from 1986 until the OHM merger.

   Mr. Pugliese has been Special Counsel to Eckert Seamans Cherin & Mellott since 1993. Mr. Pugliese was Executive Vice President, Legal and Corporate Affairs for Westinghouse Electric Corporation and served as General Counsel from 1976 to 1992. Mr. Pugliese is a member of the Association of General Counsel. Mr. Pugliese has served as Secretary to the board of directors of Westinghouse Electric Corporation and Chairman of the board of trustees at the University of Scranton, and served as a Director of OCWEN Asset Investment Corporation and St. Clair Memorial Hospital.

   Mr. Schmidt retired in January 1991 as Senior Vice President, External Affairs of Raytheon Company, a broadly diversified manufacturer of industrial and consumer products, and was formerly President and Chief Executive Officer of SCA Services, Inc., a company that provided waste management-related services, and President and Chief Executive Officer of S.D. Warren Company, a division of Scott Paper Company.

Mr. Schmidt also serves as a trustee of the Massachusetts Financial Services Family of Mutual Funds and is a Director of Mohawk Paper Company. Mr. Schmidt was a Director of OHM from 1986 until the OHM merger.

   Admiral Watkins has been the President of the Joint Oceanographic Institutions, Inc. since 1993 and President of Consortium Oceanographic Research and Education since 1994. Admiral Watkins was Secretary of Energy of the United States from 1989 to 1993. Prior to his appointment as Secretary of Energy, the Admiral served as Director of Philadelphia Electric Company and VESTAR, Inc., a pharmaceutical company, and was a consultant to the Carnegie Corporation of New York. From 1982 to 1986, he served as the Chief of Naval Operations, capping a career spanning nearly four decades. Admiral Watkins was also appointed to chair the Presidential Commission on AIDS from 1987 to 1988. He was a Trustee of the Carnegie Corporation of New York from 1993 to 1998. Admiral Watkins currently serves as a Director of Edison International and GTS-Duratek and as Chairman of Eurotech, Ltd.

Executive Officers

   The following table provides information as of July 23, 1999 regarding our executive officers and the positions they hold. Our officers are appointed annually by our Board of Directors.

                                                       First Elected as Officer
 Name                Age           Position                of the IT Group
                         Chief Executive Officer and
 Anthony J. DeLuca    52 President                               1990
 David L. Backus      58 Senior Vice President,                  1998
                         Outsourced Services
                         and International
 M. Scott Bonta       40 Vice President, Consulting              1995
                         and Chief Information
                         Officer
 Dennis N. Galligan   50 Vice President, Solid Waste             1998
 Gary L. Gardner      45 Vice President, Commercial              1998
                         Engineering and
                         Construction
                         Senior Vice President,
                         General Counsel and
 James G. Kirk        60 Secretary                               1996
                         Vice President, Energy and
 Thomas R. Marti      47 Nuclear Operations                      1995
                         Vice President, Department
 Enzo M. Zoratto      42 of Defense                              1995

--------
   Mr. DeLuca was described above.

   Mr. Backus joined us as Senior Vice President, Outsourced Services and International in December 1998 in connection with the GTI acquisition. Mr. Backus joined GTI in 1992 as Vice President of GTI's western operations. Prior to joining GTI, Mr. Backus was employed by Morrison Knudsen Corporation from 1975 to 1992 in various executive positions, including Group Vice President of Morrison Knudsen's environmental group.

   Mr. Bonta joined us in 1986, and has been in his present position since 1995. Prior to joining us, he was employed by Bechtel Power as the Manager of Computer Operations and Data Communications.

   Mr. Galligan joined us in 1998 through our acquisition of OHM, where he had been a Vice President since 1995. From 1991-1995, he was Vice President of Marketing and Sales at Chem-Nuclear Systems.

   Mr. Gardner joined us in 1998, also in connection with the OHM merger, where he was employed for eleven years, most recently as Vice President, Northern Region.

   Mr. Kirk joined us as General Counsel, Eastern Operations, in 1991. He was named Vice President, General Counsel and Secretary in September 1996. Prior to joining us, Mr. Kirk served as Vice President and General Counsel for Limbach Constructors from 1978 to 1991.

   Mr. Marti joined us in 1990 as a Director of Projects. He was named Vice President in 1995 and Vice President, Construction and Remediation Projects and Services in 1996. In 1999, he was named Vice President, Energy & Nuclear Operations.

   Mr. Zoratto joined us in 1984 from D'Appolonia Waste Management Systems, where he had been a Project Manager since 1981. He was named Vice President, Department of Defense Programs in 1995.

   Effective July 21, 1999, James R. Mahoney and Raymond J. Pompe left the IT Group to pursue other interests and were removed as officers of the IT Group. Mr. Mahoney joined us in January 1991 as Senior Vice President and Director of Technology, and he had served as Senior Vice President, Consulting & Ventures since July 1996. Mr. Pompe joined us in 1998 as Vice President, Construction and Remediation, and he had served as Senior Vice President, Engineering & Construction since July 1996. On July 28, 1999, Philip O. Strawbridge announced that he would be leaving in the near future to pursue other interests. Mr. Strawbridge was removed as an officer of the IT Group on July 28, 1999. Mr. Strawbridge joined us in May 1998 as Senior Vice President and Chief Administrative Officer through the merger with OHM.

Executive Compensation

   We incorporate by reference to the section entitled "Executive Compensation" of our Form 10-K for the nine months ended December 25, 1998 the information required in this prospectus on the compensation of our directors and executive officers.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth information as of August 23, 1999 with respect to beneficial ownership of (1) common stock, (2) depositary shares, each representing 1/100 of a share of 7% preferred stock, (3) convertible preferred stock and (4) warrants, by (a) each person known by us to be the beneficial owner of 5% or more of our outstanding common stock, based solely on information contained in Schedules 13D or G filed by such persons and delivered to us, depositary shares, convertible preferred stock or warrants, (b) each of our directors, (c) each of our named executive officers and (d) all directors and the named executive officers as a group.

                           Amount and                Amount and                 Amount and     Percent of
                           Nature of                 Nature of    Percent of     Nature of    Convertible
                           Beneficial   Percent of   Beneficial   Depositary    Beneficial     Preferred
                          Ownership of Common Stock Ownership of    Shares     Ownership of      Stock
                          Common Stock Beneficially  Depositary  Beneficially   Convertible   Beneficially
Name                         (1)(2)      Owned (2)     Shares       Owned     Preferred Stock    Owned
TCG Holdings,
 L.L.C. (3).............   6,556,061      22.40%                                  41,263         89.52%
Carlyle Investment
 Management,
 L.L.C. (4).............     766,954       3.27                                    4,832         10.48
Brahman Capital Corp. et
 al. (including Peter A.
 Hochfelder, Robert J.
 Sobel and Mitchell A.
 Kuflik) (5)............   2,939,492      13.01
Fidelity Investments
 (including Edward C.
 Johnson 3d and
 Abigail P. Johnson)
 (6)....................   2,318,400      10.21
T. Rowe Price
 Associates, Inc. (7)...   1,493,311       6.60
Dimensional Fund
 Advisors (8)...........   1,239,915       5.49
Baron Capital Group,
 Inc. (including Ronald
 Baron) (9).............   1,200,000       5.31
Daniel A. D'Aniello
 (10)...................           0         --
Philip B. Dolan (10)....           0         --
E. Martin Gibson........       7,500          *        5,000           *
Francis J. Harvey.......           0         --
James C. McGill (11)....      20,268          *        1,000           *
Robert F. Pugliese......       2,966          *
James D. Watkins........       2,966          *
Anthony J. DeLuca.......     192,352          *
David L. Backus.........      14,207          *
James G. Kirk...........      13,746          *
James R. Mahoney (12)...      84,572          *
Richard W. Pogue  (13)..      69,841          *
Raymond J. Pompe (12)...      76,385          *
Charles W. Schmidt......      15,940          *
Philip O.
 Strawbridge (12).......      36,630          *
All directors and
 executive officers as a
 group (14 persons) (14)
 .......................     534,703       2.29

--------
 *Reflects less than 1%

(1) The number of shares of common stock beneficially owned includes shares of common stock in which the persons set forth in the table have either investment or voting power. Unless otherwise indicated, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power, subject to community property laws where applicable. The number of shares beneficially owned also includes shares that the following individuals have the right to acquire within 60 days of August 23, 1999 upon exercise of stock options, and conversion of depositary shares in the case of Messrs. Gibson and McGill, in the following amounts:

                                                               Option Depositary
   Name                                                        Shares   Shares
   E. Martin Gibson...........................................  7,500   5,351
   James C. McGill............................................  2,500   1,070
   Richard W. Pogue........................................... 55,760     --
   Charles W. Schmidt......................................... 13,940     --
   Anthony J. DeLuca.......................................... 53,585     --
   James R. Mahoney........................................... 35,693     --
   Raymond J. Pompe........................................... 26,852     --
   James G. Kirk..............................................  4,290     --

(2) For the purposes of determining the number of shares of common stock beneficially owned, as well as the percentage of outstanding common stock held, by each person or group set forth in the table, the number of such shares is divided by the sum of the number of outstanding shares of common stock on August 23, 1999, plus

  . the number of shares of common stock subject to options exercisable currently or within 60 days of August 23, 1999 by such person or group, and

  . the number of shares of common stock into which persons who hold depositary shares or convertible preferred stock may convert such security, or otherwise obtain common stock, and/or receive common stock upon exercise of warrants, in accordance with Rule 13d-3(d)(1) under the Exchange Act.

  Depositary shares may be converted at any time into common stock at the ratio of 1.0702 shares of common stock for each depositary share. Convertible preferred stock may be converted at any time into common stock at the ratio of 131.75 shares of common stock for each share of convertible preferred stock, reflecting a conversion price of $7.59 per share of convertible preferred stock.

(3) Represents shares of common stock issuable upon conversion of all shares of convertible preferred stock and exercise of all of the warrants held by certain limited partnerships controlled by TCG Holdings, L.L.C., a Delaware limited liability company, as set forth in more detail in the following table.

                                                    State of     Number of Shares
   Name                        Type of Entity     Organization  Beneficially Owned
   Carlyle Partners II,
    L.P.                     Limited partnership    Delaware        1,826,339
   Carlyle Partners III,
    L.P.                     Limited partnership    Delaware           82,936
   Carlyle International
    Partners II, L.P.        Limited partnership Cayman Islands     1,530,275
   Carlyle International
    Partners III, L.P.       Limited partnership Cayman Islands        82,095
   C/S International
    Partners                 Limited partnership Cayman Islands       344,474
   Carlyle Investment
    Group, L.P.              Limited partnership    Delaware            1,907
   Carlyle-IT International
    Partners, L.P.           Limited partnership Cayman Islands     2,407,370
   Carlyle-IT International
    Partners II              Limited partnership Cayman Islands        80,818
   Carlyle-IT Partners,
    L.P.                     Limited partnership    Delaware          199,847

  TC Group, L.L.C., a Delaware limited liability company, may be deemed to be the beneficial owner of 6,556,061 shares of common stock as the general partner of Carlyle Partners II, Carlyle Partners III, Carlyle-IT International Partners and Carlyle-IT Partners, and as the managing general partner of Carlyle International Partners II, Carlyle International Partners III, C/S International Partners, Carlyle-IT International Partners and Carlyle-IT International Partners II. TCG Holdings, as a member holding a controlling interest in TC Group, may be deemed to share all rights belonging to TC Group. Furthermore, because certain managing members of TCG Holdings are also managing members of Carlyle Investment Management, L.L.C., a Delaware limited liability company, TCG Holdings may be deemed the beneficial owner of the shares of common stock controlled by Carlyle Investment Management. See footnote 4 below.

  The principal business address of TC Group and TCG Holdings is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, DC 20004. The principal business address of Carlyle Partners II, Carlyle Partners III, Carlyle Investment Group, Carlyle-IT Partners and Carlyle Investment Management is Delaware Trust Building, 900 Market Street, Suite 200, Wilmington, Delaware 19801. The principal business address of Carlyle International Partners II, Carlyle International Partners III, C/S International Partners, Carlyle-IT International Partners and Carlyle-IT International Partners II is c/o Coutts & Co., P.O. Box 707, Cayman Islands, British West Indies.

(4) Represents shares of common stock issuable upon conversion of all shares of convertible preferred stock and exercise of all of the warrants held by the State Board of Administration of the State of Florida over which Carlyle Investment Management holds sole voting and disposition power. Because certain managing members of TCG Holdings are also managing members of Carlyle Investment Management, Carlyle Investment Management may be deemed to be the beneficial owner of the shares of common stock controlled by TCG Holdings. See footnote 3 above.

(5) Such information is derived solely from a Schedule 13G, dated February 12, 1999, filed with the Commission by Brahman Capital Corp., which includes the entities listed in the following table, filing as joint filers. Brahman Capital Corp.'s cumulative ownership represents:

                                        Sole   Shared       Sole      Shared
                                       Voting  Voting    Investment Investment
   Name                                Power    Power      Power      Power
   Brahman Partners II, L.P...........   --     469,042      --       469,042
   Brahman Institutional Partners,
    L.P. .............................   --   1,052,641      --     1,052,641
   BY Partners, L.P...................   --   1,214,219      --     1,214,219
   Brahman Management, L.L.C. ........   --   2,735,902      --     2,735,902
   Brahman Capital Corp...............   --   1,273,509      --     1,273,509
   Peter A. Hochfelder, Robert J.
    Sobel and Mitchell A. Kuflik......   --   2,795,192*     --     2,795,192*

   * Includes shares owned by Brahman Partners II Offshore, Ltd.

  Brahman Capital Corp. further reports in its Schedule 13G that:

  . Brahman Management, as the sole general partner of Brahman Partners II, L.P., BY Partners, L.P. and Brahman Institutional Partners, L.P., has the power to vote and dispose of the shares owned by each of Brahman Partners II, BY Partners and Brahman Institutional Partners; and

  . Brahman Capital Corp., pursuant to investment advisory contracts and arrangements, has the power to vote and dispose of the shares owned by BY Partners, L.P. and Brahman Partners II Offshore, Ltd., a Cayman Islands exempted company.

  The address of Brahman Capital Corp. and the affiliated reporting persons is 277 Park Avenue, 26th Floor, New York, New York 10172 except in the case of Brahman Partners II Offshore, Ltd., the address of which is c/o Citco, N.V. Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles.

(6) Such information is derived solely from a Schedule 13G, dated August 10, 1999, filed with the Commission by FMR Corp. and related persons, which conduct their business under the name Fidelity Investments. These persons report the following holdings in their Schedule 13G. The address of all persons, except Fidelity International Limited, is 82 Devonshire Street, Boston, MA 02109. The address of Fidelity International Limited is Pembroke Hall, 42 Crowlane, Hamilton, Bermuda. Please refer to the Schedule 13G for additional on these holdings.

                                           Sole   Shared    Sole      Shared
                                          Voting  Voting Investment Investment
   Name                                    Power  Power    Power      Power
   FMR Corp.............................. 524,100    0   2,318,400       0
   Edward C. Johnson 3d.................. 524,100    0   2,318,400       0
   Abigail P. Johnson.................... 524,100    0   2,318,400       0
   Fidelity Management & Research
    Company..............................       0    0   1,794,300       0
   Fidelity Management & Trust Company... 493,000    0     493,000       0
   Fidelity International Limited........  30,700    0      30,700       0

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

(7) Such information is derived solely from a Schedule 13G, dated February 12, 1999, filed with the Commission by T. Rowe Price Associates, Inc. T. Rowe Price's ownership represents:

  .  1,328,000 shares that T. Rowe Price owns directly; and

  . 165,911 shares deemed outstanding and owned directly subject to warrants and conversion privileges.

  Furthermore, of the 1,493,911 shares held by T. Rowe Price, it has sole power to vote or direct the vote of 271,300 shares. These securities are owned by various individual and institutional investors which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of such securities. However, T. Rowe Price expressly disclaims beneficial ownership of these securities. T. Rowe Price's address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(8) Such information is derived solely from a Schedule 13G, dated February 11, 1999, filed with the Commission by Dimensional Fund Advisors, Inc. Dimensional reports that it is an investment advisor registered under
    Section 203 of the Investment Advisors Act of 1940, and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over our securities that are owned by these investment companies and investment vehicles. All securities reported in this table are owned by these investment companies and investment vehicles, and Dimensional disclaims beneficial ownership of these securities. Dimensional further reports that none of its advisory clients, to its knowledge, owns more than 5% of the class reported. Dimensional disclaims beneficial ownership of all these securities. Dimensional's address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(9) Such information is derived solely from a Schedule 13G, dated June 4, 1998, filed with the Commission by Baron Capital Group, Inc., Bamco, Inc., Baron Small Cap Fund and Ronald Baron, filing as joint filers. The Baron Schedule 13G discloses that:

  . Baron Capital Group, Bamco, Baron Small Cap Fund and Ronald Baron have shared power to vote or direct the vote of 1,200,000 shares of common stock;

  . Baron Capital Group, Bamco and Ronald Baron have shared power to dispose of or direct the disposition of 1,200,000 shares of common stock; and

  . none of Baron Capital Group, Bamco, Baron Small Cap Fund, or Ronald Baron have sole power to vote or direct the vote of or to dispose or direct the disposition of any shares of common stock.

  Bamco is a subsidiary of Baron Capital Group. Baron Small Cap Fund is an investment advisory client of Bamco. Ronald Baron owns a controlling interest in Baron Capital Group. Baron Capital Group and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities or their investment advisory clients thereof to the extent that shares are held by persons other than Bamco Capital Group and Ronald Baron. Bamco disclaims beneficial ownership of shares held by its investment advisory clients to the extent that shares are held by persons other than Bamco and its affiliates. The address of Baron Capital Group and its affiliated reporting persons is 767 Fifth Avenue, 24th Floor, New York, New York 10153.

(10) Mr. D'Aniello is a Managing Member of TCG Holdings. Mr. D'Aniello's interest in TCG Holdings is not controlling and, thus, Mr. D'Aniello expressly disclaims any beneficial ownership in the shares of common stock beneficially owned by TCG Holdings. Mr. Dolan is a Principal of Carlyle but holds no economic interest in either TC Group or TCG Holdings, and, as such, expressly disclaims any beneficial ownership in the shares of common stock beneficially owned by any of such entities.

(11) Includes 1,000 shares of common stock and 1,000 depositary shares, convertible into 1,070 shares of common stock, owned by Mr. McGill's wife, as to which Mr. McGill has no voting or dispositive power, and 1,250 shares owned by a revocable living trust maintained by Mr. McGill. Mr. McGill disclaims beneficial ownership of all of these shares.

(12) On July 21, 1999, Messrs. Mahoney and Pompe left the IT Group to pursue other interests and were removed as officers of the IT Group on that date. On July 28, 1999, Mr. Strawbridge was removed as an officer of the Company.

(13) Includes 1,081 shares of common stock owned by a revocable trust for Mr. Pogue's wife with respect to which Mr. Pogue is a trustee. Mr. Pogue disclaims beneficial ownership of all of these shares.

(14) Includes 200,120 shares of common stock that may be purchased upon the exercise of options that are currently exercisable or that will become exercisable within 60 days of August 23, 1999 and 6,000 depositary shares, which are convertible into 6,421 shares of common stock.

                MATERIAL RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

   We entered into an employment agreement with Anthony J. DeLuca with a term through November 1999. The employment agreement provides for initial base salary at the rate in effect at the time of the closing of the Carlyle investment, subject to annual upward adjustment at the discretion of the Compensation Committee of our Board of Directors. Mr. DeLuca's salary is subject to reduction only in connection with action taken by our Board of Directors for all management employees.

   Mr. DeLuca's employment agreement provides for a short-term incentive compensation plan to be administered by the Compensation Committee. The target short-term incentive compensation level is 50%, and the maximum level is 75%, of base salary. We also are required to maintain long-term incentive plans to be administered by the Compensation Committee, which will make awards, primarily of stock options, based on appropriate performance criteria. The Compensation Committee has the discretion to set annual awards, which will generally target long-term incentive opportunities.

   Mr. DeLuca's employment agreement provides for severance payments under some circumstances. Under his agreement, we will have "good reason" to terminate Mr. DeLuca because of our performance if he fails to meet management forecasts for two consecutive fiscal years. If he is terminated because of our performance, under the circumstances permitted in the agreement, within 24 months after a change in control, is terminated without reason or resigns for cause, we will be required to pay his base salary, as adjusted from time to time, presently $400,000 for 24 months following the termination. If he is terminated because of our performance, under the circumstances permitted in the agreement, but not within 24 months after a change in control, we will be required to pay his base salary for twelve months following the termination. In addition, under some circumstances, we will be required to pay his short-term incentive compensation on a pro-rated basis, and we will be required to provide employee benefits to him for a specified period.

   We provided a loan to Mr. DeLuca to allow him to make substantial purchases of our common stock in the open market. His employment agreement required that within three months of the closing of the Carlyle investment Mr. DeLuca purchase between $100,000 and $125,000 worth of our common stock. He purchased the required amount of our common stock, and we provided a loan to him in the principal amount of $125,000. In connection with the short-term compensation plan described above, we may forgive a portion of the loan principal and interest if previously agreed to targets are met or exceeded. The loan bears interest at the rate of 8.25% per year and is repayable upon the earlier of his termination of employment or November 19, 1999.

   Mr. DeLuca's employment agreement also provides for reimbursement for business expenses and vacation and other benefits consistent with our existing policies and practices. Additionally, as part of his employment agreement, Mr. DeLuca is bound by non-compete provisions with us if he terminates his employment by resignation.

   We also entered into an employment agreement with David L. Backus with terms similar to those of the employment agreements for Messrs. Mahoney and Pompe (described below).

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

   We entered into severance agreements with other of our key executives. These agreements generally provide for the payment of twelve months of base salary in the event the executive is involuntarily terminated for other than cause.

Backus Arrangements

   David L. Backus, a Senior Vice President, agreed to be employed by us following the acquisition of GTI. While employed at GTI, Mr. Backus was on loan from his previous employer. We paid Mr. Backus $200,000 as full consideration for the value of foregone benefits and compensation that he would have been entitled to if he had returned to his previous employer.

Coffman Agreement

   In connection with his resignation from our employment, Franklin E. Coffman, a Senior Vice President, entered into an agreement with us that superseded his employment agreement. Under this agreement, Mr. Coffman resigned as an officer and received a one-time payment of $275,000, less payroll deductibles representing one year's salary and the cash value of certain benefits.
Mr. Coffman's eligibility to receive benefits from us ceased as of the date of this agreement. Mr. Coffman and we also agreed that he would have the right to exercise vested options during a two year period after the agreement and that all unvested options will expire on the earlier of their scheduled expiration or April 7, 2000. We also agreed to lift vesting restrictions on 8,971 shares of previously awarded restricted stock. The terms of the agreement were consistent with terms that he would have received if he had retired from our employment.

Retention of Eckert Seamans Cherin & Mellott

   We retained the law firm of Eckert Seamans Cherin & Mellott, to which Robert
F. Pugliese, one of our directors, is Special Counsel, to perform limited services in connection with our credit facilities and the OHM merger.

Relocation Loans

   We have granted and may in the future grant interest-free loans to executive officers, officers and certain other employees principally for real estate purchases in connection with company-initiated transfers to a new location. The Compensation Committee must approve all loans, which are to be secured by the principal residence of the individual.

   In connection with the relocation and consolidation of our corporate headquarters from Torrance, California to Pittsburgh, Pennsylvania in June 1997, and other relocations occurring at approximately the same time, we offered relocation assistance to a limited number of officers and key employees. Relocation assistance packages offered to these individuals involved three elements:

    . reimbursement of out-of-pocket relocation expenses, including travel, real estate brokerage commissions (up to a 6% maximum), and loan origination fees (up to a maximum of two points);

    .  a loan to be used for the purchase of a new residence; and

    .  a mobility allowance of between 15% and 30% of salary.

Mr. DeLuca received a 30% allowance in connection with his relocation. Amounts paid to reimburse out-of-pocket expenses were "grossed-up" for tax purposes. The loans to relocating associates have ten year terms, are to be secured by the residence purchased, and do not bear interest as long as the associate stays with us. 5% of the loan principal is required to be repaid annually by the associate and 5% will be forgiven annually by us for each year the associate remains with us. The loans are also due upon the sale of the residence purchased.

   We offered Mr. DeLuca a relocation loan on these terms in the original principal amount of up to $100,000. Mr. DeLuca accepted a loan of $70,000 in May 1997 and the balance of $30,000 in August 1998. During the fiscal year ended December 25, 1998:

    .  Mr. DeLuca repaid $3,500 of the loan; and

    . the maximum amount owed to us by Mr. DeLuca under the loan was $91,500.

As of August 23, 1999, the principal amount outstanding for Mr. DeLuca's loan was $86,500.

   Total relocation costs for all relocating employees was approximately
$953,000.

Executive Stock Ownership

   We adopted an Executive Stock Ownership Program that requires within three years that several of our key executives own an amount of our common stock equal to a multiple of their salary ranging from one times salary for vice presidents to three times salary for Mr. DeLuca. To assist these executives in meeting the ownership guidelines, we provided loans to Mr. DeLuca for $939,100 and to Mr. Strawbridge for $233,300 to purchase our common stock. We also provided similar loans totaling $510,700 to four other key executives. All of the executives used the loans solely to purchase our common stock at current market prices. The loans bear interest at the rate of 4.46% per year and are repayable upon the earlier of the executives' termination of employment or November 23, 2001. It is expected that the executives will be able to repay the loans from incentive compensation payments earned throughout the three-year loan period.

Mahoney and Pompe Departures

   Effective July 21, 1999, Messrs. Mahoney and Pompe left the IT Group to pursue other interests. Mr. Mahoney had served as Senior Vice President, Consulting & Ventures since July 1996. Mr. Pompe had served as Senior Vice President, Engineering & Construction since July 1996. At this time, we are in the process of finalizing their severance and benefits packages. Therefore, we detail below the basic terms of their employment agreements, as well as the benefits plans and other arrangements to which they were entitled during their employment.

   Their employment agreements also provided for a short-term incentive compensation plan to be administered by the Compensation Committee. The target short-term incentive compensation level was 40%, and the maximum level was 60%. We also were required to maintain long-term incentive plans to be administered by the Compensation Committee.

   Their employment agreements provided for severance payments under some circumstances. At this time, we expect to pay their base salary for twelve months from the date of their departure, approximately $260,000 in the case of Mr. Mahoney and $280,000 in the case of Mr. Pompe. In addition, under some circumstances, we would be required to pay their short-term incentive compensation on a pro-rated basis, and we would be required to provide them welfare benefits for a specified period.

   We provided loans to Messrs. Mahoney and Pompe to allow them to make substantial purchases of our common stock in the open market. Their employment agreements required that within three months of the closing of the Carlyle investment Messrs. Mahoney and Pompe each purchase between $75,000 and $100,000 worth of our common stock. They purchased the required amounts, and we provided loans to them in the principal amount of $100,000 to purchase our stock. In connection with the short-term compensation plan described above, we may forgive a portion of the loan principal and interest if previously agreed to targets are met or exceeded. The loans bear interest at the rate of 8.25% per year and are repayable upon the earlier of the executive's termination of employment or November 19, 1999.

   Additionally, as part of their employment agreements, each of Messrs. Mahoney and Pompe are bound by non-compete provisions with us if they terminate their employment by resignation.

   Mr. Mahoney entered into a relocation loan arrangement concurrent with his employment with us with an original principal amount of $200,000 and secured by a deed of trust on his personal residence in California. The loan was interest free so long as Mr. Mahoney remained an employee. Beginning December 31, 1991 and on each December 31st thereafter until the due date of the loan, 5% of the original principal amount was forgiven by us, to a maximum of 50% of the original principal amount. Additionally, Mr. Mahoney agreed to repay the remaining 50% of the original principal amount in installments related to the issuance of awards under our incentive compensation plan. In May 1998, Mr. Mahoney repaid in full the $102,451 then remaining outstanding on his loan in connection with the sale of his California residence.

   In addition, Mr. Mahoney received an allowance of 30% of salary in connection with his relocation from California to D.C. We also offered Mr. Mahoney a relocation loan on the terms detailed above in the original principal amount of up to $100,000. Mr. Mahoney accepted a loan of $100,000 in April 1998. During the fiscal year ended December 25, 1998, the maximum amount owed to us by Mr. Mahoney under the loan was $100,000. As of July 23, 1999, the principal amount outstanding for Mr. Mahoney's loan was $90,000.

   We also provided loans to Mr. Mahoney for $152,600 and Mr. Pompe for $164,000 to purchase our common stock in connection with our Executive Stock Ownership plan.

Strawbridge Departure

   On July 28, 1999, Mr. Strawbridge announced that he will be leaving in the near future to pursue other opportunities. Mr. Strawbridge joined us in May 1998 through the merger with OHM. Mr. Strawbridge is entitled to severance in accordance with company policies and procedures. Mr. Strawbridge, as well as other senior executives at OHM, entered into employment agreements with OHM prior to the execution of the merger agreement, and the tender offer for OHM resulted in a change in control of OHM for purposes of those employment agreements. As a result of the change in control, under his employment agreement, Mr. Strawbridge was entitled to continue his employment with OHM in his position at the time of the tender offer for a period of approximately three years following the date of the change in control. During his term of employment, Mr. Strawbridge would have been entitled to receive a base salary and to continue to participate in incentive and employee benefit plans at levels no less favorable to him than existed prior to the change in control.

   In the event of a termination by OHM or by Mr. Strawbridge of his employment during the employment term under circumstances amounting to good reason under his employment agreement, Mr. Strawbridge would have been entitled to receive a lump sum payment, subject to an overall limitation to assure that payments will not constitute "excess parachute payments" under federal income tax law. Mr. Strawbridge agreed to remain employed but we agreed to pay to him the amount he would have received under his employment agreement if his employment had been terminated, and pursuant to that agreement Mr. Strawbridge received $1,400,000.

Carlyle Financial Advisory Fees

  In connection with Carlyle's investment in us, we agreed to pay Carlyle an annual financial advisory fee of $100,000, payable quarterly, and investment banking fees equal to 1% of the value of any transaction undertaken. We also agreed to reimburse them for reasonable out-of-pocket expenses for investment banking services rendered to us. We paid Carlyle $2.5 million in investment banking fees and reimbursable out-of-pocket expenses for services rendered in connection with the acquisition of OHM, which was less than the 1% fee to which they would otherwise have been entitled pursuant to the terms of our existing agreement.

Indemnification

   The General Corporation Law of the State of Delaware, the state of our incorporation, and our Bylaws provide for indemnification of directors and officers. Section 145 of the Delaware General Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if, in cases other than actions brought by or in the right of the corporation, he or she has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Section 145 provides that no indemnification for any claim or matter may be made, in the case of an action brought by or in the right of the corporation, if the person has been adjudged to be liable, unless the Court of Chancery or other court determines that indemnity is fair and reasonable despite the adjudication of liability. Indemnification is mandatory in the case of a director, officer, employee or agent who has been successful on the merits, or otherwise, in defense of a suit against him or her. The determination of whether a director, officer, employee or agent should be indemnified must be made by a majority of disinterested directors, independent legal counsel or the stockholders.

   Our directors and officers are covered under policies of directors' and officers' liability insurance. All directors, officers serving as Senior Vice President or in a higher position and specified other officers are parties to indemnity agreements. These indemnity agreements provide indemnification for the directors and covered officers in the event the directors' and officers' liability insurance does not cover a particular claim for indemnification or if such a claim or claims exceed the limits of such coverage. The indemnity agreements generally are intended to provide indemnification for any amounts a director or covered officer is legally obligated to pay because of claims arising out of the director's or officer's service to us.

   Additionally, our Certificate of Incorporation provides that our directors are not to be liable to us or our stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by law. This provision is intended to allow our directors the benefit of the Delaware General Corporation Law which provides that directors of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duty of care, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived an improper personal benefit.

   The Carlyle investment agreements also contain additional provisions for the indemnification of our directors and officers in certain circumstances. These agreements provide that we will indemnify, defend and hold harmless Carlyle, and its affiliates, directors, officers, advisors, employees and agents to the fullest extent lawful from and against all demands, losses, damages, penalties, claims, liabilities, obligations, actions, causes of action and reasonable expenses (losses) arising out of these agreements or the related transactions or arising by reason of or resulting from the breach of any representation, warranty, covenant or agreement of ours contained in these agreement for the period for which such representation or warranty survives. However, we will not have any liability to indemnify Carlyle with respect to losses arising from the bad faith or gross negligence of the Carlyle indemnified party.

   The investment agreements also provide that Carlyle will indemnify, defend and hold harmless, our affiliates, directors, officers, advisors, employees and agents and us from and against all losses arising out of the breach of any representation, warranty, covenant or agreement of Carlyle contained in these agreements for the period for which such representation or warranty survives. However, Carlyle will not have any liability to indemnify us with respect to losses arising from our bad faith or gross negligence.

   The investment agreements provide that no claim may be made against an indemnifying party for indemnification until the aggregate dollar amount of all losses exceeds $1,500,000 and the indemnification obligations of the respective parties shall be effective only until the dollar amount paid in respect of the losses indemnified against aggregates to an amount equal to $45,000,000.

   Further, pursuant to the merger agreement with OHM, we will, from and after the effective time of the OHM merger, indemnify and hold harmless, to the fullest extent permitted under applicable law, each present and former director and officer of OHM and its subsidiaries against any costs or expenses, including reasonable attorneys' fees, or claims relating to the OHM merger, which is based or arises out of the fact that such person is or was a director or officer of OHM or any of its subsidiaries. Also, we will advance expenses as incurred to the fullest extent permitted under applicable law, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that he or she is not entitled to indemnification.

   In addition, for not less than six years after the effective time, OHM and we will maintain OHM's and its subsidiaries' existing directors' and officers' liability insurance, subject to certain maximum premium payments, provided that we may substitute therefor policies having at least the same coverage and containing terms which are no less advantageous to the intended beneficiaries thereof than the existing directors' and officers' liability insurance with respect to matters existing or occurring at or prior to the effective time or may purchase a six-year extended reporting endorsement under OHM's existing directors' and officers' liability insurance. We have substantially similar indemnification obligations with respect to persons who are or were directors, officers, employees or agents of GTI before or after the effective time of the merger with GTI, under the GTI acquisition agreement.

                       DESCRIPTION OF OTHER INDEBTEDNESS

  The following is a summary of the important terms of our debt instruments.

Credit Facilities

  We have a term loan and revolving credit facility with Citicorp USA, Inc., as Administrative Agent, BankBoston, N.A., as Documentation Agent, and Royal Bank of Canada and Credit Lyonnais New York Branch, as Co-Agents, and other bank lenders.

  Our credit facilities consist of an eight-year amortizing term loan of $228.0 million and a six-year revolving credit facility of up to $185.0 million.

  As of March 26, 1999 on a pro forma basis, we had used $8.6 million of the revolving credit facility and had $66.9 million still available, including capacity used for letters of credit.

 Security

  Our credit facilities are secured by a security interest in substantially all of our assets and substantially all of the assets of our subsidiaries.

 Interest Rate

  The term loans made under our credit facilities now bear interest at a rate equal to LIBOR plus an applicable premium, and revolving loans made under the credit facilities now bear interest at a rate equal to LIBOR plus an applicable premium, with adjustments based on the ratio of our consolidated total debt to consolidated EBITDA.

 Maturity

  The term loan made under our credit facilities amortizes on a semi-annual basis in aggregate annual installments of $4.5 million until June 2004, with the remainder payable in eight equal quarterly installments after June 2004 until the term loan matures in June 2006. The revolving credit facility is scheduled to terminate in June 2004, without any reduction in availability before that date. We are also required to prepay the loans under our credit facilities with the net proceeds of asset sales and some debt and equity financings, and with a portion of our consolidated excess cash flow.

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

 Conditions; Representations and Warranties; Covenants

   Our credit facilities include conditions precedent to the funding of revolving loans, representations and warranties and covenants customary for facilities of this type. The covenants include:

     .  financial covenants consisting of:

       .  a minimum fixed charge coverage ratio,

       .  a minimum interest expense coverage ratio,

       .  a maximum leverage ratio,

       .  a minimum liquidity requirement,

       .  a maximum capital expenditure limitation, and

       .  a minimum net worth requirement,

     .  maintenance of cash concentration accounts and lockboxes,

     .  preservation of corporate existence,

     .  compliance with laws,

     .  payment of taxes,

     .  maintenance of properties and insurance,

     .  financial and other reporting requirements, and

     .  limitations, subject to some exceptions, on:

       .  indebtedness,

       .  guarantees,

       .  liens,

       .  lease obligations,

       .  mergers and acquisitions,

       .  sales of assets and other fundamental changes,

       .  joint ventures and other investments,

       .  transactions with affiliates,

       .  dividends and stock repurchases and redemptions,

       .  prepayment or modification of debt, and

       .  hedging obligations.

 Events of Default

  Our credit facilities also include customary events of default, including:

     .  payment defaults,

     .  breaches of representations and warranties,

     .  covenant defaults,

     .  cross defaults to other indebtedness,

     .  bankruptcy events,

     .  defaults in satisfaction of money judgments,

     .  material adverse changes,

     .  some events under the Employee Retirement Income Security Act of
  1974, and

     .  changes of control.

OHM 8% Convertible Subordinated Debentures due October 1, 2006

  OHM offered $50.0 million principal amount of convertible subordinated debentures under an indenture dated as of October 1, 1986, later amended by a first supplemental indenture dated as of May 20, 1994. After we acquired OHM, we entered into a second supplemental indenture with OHM and the trustee for the debentures, pursuant to which these debentures became convertible at any time prior to October 1, 2006 into a combination of our common stock and cash.

 Subordination

  The debentures are subordinated to all of our and OHM's senior indebtedness and rank equal in right of payment to the series A and series B notes.

 Interest Rate

  The OHM debentures bear interest at a rate of 8% per year, payable semi-annually on April 1 and October 1, beginning on April 1, 1987.

 Maturity

  The debentures are due October 1, 2006.

 Conversion

  Holders may convert the debentures at any time prior to maturity, unless previously redeemed by us, at a rate that is subject to adjustment. Currently, the debentures are convertible into 45.04 shares of our common stock and $107.50 in cash per $1,000 unit.

 Redemption

  We may redeem the debentures at our option in whole or, from time to time, in part.

 Sinking Fund

  We are required to make annual sinking fund payments of 7.5% of the principal amount, or approximately $4.3 million, which began in 1996 and will continue through October 1, 2005.

 Guarantee

  We guaranteed the payment of all of OHM's obligations under the indenture for the debentures, but are entitled to reimbursement by OHM for any amounts paid by us under our guarantee. Our obligations under our guarantee are subordinated to our obligations under our credit facilities.

                              DESCRIPTION OF NOTES

   You can find the definitions of material terms used in this description under the subheading "Certain Definitions." In this description, the words "we," "us," "our" and similar terms refer only to the IT Group and not to any of our subsidiaries.

   We issued the series A notes under an indenture among The Bank of New York, as trustee, the Guarantors and us in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the indenture apply to the series A notes and to the series B notes to be issued in exchange for the series A notes pursuant to the exchange offer. The terms of the series B notes include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act. The series B notes are subject to all of these terms.

   The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of series B notes.

Brief Description of the Series B Notes and the Guarantees

 The Series B Notes

   The series B notes:

  .  are general, unsecured obligations;

  . are subordinated in right of payment to all of our existing and future Senior Debt;

  . are pari passu in right of payment with any of our future senior subordinated Indebtedness, and with any of our other obligations that are not Senior Debt and are not expressly subordinated to the series B notes; and

  .  are unconditionally guaranteed by the Guarantors.

 The Guarantees

   The Guarantees of the series B notes:

  .  are general, unsecured obligations of each Guarantor;

  . are subordinated in right of payment to all existing and future Senior Debt of each Guarantor; and

  . are pari passu in right of payment with any future senior subordinated Indebtedness of each Guarantor, and with any other obligations of such Guarantor that are not Senior Debt and are not expressly subordinated to the series B notes.

   As of the date of the indenture, all of our subsidiaries will be "Restricted Subsidiaries." Under the circumstances described below under the subheading "-- Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the indenture.

   All of our Domestic Subsidiaries, other than Universal Professional Insurance Company, will guarantee the series B notes. Our Unrestricted Subsidiaries will not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. The Guarantors generated 98% of our consolidated revenues in the twelve-month period ended December 25, 1998 and held substantially all of our consolidated assets as of December 25, 1998. See our consolidated financial statements and related notes contained in this prospectus for more detail about the division of our consolidated revenues and assets between the Guarantors and our non-guarantor subsidiaries.

Principal, Maturity and Interest

   We will issue notes with a maximum aggregate principal amount of $400.0 million, of which $225.0 million series A notes were issued in the initial offering. We may issue additional notes in one or more series from time to time. Any offering of additional notes is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The series A and series B notes and any additional notes subsequently issued under the indenture would be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. We have issued and will issue notes only in denominations of $1,000 and integral multiples of $1,000. The series B notes will mature on April 1, 2009.

   Interest on the series B notes will accrue at the rate of 11 1/4% per annum and will be payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 1999. We will make each interest payment to the holders of record on the immediately preceding March 15 and September 15.

   Interest on the series B notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Series B Notes

   If you have given wire transfer instructions to us, we will pay all principal, interest and premium and Liquidated Damages, if any, on your series B notes in accordance with those instructions. All other payments on series B notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless we elect to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.

Paying Agent and Registrar for the Series B Notes

   The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders of series B notes, and any of our subsidiaries or we may act as paying agent or registrar.

Transfer and Exchange

   A holder may transfer or exchange series B notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any series B note selected for redemption. Also, we are not required to transfer or exchange any series B note for a period of fifteen days before a selection of series B notes to be redeemed.

   The registered holder of a series B note will be treated as the owner of it for all purposes.

Subsidiary Guarantees

   The Guarantors will jointly and severally guarantee our obligations under the series B notes. Each Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent Conveyance Matters."

   A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person, other than another Guarantor or us, whether or not such Guarantor is the surviving Person, unless the Guarantee of that Guarantor is released as described below or:

     (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

     (2) either:

       (a) the Guarantor is the surviving Person or the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the trustee; or

       (b) the Net Proceeds of such sale or other disposition are applied in accordance with the "Asset Sale" provisions of the indenture.

  The Guarantee of a Guarantor will be released:

     (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, including by way of merger or consolidation, to a Person that is not, either before or after giving effect to such transaction, our subsidiary, if the Guarantor applies, or certifies its intention to apply, the Net Proceeds of that sale or other disposition in accordance with the "Asset Sale" provisions of the indenture;

     (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not, either before or after giving effect to such transaction, our Subsidiary, if we apply, or certifies its intention to apply, the Net Proceeds of that sale in accordance with the "Asset Sale" provisions of the indenture; or

     (3) if we properly designate any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

   See "--Repurchase at the Option of Holders--Asset Sales."

Subordination

   The payment of principal, interest, premium and Liquidated Damages, if any, on the series B notes will be subordinated to the prior payment in full of all of our Senior Debt, including Senior Debt incurred after the date of the indenture.

   The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Hedging Obligations due in respect of Senior Debt, including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, before the holders of series B notes will be entitled to receive any payment with respect to the series B notes, except that holders of series B notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance," in the event of any distribution to our creditors:

     (1) in our liquidation or dissolution;

     (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property;

     (3) in an assignment for the benefit of creditors; or

     (4) in any marshaling of our assets and liabilities.

   We also may not make any payment in respect of the series B notes, except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance", if:

     (1) a Payment Default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

     (2) any other Default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such Default (a "Payment Blockage Notice") from the holders of any Designated Senior Debt or us.

   Payments on the series B notes may and shall be resumed:

      (1) in the case of a Payment Default, upon the date on which such Default is cured or waived; and

      (2) in case of a Nonpayment Default, the earlier of the date on which such Nonpayment Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

   No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

   No Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee and which was known to the holders of Designated Senior Debt who delivered such Payment Blockage Notice shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such Default shall have been cured or waived for a period of not less than 90 days.

   We must promptly notify holders of Senior Debt if payment of the series B notes is accelerated because of an Event of Default.

   As a result of the subordination provisions described above, in the event of our bankruptcy, liquidation or reorganization, holders of series B notes may recover less ratably than our creditors who are holders of Senior Debt. See "Risk Factors--Subordination."

Optional Redemption

   At any time prior to April 1, 2002, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of series B notes originally issued under the indenture at a redemption price of 111.250% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more public equity offerings; provided that:

      (1) at least 65% of the aggregate principal amount of series B notes issued under the indenture remains outstanding immediately after the occurrence of such redemption, excluding series B notes held by any of our subsidiaries or us; and

      (2) the redemption must occur within 45 days of the date of the closing of such Public Equity Offering.

   Except pursuant to the preceding paragraph, the series B notes will not be redeemable at our option prior to April 1, 2004.

   After April 1, 2004, we may redeem all or a part of the series B notes upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

   Year                                                               Percentage
   ----                                                               ----------
   2004 .............................................................  106.625%
   2005..............................................................  104.750%
   2006..............................................................  102.875%
   2007 and thereafter ..............................................  100.000%

Mandatory Redemption

   We are not required to make mandatory redemption or sinking fund payments with respect to the series B notes.

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

Repurchase at the Option of Holders

 Change of Control

  If a Change of Control occurs, each holder of notes will have the right to require us to repurchase all or any part, equal to $1,000 or an integral multiple thereof, of your series B notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, we will offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of series B notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within ten days following any Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase series B notes on the Change of Control Payment Date specified in such notice which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the series B notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such conflict.

   On the Change of Control Payment Date, we will, to the extent lawful:

      (1) accept for payment all series B notes or portions thereof properly tendered pursuant to the Change of Control Offer;

      (2) deposit with the paying agent an amount equal to the Change of Control payment in respect of all series B notes or portions thereof so tendered; and

      (3) deliver or cause to be delivered to the trustee the series B notes so accepted together with an officers' certificate stating the aggregate principal amount of series B notes or portions thereof being purchased by us.

  The paying agent will promptly mail to each holder of series B notes so tendered the Change of Control payment for such series B notes, and the trustee will promptly authenticate and mail or cause to be transferred by book-entry to each holder a new series B note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new series B note will be in a principal amount of $1,000 or an integral multiple thereof.

  The terms of outstanding Senior Debt may prohibit us from repurchasing series B notes pursuant to a Change of Control Offer. Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, we will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of series B notes required by this covenant. If we are unable to refinance all of the Senior Debt that prohibits a repurchase of series B notes or to obtain the requisite consents, we will not be permitted to satisfy our obligation to make a Change of Control Offer, and an Event of Default will occur as a result. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

  We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all series B notes validly tendered and not withdrawn under such Change of Control Offer.

  The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of our Subsidiaries and us taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of series B notes to require us to repurchase such series B notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of our Subsidiaries and us taken as a whole to another Person or Group may be uncertain.

   "Change of Control" means the occurrence of any of the following:

      (1) the direct or indirect sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the properties or assets of our Restricted Subsidiaries and us taken as a whole to any "Person," as that term is used in Section 13(d)(3) of the Exchange Act, other than a Principal or a Related Party of a Principal;

      (2) the adoption of a plan relating to our liquidation or dissolution;

      (3) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "Person," other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of our Voting Stock, measured by voting power rather than number of shares; or

      (4) the first day on which a majority of the members of our Board of Directors are not Continuing Directors.

  "Principals" means TC Group, L.L.C., a Delaware limited liability company, and its Affiliates.

   "Related Party" means:

      (1) any controlling stockholder, 80% or more owned subsidiary, or immediate family member, in the case of an individual, of any Principal; or

      (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

 Asset Sales

   We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

      (1) we, or our Restricted Subsidiaries, as the case may be, receive consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

      (2) with respect to an Asset Sale involving consideration in excess of $5.0 million, such fair market value is determined by our Board of Directors and evidenced by a resolution of our Board of Directors set forth in an officers' certificate delivered to the trustee; and

      (3) at least 75% of the consideration therefor received by such Restricted Subsidiary or us is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

        (a) any liabilities, as shown on our or any of our Restricted Subsidiaries' most recent balance sheet, of any of our Restricted Subsidiaries or us, other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee, that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases any of our Restricted Subsidiaries or us from further liability; and

        (b) any securities, notes or other obligations received by any of our Restricted Subsidiaries or us from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by any of our Restricted Subsidiaries or us into cash, to the extent of the cash received in that conversion.

   Within 365 days after the receipt of any Net Proceeds from an Asset Sale, we may apply such Net Proceeds at our option:

      (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

      (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business as long as such Person becomes a Restricted Subsidiary;

      (3) to make a capital expenditure; or

      (4) to acquire other long-term assets that are used or useful in a Permitted Business.

   "Asset Sale" means:

      (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of our Subsidiaries and us taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

      (2) the issuance of Equity Interests in any of our Restricted Subsidiaries or the sale of Equity Interests in any of our Subsidiaries.

   Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

      (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

      (2)  a transfer of assets between or among our Wholly Owned
  Subsidiaries and us,

      (3) an issuance of Equity Interests by a Wholly Owned Subsidiary to another Wholly Owned Subsidiary or us;

      (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

      (5) the sale or other disposition of cash or Cash Equivalents; and

      (6) a Restricted Payment or Permitted Investment that is permitted by the covenant described below under the caption "--Certain Covenants-- Restricted Payments."

   Pending the final application of any such Net Proceeds, we may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture.

   Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, we will make an Asset Sale Offer to all holders of series B notes and all holders of other Indebtedness that is pari passu with the series B notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of series B notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, we may use such Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of series B notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the series B notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of series B notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

   We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of series B notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

   Our outstanding Senior Debt currently prohibits us from purchasing any series B notes, and also provides that certain Change of Control events with respect to us would constitute a Default under the agreements governing the Senior Debt. Any future credit agreements or other agreements relating to Senior Debt to which we become a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when we are prohibited from purchasing series B notes, we could seek the consent of our senior lenders to the purchase of series B notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing series B notes. In such case, our failure to purchase tendered series B notes would constitute an Event of Default under the indenture which would, in turn, constitute a Default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of series B notes.

Selection and Notice

   If less than all of the series B notes are to be redeemed at any time, the trustee will select series B notes for redemption as follows:

     (1) if the series B notes are listed, in compliance with the requirements of the principal national securities exchange on which the series B notes are listed; or

     (2) if the series B notes are not so listed, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

   No series B notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of series B notes to be redeemed at its registered address. Notices of redemption may not be conditional.

   If any series B note is to be redeemed in part only, the notice of redemption that relates to that series B note shall state the portion of the principal amount thereof to be redeemed. A new series B note in principal amount equal to the unredeemed portion of the original series B note will be issued in the name of the holder thereof upon cancellation of the original series B note. Series B notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on series B notes or portions of them called for redemption.

Certain Covenants

 Restricted Payments

   We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any other payment or distribution on account of our or any of our Restricted Subsidiaries' Equity Interests, including, without limitation, any payment in connection

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  with any merger or consolidation involving any of our Restricted
  Subsidiaries or us, or to the direct or indirect holders of any of our Restricted Subsidiaries' or our Equity Interests in their capacity as such, other than dividends or distributions payable in Equity Interests of ours, other than Disqualified Stock, or to any of our Restricted Subsidiaries or us;

     (2) purchase, redeem or otherwise acquire or retire for value, including, without limitation, in connection with any merger or consolidation involving us, any of our Equity Interests or any direct or indirect parent of us;

     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the series B notes or the Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

     (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

     (5) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (6) we would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

     (7) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by our Restricted Subsidiaries and us after the date of the indenture, excluding Restricted Payments permitted by clauses (2), (3), (4) and (5) of the next succeeding paragraph, is less than the sum, without duplication, of

       (a) 50% of our Consolidated Net Income for the period, taken as one accounting period, from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit, plus

       (b) 100% of the aggregate net cash proceeds received by us since the date of the indenture as a contribution to our common equity capital or from the issue or sale of our Equity Interests, other than Disqualified Stock, or from the issue or sale of our convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests, other than Equity Interests, or Disqualified Stock or debt securities, sold to any of our Subsidiaries, plus

       (c) the amount by which Indebtedness of our Restricted Subsidiaries or us is reduced on our balance sheet upon the conversion or exchange subsequent to the issue date of any Indebtedness of us convertible or exchangeable for our Equity Interests, other than Disqualified Stock, less the amount of any cash, or other property, distributed by any Restricted Subsidiary or us upon such conversion or exchange, plus

       (d) without duplication, to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment, less the cost of disposition, if any, and (ii) the initial amount of such Restricted Investment.

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   So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

     (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of any Guarantor or us or of any of our Equity Interests in exchange for, or out of the net cash proceeds of the substantially concurrent sale, other than to any of our Restricted Subsidiaries, of, our Equity Interests, other than Disqualified Stock; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (7) (b) of the preceding paragraph;

     (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of any Guarantor or us with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

     (4) the payment of any dividend by us on Existing Preferred Stock pursuant to the terms of such Existing Preferred Stock as of the date of the indenture;

     (5) the payment of any dividend by any of our Restricted Subsidiaries to the holders of its common Equity Interests on a pro rata basis;

     (6) the repurchase, redemption or other acquisition or retirement for value of any of our Equity Interests or any of our Restricted Subsidiaries held by any member of our, or any of our Restricted Subsidiaries', management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.5 million in any twelve-month period; and

     (7) Restricted Payments not to exceed $5.0 million since the date of the indenture.

   The amount of all Restricted Payments, other than cash, shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by such Restricted Subsidiary or us, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by our Board of Directors whose resolution with respect thereto shall be delivered to the trustee. Our Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, we shall deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

 Incurrence of Indebtedness and Issuance of Preferred Stock

   We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness, including Acquired Debt, and we will not issue any Disqualified Stock and will not permit any of our Subsidiaries to issue any shares of preferred stock; provided, however, that we may incur Indebtedness, including Acquired Debt, or issue Disqualified Stock, and our Restricted Subsidiaries may incur Indebtedness or issue Preferred Stock, if the Fixed Charge Coverage Ratio for our most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis, including a pro forma application of the Net Proceeds therefrom, as if the additional Indebtedness had been incurred or the Preferred Stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

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   The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (1) the incurrence by any Guarantor and us of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1), with letters of credit being deemed to have a principal amount equal to the maximum potential liability of any Guarantor and us thereunder, not to exceed an amount equal to $380.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by any Guarantor or us to repay Indebtedness under a Credit Facility pursuant to the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;"

     (2) the incurrence by our Restricted Subsidiaries and us of the Existing Indebtedness;

     (3) the incurrence by the Guarantors and us of Indebtedness represented by the series A notes and the series B notes to be issued pursuant to this exchange offer, including, in each case, the Guarantees;

     (4) the incurrence by any of our Restricted Subsidiaries or us of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the our business or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $25.0 million at any time outstanding;

     (5) the incurrence by any of our Restricted Subsidiaries or us of Permitted Refinancing Indebtedness in exchange for, or the Net Proceeds of which are used to refund, refinance or replace Indebtedness, other than intercompany Indebtedness, that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3),
  (4), (5) or (11) of this paragraph;

     (6) the incurrence by any of our Restricted Subsidiaries or us of intercompany Indebtedness between or among any of our Restricted Subsidiaries and us; provided, however, that:

       (a) if any Guarantor or we are the obligor on such Indebtedness, such Indebtedness, other than Indebtedness owing to Universal
    Professional Insurance Company and any Indebtedness pledged as security for any Senior Debt, must be expressly subordinated to the prior payment in full in cash of all Hedging Obligations with respect to the series B notes, in our case, or the Guarantee, in the case of a Guarantor; and

       (b) (i) any subsequent issuance or transfer of Equity Interests, other than any pledge thereof as security for any Senior Debt, that results in any such Indebtedness being held by a Person other than any of our Restricted Subsidiaries or us and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either our Restricted Subsidiary or us thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by such Restricted Subsidiary or us, as the case may be, that was not permitted by this clause (6);

     (7) the incurrence by any of our Restricted Subsidiaries or us of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding;

     (8) the guarantee by any of the Guarantors or us of any or our or any of our Restricted Subsidiaries' Indebtedness that was permitted to be incurred by another provision of this covenant;

     (9) the incurrence by any of our Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by any of our Restricted Subsidiaries that was not permitted by this clause (9);

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     (10) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in our Fixed Charges as accrued;

     (11) the incurrence of Indebtedness by our Foreign Subsidiaries in an amount not to exceed $10.0 million at any time outstanding; and

     (12) the incurrence by any of our Restricted Subsidiaries or us of additional Indebtedness in an aggregate principal amount, or accreted value, as applicable, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $10.0 million.

   For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of permitted debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, we will be permitted to classify such item of Indebtedness on the date of its incurrence, or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

 Liens

   We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness that is pari passu or subordinated in right of payment to the series B notes on any asset now owned or hereafter acquired, except Permitted Liens, unless the series B notes are secured by such Lien on an equal and ratable basis.

 Dividend and Other Payment Restrictions Affecting Subsidiaries

   We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock to any of our Restricted Subsidiaries or us, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to any of our Restricted Subsidiaries or us;

     (2) make loans or advances to any of our Restricted Subsidiaries or us;
  or

     (3) transfer any of its properties or assets to any of our Restricted Subsidiaries or us.

   However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1) Existing Indebtedness and the Credit Agreement, each as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness and such Credit Agreement, each as in effect on the date of the indenture;


                                      100
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     (2) the indenture and the series B notes;

     (3) applicable law;

     (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by any of our Restricted Subsidiaries or us as in effect at the time of such acquisition, except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

     (5) customary non-assignment provisions in leases entered into in the ordinary course of business;

     (6) purchase money obligations for property acquired that impose restrictions on the property so acquired of the nature described in clause
  (3) of the preceding paragraph;

     (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

     (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

     (9) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

     (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements; and

     (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

 Merger, Consolidation or Sale of Assets

   We may not, directly or indirectly: (1) consolidate or merge with or into another Person, whether or not we are the surviving corporation; or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of our Restricted Subsidiaries and us taken as a whole, in one or more related transactions, to another Person; unless:

     (1) either: (a) we are the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger, if other than us, or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the U.S., any state thereof or the District of Columbia;

     (2) the Person formed by or surviving any such consolidation or merger, if other than us, or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all our obligations under the series B notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

     (3) immediately after such transaction no Default or Event of Default exists; and

     (4) we, or the Person formed by or surviving any such consolidation or merger, if other than us, or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

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   In addition, we may not, directly or indirectly, lease all or substantially all of our properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among any of our Wholly Owned Restricted Subsidiaries and us.

 Designation of Restricted and Unrestricted Subsidiaries

   Our Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by our Restricted Subsidiaries and us in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as we shall determine. That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Our Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

 Transactions with Affiliates

   We will not, and will not permit any of our Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

     (1) such Affiliate Transaction is on terms that are no less favorable to the relevant Restricted Subsidiary or us than those that would have been obtained in a comparable transaction by such Restricted Subsidiary or us with an unrelated Person; and

     (2) we deliver to the trustee:

       (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of our Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of our Board of Directors; and

       (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

   The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

     (1) any employment agreement entered into by any of our Restricted Subsidiaries or us in the ordinary course of business;

     (2) transactions between or among our Restricted Subsidiaries and/or us;

     (3) transactions with a Person that is our Affiliate solely because we own an Equity Interest in such Person;

     (4) payment of reasonable directors' fees to Persons who are not otherwise our Affiliates;

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     (5) payments of annual management, consulting and advisory fees and related expenses to the Principal and its Affiliates pursuant to the Management Agreement; and

     (6) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments."

 Additional Subsidiary Guarantees

   If any of our Subsidiaries or we acquire or create another Domestic Subsidiary after the date of the indenture or if any Subsidiary becomes a Domestic Subsidiary, then that Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel to the trustee within ten Business Days of the date on which it was acquired or created. This covenant shall not apply to any Subsidiary that has been properly designated as an Unrestricted Subsidiary.

 Business Activities

   We will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to our Subsidiaries and us taken as a whole.

 Payments for Consent

   We will not, and will not permit any of our Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of series B notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the series B notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

 No Senior Subordinated Debt

   We will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any of our Senior Debt and senior in any respect in right of payment to the series B notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Guarantee.

 Reports

   Whether or not required by the Commission, so long as any series B notes are outstanding, we will furnish to the holders of series B notes, within the time periods specified in the Commission's rules and regulations:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

     (2) all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports.

   If we have designated any of our Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of our Restricted Subsidiaries and us separate from the financial condition and results of operations of our Unrestricted Subsidiaries.

                                      103
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   In addition, following the consummation of this exchange offer contemplated by the registration rights agreement, whether or not required by the Commission, we will file a copy of all information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations, unless the Commission will not accept such a filing, and make such information available to securities analysts and prospective investors upon request. In addition, the Guarantors and we have agreed that, for so long as any series B notes remain outstanding, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

   Each of the following is an Event of Default:

     (1) Default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the series B notes whether or not prohibited by the subordination provisions of the indenture;

     (2) Default in payment when due of the principal of, or premium, if any, on the series B notes, whether or not prohibited by the subordination provisions of the indenture;

     (3) failure by any of the Guarantors or us to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales," "-- Certain Covenants--Restricted Payments," "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" or "--Certain Covenants-- Merger, Consolidation or Sale of Assets;"

     (4) failure by any of our Restricted Subsidiaries or us for 60 days after notice to comply with any of the other agreements in the indenture;

     (5) Default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by any of our Restricted Subsidiaries or us, or the payment of which is guaranteed by any of our Restricted Subsidiaries or us, whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that Default:

       (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such Default (a "Payment Default"); or

       (b) results in the acceleration of such Indebtedness prior to its express maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

     (6) failure by any of our Restricted Subsidiaries or us to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

     (7) except as permitted by the indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

     (8) certain events of bankruptcy or insolvency with respect to any of our Restricted Subsidiaries or us.

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   In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to us, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding series B notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding series B notes may declare all the series B notes to be due and payable immediately.

   Holders of series B notes may not enforce the indenture or the series B notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding series B notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of series B notes notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if it determines that withholding notice is in their interest.

   The holders of a majority in aggregate principal amount of the series B notes then outstanding by notice to the trustee may on behalf of the holders of all of the series B notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the series B notes.

   We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, we are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

   No director, officer, employee, incorporator or stockholder of any Guarantor or us, as such, shall have any liability for any obligations of the Guarantors or us under the series B notes, the indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of series B notes by accepting a series B note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the series B notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

   We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Guarantees ("Legal Defeasance") except for:

     (1) the rights of holders of outstanding series B notes to receive payments from the trust referred to below in respect of the principal of, or interest and Liquidated Damages, if any, on such series B notes when such payments are due;

     (2) our obligations with respect to the series B notes concerning issuing temporary series B notes, registration of notes, mutilated, destroyed, lost or stolen series B notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

     (4) the Legal Defeasance provisions of the indenture.

   In addition, we may, at our option and at any time, elect to have the obligations of the Guarantors and us released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the series B notes. In the event Covenant Defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described under "Events of Default" will no longer constitute an Event of Default with respect to the series B notes.

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   In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the series B notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding series B notes on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether the series B notes are being defeased to maturity or to a particular redemption date;

     (2) in the case of Legal Defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding series B notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding series B notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit; or (b) with respect only to events of Default resulting from bankruptcy or insolvency events at any time in the period ending on the 91st day after the date of deposit;

     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a Default under any material agreement or instrument, other than the indenture, to which we, or any of our Subsidiaries, are a party or by which we, or any of our subsidiaries, are bound;

     (6) we must have delivered to the trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of any Guarantor or us between the date of deposit and the 91st day following the deposit and assuming that no holder is considered our "insider" under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (7) we must deliver to the trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders of series B notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

     (8) we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

   Except as provided in the next two succeeding paragraphs, the indenture or the series B notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the series B notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, series B notes, and any existing Default or compliance with any provision of the indenture or the series B notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding series B notes, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, series B notes.

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   Without the consent of each holder affected, an amendment or waiver may not, with respect to any series B notes held by a non-consenting holder:

     (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of or change the fixed maturity of any series B note or alter the provisions with respect to the redemption of the series B notes, other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders;"

     (3) reduce the rate of or change the time for payment of interest on any series B note;

     (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the series B notes, except a rescission of acceleration of the series B notes by the holders of at least a majority in aggregate principal amount of the series B notes and a waiver of the Payment Default that resulted from such acceleration;

     (5) make any series B note payable in money other than that stated in the series B notes;

     (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of series B notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the series B notes;

     (7) waive a redemption payment with respect to any series B note, other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders";

     (8) release any Guarantor from any of its obligations under its Guarantee or the indenture, except in accordance with the terms of the indenture; or

     (9) make any change in the preceding amendment and waiver provisions.

   In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the holders of the series B notes will require the consent of the holders of at least 75% in aggregate principal amount of notes then outstanding.

   Notwithstanding the preceding, without the consent of any holder of series B notes, the Guarantors, the trustee and we may amend or supplement the indenture or the series B notes:

     (1) to cure any ambiguity, defect or inconsistency;

     (2) to provide for uncertificated series B notes in addition to or in place of Certificated Notes;

     (3) to provide for the assumption of our obligations to holders of series B notes in the case of a merger or consolidation or sale of all or substantially all of our assets;

     (4) to make any change that would provide any additional rights or benefits to the holders of series B notes or that does not adversely affect the legal rights under the indenture of any such holder; or

     (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Concerning the Trustee

   If the trustee becomes a creditor of any guarantor or us, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

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   The holders of a majority in principal amount of the then outstanding series
B notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of series B notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

   Anyone who receives this prospectus may obtain a copy of the indenture and the registration rights agreement without charge by writing to The IT Group, Inc., 2790 Mosside Boulevard, Monroeville, PA 15146-2792, Attention: General Counsel.

Book-Entry, Delivery and Form

   The series B notes will be in the form of a Global Note without interest coupons. Upon issuance, the Global Note will be deposited with the trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's Participants or Indirect Participants.

   The Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for series B notes in certificated form except in the limited circumstances described below. See "-- Transfer of Interests in the Global Note for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Note will not be entitled to receive physical delivery of series B notes in certificated form.

   Initially, the trustee will act as paying agent and registrar. The series B notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depository Procedures

   The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of their respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the DTC, Euroclear or Cedel or their Participants directly to discuss these matters.

   DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, including the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, collectively, the "Indirect Participants." Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

   DTC has also advised us that, pursuant to procedures established by it:

     (1) upon deposit of the Global Note, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Note; and

     (2) ownership of these interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the Participants, or by

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  the Participants and the Indirect Participants, with respect to other owners of beneficial interest in the Global Note.

   Investors in the Global Note may hold their interests directly through DTC if they are direct Participants in DTC or indirectly through organizations that are direct Participants in DTC.

   Except as described below, owners of interests in the Global Note will not have series B notes registered in their names, will not receive physical delivery of series B notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

   Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on the Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the trustee and we will treat the Persons in whose names the series B notes, including the Global Note, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of the trustee or us has or will have any responsibility or liability for:

     (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of Beneficial Ownership interest in the Global Note or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect
  Participant's records relating to the Beneficial Ownership interests in the Global Note; or

     (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

   DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the series B notes, including principal and interest, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its Beneficial Ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the Beneficial Owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither the trustee nor we will be liable for any delay by DTC or any of its Participants in identifying the Beneficial Owners of the notes, and the trustee and we may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

   We expect that interests in the Global Note will be eligible to trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds, and transfers between Participants in Euroclear and Cedel will be effected in accordance with their respective rules and operating procedures.

   Subject to compliance with the transfer restrictions applicable to the series B notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel Participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global
Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Cedel Participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

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   DTC has advised us that it will take any action permitted to be taken by a holder of series B notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Note and only in respect of such portion of the aggregate principal amount of the series B notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the series B notes, DTC reserves the right to exchange the Global Note for legended series B notes in certificated form, and to distribute such series B notes to its Participants.

Transfer of Interests in the Global Note for Certificated Notes

   The entire Global Note is exchangeable for definitive series B notes in registered, certificated form without interest coupons ("Certificated Notes") if:

     (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Note and we fail to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

     (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

     (3) there shall have occurred and be continuing a Default or Event of Default with respect to the series B notes.

   In addition, beneficial interests in the Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for the Global Note or beneficial interests in the Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures.

   Neither the trustee, the Guarantors nor we will be liable for any delay by the holder of the Global Note or DTC in identifying the Beneficial Owner of series B notes, and the trustee and we may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

Same Day Settlement and Payment

   We will make payments in respect of the series B notes represented by the Global Note, including principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the holder of the Global Note. We will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

   Because of time zone differences, the securities account of a Euroclear or Cedel Participant purchasing an interest in the Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel Participant, during the securities settlement processing day, which must be a business day for Euroclear and Cedel, immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Cedel as a result of sales of interests in the Global Note by or through a Euroclear or Cedel Participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

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Registration Rights; Liquidated Damages

   The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines the registration rights of the holders of the series A notes. See "--Additional Information."

   The Guarantors, the initial purchasers and we entered into the Registration Rights Agreement upon the closing of the initial offering. Pursuant to the registration rights agreement, the Guarantors and we agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the series A notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Guarantors and we will offer to the holders of Transfer-Restricted Securities pursuant to the exchange offer who are able to make certain representations the opportunity to exchange their Transfer-Restricted Securities for series B notes.

   If:

     (1) the Guarantors and we are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Commission policy; or

     (2) any holder of Transfer-Restricted Securities notifies us prior to the 20th day following consummation of the exchange offer that:

       (a) it is prohibited by law or Commission policy from participating in the exchange offer; or

       (b) that it may not resell the series B notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

       (c) that it is a broker-dealer and owns series B notes acquired directly from any of our Affiliates or us,

the Guarantors and we will file with the Commission a Shelf Registration Statement to cover resales of the series B notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

   The Guarantors and we will use our best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

   For purposes of the preceding, "Transfer-Restricted Securities" means each note until:

     (1) the date on which such series A note has been exchanged by a Person other than a broker-dealer for a series B note in this exchange offer;

     (2) following the exchange by a broker-dealer in the exchange offer of a series A note for a series B note, the date on which such series B note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

     (3) the date on which such series B note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

     (4) the date on which such series B note is distributed to the public pursuant to Rule 144 under the Securities Act.

   The Registration Rights Agreement provides:

     (1) the Guarantors and we will file an Exchange Offer Registration Statement with the Commission on or prior to 75 days after the closing of the initial offering;

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

     (2) the Guarantors and we will use our best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the closing of the initial offering;

     (3) unless the exchange offer would not be permitted by applicable law or Commission policy, the Guarantors and we will:

       (a) commence the exchange offer; and

       (b) use our best efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, notes in exchange for all series A notes tendered prior thereto in the exchange offer; and

     (4) if obligated to file the Shelf Registration Statement, the Guarantors and we will use our best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such obligation arises.

   If:

     (1) the Guarantors and we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

     (2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

     (3) the Guarantors and we fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

     (4) the shelf registration statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of transfer-restricted securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then the Guarantors and we will pay Liquidated Damages to each holder of series A notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of series A notes held by such holder.

   The amount of Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of series A notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of series A notes.

   All accrued Liquidated Damages will be paid by the Guarantors and us on each Damages Payment Date to the holder of the Global Note by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

   Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

   Holders of series A notes are required to make certain representations to us, as described in the registration rights agreement, in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their series A notes included in the Shelf Registration Statement and benefit from the provisions

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

regarding Liquidated Damages set forth above. By acquiring Transfer-Restricted Securities, a holder will be deemed to have agreed to indemnify the Guarantors and us against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of series A notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from us.

Certain Definitions

   Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   "Acquired Debt" means, with respect to any specified Person:

     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that Beneficial Ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

   "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person", as that term is used in Section 13(d)(3) of the Exchange Act, such "person" shall be deemed to have Beneficial Ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

   "Board of Directors" means:

     (1) with respect to a corporation, the board of directors of the corporation;

     (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

     (3) with respect to any other Person, the board or committee of such Person serving a similar function.

   "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

   "Capital Stock" means:

     (1) in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock;


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     (3) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

   "Cash Equivalents" means:

     (1) U.S. dollars;

     (2) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof, provided that the full faith and credit of the U.S. is pledged in support thereof, having maturities of not more than six months from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

     (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

   "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

     (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

     (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

     (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

     (4) depreciation, amortization, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and other non-cash expenses, excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior

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  period, of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

     (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

   Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, any of our subsidiaries, unless such Subsidiary is a Guarantor and its Guarantee continues to be in full force and effect, shall be added to our Consolidated Net Income to compute our Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to us by such subsidiary without prior governmental approval that has not been obtained, and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

   "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the (a) Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Subsidiary thereof and (b) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

     (2) the Net Income of any Restricted Subsidiary, unless such Restricted Subsidiary is a Guarantor and its Guarantee continues to be in full force and effect, shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, provided, that, only for purposes of the covenant described under the caption "-- Certain Covenants--Restricted Payments," the aggregate amount of such Net Income that could be paid to a Restricted Subsidiary or us by loans or advances or repayments of loans or advances, intercompany transfer or otherwise will be included in Consolidated Net Income;

     (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

     (4) the cumulative effect of a change in accounting principles shall be excluded.

   "Continuing Directors" means, as of any date of determination, any member of our Board of Directors who:

     (1) was a member of such Board of Directors on the date of the indenture; or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

   "Credit Agreement" means that certain Credit Agreement dated as of February 25, 1998, as amended and restated as of June 11, 1998, by and among Citicorp USA, Inc., as Administrative Agent, BankBoston, N.A., as Documentation Agent and Royal Bank of Canada and Credit Lyonnais New York Branch, as Co-Agents, the

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lenders party thereto from time to time and us, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

   "Credit Facilities" means, one or more debt facilities, including, without limitation, the Credit Agreement, or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

   "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

   "Designated Senior Debt" means (i) any Indebtedness outstanding under the Credit Agreement and (ii) after payment in full of all Hedging Obligations under the Credit Agreement, any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by us as "Designated Senior Debt."

   "Disqualified Stock" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require us to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that we may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

   "Domestic Subsidiary" means any Restricted Subsidiary that was formed under the laws of the U.S. or any state thereof or the District of Columbia or that guarantees or otherwise provides direct credit support for any of our Indebtedness.

   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

   "Existing Indebtedness" means Indebtedness of our Subsidiaries and us, other than Indebtedness under the Credit Agreement, in existence on the date of the indenture, until such amounts are repaid.

   "Existing Preferred Stock" means shares of our 7% cumulative convertible exchangeable preferred stock issued and outstanding on the date of the indenture and our cumulative convertible participating preferred stock issued and outstanding on the date of the indenture.

   "Fixed Charges" means, with respect to any specified Person or any of its Restricted Subsidiaries for any period, the sum, without duplication, of:

     (1) the consolidated cash interest expense of such Person and its Restricted Subsidiaries for such period, including, without limitation, amortization of debt issuance costs and original issue discount, non cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

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     (2) the consolidated interest of such Person and its Restricted
  Subsidiaries that was capitalized during such period; plus

     (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

     (4) the product of (a) all dividends, paid in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely our Equity Interests, other than Disqualified Stock, or to any of our Restricted Subsidiaries or us, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

   "Fixed Charge Coverage Ratio" means with respect to any specified Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period and its Restricted Subsidiaries. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness, other than ordinary working capital borrowings, or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

   In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

     (1) acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the calculation date of the Fixed Charge Coverage Ratio shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the calculation date of the Fixed Charge Coverage Ratio, shall be excluded; and

     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the calculation date of the Fixed Charge Coverage Ratio, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the calculation date of the Fixed Charge Coverage Ratio.

   "Foreign Subsidiary" means any Restricted Subsidiary that was organized under the laws of a jurisdiction outside the U.S.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

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   "Guarantee" means a guarantee of payment of Indebtedness of another Person other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

   "Guarantors" means each of:

     (1) our Domestic Subsidiaries, except for Universal Professional Insurance Company; and

     (2) any other subsidiary that executes a Guarantee in accordance with the provisions of the indenture;

   and their respective successors and assigns.

   "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

     (2) other agreements or arrangements designed solely to protect such Person against fluctuations in interest rates.

   "Indebtedness" means, with respect to any specified Person, any Indebtedness of such Person, whether or not contingent, in respect of:

     (1) borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments;

     (3) banker's acceptances and letters of credit, or reimbursement agreements in respect thereof;

     (4) Capital Lease Obligations;

     (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

     (6) Hedging Obligations,

   if and to the extent any of the preceding items, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. The term "Indebtedness" shall not include the incurrence of any Indebtedness in respect of bid, performance or surety bonds issued for the account of any of our Restricted Subsidiaries or us in the ordinary course of business, including guarantees or obligations of any Restricted Subsidiary or us thereof with respect to letters of credit supporting such bid, performance or surety obligations, and guarantees made in the ordinary course of business by any of our Restricted Subsidiaries or us of performance of any contractual obligation by a Restricted Subsidiary, any other entity in which a subsidiary or we own an Equity Interest or us, in each case other than for an obligation for money borrowed.

   The amount of any Indebtedness outstanding as of any date shall be:

     (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

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     (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

   "Investments" means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans, including guarantees or other obligations, advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If any of our Subsidiaries or we sell or otherwise dispose of any Equity Interests of any of our direct or indirect Subsidiaries such that, after giving effect to any such sale or disposition, such Person is no longer our Subsidiary, we shall be deemed to have made an investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants-- Restricted Payments."

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code or equivalent statutes of any jurisdiction.

   "Management Agreement" means the agreement, dated August 28, 1996, between Carlyle and us, as amended, modified, supplemented, extended, renewed or restated from time to time, provided, that any such amendment, modification, supplement, extension, renewal or restatement does not materially disadvantage the holders of series B notes.

   "Net Income" means, with respect to any specified Person, the Net Income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

     (1) any gain or loss, together with any related provision for taxes on such gain, but not loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

   "Net Proceeds" means the aggregate cash proceeds received by any of our Restricted Subsidiaries or us in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale.

   "Non-Recourse Debt" means Indebtedness:

     (1) as to which neither we nor any of our Restricted Subsidiaries (a) provide credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, (b) are directly or indirectly liable as a guarantor or otherwise or (c) constitute the lender;


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     (2) no Default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any other Indebtedness, other than the series B notes, of any of our Restricted Subsidiaries or us to declare a Default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any of our Restricted Subsidiaries or us.

   "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Permitted Business" means the businesses conducted by our Subsidiaries and us on the date of the indenture and reasonable extensions thereof and such other business activities which are incidental or related thereto.

   "Permitted Investments" means:

     (1) any Investment in us or in any of our Restricted Subsidiaries or any of our Permitted Joint Ventures that is engaged in a Permitted Business;

     (2) any Investment in Cash Equivalents;

     (3) any Investment by any of our Subsidiaries or us in a Person, if as a result of such Investment:

       (a) such Person becomes our Restricted Subsidiary or our Permitted Joint Venture and such Person is engaged in a Permitted Business; or

       (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, any of our Restricted Subsidiaries or us or any of our Permitted Joint Ventures that is engaged in a Permitted Business;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders--Asset Sales;"

     (5) any acquisition of assets solely in exchange for the issuance of our Equity Interests, other than Disqualified Stock;

     (6) Hedging Obligations;

     (7) any Investment by any of our Restricted Subsidiaries or us constituting a performance guaranty of contractual obligations, other than any obligation for money borrowed, of any entity in which a Subsidiary or we own an Equity Interest, which are made in the ordinary course of business by such Restricted Subsidiary or us; and

     (8) other Investments in any Person having an aggregate fair market value, measured on the date each such Investment was made and without giving effect to subsequent changes in value, when taken together with all other outstanding Investments made pursuant to this clause (8) since the date of the indenture not to exceed $40.0 million at any one time outstanding.

   "Permitted Joint Venture" means, with respect to any Person:

     (1) any corporation, association, or other business entity, other than a partnership, of which 50% or more of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof (collectively, a "Group"),

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     (2) any corporation, association or other business entity, other than a partnership, as to which the Group, at the time of initial Investment, has a contractual right to acquire 50% or more of the Voting Stock, provided that such Investment shall cease to be a Permitted Joint Venture if such Group fails to acquire such 50% or more of such Voting Stock within six months of such initial Investment; and

     (3) any partnership, joint venture, limited liability company or similar entity of which:

       (a) 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Group, whether in the form of membership, general, special or limited partnership interests or otherwise; and

       (b) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity, which in the case of each of clauses (1), (2) and (3) is engaged in the Permitted Business.

   "Permitted Junior Securities" means:

     (1) Equity Interests in any Guarantor or us; or

     (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the series B notes and the Guarantees are subordinated to Senior Debt under the indenture and have a Stated Maturity after, and do not provide for scheduled principal payments prior to, the Stated Maturity of any Senior Debt and any debt securities issued in exchange for Senior Debt; provided, however, that, if such Equity Interests or debt securities are distributed in a bankruptcy or insolvency proceeding, such Equity Interests or debt securities are distributed pursuant to a plan of reorganization consented to by each class of Designated Senior Debt.

   "Permitted Liens" means:

     (1) Liens in favor of the Guarantors or us;

     (2) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with any of our subsidiaries or us; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Subsidiary or us;

     (3) Liens on property existing at the time of acquisition thereof by any of our Subsidiaries or us; provided that such Liens were in existence prior to the contemplation of such acquisition;

     (4) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (5) Liens existing on the date of the indenture;

     (6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

     (7) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and

     (8) Liens incurred in the ordinary course of business of any of our Subsidiaries or us with respect to obligations that do not exceed $5.0 million at any one time outstanding.

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   "Permitted Refinancing Indebtedness" means any Indebtedness of any of our
Restricted Subsidiaries or us issued in exchange for, or the Net Proceeds of which are used to extend, refinance, repay, prepay, renew, replace, defease or refund other Indebtedness of any of our Restricted Subsidiaries or us, other than intercompany Indebtedness; provided that:

     (1) the principal amount, or accreted value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount, or accreted value, if applicable, of the Indebtedness so extended, refinanced, repaid, prepaid, renewed, replaced, defeased or refunded, plus all accrued interest thereon and the amount of all customary expenses and premiums incurred in connection therewith;

     (2) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is equal in right of payment to or subordinated in right of payment to the series B notes, such Permitted Refinancing Indebtedness has a final maturity date 91 days after the Stated Maturity of the series B notes, and is equal in right of payment to, in the case of pari passu Indebtedness, or subordinated in right of payment to, in the case of subordinated Indebtedness, to the series B notes on terms at least as favorable to the holders of series B notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (3) such Indebtedness is incurred either by us or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

   "Restricted Investment" means an Investment other than a Permitted
Investment.

   "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

   "Senior Debt" means:

     (1) all Indebtedness of any Guarantor or us outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

     (2) any other Indebtedness of any Guarantor or us permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the series B notes or any Guarantee; and

     (3) all Hedging Obligations with respect to the items listed in the preceding clauses (1) and (2).

   Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

     (1) any liability for federal, state, local or other taxes owed or owing by us;

     (2) any Indebtedness of us to any of our Subsidiaries or other
  Affiliates;

     (3) any trade payables; or

     (4) the portion of any Indebtedness that is incurred in violation of the indenture.

   "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, as such Regulation is in effect on the date hereof.

   "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

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   "Subsidiary" means, with respect to any specified Person:

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof; and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or one or more subsidiaries of such Person or any combination thereof.

   "Unrestricted Subsidiary" means any of our Subsidiaries that is designated by our Board of Directors as an Unrestricted Subsidiary pursuant to a Board of Directors resolution, but only to the extent that such Subsidiary:

     (1) has no Indebtedness other than Non-Recourse Debt;

     (2) is not party to any agreement, contract, arrangement or understanding with any of our Restricted Subsidiaries or us unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Restricted Subsidiary or us than those that might be obtained at the time from Persons who are not our Affiliates;

     (3) is a Person with respect to which neither we nor any of our Restricted Subsidiaries have any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of any of our Restricted Subsidiaries or us;

   Any designation of any of our Subsidiaries as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of a resolution of our Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such subsidiary shall be deemed to be incurred by one of our Restricted Subsidiaries as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock," we shall be in Default of such covenant. Our Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by our Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

   "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

   "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares, shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

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                          DESCRIPTION OF CAPITAL STOCK

   Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share, of which 22,675,917 shares were issued and outstanding as of December 25, 1998, and 180,000 shares of preferred stock, par value $100 per share, of which 20,556 shares of 7% preferred stock were issued and outstanding, and 46,095 shares of convertible preferred stock were issued, with 45,271 shares outstanding, as of December 25, 1998.

   Pursuant to the terms of its investment in us, Carlyle is entitled to elect a majority of our board of directors, until November 20, 2001, which date is five years from the consummation of its investment; provided that Carlyle continues to own at least 20% of our voting power. Also pursuant to the terms of Carlyle's investment, the board of directors consists of four preferred stock directors, elected by the holders of our convertible preferred stock, and three common stock directors, elected by our common stockholders. During the five-year period following Carlyle's investment, holders of our convertible preferred stock will not participate in elections of our common stock directors, and our preferred stock directors will not have the right to vote on the election of any director to fill a vacancy among our common stock directors. At the end of the five-year period following Carlyle's investment, if Carlyle continues to own at least 20% of our voting power, holders of our convertible preferred stock will be entitled to elect the largest number of directors which is a minority of our directors and to vote with our common stockholders as a single class on the election of our remaining directors. Additionally, the holders of our convertible preferred stock, in the event they no longer have the right to elect at least a minority of our directors, will have the right, voting as a class with holders of our 7% preferred stock and any other parity stock, to elect two directors to our board of directors in the event we fail to pay dividends on our convertible preferred stock for six dividend periods.

Common Stock

   Our outstanding shares of common stock are validly issued, fully paid and nonassessable. Our common stockholders are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and have cumulative voting rights with respect to the election of directors.

   Our common stockholders do not have any preemptive rights or rights to subscribe for any additional securities. Our common stock is neither redeemable nor convertible into other securities, and there are no sinking fund provisions. Subject to the preferences applicable to any shares of preferred stock outstanding at the time, our common stockholders are entitled to dividends if, when and as declared by the board of directors from funds legally available therefore and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities and preferred stock preferences, if any.

Preferred Stock

 Convertible Preferred Stock

   Holders of our convertible preferred stock are entitled to cumulative annual dividends. No dividends were payable in the first year following the closing of Carlyle's investment. Thereafter, dividends are payable quarterly in kind for one year at the rate of 3% per annum and in cash thereafter at the rate of 6% per annum. Holders of our convertible preferred stock have the right to participate with our common stockholders in any dividends paid with respect to the common stock into which it may be converted. Our convertible preferred stock may at any time, at the option of Carlyle, be converted into shares of our common stock. The conversion price of our convertible preferred stock is $7.59 per share. We will be entitled, at Carlyle's option, to redeem all of our convertible preferred stock at its liquidation preference plus accumulated and unpaid dividends on or after November 21, 2003.

   On or after the seventh anniversary of Carlyle's investment, we will be entitled, at our option, as determined by a majority of the common stock directors, to redeem all of the our convertible preferred stock at its liquidation preference of $1,000 per share plus accumulated and unpaid dividends.

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   Holders of our convertible preferred stock generally have the right to vote, on an as-converted basis, as a single class with our common stockholders and other classes or series of our capital stock entitled to vote as a single class with our common stock, on all matters submitted to a vote of our stockholders except (1) matters for which class voting is required by law or under our certificate of incorporation, and (2) with respect to the election of the common stock directors during the five-year period following Carlyle's investment. Holders of our convertible preferred stock vote as a separate class with respect to:

     . the creation, authorization or issuance of any class or series of shares ranking on parity with or prior to our convertible preferred stock as to dividends or redemption,

     . the increase in the authorized shares of, or issuance of any shares of our convertible preferred stock,

     . the amendment, alteration, waiver of the application of, or repeal of an provision of our certificate of incorporation, the entering into of any agreement or the taking of any corporate action which would in any manner alter, change or otherwise adversely affect the powers, rights or preferences of our convertible preferred stock, and

     . the reorganization, recapitalization, liquidation, dissolution or winding up of us, the disposition of substantially all of our assets, property or business, the merger or consolidation with or into any other corporation, if the transaction would adversely affect the powers, rights or preferences of our convertible preferred stock.

 7% Preferred Stock

   Our 7% preferred stock ranks on parity as to dividends and liquidation with our convertible preferred stock, and prior to our common stock. The dividend per annum on each share of 7% preferred stock is $175 and the liquidation preference is $2,500. Dividends on our 7% preferred stock are cumulative and payable quarterly.

   Holders of shares of our 7% preferred stock are not entitled to vote on matters submitted to our stockholders, except that holders are entitled to vote as a separate class to elect two directors if the equivalent of six or more quarterly dividends, whether consecutive or not, on our 7% preferred stock is in arrears. These voting rights will continue until such time as the dividend arrearage on our 7% preferred stock has been paid in full.

   Our 7% preferred stock is convertible at the option of the holder into shares of our common stock at a conversion price of $23.36 per share, subject to adjustment under some circumstances. On any dividend payment date, our 7% preferred stock is exchangeable at our option, in whole but not in part, for 7% subordinated debentures due 2008 in a principal amount equal to $2,500 per share of 7% preferred stock. Our 7% preferred stock is redeemable at any time, at our option, initially at a price of $2,622.50 per share of 7% preferred stock and thereafter at prices declining to $2,500 per share of 7% preferred stock on or after September 30, 2003. Additionally, our 7% preferred stock has a special conversion right that becomes effective in the event of significant transactions affecting our ownership or control. In such situations, the special conversion right would, for a limited period, reduce the then prevailing conversion price to the market value of the common stock, except that the conversion right will not be reduced below $3.17 per share. Generally, the special conversion right becomes effective if:

     . a person or group acquires at least 50% of our common stock,

     . if we sell all or substantially all of our assets, or

     . if we participate in a merger or consolidation in which we are not the surviving company or our common stockholders immediately prior to such merger or consolidation do not hold, directly or indirectly, at least a majority of the common stock of the surviving corporation after such a transaction.

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

   The form of consideration issued, cash, securities or other property, upon the exercise of the special conversion right by a holder of 7% preferred stock depends upon, among other things, the type of transaction that gives rise to the special conversion right.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

   The following is a general discussion of U.S. federal tax consequences associated with the exchange of the series A notes for series B notes and of the ownership and disposition of the notes by an initial beneficial owner of the notes. The discussion below is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial authority and administrative rulings and practice, any of which may be altered with retroactive effect thereby changing the federal tax consequences discussed below. The tax treatment of the holders of the notes may vary depending upon their particular situations. In addition, certain other holders, including insurance companies, tax exempt organizations, financial institutions and broker-dealers, may be subject to special rules not discussed below. We will not seek a ruling from the IRS with respect to any of the matters discussed herein and there can be no assurance that the IRS will not challenge one or more of the tax consequences described below. You should consult your own tax advisor concerning the particular tax consequences of your exchange of series A notes for series B notes and of your ownership and disposition of the notes, including the tax consequences under the laws of any foreign, state, local or other taxing jurisdiction and the possible effects on you of changes in U.S. federal or other tax laws.

The Exchange Offer

   The exchange of the series A notes for series B notes pursuant to this exchange offer should not be treated as an "exchange" for U.S. federal income tax purposes because the series B notes will not be considered to differ materially in kind or extent from the series A notes. Rather, any exchange notes received by you should be treated as a continuation of your investment in the series A notes. As a result, there should be no material U.S. federal income tax consequences to you resulting from the exchange offer. In addition, you should have the same adjusted issue price, adjusted basis, and holding period in the series B notes as you had in the series A notes immediately prior to the exchange.

Non-U.S. Holders

   The following is a general discussion of U.S. federal income and estate tax consequences of the ownership and disposition of our notes by an initial beneficial owner of our notes that, for U.S. federal income tax purposes, is not a "U.S. person." U.S. persons acquiring the exchange notes are subject to different rules than those discussed below. For purposes of this discussion, a "U.S. person" means:

  .  a citizen or resident of the U.S.,

  . a corporation, partnership or other entity created or organized in the U.S. or under the laws of the U.S. or of any political subdivision thereof,

  . an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or

  . a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or certain electing trusts that were in existence on August 19, 1996, and treated as a domestic trust on such date.

   "U.S." refers to the United States of America, including the States and the District of Columbia, and U.S. possessions, which include, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island, and Northern Mariana Islands.

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

 Interest

   Generally, interest income of a non-U.S. holder that is not effectively connected with a U.S. trade or business will be subject to a U.S. federal income tax and withholding tax at a 30% rate. However, such interest may be exempt from, or subject to a lower rate of, withholding pursuant to an income tax treaty between the U.S. and the country of residence of the non-U.S. holder. A non-U.S. holder claiming the benefit of such a treaty must provide us or our paying agent with a properly executed IRS Form 1001, or a suitable substitute or successor form or such other form as the IRS may prescribe. Moreover, interest paid on a note by us or our paying agent to a non-U.S. holder will qualify for the so-called "portfolio-interest exemption" and, therefore, will not be subject to U.S. federal income tax or withholding tax provided that such interest income is not effectively connected with a U.S. trade or business of the non-U.S. holder and provided that:

  . the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of our company that is entitled to vote;

  .  the non-U.S. holder is not

    . a controlled foreign corporation related to our company actually or constructively through the stock ownership rules under Section 864(d)(4) of the Code,

    . a bank which acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, or

    . a foreign tax exempt organization or a foreign private foundation for U.S. federal income tax purposes;

  . the interest paid to the non-U.S. holder is not considered contingent interest under Section 871(h)(4) of the Code and the regulations thereunder; and

  . The beneficial owner satisfies the requirements set forth in Section 871(h) and 881(c) of the Code and the Treasury regulations issued thereunder relating to registered securities.

    . This requirement will be satisfied in either of the following circumstances. First, this requirement will be satisfied if the non-U.S. holder provides to our company or our paying agent a Form W-8, or a suitable substitute or successor form, such as a Form W-8BEN, that is signed under penalties of perjury, includes its name and address, and contains a certification that the holder is not a U.S. person. Second, the requirement will be satisfied if (a) the non-U.S. holder provides a Form W-8, or a suitable substitute or successor form, such as a Form W-8BEN, signed under the penalties of perjury, to a qualified intermediary, such as a securities clearing organization, bank, or other financial institution who holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of a beneficial owner, and
       (b) the qualified intermediary certifies to us or our paying agent, under the penalties of perjury, that such statement has been received by it from the beneficial owner, directly or through another intermediary financial institution, and furnishes us or our paying agent with a copy thereof. The certificates described in this paragraph are effective only with respect to payments of interest made to the certifying non-U.S. holder after the issuance of the certificate, in the calendar year of its issuance, and the two immediately succeeding calendar years.

    . Recently finalized Treasury regulations that are applicable to interest paid after December 31, 2000, provide alternative documentation procedures for satisfying the certification requirement described above. Such regulations add intermediary certification options for certain qualifying agents. Under one such option, a withholding agent would be allowed to rely on IRS
       Form W-8IMY, or suitable substitute or successor form, furnished by a financial institution or other intermediary on behalf of one or more beneficial owners or other intermediaries without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and thus is a qualified intermediary. Under another option, an authorized foreign agent of a U.S. withholding agent would be permitted to act on behalf of the U.S. withholding agent, provided certain conditions are met. With respect to the certification requirement for notes that are held by a foreign partnership, the Treasury regulations provide that unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership will be required, in addition to providing an intermediary Form W-8IMY, or suitable substitute or successor form, to attach an appropriate certification by each partner.

   Except to the extent that an applicable treaty otherwise provides, interest received by a non-U.S. holder that is effectively connected with a U.S. trade or business conducted by such holder will be taxed at the graduated rates applicable to U.S. persons. Effectively connected interest received by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate, or, if applicable, a lower treaty rate. Even though such effectively connected interest will be subject to federal income tax, and possibly subject to the branch profits tax, it will not be subject to withholding if the non-U.S. holder delivers a properly executed IRS Form 4224, or suitable substitute or successor form, such as a W-8ECI or such other form as the IRS may prescribe, to us or our agent.

 Gain on Disposition

   A non-U.S. holder will generally not be subject to U.S. federal income tax on gain realized on a sale, redemption or other disposition of a note unless:

  . the gain is effectively connected with the conduct of a trade or business within the U.S. by the non-U.S. holder, or

  . in the case of a non-U.S. holder who is a nonresident alien individual and holds the note as a capital asset, such holder is present in the U.S. for 183 or more days in the taxable year and certain other requirements are met.

   If a non-U.S. holder falls under the first clause in the preceding paragraph, the holder will be taxed on the net gain derived from the sale under the graduated U.S. federal income tax rates that are applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, it may also be subject to the branch profits tax described above. Even though the effectively connected income will be subject to federal income tax, and possibly subject to the branch profits tax, it will not be subject to withholding if the non-U.S. holder delivers a properly executed IRS Form 4224, or a suitable substitute or successor form, such as a Form W-8ECI, to us or our agent. If an individual non-U.S. holder falls under the second clause in the preceding paragraph, the holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which the gain derived from the sale from sources within the U.S. were to exceed such holder's capital losses allocable to sources within the U.S. for the taxable year of the sale.

 Federal Estate Taxes

   If interest on the notes is exempt from withholding of U.S. federal income tax under the rules described above, the notes will not be included in the estate of a deceased non-U.S. holder for U.S. federal estate tax purposes.

Backup Withholding and Information Reporting

   We will, when required, report to the IRS and to each non-U.S. holder the amount of any interest paid on the notes in each calendar year, and the amount of tax withheld, if any, with respect to the payments.

   Treasury Regulations provide that backup withholding and additional information reporting will not apply to payments on the notes by us to a non-U.S. holder if the holder certifies as to its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption, provided that neither we nor our paying agent has actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

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

   The payment of the proceeds from the disposition of the notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding at a rate of 31%, unless the owner certifies as to its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information reporting or backup withholding. In the case of the payment of proceeds from the disposition of a note to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, information reporting is required on the payment unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and the broker has no actual knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a U.S. person or a U.S. related person, absent actual knowledge that the payee is a U.S. person. For purposes of this paragraph, a "U.S. related person" is:

  .  a "controlled foreign corporation" for U.S. federal income tax purposes,

  . a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a U.S. trade or business, or

  . with respect to payments made after December 31, 2000, a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by U.S. persons or is engaged in the conduct of a U.S. trade or business. Recently adopted Treasury Regulations provide certain presumptions under which a non-U.S. holder will be subject to backup withholding and information reporting unless the non-U.S. holder provides a certification as to its non-U.S. holder status.

   Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a refund or a credit against such non-U.S. holder's U.S. federal income tax liability provided that the requisite procedures are followed.

   The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, these regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. In addition, these regulations impose more stringent conditions on the ability of financial intermediaries acting for a non-U.S. holder to provide certifications on behalf of the holder, which may include entering into an agreement with IRS to audit certain documentation with respect to such certifications. These regulations are generally effective for payments made after December 31, 2000, subject to certain transition rules. You should consult your own tax advisor to determine the effects of the application of these regulations to your particular circumstances.

   The U.S. federal tax discussion set forth above may not be applicable depending upon your particular situation. You should consult your own tax advisor with respect to the tax consequences of your ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects on you of changes in U.S. federal or other tax laws.

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

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives series B notes for its own account pursuant to this exchange offer, sometimes referred to as a participating broker, must acknowledge that it will deliver a prospectus in connection with any resale of such series B notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker in connection with any resale of series B notes received in exchanged for series A notes where such series A notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days from the expiration of this exchange offer, we will make this prospectus, as amended or supplemented, available to any participating broker for use in connection with any such resale. In addition, until December 20, 1999, 90 days from the date of this prospectus, all broker-dealers effecting transactions in the notes may be required to deliver a prospectus.

   We will not receive any proceeds from any sale of series B notes by broker-dealers. Series B notes received by any participating broker may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the series B notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such series B notes. Any participating broker that resells notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of series B notes may be deemed to be an underwriter within the meaning of the Securities Act and any profit on any such resale of series B notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus as required, a participating broker will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

   For a period of 180 days from the expiration of this exchange offer, we will send a reasonable number of additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker that requests such documents in the letter of transmittal. We will pay all the expenses incident to this exchange offer, which shall not include the expenses of any holder in connection with resales of series B notes. We have agreed to indemnify holders of series B notes, including any participating broker, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   Gibson, Dunn & Crutcher LLP, Los Angeles, California will opine on the validity of the series B notes for us.

                                    EXPERTS

   Our consolidated financial statements as of December 25, 1998 and March 27, 1998 and for the nine months ended December 25, 1998 and the years ended March 27, 1998 and March 28, 1997, and OHM's consolidated financial statements as of December 31, 1997 and 1996 and for the three years ended December 31, 1997, included in the registration statement of which this prospectus forms a part, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports included in the registration statement of which this prospectus forms a part and are included in reliance upon their reports given upon their authority as experts in accounting and auditing. The consolidated financial statements of GTI for the year ended October 31, 1998, included in the registration statement of which this prospectus forms a part, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included in the registration statement of which this prospectus forms a part and are included in reliance upon their report given upon their authority as experts in accounting and auditing. EFM's statement of assets acquired and liabilities assumed as of December 31, 1998, and the related statement of operating revenue and expenses for the year ended December 31, 1998, included in the registration statement of which this prospectus forms a part, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report included in the registration statement of which this prospectus forms a part, and are included in reliance upon their report given upon their authority as experts in accounting and auditing. The financial statements of Roche for the three years ended December 31, 1998, included in the registration statement of which this prospectus forms a part, have been audited by Mallette Maheu General Partnership Chartered Accountants associated with Arthur Andersen, independent public accountants, as set forth in their report included in the registration statement of which this prospectus forms a part, and are included in reliance upon their report given upon their authority as experts in accounting and auditing. The consolidated financial statements of EMCON for the three years ended December 31, 1998, incorporated by reference in the registration statement of which this prospectus forms a part, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included in EMCON's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and are included in reliance upon their report given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

   We are subject to the informational requirements of the Securities Exchange Act, and in accordance therewith we file reports, proxy and information statements and other information with the Commission. You can inspect and copy these reports, proxy and information statements and other information at:

     . the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and

     . the regional offices of the Commission located at:

      . 500 West Madison Street, Room 1400, Chicago, Illinois 60606, and

      . 7 World Trade Center, 13th Floor, New York, New York 10048.

   You also can obtain copies of these materials from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You can obtain electronic filings made through the Electronic Data Gathering, Analysis and Retrieval System at the Commission's web site, http://www.sec.gov.

   In addition, you can inspect material filed by us at the offices of the NYSE, 20 Broad Street, New York, New York, 10005, and the PE, 301 Pine Street, San Francisco, California, 94104, on which shares of our common stock are listed.

                          INCORPORATION BY REFERENCE

   We are incorporating by reference in this prospectus the information we file with the Commission, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the Commission will be deemed to automatically update and supersede this information.

   Specifically, we incorporate by reference the following documents:

     . our Transition Report on Form 10-K for the nine months ended December 25, 1998;

     . our Quarterly Reports on Form 10-Q for the quarters ended March 26, 1999 and June 25, 1999;

     . our Proxy Statement for our Annual Meeting of Stockholders held June 9, 1999;

     . our Current Reports on Form 8-K filed January 22, 1999, March 12, 1999, March 23, 1999, May 20, 1999, May 28, 1999, June 18, 1999 and August
  6, 1999; and

     . any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until we sell all of the notes.

   We also incorporate by reference the consolidated financial statements of EMCON included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended, and its Quarterly Report on Form 10-Q for the quarter ended April 2, 1999, and the consolidated financial statements of Fluor Daniel GTI, Inc. included in its Annual Reports on Form 10-K for the fiscal years ended October 31, 1996 and 1997. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

   The IT Group, Inc.
   2790 Mosside Boulevard
   Monroeville, PA 15146-2792
   Attn: Senior Vice President and Chief Financial Officer
   (412) 372-7701

                               THE IT GROUP, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
The IT Group, Inc.
 Report of Independent Auditors...........................................  F-2
 Consolidated Balance Sheets as of December 25, 1998 and March 27, 1998...  F-3
 Consolidated Statements of Operations for the nine months ended December
  25, 1998 and the years ended March 27, 1998 and March 28, 1997..........  F-4
 Consolidated Statements of Stockholders' Equity for the nine months ended
  December 25, 1998 and the years ended March 27, 1998 and March 28,
  1997....................................................................  F-5
 Consolidated Statements of Cash Flows for the nine months ended December
  25, 1998 and the years ended March 27, 1998 and March 28, 1997..........  F-6
 Notes to Consolidated Financial Statements...............................  F-7
OHM Corporation
 Report of Independent Auditors........................................... F-35
 Consolidated Balance Sheets as of December 31, 1997 and 1996............. F-36
 Consolidated Statements of Operations for the three years ended December
  31, 1997................................................................ F-37
 Consolidated Statements of Shareholders' Equity for the three years ended
  December 31, 1997....................................................... F-38
 Consolidated Statements of Cash Flows for the three years ended December
  31, 1997................................................................ F-39
 Notes to Consolidated Financial Statements............................... F-40
Fluor Daniel GTI, Inc.
 Report of Independent Auditors........................................... F-62
 Consolidated Statements of Operations for the year ended October 31,
  1998.................................................................... F-63
 Consolidated Statements of Cash Flows for the year ended October 31,
  1998.................................................................... F-64
 Notes to Consolidated Financial Statements............................... F-65
EFM
 Report of Independent Accountants........................................ F-70
 Statement of Assets Acquired and Liabilities Assumed as of December 31,
  1998.................................................................... F-71
 Statement of Operating Revenue and Expenses for the year ended December
  31, 1998................................................................ F-72
 Notes to Statements...................................................... F-73
Roche Itee, Groupe conseil
 Auditors' Report......................................................... F-77
 Consolidated Balance Sheets as of December 31, 1998 and 1997............. F-78
 Consolidated Statements of Operations for the three years ended December
  31, 1998................................................................ F-79
 Consolidated Statements of Stockholders' Equity for the three years ended
  December 31, 1998....................................................... F-80
 Consolidated Statements of Cash Flows for the three years ended December
  31, 1998................................................................ F-81
 Notes to Consolidated Financial Statements............................... F-82

                REPORT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

The Board of Directors
The IT Group, Inc.

   We have audited the accompanying consolidated balance sheets of The IT Group, Inc. as of December 25, 1998 and March 27, 1998 and the related consolidated statements of operations, stockholders' equity, and cash flows for the nine months ended December 25, 1998 and for each of the two years in the period ended March 27, 1998. Our audits also included the financial statement schedule listed in the index at Item 8. These consolidated financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The IT Group, Inc. at December 25, 1998 and March 27, 1998 and the consolidated results of its operations and its cash flows for the nine months ended December 25, 1998 and each of the two years in the period ended March 27, 1998 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                             ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
February 15, 1999, except for the
subsequent event footnote as to
which the date is March 8, 1999

                               THE IT GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                        December 25, March 27,
                                                            1998       1998
                                                        ------------ ---------
                                                            (In thousands)
                         ASSETS
Current assets:
 Cash and cash equivalents.............................  $  21,265   $  24,765
 Accounts receivable, less allowance for doubtful
  accounts of $18,958,000 and $19,026,000,
  respectively.........................................    338,589     210,630
 Prepaid expenses and other current assets.............     17,308      25,523
 Deferred income taxes.................................     15,919      12,750
                                                         ---------   ---------
   Total current assets................................    393,081     273,668
Property, plant and equipment, at cost:
 Land and land improvements............................      2,166         846
 Buildings and leasehold improvements..................     15,072      18,222
 Machinery and equipment...............................     81,763     159,433
                                                         ---------   ---------
                                                            99,001     178,501
   Less accumulated depreciation and amortization......     51,331     102,480
                                                         ---------   ---------
     Net property, plant and equipment.................     47,670      76,021
Cost in excess of net assets of acquired businesses....    356,619     211,878
Investment in Quanterra................................         --      16,300
Other assets...........................................     17,469      17,557
Deferred income taxes..................................     93,719      73,745
Long-term assets of discontinued operations............     40,048      40,048
                                                         ---------   ---------
   Total assets........................................  $ 948,606   $ 709,217
                                                         =========   =========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable......................................  $ 150,912   $  82,597
 Accrued wages and related liabilities.................     44,929      38,395
 Billings in excess of revenues........................      8,219       3,723
 Other accrued liabilities.............................     43,254      42,091
 Short-term debt, including current portion of long-
  term debt............................................     17,603      16,738
 Net current liabilities of discontinued operations....      7,904      15,200
                                                         ---------   ---------
   Total current liabilities...........................    272,821     198,744
Long-term debt.........................................    364,824     240,147
8% convertible subordinated debentures.................     40,235      44,550
Long-term accrued liabilities of discontinued
 operations, net.......................................         --       3,773
Other long-term accrued liabilities....................     31,979      23,755
Minority interest......................................        579      50,098
Commitments and contingencies
Stockholders' equity:
 Preferred stock, $100 par value; 180,000 shares
  authorized...........................................
   7% cumulative convertible exchangeable, 20,556
    issued and outstanding, 24,000 shares authorized...      2,056       2,056
   6% cumulative convertible participating, 46,095 and
    45,271 shares issued and outstanding ..............      4,609       4,451
 Common stock, $.01 par value; 50,000,000 shares
  authorized; 22,675,917 and 9,737,589 shares issued,
  respectively.........................................        227          97
 Treasury stock at cost, 47,484 and 8,078 shares,
  respectively.........................................        (74)        (74)
 Additional paid-in capital............................    348,794     246,681
 Deficit...............................................   (116,984)   (104,893)
 Accumulated other comprehensive income (deficit)......       (460)       (168)
                                                         ---------   ---------
     Total stockholders' equity........................    238,168     148,150
                                                         ---------   ---------
 Total liabilities and stockholders' equity............  $ 948,606   $ 709,217
                                                         =========   =========

    The accompanying notes are an integral part of these consolidated financial statements.

                               THE IT GROUP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)

                                                          Twelve Months Ended
                                        Nine Months Ended --------------------
                                          December 25,    March 27,  March 28,
                                              1998          1998       1997
                                        ----------------- ---------  ---------
Revenues...............................     $757,435      $442,216   $362,131
Cost and expenses:
  Cost of revenues.....................      666,474       391,126    323,993
  Selling, general and administrative
   expenses............................       41,828        31,774     33,431
  Special charges......................       24,971        14,248      8,403
                                            --------      --------   --------
Operating income (loss)................       24,162         5,068     (3,696)
Other income, net......................           --           716         --
Interest, net..........................      (24,895)       (7,969)    (5,260)
                                            --------      --------   --------
Loss from continuing operations before
 income taxes..........................         (733)       (2,185)    (8,956)
(Provision) benefit for income taxes...       (6,694)       (4,175)       179
                                            --------      --------   --------
Loss from continuing operations........       (7,427)       (6,360)    (8,777)
Discontinued operations--closure costs
 (net of $3,040 income tax benefit)....           --        (4,960)        --
                                            --------      --------   --------
Loss before extraordinary item.........       (7,427)      (11,320)    (8,777)
Extraordinary item--early
 extinguishment of debt (net of $3,497
 income tax benefit)...................           --        (5,706)        --
Net loss...............................       (7,427)      (17,026)    (8,777)
Less preferred stock dividends.........       (4,664)       (6,167)    (4,916)
                                            --------      --------   --------
Net loss applicable to common stock....     $(12,091)     $(23,193)  $(13,693)
                                            ========      ========   ========
Net loss per share basic and diluted:
  Continuing operations (net of
   preferred stock dividends)..........     $  (0.63)     $  (1.28)  $  (1.48)
  Discontinued operations--closure
   costs...............................           --         (0.51)        --
  Extraordinary item--early
   extinguishment of debt..............           --         (0.59)        --
                                            --------      --------   --------
                                            $  (0.63)     $  (2.38)  $  (1.48)
                                            ========      ========   ========



    The accompanying notes are an integral part of these consolidated financial statements.

                               THE IT GROUP, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  For nine months ended December 25, 1998 and
                         two years ended March 27, 1998
                                 (In thousands)

                               7%           6%
                           cumulative   cumulative                                          Accumulated
                          convertible   convertible                                            Other
                          exchangeable participating                 Additional            Comprehensive
                           preferred     preferred   Common Treasury  paid-in                 Income
                             stock         stock     stock   stock    capital    Deficit     (Deficit)    Totals
                          ------------ ------------- ------ -------- ---------- ---------  ------------- --------
Balance at March 29,
 1996...................     $2,400       $   --      $ 91    $(84)   $206,465  $ (68,007)     $  --     $140,865
 Comprehensive income:
  Net loss..............         --           --        --      --          --     (8,777)        --       (8,777)
  Foreign currency
   translation
   adjustments net of
   tax..................         --           --        --      --          --         --        (17)         (17)
                                                                                                         --------
 Comprehensive loss.....                                                                                   (8,794)
                                                                                                         --------
 Net proceeds from
  preferred stock and
  warrants issued to
  Carlyle...............         --        4,117        --      --      36,492         --         --       40,609
 Conversion of preferred
  stock.................       (344)          --         7      --         337         --         --           --
 Restricted stock
  awards, net...........         --           --        (1)     10         214         --         --          223
 Dividends on preferred
  stock.................         --           87        --      --         779     (4,916)        --       (4,050)
                             ------       ------      ----    ----    --------  ---------      -----     --------
Balance at March 28,
 1997...................      2,056        4,204        97     (74)    244,287    (81,700)       (17)     168,853
 Comprehensive income:
  Net loss..............         --           --        --      --          --    (17,026)        --      (17,026)
  Foreign currency
   translation
   adjustments net of
   tax..................         --           --        --      --          --         --       (151)        (151)
                                                                                                         --------
 Comprehensive loss.....                                                                                  (17,177)
                                                                                                         --------
 Restricted stock.......         --           --        --      --         223         --         --          223
 Dividends on preferred
  stock.................         --          247        --      --       2,232     (6,167)        --       (3,688)
 Stock options
  exercised.............         --           --        --      --         (61)        --         --          (61)
                             ------       ------      ----    ----    --------  ---------      -----     --------
Balance at March 27,
 1998...................      2,056        4,451        97     (74)    246,681   (104,893)      (168)     148,150
 Comprehensive income:
  Net loss..............         --           --        --      --          --     (7,427)        --       (7,427)
  Foreign currency
   translation
   adjustments net of
   tax..................         --           --        --      --          --         --       (292)        (292)
                                                                                                         --------
 Comprehensive loss.....                                                                                   (7,719)
                                                                                                         --------
 Restricted stock.......         --           --        --      --          38         --         --           38
 Dividends on preferred
  stock.................         --          158        --      --       1,421     (4,664)        --       (3,085)
 IT shares issued in
  exchange for OHM
  stock, net of stock
  issue costs...........         --           --       130      --     100,654         --         --      100,784
                             ------       ------      ----    ----    --------  ---------      -----     --------
Balance at December 25,
 1998...................     $2,056       $4,609      $227    $(74)   $348,794  $(116,984)     $(460)    $238,168
                             ======       ======      ====    ====    ========  =========      =====     ========

    The accompanying notes are an integral part of these consolidated financial statements.

                               THE IT GROUP, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                            Twelve Months Ended
                                          Nine Months Ended --------------------
                                            December 25,    March 27,  March 28,
                                                1998          1998       1997
                                          ----------------- ---------  ---------
Cash flows from operating activities:
  Net loss..............................      $  (7,427)    $ (17,026) $ (8,777)
    Adjustments to reconcile net loss to
     net cash provided by (used for)
     operating activities:
      Net loss from discontinued
       operations.......................             --         4,960        --
      Extraordinary charge for early
       retirement of debt...............             --         3,640        --
      Depreciation and amortization.....         20,094        13,158    14,363
      Non-recurring special charges.....         24,971         5,743        --
      Deferred income taxes.............          6,187           678       370
      Other.............................             13          (980)      (45)
  Changes in assets and liabilities, net
   of effects from acquisitions and
   dispositions of businesses:
    (Increase) decrease in receivables..        (88,612)          386    25,422
    (Increase) decrease in prepaid
     expenses and other current assets..           (364)         (717)      601
    Increase (decrease) in accounts
     payable............................         65,359        (7,687)      905
    (Decrease) increase in accrued wages
     and related liabilities............        (14,825)       (4,471)    2,473
    Increase (decrease) in billings in
     excess of revenues.................          4,496        (4,634)    5,183
    (Decrease) increase in other accrued
     liabilities........................        (30,190)        1,591    (2,111)
    (Decrease) increase in other long-
     term accrued liabilities...........         (3,126)          733       452
    Decrease in liabilities of
     discontinued operations............        (11,069)      (14,914)  (14,041)
                                              ---------     ---------  --------
    Net cash (used for) provided by
     operating activities...............        (34,493)      (19,540)   24,795
Cash flows from investing activities:
  Capital expenditures..................         (6,860)       (4,766)   (3,361)
  Investment in Quanterra...............             --            --    (3,325)
  Proceeds from sale of equity interest
   in Quanterra.........................          5,750            --        --
  Proceeds from disposition of business              --         2,800        --
  Acquisition of businesses, net of cash
   acquired.............................        (81,332)     (163,189)   (1,455)
  Other, net............................          1,003        (4,896)      700
                                              ---------     ---------  --------
  Net cash used by investing
   activities...........................        (81,439)     (170,051)   (7,441)
Cash flows from financing activities:
  Financing costs.......................         (6,179)       (4,113)       --
  Repayments of long-term borrowings....       (409,690)      (68,666)     (438)
  Long-term borrowings..................        531,015       210,940       962
  Net proceeds from issuance of
   preferred stock                                   --            --    40,609
  Dividends paid on preferred stock.....         (2,714)       (2,702)   (4,050)
  Issuances of common stock, net........             --            --       (33)
                                              ---------     ---------  --------
  Net cash provided by financing
   activities...........................        112,432       135,459    37,050
                                              ---------     ---------  --------
Net (decrease) increase in cash and cash
 equivalents............................         (3,500)      (54,132)   54,404
Cash and cash equivalents at beginning
 of period..............................         24,765        78,897    24,493
                                              ---------     ---------  --------
Cash and cash equivalents at end of
 period.................................      $  21,265     $  24,765  $ 78,897
                                              =========     =========  ========

    The accompanying notes are an integral part of these consolidated financial statements.

                               THE IT GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Summary of significant accounting policies:

 Basis of presentation and principles of consolidation

   The consolidated financial statements include The IT Group, Inc. (formerly International Technology Corporation) (IT or the Company) and its wholly-owned and majority-owned subsidiaries. The Company uses the equity method to account for certain joint ventures in which the Company does not have in excess of 50% of voting control. Intercompany transactions are eliminated.

   On June 9, 1998, the Board of Directors of IT approved a change in IT's fiscal year end from the last Friday in March of each year to the last Friday of December of each year. The report covering the transition period is IT's Annual Report on Form 10-K for the nine months ended December 25, 1998.

 Estimates used in the preparation of the consolidated financial statements

   The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results inevitably will differ from those estimates and such differences may be material to the consolidated financial statements.

 Recent Accounting Pronouncements

   In June of 1998, the Financial Accounting Standards Board (FASB) issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement will be required to be adopted as of the first fiscal quarter of the year 2000. The Company intends to adopt FASB No. 133 by the effective date although earlier adoption is permitted. The statement requires the swap agreements, used by the Company to manage the interest rate risks associated with the variable nature of the Company's Credit Facilities, to be recorded at fair market value and reflected in earnings. The Company has evaluated its existing interest rate contracts and management does not believe that the effect of market volatility on interest rates will have a material effect on earnings for the existing contracts including anticipated modifications.

                               THE IT GROUP, INC.

 Transition Period

   The Company elected to change its fiscal year-end from the last Friday in March to the last Friday in December effective for the nine months ended December 25, 1998. Comparative information for the nine months ended December 25, 1998, December 26, 1997 and December 27, 1996 is as follows:

                                                  Nine Months Ended
                                        --------------------------------------
                                        December 25, December 26, December 27,
                                            1998         1997         1996
                                        ------------ ------------ ------------
                                                     (unaudited)  (unaudited)
                                        (In thousands, except per share data)
Revenues...............................   $757,435     $306,178     $266,419
Cost of revenues.......................    666,474      271,572      239,778
                                          --------     --------     --------
Gross profit...........................     90,961       34,606       26,641
Selling, general and administrative
 expense...............................     41,828       21,182       25,339
Special charges........................     24,971        8,554        8,403
                                          --------     --------     --------
Operating income (loss)................     24,162        4,870       (7,101)
Interest, net..........................    (24,895)      (3,386)      (4,105)
                                          --------     --------     --------
Income (loss) from continuing
 operations............................       (733)       1,484      (11,206)
(Provision) benefit for income taxes...     (6,694)      (4,316)       1,146
                                          --------     --------     --------
Net loss...............................     (7,427)      (2,832)     (10,060)
                                          --------     --------     --------
Less preferred stock dividends.........     (4,664)      (4,609)      (3,395)
                                          --------     --------     --------
Net loss applicable to common stock....   $(12,091)    $ (7,441)    $(13,455)
                                          ========     ========     ========
Basic and diluted loss per common
 share.................................   $  (0.63)    $  (0.76)    $  (1.48)
                                          ========     ========     ========

 Cash equivalents

   Cash equivalents include highly liquid investments with an original maturity of three months or less.

 Contract accounting and accounts receivable

   The Company primarily derives its revenues from providing environmental management services in the United States, principally to federal, state and local governmental entities, large industrial companies, utilities and waste generators. Services are performed under time-and-material, cost-reimbursement, fixed-price and unit-bid contracts. The Company's contracts are generally completed within 2 years.

   Revenues from time-and-material and cost-reimbursement contracts are recognized as costs are incurred. Estimated fees on such contracts and revenues on fixed-price and certain unit-bid contracts are recognized under the percentage-of-completion method determined based on the ratio of costs incurred to estimated total costs. Anticipated losses on contracts are recorded as identified. Certain contracts include provisions for revenue adjustments to reflect scope changes and other matters, including claims, which require negotiations with clients to settle the amounts in the ordinary course of business, leading to some estimates of claim or scope change amounts being included in revenues. When such amounts are finalized, any changes from the estimates are reflected in earnings.

   Included in accounts receivable, net at December 25, 1998 are billed receivables, unbilled receivables and retention in the amounts of $269.0 million, $60.6 million and $9.0 million, respectively. Billed receivables, unbilled receivables and retention from the U.S. Government as of December 25, 1998 were $145.6 million,

                               THE IT GROUP, INC.

$37.5 million and $2.2 million, respectively. At March 27, 1998, billed receivables, unbilled receivables and retention were $172.7 million, $27.0 million and $10.9 million, respectively. Billed receivables, unbilled receivables and retention from the U.S. Government as of March 27, 1998 were $93.1 million, $9.9 million and $2.2 million, respectively.

   Unbilled receivables typically represent amounts earned under the Company's contracts but not yet billable according to the contract terms, which usually consider the passage of time, achievement of certain milestones, negotiation of change orders or completion of the project. Generally, unbilled receivables are expected to be billed and collected in the subsequent year. Billings in excess of revenues represent amounts billed in accordance with contract terms, which are in excess of the amounts includable in revenue.

   Included in accounts receivable at December 25, 1998 is approximately $31.6 million associated with claims and unapproved change orders, which are believed by management to be probable of realization. Most of these claims and change orders are being negotiated or are in arbitration and should be settled within one year. This amount includes contract claims in litigation (see Notes to Consolidated Financial Statements--Contingencies). While management believes no material loss will be incurred related to these claims and change orders, the actual amounts realized could be materially different than the amount recorded.

   The Company performs periodic evaluations of its clients' financial condition and generally does not require collateral. At December 25, 1998, accounts receivable are primarily concentrated in federal, state and local governmental entities and in commercial clients in which the Company does not believe there is any undue credit risk.

 Property, plant and equipment

   The cost of property, plant and equipment is depreciated using primarily the straight-line method over the following useful lives of the individual assets: buildings--20 to 30 years, land improvements--3 to 20 years, and machinery and equipment--3 to 10 years including salvage value. Amortization of leasehold improvements is provided using the straight-line method over the term of the respective lease.

 Interest

   Interest incurred was $25.9 million, $10.7 million and $7.2 million for the nine months ended December 25, 1998, the twelve months ended March 27, 1998 and the twelve months ended March 28, 1997, respectively.

   Interest income is principally earned on the Company's investments in cash equivalents and was $1.0 million, $2.8 million and $1.9 million for the nine months ended December 25, 1998, the twelve months ended March 27, 1998 and the twelve months ended March 28, 1997, respectively.

 Intangible assets

   Cost in excess of net assets of acquired businesses is amortized over 20 to 40 years on a straight-line basis. Accumulated amortization was $16.6 million at December 25, 1998 and $9.6 million at March 27, 1998. On an ongoing basis, when there are indicators of impairment such as recurring losses, the Company evaluates the carrying value of intangibles resulting from business acquisitions. If such indicators are apparent, the Company compares the carrying value of the intangibles to the estimated future undiscounted cash flows expected to be generated from the businesses acquired over the remaining life of goodwill. If the undiscounted cash flows are less than the carrying value of the intangibles, the cash flows will be discounted to present value and the intangibles will be reduced to this amount. There has been no impairment for the nine months ended December 25, 1998, the twelve months ended March 27, 1998 and the twelve months ended March 28, 1997. Other intangibles arising principally from acquisitions are amortized on a straight-line basis over the periods not exceeding 20 years.

                               THE IT GROUP, INC.

 Stock-based compensation

   The Company grants stock options for a fixed number of shares to employees and members of the Board of Directors with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for its stock grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and the related interpretations. The pro forma information regarding net income and earnings per share as required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123) is disclosed in the note Stock incentive plans: Compensation cost.

 Changes in Presentation of Comparative Financial Statements

   Certain amounts in the March 27, 1998 financial statements were reclassified to conform with the presentation in the current period.

 Risks and uncertainties

   The Company provides a broad range of environmental and hazardous waste remediation services to its clients located primarily in the United States. The assessment, remediation, analysis, handling and management of hazardous substances necessarily involve significant risks, including the possibility of damages or injuries caused by the escape of hazardous materials into the environment, and the possibility of fines, penalties or other regulatory action. These risks include potentially large civil and criminal liabilities for violations of environmental laws and regulations, and liability to clients and to third parties for damages arising from performing services for clients, which could have a material adverse effect on the consolidated financial condition, liquidity and results of operations of the Company. Although the Company believes that it generally benefits from increased environmental regulations and from enforcement of those regulations, increased regulation and enforcement also create significant risks for the Company.

   The Company does not believe there are currently any material environmental liabilities related to continuing operations not already recorded or disclosed in its financial statements. The Company anticipates that its compliance with various laws and regulations relating to the protection of the environment will not have a material effect on its capital expenditures, future earnings or competitive position.

   The Company's revenue from governmental agencies accounted for 74%, 63% and 67% of revenue for the nine months ended December 25, 1998, the twelve months ended March 27, 1998 and the twelve months ended March 28, 1997, respectively. Because of its dependence on government contracts, the Company also faces the risks associated with such contracting, which could include civil and criminal fines and penalties. As a result of its government contracting business, the Company has been, is and may in the future be subject to audits and investigations by government agencies. The fines and penalties which could result from noncompliance with the Company's government contracts or appropriate standards and regulations, or the Company's suspension or debarment from future government contracting, could have a material adverse effect on the consolidated financial condition, liquidity and results of operations of the Company. The dependence on government contracts will also continue to subject the Company to significant financial risk and an uncertain business environment caused by any federal budget reductions.

   In addition to the above, there are other risks and uncertainties that involve the use of estimates in the preparation of the Company's consolidated financial statements. (See Business Acquisitions and Commitments and contingencies.)

                               THE IT GROUP, INC.

 Fair value of financial instruments (continuing operations)

   The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

   Cash and cash equivalents: The carrying amount reported in the balance sheet approximates its fair value.

   Long and short-term debt: The fair value of the 8% convertible subordinated debentures was based on a quoted market price at December 25, 1998. The carrying amount of the credit agreement and other debt approximates its fair value.

   The carrying amounts and estimated fair values of the Company's financial instruments are:

                                         December 25, 1998    March 27, 1998
                                        ------------------- -------------------
                                        Carrying Estimated  Carrying Estimated
                                         amount  fair value  amount  fair value
                                        -------- ---------- -------- ----------
                                                    (In thousands)
Cash and cash equivalents.............. $ 21,265  $ 21,265  $ 24,765  $ 24,765
Long and short-term debt:
  Credit agreement debt:
    Revolver borrowings outstanding--
     pre-OHM merger....................       --        --    33,200    33,200
    Revolver borrowings outstanding....  143,000   143,000   126,293   126,293
    Term Loan..........................  225,750   225,750    80,000    80,000
  8% Convertible Subordinated
   Debentures--Due October 1, 2006.....   44,548    40,650    46,753    45,643
  Other................................    9,364     9,364    15,189    15,189

Business Acquisitions:

 Fluor Daniel GTI, Inc.

   On December 3, 1998, the Company acquired the outstanding common stock of Fluor Daniel GTI, Inc. (GTI), an environmental consulting, engineering and construction management services company. GTI operates mainly throughout the United States with minor foreign operations. Total consideration amounted to $69.4 million plus approximately $2.0 million in transaction costs. This transaction was accounted for as a purchase in accordance with Accounting Principles Board (APB) No. 16. The excess of the purchase price over the fair value of assets acquired and liabilities assumed in the merger of $16.3 million is primarily classified as cost in excess of net assets of acquired businesses and is being amortized over forty years.

   The estimated fair value of the assets acquired and liabilities assumed of GTI are as follows:

Description                                                          Amount
-----------                                                      --------------
                                                                 (In thousands)
Current assets.................................................     $91,644
Property and equipment.........................................       3,587
Intangibles, primarily cost in excess of net assets of acquired
 businesses....................................................      16,324
Other long term assets.........................................       5,972
Current liabilities............................................      46,130

                              THE IT GROUP, INC.

   As a result of the merger with GTI, the Company has adopted a plan and commenced the process of reducing over 300 personnel in the corporate, selling, general and administrative areas, business development and proposal preparation, and from the elimination of a regional operating structure, which resulted in the combination or closure of fifteen existing facilities. The acquired balance sheet includes transition accruals of $3.5 million in severance costs and $4.4 million in office closure and lease termination costs. As of December 25, 1998, the Company paid $0.6 million and $0.3 million in severance and office closure and lease termination costs, respectively. The balance of severance costs is anticipated to be paid within nine months and the balance relating to office lease costs will be paid over the next four years. There has been no adjustment to the transition accruals from the acquisition date and there are no known significant unresolved liabilities anticipated by the Company in the transition plan.

   The purchase price allocation is preliminary and based upon information currently available. Management is continuing to gather and evaluate information regarding the valuation of assets and liabilities at the date of the acquisition. Management does not anticipate material changes to the preliminary allocation.

 OHM Acquisition

   In January 1998, the Company entered into a merger agreement to acquire OHM Corporation (OHM), an environmental and hazardous waste remediation company servicing primarily industrial, federal government and local government agencies located primarily in the United States. The transaction was effected through a two-step process for a total purchase price of $303.4 million consisting of (a) the acquisition of 54% of the total outstanding shares through a cash tender offer, which was consummated on February 25, 1998, at $11.50 per share for 13.9 million shares of OHM common stock, for a total consideration of $160.2 million plus $4.6 million in acquisition costs and (b) the acquisition on June 11, 1998 of the remaining 46% of the total outstanding shares through the exchange of 12.9 million shares of Company common stock valued at $8.04 per share, or $103.8 million and payment of $30.8 million plus $4.0 million in acquisition costs.

   This transaction was accounted for as a step acquisition and therefore the effects of the first phase of the merger were included in the March 27, 1998 financial statements and the effects of both phases were included in the June 26, 1998 financial statements. The excess of the purchase price over the fair value of assets acquired and liabilities assumed in the merger of $328.5 million has been finalized during the nine months ended December 25, 1998 and is classified as cost in excess of net assets of acquired businesses with amortization over forty years.

   The estimated fair value of the assets acquired and liabilities assumed of OHM as adjusted are as follows:

Description                                                           Amount
-----------                                                       --------------
                                                                  (In thousands)
Current assets...................................................    $117,309
Property and equipment...........................................      19,324
Cost in excess of net assets of acquired businesses..............     328,495
Other long term assets...........................................      72,666
Current liabilities..............................................     126,385
Long term liabilities, primarily debt............................     107,924

   As a result of the merger with OHM, the Company has adopted a plan and commenced the process of reducing over 500 personnel in the corporate, selling, general and administrative areas, business development and proposal preparation, and from the elimination of a regional operating structure, which resulted in the combination or closure of fourteen existing facilities. The acquired balance sheet included an estimated accrual of $10.5 million in severance and office closure and lease termination costs. As management continued to

                               THE IT GROUP, INC.

gather and evaluate information regarding the plan, the accrual was adjusted to $13.9 million (including $5.9 million for severance and $8.0 million for office closure and lease termination costs), which increased costs in excess of net assets of acquired businesses by $3.4 million since the date of the acquired balance sheet. As of December 25, 1998, the Company paid $3.3 million in severance costs and $4 million in office closure and lease termination costs. The balance of severance costs is anticipated to be paid within next year and the balance relating to office lease costs will be paid over the next seven years. There are no known significant unresolved liabilities anticipated by the Company in the transition plan.

 Pro Forma Effects of Acquisitions

   The following unaudited pro forma condensed statements of operations gives effect to the GTI acquisition as if the acquisition occurred on March 28, 1997 and the effect of the OHM merger as if this merger occurred on March 29, 1996. Basic and diluted loss per share has been calculated utilizing the basic and diluted weighted average of IT shares outstanding during the periods adjusted for approximately 12.9 million shares of common stock issued June 11, 1998 for the OHM acquisition assuming the 12.9 million shares were outstanding as of the beginning of the periods presented.

                                                      Twelve Months Ended
                               Nine months ended -----------------------------
                               December 25, 1998 March 27, 1998 March 28, 1997
                                   Pro Forma       Pro Forma      Pro Forma
                               ----------------- -------------- --------------
                                    (In thousands, except per share data)
Revenues......................     $897,284        $1,119,115      $984,945
Loss from continuing
 operations before
 extraordinary item...........       (3,680)          (53,074)      (12,280)
Net loss......................       (9,771)          (48,602)      (12,280)
Net loss applicable to common
 stock........................      (14,435)          (54,769)      (17,196)
Loss per share:
  Basic and diluted...........        (0.64)            (2.42)        (0.78)

   The above amounts are based upon certain assumptions and estimates which the Company believes are reasonable. The pro forma results do not reflect anticipated cost savings and do not necessarily represent results which would have occurred if the GTI and OHM mergers had taken place at the date and on the basis assumed above.

 Other Acquisitions

   The Company acquired certain other businesses during the twelve months ended March 27, 1998 and the twelve months ended March 28, 1997 for aggregate consideration of $12.3 million and $1.5 million, respectively. These acquisition agreements include potential contingent payments. The Company paid $1.3 million in cash under two of these agreements through December 25, 1998. Potential future contingent payments relating to these acquisitions as of December 25, 1998 range from a low of $1.9 million to a maximum of approximately $9.1 million. The Company paid $1.9 million in January 1999. In accordance with Accounting Principles Board Opinion No. 16--Business Combinations, these acquisitions were accounted for using the purchase method and in the aggregate were not material to require disclosure of pro forma financial information. In addition, in connection with the acquisition of OHM, the Company assumed the potential future earnout payments relating to Beneco, a company acquired by OHM in June 1997, which range from a low of zero to a maximum of $10.0 million. See Subsequent Events also for acquisitions after December 25, 1998.

                               THE IT GROUP, INC.

Consolidated statements of cash flows supplemental disclosures:

   Supplemental cash flow information is:

                                                           Twelve Months Ended
                                         Nine Months Ended -------------------
                                           December 25,    March 27, March 28,
                                               1998          1998      1997
                                         ----------------- --------- ---------
                                                    (In thousands)
Interest paid, net of amounts
 capitalized............................     $ 24,634      $ 11,060   $6,713
Interest received.......................        1,008         2,652    1,730
Income taxes paid.......................          335           770      287
Income tax refunds received.............           --             3    1,178
Acquisition liabilities assumed.........       66,050       218,440    6,346
Stock issued in connection with
 acquisitions...........................      103,810            --       --

Special Charges:

   Asset Sales. On May 27, 1998, the Company's Board of Directors considered and approved the divestiture of certain non-core assets. The non-core assets primarily include the Company's 19% common stock ownership interest in Quanterra, Inc., (an environmental laboratory business) and the assets associated with the Company's Hybrid Thermal Treatment System (HTTS(R)) business (thermal transportable incineration equipment). As a result of these actions, the Company recorded a non-cash charge of $25.0 million in the three months ending June 26, 1998 including $10.6 million (net of cash proceeds of $5.8 million) related to the sale of the Quanterra investment and $14.4 million, primarily related to assets associated with the HTTS(R) business.

   Special charges of $14.2 million were recorded in the twelve months ended March 27, 1998. The charges include $5.7 million for integration costs associated with the acquisition of OHM, a $3.9 million non-cash charge related to a project claim settlement, a $2.8 million charge associated with the relocation of the Company's corporate headquarters, and a $1.8 million loss from the sale of a small remediation services business.

   OHM. The $5.7 million special charge for integration costs associated with the acquisition of OHM included $2.2 million of costs for severance and $3.5 million of costs and other related items for closing and consolidating the Company's offices with OHM offices. As part of the plan of integration, the Company identified slightly more than 100 IT employees, primarily in the operating group and administrative support functions, to be laid-off. In addition, the Company approved a plan for restructuring IT offices in which it would close three leased facilities, reduce the size of three more facilities and sublease a portion of eight additional facilities. As of December 25, 1998, $1.3 million of the integration charge remained to be paid. The remaining costs relate to the facility closures and office consolidations and will be paid over the remaining terms of the leases. Most of these lease commitments will be paid within the next three years. One lease requires payments over the next seven years.

   Helen Kramer. In December 1997, the Company settled a contract claim which has been outstanding in excess of five years with the US Army Corps of Engineers, the U.S. Environmental Protection Agency (USEPA) and the Department of Justice (jointly "Government") arising out of work performed by the joint venture of IT and Davy International at the Helen Kramer Superfund project. On December 26, 1997, the joint venture received a $14.5 million payment from the Government to resolve all outstanding project claims related to additional work resulting from differing site conditions. In early January 1998, the joint venture paid $4.3 million to the Government to resolve related civil claims by the Government. IT's share of the joint venture results is 60%, accordingly, IT received net cash of $6.0 million, its proportionate share of the settlement. In December 1997, the Company recorded a non-cash pre-tax charge of $3.9 million as the cash received was less

                               THE IT GROUP, INC.

than the unbilled and billed receivables related to this project which totaled approximately $9.2 million and $0.7 million, respectively.

   Relocation. The special charges that occurred in the first quarter of the twelve months ended March 27, 1998 resulted from the relocation of the Company's corporate headquarters from Torrance, California to Monroeville (Pittsburgh), Pennsylvania and the sale of its California based small project remediation services business. The headquarters relocation consolidated the corporate overhead functions with the Company's largest operations office and moved it closer to its lenders and largest shareholders which are located in the Eastern United States. As a result of this relocation, the Company incurred a pre-tax charge of $2.8 million. The relocation charge included $0.8 million of costs for severance, $0.9 million of costs for the relocation of IT employees, $0.7 million of costs related to the closure of the offices in Torrance, California and $0.4 million of other related costs. As part of this relocation, 32 employees were laid off, primarily corporate management and administrative support personnel. As of December 25, 1998, these amounts have been paid. In May 1997, the Company incurred a non-cash pre-tax charge of $1.8 million to sell its California based small projects remediation services business.

   Restructuring. In conjunction with the corporate restructuring which was initiated in the second quarter of the twelve months ended March 28, 1997, the Company incurred a pre-tax restructuring charge of $8.4 million. The restructuring charge included $3.4 million of costs for severance, $4.1 million of costs for closing and reducing the size of a number of the Company's offices, and $0.9 million of costs for other related items. As part of the plan of termination, the Company laid-off 133 employees and paid over $2.5 million in termination benefits. In addition, the Company approved a plan to close five leased facilities and reduce the size of eleven other leased facilities by either sublease or abandonment. Most of the remaining costs to be paid relate to the facility closures and office space reductions which will be paid out over the terms of the lease. One of these facility closures has a remaining lease obligation of approximately six years. At December 25, 1998, $0.9 million of the charge remained to be paid.

Long-term debt:

   Long-term debt consists of the following:

                                                        December 25, March 27,
                                                            1998       1998
                                                        ------------ ---------
                                                            (In thousands)
8% Convertible Subordinated Debentures--Due October 1,
   2006................................................   $ 44,548   $ 46,753
Credit Agreement Debt:
  Revolver borrowings outstanding......................         --     33,200
  Revolver borrowings outstanding......................    143,000    126,293
  Term Loan............................................    225,750     80,000
Other..................................................      9,364     15,189
                                                          --------   --------
                                                           422,662    301,435
Less current portion...................................     17,603     16,738
                                                          --------   --------
                                                          $405,059   $284,697
                                                          ========   ========

   Aggregate maturity of long-term debt, including annual mandatory sinking fund payments for the convertible subordinated debentures, for the five fiscal years following December 25, 1998 is: 1999, $17.6 million; 2000, $9.4 million; 2001, $8.8 million; 2002, $8.8 million; 2003 and thereafter $378.0 million.

   The convertible subordinated debentures are convertible into 45.04 shares of common stock and $107.50 cash per $1,000 unit with interest payable semiannually on April 1 and October 1, and are redeemable at the

                               THE IT GROUP, INC.

option of the Company. The convertible subordinated debentures require annual mandatory sinking fund payments of 7.5% of the principal amount which commenced in 1996, and continue through October 1, 2005.

   IT executed the OHM Tender Offer with a $240.0 million credit facility (the "credit facilities"). The credit facilities were used to complete the Tender Offer, to refinance IT's $65.0 million principal amount of senior notes and for working capital purposes during the period from the Tender Offer closing date of February 25, 1998 until the merger closing date of June 11, 1998. Loans made under the credit facilities bore interest at a rate equal to LIBOR plus 2.50% per annum (or the lender's base rate plus 1.50% per annum) through June 10, 1998, at the Company's option and required no amortization. The Company recorded an extraordinary charge of $9.2 million, reduced by $3.5 million of deferred tax benefit, as the result of the early extinguishment of existing debt necessary to obtaining the credit facilities. On June 11, 1998, upon consummation of the second step of the OHM acquisition (see Business Acquisitions), the Company's credit facilities were refinanced. As such, the Company classified applicable portions of the credit facilities outstanding as of March 27, 1998 as long-term debt in accordance with the provisions of the credit facilities.

   After the refinancing in conjunction with the OHM Merger, the credit facilities consist of an eight-year amortizing term loan (term loans) of $228.0 million and a six-year revolving credit facility (revolving loans) of $185.0 million that contains a sublimit of $50.0 million for letter of credit issuance. The term loans made under the credit facilities bear interest at a rate equal to LIBOR plus 2.50% per annum (or the lender's base rate plus 1.50% per annum) and amortize on a semi-annual basis in aggregate annual installments of $4.5 million for the first six years after the OHM Merger, with the remainder payable in eight equal quarterly installments in the seventh and eighth years after the OHM Merger. The revolving loans made under the credit facilities bear interest at a rate equal to LIBOR plus 2.00% per annum (or the lender's base rate plus 1.00% per annum). Six months after completion of the merger, adjustments to the interest rates were made based on the ratio of IT's consolidated total debt to consolidated earnings before interest, taxes, depreciation and amortization. The credit facilities are secured by a security interest in substantially all of the assets of the Company and its subsidiaries. In addition, the facilities include representations, warranties and covenants customary for facilities of this type that include various financial covenants and limitations (subject to certain exceptions) on indebtedness, lease obligations, mergers and acquisitions and other fundamental changes prohibit the payment of cash dividends on common stock and limit capital expenditures. The credit facilities also include customary events of default. Events constituting defaults include a change of control of IT including among other things, the disposition under certain circumstances of the Company's 6% Cumulative Convertible Participating Preferred Stock and warrants on or after the funding of the credit facilities on June 11, 1998, to a person other than the Preferred Stock Group (see Notes to Consolidated Financial Statements--Preferred stock).

   On September 14, 1998, the lenders under the credit facilities approved the first amendment to the agreement covering the credit facilities to increase the revolving credit facility from $150.0 million to $185.0 million. This increase in revolver funding availability was based upon growth projections of the Company's business, the increase in seasonality of revenue streams related to OHM contracts and to create additional flexibility to finance further strategic and diversifying acquisitions, particularly due to turmoil in the long-term credit markets during the second half of 1998.

   At October 26, 1998, the lenders under the credit facilities approved the second amendment to the loan agreement. This second amendment provided for the acquisition of GTI as a permitted acquisition under the credit facilities, provided for the borrowing of up to $35.0 million under the revolving credit facility to make the GTI acquisition and amended the financial covenants to provide for the effects of the GTI acquisition. IT closed the acquisition of GTI on December 3, 1998. The GTI acquisition was funded through the use of the Company's cash on hand, borrowing of $35.0 million under the revolving facility and use of $20.0 million of GTI's cash on hand, which was loaned to the Company and is evidenced by an interest bearing promissory note payable on demand. Letters of credit outstanding at December 25, 1998 were $20.4 million.

                               THE IT GROUP, INC.

   As required by the credit facilities, on August 11, 1998, the Company executed a six year swap agreement with a large multi national banking organization. The swap agreement is based upon a notional amount of $126.0 million wherein the Company, the fixed-rate payer, pays (receives) the difference between 3-month LIBOR and a fixed rate of 5.58% with its swap counter-party, the floating-rate payer. The LIBOR rate is adjusted quarterly and amounts owning or due are settled at each quarterly reset date. The Company charges (credits) amounts exchanged under the swap to interest expense. Net credits to the Company in the nine months ended December 25, 1998 were not material. The swap agreement contains a one time cancellation option for the counter-party and an imbedded interest rate cap for the Company. At any quarterly reset date beginning with February 11, 2000, the counter-party, at its option, may cancel the swap agreement for the remaining term. If the counter-party elects to exercise its cancellation option, the Company receives the benefit of a 7% interest rate cap on the notional amount of $126.0 million. The terms of the interest rate cap allow the Company to utilize the interest rate cap for any six quarterly periods during the term of the swap agreement remaining after exercise of the cancellation option by the counter-party. The election of the six quarterly cap periods by the Company need not be consecutive quarters. The mark to market value of the swap at December 24, 1998 represents a cost to the Company of $3.3 million. This value is based on 1) the shape of the yield curve at the valuation date, 2) the assumption that future rate changes are parallel shifts along the yield curve at all points, 3) LIBOR futures prices at the measurement date and 4) that option volatility remains unchanged from current levels. The market value of the swap, assuming only a 50 basis point increase in LIBOR rates, is a positive $1.2 million, reflecting the significant change in market values associated with small interest rate changes.

   The Company also has various miscellaneous outstanding notes payable and capital lease obligations totaling $9.4 million. These notes payable mature at various dates between January 1999 and November 2000, at interest rates ranging from to 7.5% to 8.6%.

Income taxes:

   Income tax provision (benefit), net of changes in the deferred tax valuation allowance, consists of the following:

                                                             Twelve Months Ended
                                           Nine Months Ended -------------------
                                             December 25,    March 27, March 28,
                                                 1998          1998      1997
                                           ----------------- --------- ---------
                                                      (In thousands)
Current:
  Federal.................................      $   57        $    54    $(764)
  State...................................         450            559      215
                                                ------        -------    -----
                                                   507            613     (549)
                                                ------        -------    -----
Deferred:
  Federal.................................       5,696         (2,801)     336
  State...................................         491           (174)      57
  Foreign.................................          --             --      (23)
                                                ------        -------    -----
                                                 6,187         (2,975)     370
                                                ------        -------    -----
  Total provision (benefit)...............      $6,694        $(2,362)   $(179)
                                                ======        =======    =====

                               THE IT GROUP, INC.

   Income tax provision (benefit) is included in the statements of operations as follows:

                                                            Twelve Months Ended
                                          Nine Months Ended -------------------
                                            December 25,    March 27, March 28,
                                                1998          1998      1997
                                          ----------------- --------- ---------
                                                     (In thousands)
Continuing operations before
 extraordinary items....................       $6,694        $ 4,175    $(179)
Extraordinary item: early extinguishment
 of debt................................           --         (3,497)      --
                                                6,694            678     (179)
Discontinued operations.................           --         (3,040)      --
                                               ------        -------    -----
  Total provision (benefit).............       $6,694        $(2,362)   $(179)
                                               ======        =======    =====

   A reconciliation of the provision (benefit) for income taxes on the total provision (benefit) computed by applying the federal statutory rate of 34% to the loss from continuing operations before income taxes and the reported provision (benefit) for income taxes of the total provision (benefit) is as follows:

                                                            Twelve Months Ended
                                          Nine Months Ended -------------------
                                            December 25,    March 27, March 28,
                                                1998          1998      1997
                                          ----------------- --------- ---------
                                                     (In thousands)
Income tax benefit computed at statutory
 federal income tax rate................       $  (249)      $  (743)  $(3,045)
State income taxes, net of federal tax
 benefit, if any........................           335           504       179
Equity in income (loss) of foreign
 subsidiaries...........................            --           121        --
Amortization of cost in excess of net
 assets of acquired businesses..........         2,557           287       100
Extraordinary item: early extinguishment
 of debt................................            --        (3,129)       --
Discontinued operations.................            --        (2,720)       --
Federal deferred tax asset valuation
 allowance adjustment...................         6,059         1,906     2,597
Research and development tax credits....        (2,540)           --        --
Other...................................           532         1,412       (10)
                                               -------       -------   -------
  Total provision (benefit).............       $ 6,694       $(2,362)  $  (179)
                                               =======       =======   =======

                               THE IT GROUP, INC.

   At December 25, 1998 and March 27, 1998, the Company had deferred tax assets and liabilities as follows:

                                                         December 25, March 27,
                                                             1998        1998
                                                         ------------ ---------
                                                             (In thousands)
Deferred tax assets:
  Closure accruals--discontinued operations.............   $ 11,229   $ 15,771
  NOL carryforwards.....................................     64,490     72,319
  Tax basis in excess of book basis in Quanterra........         --     11,145
  Capital loss carryover................................     17,446         --
  Alternative minimum tax credit carryforwards..........      3,458      3,458
  Investment and other tax credit carryforwards.........     12,750     10,474
  Other accrued liabilities.............................      5,458     17,050
  Asset basis difference--OHM and GTI...................     62,292     25,987
  Other, net............................................     23,253      7,933
                                                           --------   --------
    Gross deferred tax asset............................    200,376    164,137
  Valuation allowance for deferred tax asset............    (50,267)   (31,865)
                                                           --------   --------
    Total deferred tax asset............................    150,109    132,272
Deferred tax liabilities:
  Tax depreciation in excess of book depreciation.......    (17,120)   (19,465)
  Asset basis difference--discontinued operations.......    (11,576)   (13,012)
  Other, net............................................    (11,775)   (13,300)
                                                           --------   --------
    Total deferred tax liabilities......................    (40,471)   (45,777)
                                                           --------   --------
    Net deferred tax asset..............................   $109,638   $ 86,495
                                                           ========   ========
Net current asset.......................................   $ 15,919   $ 12,750
  Net noncurrent asset..................................     93,719     73,745
                                                           --------   --------
    Net deferred tax asset..............................   $109,638   $ 86,495
                                                           ========   ========

   Approximately $15.2 million and $3.9 million of the valuation allowance relates to the OHM and GTI acquisitions, respectively. Tax benefits subsequently recognized that are related to these amounts will reduce cost in excess of net assets of acquired businesses.

   At December 25, 1998, the Company had net operating losses (NOL's), tax credit carryforwards and capital losses with expiration dates as follows:

                                                   Research
                                           Net        and              Capital
                                        Operating Development  Other     Loss
Expiration Dates                         Losses   Tax Credits Credits Carry Over
----------------                        --------- ----------- ------- ----------
                                                     (In thousands)
1998--2003............................. $     72    $ 1,140   $2,225   $45,910
2004--2008.............................   18,700      3,393       --        --
2009--2013.............................  156,386      5,992       --        --
Indefinite.............................       --         --    3,458        --
                                        --------    -------   ------   -------
  Total................................ $175,158    $10,525   $5,683   $45,910
                                        ========    =======   ======   =======

                               THE IT GROUP, INC.

   During the nine months ended December 25, 1998, the Company increased its deferred tax asset valuation allowance from $31.9 million to $50.2 million. The increase was principally related to the acquisition of OHM and GTI corporations, respectively, and based on the Company's assessment of the uncertainty as to when it will generate a sufficient level of future earnings of applicable character to realize a portion of the deferred tax asset created by the special charges. Because of the Company's position in the industry, recent restructuring and acquisitions, and existing backlog, management expects that its future taxable income will more likely than not allow the Company to fully realize its deferred tax asset. The Company evaluates the adequacy of the valuation allowance and the realizability of the deferred tax asset on an ongoing basis.

   During the twelve months ended March 27, 1998, the Company increased its deferred tax asset valuation allowance from $9.5 million to $31.9 million. The increase was principally related to the acquisition of OHM corporation and the Company's assessment of its ability to fully utilize the deferred tax asset. During 1998, prior to the acquisition of OHM, the Company increased its valuation allowance to offset increases in the deferred tax asset balance. During the fourth quarter, the Company acquired OHM (see Business Acquisitions--OHM Acquisition) which substantially increased projected taxable income.

   During the twelve months ended March 28, 1997, the Company increased its deferred tax asset valuation allowance from $4.9 million to $9.5 million. This change was principally due to the Company's assessment of the uncertainty as to when it will generate a sufficient level of future earnings to realize the deferred tax asset created by the special charges (see Special Charges).

                               THE IT GROUP, INC.

Earnings per share

   The following table sets forth the computation of basic and diluted earnings per share:

                                                            Twelve Months Ended
                                          Nine Months Ended --------------------
                                            December 25,    March 27,  March 28,
                                                1998          1998       1997
                                          ----------------- ---------  ---------
                                          (In thousands, except per share data)
Numerator:
  Loss from continuing operations and
   before extraordinary items............     $ (7,427)     $ (6,360)  $ (8,777)
  Preferred stock dividends..............       (4,664)       (6,167)    (4,916)
                                              --------      --------   --------
  Numerator for basic and dilutive
   earnings per share--income available
   to common stockholders................      (12,091)      (12,527)   (13,693)
  Discontinued operations--closure costs
   (net of income tax benefit)...........           --        (4,960)        --
                                              --------      --------   --------
                                               (12,091)      (17,487)   (13,693)
  Extraordinary charge for early
   retirement of debt (net of income tax
   benefit)..............................           --        (5,706)        --
                                              --------      --------   --------
Net income (loss) applicable to common
 stock...................................     $(12,091)     $(23,193)  $(13,693)
                                              ========      ========   ========
Denominator:
  Weighted-average number of common
   shares outstanding for basic and
   dilutive earnings per share...........       19,149         9,737      9,227
                                              ========      ========   ========
Net loss per share:
  Earnings from continuing operations
   (net of preferred stock dividends)....     $  (0.63)     $  (1.28)  $  (1.48)
  Earnings from discontinued operations..           --         (0.51)        --
  Extraordinary item--early
   extinguishment of debt................           --         (0.59)        --
                                              --------      --------   --------
Net loss per share.......................     $  (0.63)     $  (2.38)  $  (1.48)
                                              ========      ========   ========

   In June 1998, approximately 12.9 million shares were issued in connection with the second step of the OHM Merger. (See Business Acquisitions.)

Commitments and contingencies:

 Lease commitments

   The Company's operating lease obligations are principally for buildings and equipment. Most leases contain renewal options at varying terms. Generally, the Company is responsible for property taxes and insurance on its leased property. At December 25, 1998, future minimum rental commitments under noncancelable leases with terms longer than one year aggregate $125.1 million and require payments in the five succeeding years and thereafter of $36.8 million, $31.1 million, $22.5 million, $14.6 million, $8.6 million, and $11.5 million, respectively. A portion of these leased assets represent duplicative facilities and equipment resulting from the OHM and GTI acquisitions. The Company is currently and actively involved in attempting to sublease these assets.

   Rental expense related to continuing operations was $29.4 million for the nine months ended December 25, 1998, $12.9 million (including $1.2 million of the special charges) for the twelve months ended

                               THE IT GROUP, INC.

March 27, 1998, and $12.6 million (including $2.2 million of the special charges) for the twelve months ended March 28, 1997.

 Contingencies

 Coakley Landfill Action

   On March 9, 1998, the Coakley Landfill PRP Steering Committee terminated, allegedly for cause, IT Corporation's contract to perform design and remediation services at the Coakley Landfill and sued IT for damages for delay, redesign, regrading, repair costs, as well as for possible exposure to penalties by the USEPA. (The Coakley Landfill Group v. IT Corporation v. Gary
W. Blake, Inc., et al., U.S.D.C., D.N.H., Case No. 98-167-JD) IT disputes that the Steering Committee is entitled to terminate the agreement for cause and believes the termination action arose from IT's pending change order request of approximately $6.3 million (which has now grown to $7.2 million). IT has answered and counterclaimed for damages for wrongful termination, issuing defective plans and specifications, breach of contract and unfair trade practices. Discovery of the case is ongoing, and no trial date has been set and the ultimate outcome of this matter cannot yet be predicted.

 Occidental Chemical Litigation

   OHM is in litigation in the U.S. District Court for the Western District of New York with Occidental Chemical Corporation ("Occidental") relating to the Durez Inlet Project performed in 1993 and 1994 for Occidental in North Tonawanda, New York. (Occidental Chemical Corporation v. OHM Remediation Services Corporation, U.S.D.C., W.D.N.Y, Case No 94-0955(H)) OHM's account receivables at December 25, 1998 include a claim receivable of $8.7 million related to this matter. OHM's work was substantially delayed and its costs of performance were substantially increased as a result of conditions at the site that OHM believes were materially different than as represented by Occidental. Occidental's amended complaint seeks $8.8 million in damages primarily for alleged costs incurred as a result of project delays and added volumes of incinerated waste. OHM's counterclaim seeks an amount in excess of $9.2 million (inclusive of $8.7 million of claim receivable) for damages arising from Occidental's breach of contract, misrepresentation and failure to pay outstanding contract amounts. The Company has established additional reserves for a portion of the receivables related to this matter. Management believes that it has established adequate reserves should the resolution of the above matter be lower than the amounts recorded. The parties have completed discovery in the case and filed motions for summary judgement against each other. Although the court may rule on the matter at any time, its ultimate outcome cannot be predicted.

 GM--Hughes Massena Litigation

   These two matters (General Motors Corporation v. OHM Remediation Services Corporation, U.S.D.C., N.D.N.Y., Case No. 7:96-CV-1214TJMDS) and (OHM Remediation Services Corporation v. Hughes Environmental Systems, Inc. And ERM Northeast, Inc., U.S.D.C., N.D.N.Y., Case No. 7:96-CV-0110TJMDS) have now been fully settled.

 Other

   The Company is subject to other claims and lawsuits in the ordinary course of its business. In the opinion of management, all such other pending claims are either adequately covered by insurance or, if not insured, will not individually or in the aggregate result in a material adverse effect on the consolidated financial condition, liquidity and results of operations of the Company. In the course of the Company's business, there is always

                               THE IT GROUP, INC.

risk and uncertainty in pursuing and defending claims and litigation and, not withstanding the reserves currently established, adverse future results in litigation or other proceedings could have a material adverse effect upon the Company's consolidated financial condition, liquidity and results of operations.

Governmental regulation:

   The Company is subject to extensive regulation by applicable federal, state and local agencies. All facets of the Company's business are conducted in the context of a complex statutory, regulatory and governmental enforcement framework and a highly visible political environment. The Company's operations must satisfy stringent laws and regulations applicable to performance. Future changes in regulations may have a material adverse effect on the consolidated financial conditional, liquidity and results of operations of the Company.

Preferred stock:

 Carlyle Investment

   At the November 20, 1996 Annual Meeting of Stockholders, IT's shareholders voted to approve a $45.0 million investment (the Carlyle Investment) by The Carlyle Group (Carlyle), a Washington, D.C. based merchant banking firm. The Carlyle Investment consists of 45,000 shares of 6% Cumulative Convertible Participating Preferred Stock, par value $100 per share (Convertible Preferred Stock) and detachable warrants to purchase 1,250,000 shares of IT common stock, par value $.01 per share (Carlyle Warrants). The net proceeds to IT (after related offering costs of $4.4 million) from the Carlyle Investment were $40.6 million.

   Carlyle holds approximately 21% (approximately 24% assuming exercise of the Carlyle Warrants) of the voting power of IT. Until November 20, 2001, the holders of the Convertible Preferred Stock have the right to elect a majority of the IT Board of Directors, provided that such holders continue to hold at least 20% of the voting power of IT. The terms of the Convertible Preferred Stock provide that, until November 20, 2001, the holders of the Convertible Preferred Stock have the right to elect a majority of the Board of Directors of the Company, provided that Carlyle continues to own at least 20% of the voting power of the Company.

   The Convertible Preferred Stock ranks, as to dividends and liquidation, pari passu to the Company's 7% Preferred Stock (see 7% Preferred Stock) and prior to the Company's common stock. The Convertible Preferred Stock is entitled to cumulative annual dividends. No dividends were payable in the first year; dividends were payable quarterly in kind for the second year at the rate of 3% per annum and, through November 1998, Carlyle was paid dividends of an additional 1,095 shares of Convertible Preferred Stock. Commencing November 21, 1998, dividends are payable quarterly in cash at the rate of 6% per annum. The Convertible Preferred Stock is entitled to a liquidation preference of $1,000 per share.

   The Convertible Preferred Stock and detachable warrants may at any time, at the option of Carlyle, be converted into IT common shares. At December 25, 1998, 7,323,015 and 1,250,000 common shares are issuable upon conversion of the Convertible Preferred stock and Carlyle Warrants, respectively. The conversion price of the Convertible Preferred Stock is $7.59 per share and the exercise price of the warrants is $11.39 per share. The Company will be entitled at its option to redeem all of the Convertible Preferred Stock at its liquidation preference plus accumulated and unpaid dividends on or after November 21, 2003.

   Although the first two years' dividends are paid at a rate of 0% and 3%, respectively, dividends were imputed during this period at a rate of approximately 6% per annum. Imputed dividends were $0.9 million, $2.1 million and $0.9 million in the nine months ended December 25, 1998, the twelve months ended

                               THE IT GROUP, INC.

March 27, 1998 and the twelve months ended March 28, 1997, respectively. Any imputed dividends will never be paid in cash or stock.

 7% Preferred stock

   In a September 1993 public offering, the Company issued 2,400,000 depositary shares, each representing a 1/100th interest in a share of the Company's 7% Cumulative Convertible Exchangeable Preferred Stock (7% Preferred Stock). The depositary shares entitle the holder to all proportional rights and preferences of the 7% Preferred Stock, including dividend, liquidation, conversion, redemption and voting rights and preferences.

   The 7% Preferred Stock ranks, as to dividends and liquidation, pari passu to the Convertible Preferred Stock (see Carlyle Investment) and prior to the Company's common stock. The dividend per annum and liquidation preference for each share of 7% Preferred Stock are $175 and $2,500, respectively, and for each depositary share are $1.75 and $25, respectively. Dividends on the 7% Preferred Stock and depositary shares are cumulative and payable quarterly.

   The 7% Preferred Stock is convertible at the option of the holder into shares of the Company's common stock at a conversion price of $23.36 per share, subject to adjustment under certain circumstances. At December 25, 1998, 2,199,903 shares of common stock are issuable upon conversion of the 7% Preferred stock. On any dividend payment date, the 7% Preferred Stock is exchangeable at the option of the Company, in whole but not in part, for 7% Convertible Subordinated Debentures Due 2008 in a principal amount equal to $2,500 per share of Preferred Stock (equivalent to $25 per depositary share). The 7% Preferred Stock may be redeemed at any time, at the option of the Company, in whole or in part, initially at a price of $2,622.50 per share of Preferred Stock (equivalent to $26.225 per depositary share) and thereafter at prices declining to $2,500 per share of Preferred Stock (equivalent to $25 per depositary share) on or after September 30, 2003.

   Additionally, the 7% Preferred Stock has a special conversion right that becomes effective in the event of certain significant transactions affecting ownership or control of the Company. In such situations, the special conversion right would, for a limited period, reduce the then prevailing conversion price to the greater of the market value of the common stock or $12.68 per share. The Carlyle Investment (see Carlyle Investment) triggered this special conversion right. On January 9, 1997, holders of 344,308 depositary shares elected to convert such shares to 678,816 shares of IT common stock.

   The 7% Preferred Stock is non-voting, except that holders are entitled to vote as a separate class to elect two directors if the equivalent of six or more quarterly dividends (whether consecutive or not) on the 7% Preferred Stock are in arrears. Such voting rights will continue until such time as the dividend arrearage on the 7% Preferred Stock has been paid in full.

Stock incentive plans:

 Summary

   At the November 20, 1996 Annual Meeting of Stockholders, IT's shareholders voted to approve the Company's 1996 Stock Incentive Plan (1996 Plan) which provides for the issuance of the Company's common stock or any other security or benefit with a value derived from the value of its common stock. Options are granted at exercise prices equal to or greater than the quoted market price at the date of grant. At December 25, 1998, the maximum number of shares of the Company's common stock that may be issued pursuant to awards granted under the 1996 Plan is 242,819. At January 1 of each year, the maximum number of shares available for award under the 1996 Plan may be increased by Board approval by an amount which represents up to 2% of the number of the Company's common stock which are issued and outstanding at that

                               THE IT GROUP, INC.

date. During the nine months ended December 25, 1998, 331,500 stock options were granted under the 1996 Plan, which expire in fiscal year 2008.

   The Company's 1991 Stock Incentive Plan (1991 Plan) and 1983 Stock Incentive Plan (1983 Plan) provided for the granting of incentive and non-qualified stock options and the issuance of the Company's common stock or any other security or benefit with a value derived from the value of its common stock. No shares are available for grant under these plans as such authority to grant as to the 1991 Plan expired in March 1996 and as to the 1983 Plan expired in September 1993. Options granted under the plans and outstanding at December 25, 1998 will expire at various dates through January 20, 2008.

   Changes in the number of shares represented by outstanding options under the 1996 Plan, the 1991 Plan and the 1983 Plan during the nine months ended December 25, 1998, the twelve months ended March 27, 1998 and the twelve months ended March 28, 1997 are summarized as follows:

                                                             Twelve Months Ended
                                           Nine Months Ended --------------------
                                             December 25,    March 27,  March 28,
                                                 1998          1998       1997
                                           ----------------- ---------  ---------
Outstanding at beginning of year.........        770,457      747,679    744,847
Options converted........................        262,125           --         --
Options granted
  (Nine months ended December 25, 1998,
   $6.44--$10.13 per share; 1998, $7.00--
   $8.50 per share; 1997, $8.63 per
   share)................................        331,000      132,921    171,000
Options exercised
  (Nine months ended December 25, 1998,
   $10.24 per share 1997, $11.50 per
   share)................................           (750)          --     (3,629)
Options expired and forfeited............        (51,156)    (110,143)  (164,539)
                                               ---------     --------   --------
Outstanding at end of year ($7.00--$32.50
 per share)..............................      1,311,676      770,457    747,679
                                               =========     ========   ========
Vested options...........................        776,500      486,520    473,257
                                               =========     ========   ========
Common stock reserved for future
 issuance................................      1,554,495

   Additional information regarding stock options granted to employees is outline below:

                                                           Twelve Months Ended
                                         Nine Months Ended -------------------
                                           December 25,    March 27, March 28,
                                               1998          1998      1997
                                         ----------------- --------- ---------
Weighted average fair value of options
 at grant date..........................      $ 6.19        $ 4.79    $ 5.34
Weighted average exercise price of all
 outstanding options....................      $11.11        $13.99    $15.96
Weighted average exercise price of
 vested options.........................      $12.39        $16.95    $19.04
Weighted average exercise price of
 options exercised......................      $10.24        $11.50    $   --
Weighted average exercise price for
 expired and forfeited options..........      $22.73        $19.69    $18.53
Weighted average remaining contractual
 life of options outstanding............         7.4           6.7       6.8

   Approximately 188,000 OHM stock options converted into approximately 262,000 IT stock options on June 11, 1998. As of December 25, 1998, these options remain outstanding.

 Compensation cost

   The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options

                               THE IT GROUP, INC.

because, as discussed below, the alternative fair value accounting provided for under Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation," (SFAS No. 123) requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

   SFAS No. 123 provides that, if its optional method of accounting for stock options is not adopted (and which the Company has not adopted), disclosure is required of pro forma net income and net income per share. In determining the pro forma information for stock options granted, the fair value for these options were estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

                                                            Twelve Months Ended
                                          Nine Months Ended -------------------
                                            December 25,    March 27, March 28,
                                                1998          1998      1997
                                          ----------------- --------- ---------
Risk free interest rate based upon zero-
 coupon U.S. Treasury Notes.............          6.0%          6.0%     6.38%
Dividend yield..........................         None          None      None
Volatility factor of expected market
 price of the Company's common stock....        0.443         0.395     0.395
Weighted average expected life of each
 option.................................          7.4           6.7       6.8

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferrable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

   If compensation cost for the Company's stock options had been determined based on the fair value at the grant dates as defined by SFAS No. 123, the Company's net loss applicable to common stock and net loss per common share would have increased to the following pro forma amounts:

                                                          Twelve Months Ended
                                        Nine Months Ended --------------------
                                          December 25,    March 27,  March 28,
                                              1998          1998       1997
                                        ----------------- ---------  ---------
                                        (In thousands, except per share data)
Net loss applicable to common stock
  As reported..........................     $(12,091)     $(23,193)  $(13,693)
                                            ========      ========   ========
  Pro forma............................     $(12,367)     $(23,386)  $(13,735)
                                            ========      ========   ========
Net loss per common share
  As reported..........................     $  (0.63)     $  (2.38)  $  (1.48)
                                            ========      ========   ========
  Pro forma............................     $  (0.65)     $  (2.40)  $  (1.49)
                                            ========      ========   ========

   Additionally, under the 1991 Plan, the Company awarded shares of nonvested restricted stock to officers and key employees which amounted to 266,019 in the twelve months ended March 29, 1996. Vesting of awards is dependent upon continued employment and, in the case of certain performance-related awards, the sustained level of a target market price for the Company's common stock that exceeds the related market price on the

                               THE IT GROUP, INC.

date of grant. On December 25, 1998, the total number of shares of restricted stock outstanding was 105,900. The cost of restricted stock awards is generally expensed over the vesting period, which ranges from two to five years, and amounted to $0.2 million, $0.5 million and $0.6 million for the nine months ended December 25, 1998, the twelve months ended March 27, 1998 and the twelve months ended March 28, 1997, respectively.

Employee benefit plans:

   The Company has a defined contribution, contributory pension and profit sharing plan (the Plan), covering all employees with one year of continuous service. The Company amended the Plan, effective December 25, 1998, to discontinue the minimum annual contribution of 3% of participants' eligible compensation. Additionally, beginning January 1, 1999, the Company amended its voluntary 401(k) savings plan. The Company now contributes up to 4% of participants' eligible compensation by matching 100% of each participants' contribution (up to 4% of eligible compensation). Prior to January 1, 1999, the Company contributed up to 2% of participants' eligible compensation by matching 50% of each participant's contribution (up to 4% of eligible compensation) to the Company's voluntary 401(k) savings plan. The Plan currently allows a maximum contribution of up to 15% of participants' eligible compensation up to $10,000 annually. The Company funds current costs as accrued, and there are no unfunded vested benefits.

   Pension and profit sharing expense was $3.5 million, $3.6 million and $3.6 million for the nine months ended December 25, 1998, the twelve months ended March 27, 1998 and the twelve months ended March 28, 1997, respectively.

Operating segments:

 Organization

   The IT Group, Inc. has four reportable segments: Engineering & Construction (E & C), Consulting & Ventures (C & V), Outsourced Services and International. The Company's E & C Platform manages complex hazardous waste remediation projects of all sizes involving the assessment, planning and execution of the decontamination and restoration of property, plant and equipment that have been contaminated by hazardous substances. The Outsourced Services Platform provides full service capabilities for operations, maintenance, management and construction at federal, state and local government facilities and in the private sector. The C & V Platform provides a wide range of consulting services including environmental permitting, facility siting and design, strategic environmental management, environmental compliance/auditing, risk assessment/management, pollution prevention, waste minimization, environmental information systems, and data management. The Company's International Platform is designed to meet the global needs of the Company's U.S. based clients and to invest in businesses or enter into joint ventures to pursue and perform international projects. Current International operations consist of a 50.1% investment in a Taiwan-based wastewater treatment design/build firm and with the acquisition of GTI in December 1998, the Company expanded its international presence and provides environmental services through offices located in Europe and Australia.

                               THE IT GROUP, INC.

 Segment Information

                                     Outsourced
                             E & C    Services   C & V  International  Total
                            -------- ---------- ------- ------------- --------
                                              (In thousands)
Nine months ended December
 25, 1998
  Revenues................. $597,897  $70,400   $79,353    $ 9,785    $757,435
  Segment profit (loss)....   63,817    7,896    10,617       (418)     81,912
  Depreciation expense.....    6,044      162     1,607         69       7,882
  Segment assets...........  218,940   11,697    56,896      8,539     296,072
Twelve Months Ended March
 27, 1998
  Revenues................. $346,143  $ 6,819   $79,643    $ 9,611    $442,216
  Segment profit (loss)....   37,045      948     7,272     (1,419)     43,846
  Depreciation expense.....    4,387       22     1,605        113       6,127
  Segment assets...........  188,342    6,226    22,395      4,118     221,081
Twelve Months Ended March
 28, 1997
  Revenues................. $308,635  $    --   $48,832    $ 4,664    $362,131
  Segment profit...........   25,909       --       694        177      26,780
  Depreciation expense.....    8,704       --       758         56       9,518
  Segment assets...........   73,650       --    19,828      7,087     100,565

                                                          Twelve Months Ended
                                        Nine months ended --------------------
                                          December 25,    March 27,  March 28,
                                              1998          1998       1997
                                        ----------------- ---------  ---------
Profit or Loss
  Total profit for reportable
   segments............................     $ 81,912      $ 43,846   $ 26,780
  Unallocated amounts:
    Corporate selling, general and
     administrative expense............      (32,779)      (23,814)   (22,073)
    Special charges (a)................      (24,971)      (14,248)    (8,403)
    Interest expense, net..............      (24,895)       (7,969)    (5,260)
                                            --------      --------   --------
    Loss before income taxes,
     extraordinary
     item and discontinued operations..     $   (733)     $ (2,185)  $ (8,956)
                                            ========      ========   ========
Assets (b)
  Assets for reportable segments.......     $296,072      $221,081   $100,565
  Other assets.........................      652,534       488,136    241,966
                                            --------      --------   --------
    Total consolidated assets..........     $948,606      $709,217   $342,531
                                            ========      ========   ========
Depreciation Expense
  Depreciation for reportable
   segments............................     $  7,882      $  6,127   $  9,518
  Depreciation on corporate assets
   (c).................................        2,059         2,606      2,842
                                            --------      --------   --------
    Total depreciation expense.........     $  9,941      $  8,733   $ 12,360
                                            ========      ========   ========

--------
(a) See Notes to Consolidated Financial Statements--Special Charges. These special charges are excluded from segment profit (loss) because most of these items can not be identified with a particular segment and because management does not include special charges when analyzing the Company's business segments.

(b) Segment assets include primarily accounts receivable of each business segment. Other assets are principally long-term assets including property and equipment, cost in excess of net assets of acquired businesses, income tax assets and assets of discontinued operations.

(c) Depreciation on corporate assets includes corporate facilities, furniture and equipment and the Company's mainframe computer hardware and software which have not been allocated to the operating segments.

                               THE IT GROUP, INC.

 Geographic Information

                                                               Twelve Months Ended
                            Nine months ended    -----------------------------------------------
                            December 25, 1998        March 27, 1998          March 28, 1997
                         ----------------------- ----------------------- -----------------------
                                      Long-Lived              Long-Lived              Long-Lived
                         Revenues (a) Assets (b) Revenues (a) Assets (b) Revenues (a) Assets (b)
                         ------------ ---------- ------------ ---------- ------------ ----------
                                                     (In thousands)
United States...........   $746,992    $458,233    $431,599    $358,973    $351,152    $117,386
Other foreign
 countries..............     10,443       3,573      10,617       2,831      10,979       1,848
                           --------    --------    --------    --------    --------    --------
                           $757,435    $461,806    $442,216    $361,804    $362,131    $119,234
                           ========    ========    ========    ========    ========    ========

--------
(a) Revenues are attributed to countries based on the location of clients.

(b) Long-lived assets include non-current assets of the Company, excluding deferred income taxes.

 Major Clients

   The Company's revenues attributable to the U.S. federal government were $525.0 million, $255.9 million and $215.1 million for the nine months ended December 25, 1998, the twelve months ended March 27, 1998 and the twelve months ended March 28, 1997, respectively. All four of the Company's operating segments report revenues from the U.S. government. No other customer accounted for 10% or more of the Company's consolidated revenues in any fiscal period.

 Revenues by Products and Services

                                                           Twelve Months Ended
                                         Nine months ended -------------------
                                           December 25,    March 27, March 28,
                                               1998          1998      1997
                                         ----------------- --------- ---------
                                                    (In thousands)
Site remedial action projects...........     $607,682      $355,754  $313,299
Project, program and construction
 management.............................       70,400         6,819        --
Consulting and engineering services.....       79,353        79,643    48,832
                                             --------      --------  --------
                                             $757,435      $442,216  $362,131
                                             ========      ========  ========

Quarterly results of operations (unaudited):

                                           First         Second       Third
                                          quarter       quarter      quarter
                                        ------------  ------------ ------------
                                        (In thousands, except per share data)
Nine months ended December 25, 1998:
  Revenues............................. $    225,188  $    260,187 $    272,060
  Gross margin.........................       27,058        30,553       33,350
  Income (loss) from continuing
   operations..........................      (19,291)        5,468        6,396
  Net income (loss) applicable to
   common stock........................      (20,860)        3,899        4,870
  Net income (loss) per share:
    Basic.............................. $      (1.76) $       0.17 $       0.22
                                        ============  ============ ============
    Diluted............................ $      (1.76) $       0.16 $       0.19
                                        ============  ============ ============

                               THE IT GROUP, INC.

                                       First     Second     Third     Fourth
                                      quarter    quarter   quarter    quarter
                                      --------- --------- ---------  ---------
                                      (In thousands, except per share data)
Twelve Months Ended March 27, 1998:
  Revenues........................... $ 98,181  $ 102,840 $ 105,157  $ 136,038
  Gross margin.......................   11,424     11,412    11,770     17,200
  Income (loss) from continuing
   operations before extraordinary
   item..............................   (2,914)     1,922    (1,840)    (3,528)
  Discontinued operations--closure
   costs.............................       --         --        --     (4,960)
  Extraordinary item--early
   extinguishment of debt............       --         --        --     (5,706)
  Net income (loss) applicable to
   common stock......................   (4,447)       385    (3,379)   (15,752)
  Net income (loss) per share:
  Basic and diluted:
    Earnings from continuing
     operations
     (net of preferred stock
     dividends)......................    (0.46)      0.04     (0.35)     (0.52)
    Discontinued operations..........       --         --        --      (0.51)
    Extraordinary item--early
     extinguishment of debt..........       --         --        --      (0.59)
                                      --------  --------- ---------  ---------
  Net income (loss) per share........ $  (0.46) $    0.04 $   (0.35) $   (1.62)
                                      ========  ========= =========  =========

   See Notes to Consolidated Financial Statements--Special Charges.

Discontinued operations:

 Overview

   Prior to December 1987 the Company was a major provider of hazardous waste transportation, treatment, and disposal operations in California. In December 1987, the Company's Board of Directors adopted a strategic restructuring program which included a formal plan to divest the transportation, treatment and disposal operations through sale of some facilities and closure of certain other facilities. Subsequent to this date, the Company ceased obtaining new business for these operations. During the quarter ended March 27, 1998, the Company recorded an increase in the provision for loss on disposition of $8.0 million or $5.0 million, net of income tax benefit of $3.0 million, primarily for additional closure costs related to the approval of the closure plan by the DTSC for the Panoche disposal site. Prior to the twelve months ended March 27, 1998, the Company cumulatively recorded a provision for loss on disposition (including the initial provision and three subsequent adjustments) in the amount of $168.2 million, net of income tax benefit of $32.9 million. During each of the three fiscal years ended December 25, 1998 the Company has funded previously accrued costs of $11.1 million, $14.9 million, and $15.7 million, relating to the closure plans and construction and PRP matters. The Company expects to incur costs over the next several years; however, the nature of the costs will change from closure design and construction to post-closure monitoring. At December 25, 1998, the Company's consolidated balance sheet included accrued liabilities of approximately $7.9 million to complete the closure and post-closure of its disposal facilities and the PRP matters, net of certain trust fund and annuity investments, restricted to closure and post-closure use. The trust funds are invested in high quality common stock and AAA rated corporate and government bonds which are recognized at fair market value and annuity investments which pay periodic payments into the trust fund.

   The annuities and trust fund assets are held in a legally binding trust agreement by a third party trustee naming the California EPA, Department of Toxic Substances control (DTSC) as the beneficiary of the trust. As closure and post closure obligations are met by the Company, DTSC is obligated to release funds from the trusts to reflect reduced estimates of remaining costs.

                               THE IT GROUP, INC.

   The provision for loss on disposition of transportation, treatment and disposal discontinued operations is based on various assumptions and estimates, including those discussed below. The adequacy of the provision for loss is periodically reevaluated in light of the developments since the adoption of the divestiture plan, and management believes that the provision as adjusted is reasonable; however, the ultimate effect of the divestiture on the consolidated financial condition, liquidity and results of operations of the Company is dependent upon future events, the outcome of which cannot be determined at this time. Closure and post-closure costs could be higher than estimated if regulatory agencies were to require closure and/or post-closure procedures significantly different than those in the approved plans, or if the Company is required to perform unexpected remediation work at the facilities in the future or to pay penalties for alleged noncompliance with regulations or permit conditions. Outcomes significantly different from those used to estimate the provision for loss could result in a material adverse effect on the consolidated financial condition, liquidity and results of operations of the Company. It is reasonably possible that additional, material losses could be realized which relate to the disposition of the Company's transportation, treatment and disposal discontinued operations. Based on the uncertainties regarding future events as described above, it is not possible to estimate a range of loss for these uncertainties.

 Northern California Facilities

   As a part of the Company's discontinued operations, the Company operated a series of treatment, storage and disposal facilities in California, including four major disposal facilities. Closure plans for all four of these facilities have now been approved by all applicable regulatory agencies. Closure construction has been completed at three of these facilities (Montezuma Hills, Benson Ridge, and Vine Hill).

   On March 18, 1998, the DTSC certified the Environmental Impact Report and approved the Closure Plan for the Panoche facility. The approved plans provide for submittal of technical studies that will be utilized to determine final aspects, details and costs of closure construction and monitoring programs. While IT believes that the approved closure plans substantially reduce future cost uncertainties to complete the closure of the Panoche facility, the ultimate costs will depend upon the results of the technical studies called for in the approved plans. Closure construction for the plan is scheduled to be completed in the fall of 2000.

   The carrying value of the long-term assets of discontinued operations of $40.0 million at December 25, 1998 is principally comprised of unused residual land at the inactive disposal facilities and assumes that sales will occur at market prices estimated by the Company based on certain assumptions (entitlements, development agreements, etc.). There is no assurance as to the timing of development or sales of any of the Company's residual land, or the Company's ability to ultimately liquidate the land for the estimated sale prices. If the assumptions used to determine such prices are not realized, the value of the land could be materially different from the current carrying value.

   The Company maintains Environmental Impairment Liability coverage for the Northern California facilities through the Company's captive insurance company. The limits of the policy are $32.0 million which meet the current requirements of both federal and state law.

 Operating Industries, Inc. Superfund Site

   In June 1986, USEPA notified a number of entities, including the Company, that they were PRPs with respect to the Operating Industries, Inc. (OII) Superfund site in Monterey Park, California. Between October 1995 and April 1996, the Company, the USEPA and the Steering Committee agreed to settlements of the Company's alleged liability for certain prior response costs incurred by the USEPA. While resolving the Company's alleged liability for these response costs, the settlement did not include a release of liability for future or final OII remedies. The USEPA has requested, and the Steering Committee and the Company have

                               THE IT GROUP, INC.

submitted, proposals to work cooperatively with interested parties on the final remedy. While the USEPA has estimated response costs for the final remedy to approximate $161.8 million, and the USEPA has alleged the Company generated 2% by volume of the manifested hazardous wastes disposed of at the site, the Company believes that USEPA's final remedy cost estimates are substantially overstated. Should the costs of the final remedy be greater than the amounts recognized or should the Company be forced to assume a disproportionate share of the costs of the final remedy, the cost to the Company of concluding this matter could materially increase.

 GBF Pittsburg Site

   In September 1987, the Company and 17 others were served with a Remedial Action Order (RAO) issued by the DTSC, concerning the GBF Pittsburg landfill site near Antioch, California. From the 1960's through 1974, a predecessor to IT Corporation operated a portion of one of the two parcels as a liquid hazardous waste site.

   In June 1997, the DTSC completed and released a final Remedial Action Plan
(RAP) selecting DTSC's preferred pump-and-treat remedial alternative, which the Company now estimates to cost up to $18.0 million based on DTSC's prior estimates. As part of the RAP, the DTSC also advised the PRP group of its position that all PRPs, including the Company, are responsible for paying the future closure and postclosure costs of the overlying municipal landfill, which have been estimated at approximately $4.0 million. (The DTSC also seeks approximately $1.0 million in oversight costs from all PRPs.) The PRP group continues to believe that its preferred alternative of continued limited site monitoring, which was estimated to cost approximately $4.0 million, is appropriate and has filed an application with the appropriate Regional Water Quality Control Board (RWQCB) for designation of the site as a containment zone which, if approved, would facilitate the PRP group's preferred remedial alternative.

   The Company and the PRP group initiated litigation (Members of the GBF/Pittsburg Landfill(s) Respondents Group, etc., et al, v. State of California Environmental Protection Agency Contra Costa County, California Superior Court Case No. C97-02936) challenging the final RAP, and the PRP group and the DTSC have agreed to stay this litigation and implementation of major RAP elements pending the RWQCB's review of the containment zone application. The PRP group continues to work with the RWQCB and the DTSC to determine the scope of the studies necessary for consideration of the application.

   In the final RAP the DTSC assigned the Company and the other members of the PRP group collective responsibility (on a non-binding basis) for 50% of the site's response costs. The PRP group continues to believe that the DTSC allocation is inappropriate and current owner/operators should pay a larger portion of the site's response costs and the PRP group has initiated litigation (Members of the GBF/Pittsburg Landfill(s) Respondents Group, etc., et al, v. Contra Costa Waste Service, etc., et al. U.S.D.C., N.D. CA, Case No. C96-03147SI) against the owner/operators of the site and other non-cooperating PRPs to cause them to bear their proportionate share of site remedial costs. The owner/operators are vigorously defending the PRP group's litigation, and the outcome of the litigation cannot be determined at this time. Mediation of this litigation has been postponed until late September 1999. IT Corporation has paid approximately 50% of the PRP group's costs to-date on an interim basis.

   Failure of the PRP group to effect a satisfactory resolution with respect to the choice of appropriate remedial alternatives or to obtain an appropriate contribution towards site remedial costs from the current owner/operators of the site and other non-cooperating PRPs, could substantially increase the cost to the Company of remediating the site.

                               THE IT GROUP, INC.

 Other Site Cleanup Actions

   The Company, as a major provider of hazardous waste transportation, treatment and disposal operations in California prior to the December 1987 adoption of its strategic restructuring program, has been named a PRP at a number of other sites and may from time to time be so named at additional sites and may also face damage claims by third parties for alleged releases or discharges of contaminants or pollutants arising out of its transportation, treatment and disposal discontinued operations. The Company has either denied responsibility and/or is participating with others named by the USEPA and/or the DTSC in conducting investigations as to the nature and extent of contamination at the sites. Based on the Company's experience in resolving claims against it at a number of sites and upon current information, in the opinion of management, with advice of counsel, claims with respect to sites not described above at which the Company has been notified of its alleged status as a PRP will not individually or in the aggregate result in a material adverse effect on the consolidated financial condition, liquidity and results of operations of the Company.

   The Company has initiated against a number of its past insurers claims for recovery of certain damages and costs with respect to both its Northern California sites and certain PRP matters. The carriers dispute their allegations to the Company and the Company expects them to continue to contest the claims. The Company has included in its provision for loss on disposition of discontinued operations (as adjusted) an amount that, in the opinion of management, with advice of counsel, represents a probable recovery with respect to those claims.

Subsequent events:

   On February 5, 1999, the Company signed an agreement to acquire all of the stock of Roche Limited Consulting Group (Roche) for $10.0 million plus two potential earnout payments. Roche is based in Quebec City, Canada and provides engineering and construction services to wastewater, paper, mining and transportation industries worldwide. Roche has approximately 700 employees and had revenue of $28.0 million in its most recent year ended December 31, 1998. The acquisition is expected to close in April 1999.

   On March 8, 1999, the Company signed an agreement to acquire specified assets of the Environment and Facilities Management Group (EFM Group) of ICF Kaiser International, Inc. for $82.0 million in cash reduced by $8.0 million representing working capital retained by Kaiser. The EFM Group provides environmental remediation, program management and technical support for United States Government agencies including the DOD, National Aeronautics and Space Administration (NASA) and the DOE as well as private sector environmental clients. The EFM Group has approximately 500 employees and had revenue of approximately $106.0 million for the calendar year ended December 31, 1998. The acquisition is expected to close in April 1999.

   The Company has begun a private placement of $200 million of subordinated notes (Notes). If the offering of the Notes is completed, the Notes will have a fixed rate of interest payable every six months in cash commencing in 1999 and will be redeemable in or after 2004 at a premium. The Notes will be general unsecured obligations of the Company, subordinated to the Company's credit facilities (see Notes to Consolidated Financial Statements--Long-term debt) and other senior indebtedness and pari passu with other existing future indebtedness unless the terms of that indebtedness expressly provide otherwise. The proceeds of the Notes, assuming the offering is completed, will be used to fund the Roche and EFM acquisitions and to refinance existing indebtedness.

   On March 5, 1999, the lenders under the Company's credit facilities approved the third amendment to the loan agreement. The third amendment provides for the Company to issue up to $250 million in subordinated notes for the acquisitions (discussed above) and to pay down outstanding borrowings under the revolving credit facility portion of the credit facilities.

                               THE IT GROUP, INC.

Financial information for subsidiary guarantors:

   The Company's payment obligations under the notes discussed in the Subsequent Events footnote will be fully and unconditionally guaranteed on a joint and several basis by substantially all of the Company's wholly owned domestic subsidiaries. The notes will not been guaranteed by one of the Company's domestic subsidiaries and all of the Company's existing foreign subsidiaries and will not be guaranteed by Roche. Separate financial statements for Roche are included in this prospectus. In accordance with previous positions established by the Commission, the following summarized financial information presents separately the composition of the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

                   Summarized Condensed Financial Information
                      Nine Months Ended December 25, 1998

                                   Guarantor   Non-Guarantor
                         Parent   Subsidiaries Subsidiaries  Eliminations Consolidated
                         -------  ------------ ------------- ------------ ------------
                                                (In thousands)
Current assets.......... $    --    $375,907      $17,484      $   (310)    $393,081
Non current assets......  12,474     735,924       12,441      (205,314)     555,525
Current liabilities.....   2,127     258,232       19,110        (6,648)     272,821
Revenues................      --     746,740       11,148          (453)     757,435
Gross margin............      --      90,281        1,133          (453)      90,961
Loss from continuing
 operations.............  (2,852)     (4,013)       1,995        (2,557)      (7,427)
Net loss................  (2,852)     (4,013)       1,995        (2,557)      (7,427)

                   Summarized Condensed Financial Information
                       Twelve Months Ended March 27, 1998

                                   Guarantor   Non-Guarantor
                         Parent   Subsidiaries Subsidiaries  Eliminations Consolidated
                         -------  ------------ ------------- ------------ ------------
                                                (In thousands)
Current assets.......... $   137    $265,063      $ 8,913      $   (445)    $273,668
Non current assets......  15,058     515,605        4,482       (99,596)     435,549
Current liabilities.....   1,466     189,867       16,246        (8,835)     198,744
Revenues................      --     432,462       11,142        (1,388)     442,216
Gross margin............      --      52,284         (621)         (573)      51,090
Loss from continuing
 operations.............    (808)     (3,615)         126        (2,063)      (6,360)
Net loss................    (808)    (14,281)         126        (2,063)     (17,026)

                   Summarized Condensed Financial Information
                       Twelve Months Ended March 28, 1997

                                   Guarantor   Non-Guarantor
                         Parent   Subsidiaries Subsidiaries  Eliminations Consolidated
                         -------  ------------ ------------- ------------ ------------
                                                (In thousands)
Revenues................ $    --    $357,670      $ 7,942      $ (3,481)    $362,131
Gross margin............      --      37,802         (333)          669       38,138
Loss from continuing
 operations.............    (888)     (7,792)       1,094        (1,191)      (8,777)
Net loss................    (888)     (7,792)       1,094        (1,191)      (8,777)

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
OHM Corporation

   We have audited the accompanying consolidated balance sheets of OHM Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of OHM Corporation and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Columbus, Ohio
February 12, 1998, except for Note 1, as to which the date is May 4, 1998

                                OHM CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                       (In Thousands, Except Share Data)

                                                                December 31,
                                                              -----------------
                                                                1997     1996
                                                              -------- --------
                            ASSETS
Current Assets:
 Cash and cash equivalents................................... $ 31,784 $ 14,002
  Accounts receivable........................................   70,627   85,461
  Costs and estimated earnings on contracts in process in
   excess of billings........................................   47,774   56,303
  Materials and supply inventory, at cost....................   13,285   13,899
 Prepaid expenses and other assets...........................   15,111   20,558
 Deferred income taxes.......................................   11,166   10,513
  Refundable income taxes....................................      259      493
                                                              -------- --------
                                                               190,006  201,229
                                                              -------- --------
Property and Equipment, net..................................   56,610   70,521
                                                              -------- --------
Other Noncurrent Assets:
  Investment in affiliated company...........................    5,637   23,185
  Intangible assets relating to acquired businesses, net.....   46,364   33,534
  Deferred debt issuance and financing costs.................    1,114    1,412
  Deferred income taxes......................................   15,725    3,563
  Other assets...............................................    1,587    3,093
                                                              -------- --------
                                                                70,427   64,787
                                                              -------- --------
    Total Assets............................................. $317,043 $336,537
                                                              ======== ========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
 Accounts payable............................................ $ 72,692 $ 69,230
 Billings on contracts in process in excess of costs and
  estimated earnings.........................................    1,530      897
 Accrued compensation and related taxes......................    8,646    6,528
 Federal, state and local taxes..............................       86      150
 Other accrued liabilities...................................   17,769   21,477
 Current notes payable.......................................    5,000       --
 Current portion of noncurrent liabilities...................    3,064    5,321
                                                              -------- --------
                                                               108,787  103,603
                                                              -------- --------
Noncurrent Liabilities:
 Long-term debt..............................................   50,041   52,972
 Deferred gain from sale leaseback of equipment..............    2,890    4,484
 Capital leases..............................................       65       32
 Pension agreement...........................................    1,100      874
                                                              -------- --------
                                                                54,096   58,362
                                                              -------- --------
Commitments and Contingencies................................       --       --
Shareholders' Equity:
 Preferred stock, $10.00 par value, 2,000,000 shares
  authorized; none issued and outstanding....................       --       --
 Common stock, $.10 par value, 50,000,000 shares authorized;
  shares issued: 1997--27,425,046; 1996--26,992,140..........    2,742    2,699
 Additional paid-in capital..................................  142,453  138,989
 Retained earnings...........................................    8,965   32,884
                                                              -------- --------
                                                               154,160  174,572
    Total Liabilities and Shareholders' Equity............... $317,043 $336,537
                                                              ======== ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                OHM CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In Thousands, Except per Share Data)

                                                  Years Ended December 31,
                                                 ----------------------------
                                                   1997      1996      1995
                                                 --------  --------  --------
Revenue......................................... $526,691  $550,984  $457,925
 Cost of services...............................  454,556   478,924   393,149
                                                 --------  --------  --------
Gross Profit....................................   72,135    72,060    64,776
 Claims settlement costs and other, excluding
  bad debts.....................................   15,919        --        --
 Provision for bad debts: Claims settlement.....   21,958        --        --
Other...........................................    2,900     5,343     2,931
 Selling, general and administrative expenses...   43,160    43,907    42,292
                                                 --------  --------  --------
Operating (Loss) Income.........................  (11,802)   22,810    19,553
                                                 --------  --------  --------
Other (Income) Expenses:
 Investment income..............................     (389)     (124)     (849)
 Interest expense...............................    5,186     7,087    10,413
 Equity in net earnings of affiliate............    1,997      (748)     (287)
 Write-down of investment in NSC Corporation....   14,949        --        --
 Miscellaneous (income) expenses................      878      (296)      (72)
                                                 --------  --------  --------
                                                   22,621     5,919     9,205
                                                 --------  --------  --------
(Loss) Income Before Income Taxes (Benefit).....  (34,423)   16,891    10,348
 Income taxes (Benefit).........................  (10,490)    5,376     3,541
                                                 --------  --------  --------
Net (Loss) Income............................... $(23,933) $ 11,515  $  6,807
                                                 --------  --------  --------
Net (Loss) Income Per Common Share.............. $  (0.88) $   0.43  $   0.31
                                                 ========  ========  ========
Weighted-Average Common Shares..................   27,210    26,820    22,211
                                                 --------  --------  --------
Net (Loss) Income Per Common Share--Assuming
 Dilution....................................... $  (0.88) $   0.43  $   0.30
                                                 ========  ========  ========
Adjusted Weighted-Average Common Shares--
 Assuming Dilution..............................   27,210    26,840    22,413
                                                 --------  --------  --------



  The accompanying notes are an integral part of these consolidated financial statements.

                                OHM CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                       (In Thousands, Except Share Data)

                            Common Stock
                          ----------------- Additional           Cumulative
                          Number of          Paid-In   Retained  Translation Treasury
                            Shares   Amount  Capital   Earnings  Adjustments  Stock
                          ---------- ------ ---------- --------  ----------- --------
Balance at January 1,
 1995...................  15,848,089 $1,584  $ 63,294  $14,656      $(58)    $(2,556)
Proceeds from sale of
 1,000,000 shares common
 stock, less issuance
 expenses of $25,000....   1,000,000    100     9,875
Shares issued for the
 acquisition of the
 Division...............   9,668,000    967    61,149
Issuance of common stock
 warrants...............                        1,372
Stock options exercised,
 211,624 shares reissued
 from treasury..........                         (861)                         2,556
Shares issued for stock
 options................      37,921      4       776
Shares issued for 401(k)
 plan funding...........      93,067      9       823
Deferred translation
 adjustments............                                              (5)
Net income..............                                 6,807
                          ---------- ------  --------  -------      ----     -------
Balance at December 31,
 1995...................  26,647,077  2,664   136,428   21,463       (63)         --
Shares issued for 401(k)
 plan funding...........     345,063     35     2,561
Deferred translation
 adjustments............                                             (31)
Net income..............                                11,515
                          ---------- ------  --------  -------      ----     -------
Balance at December 31,
 1996...................  26,992,140  2,699   138,989   32,978       (94)         --
Shares issued for 401(k)
 plan funding...........     326,711     32     2,658
Shares issued for stock
 options................     106,195     11       806
Deferred translation
 adjustments............                                              14
Net income (loss).......                               (23,933)
                          ---------- ------  --------  -------      ----     -------
Balance at December 31,
 1997...................  27,425,046 $2,742  $142,453  $ 9,045      $(80)    $    --
                          ========== ======  ========  =======      ====     =======



  The accompanying notes are an integral part of these consolidated financial statements.

                                OHM CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                 Years Ended December 31,
                                               -------------------------------
                                                 1997       1996       1995
                                               ---------  ---------  ---------
Cash flows from operating activities:
 Net (loss) income............................ $ (23,933) $  11,515  $   6,807
 Adjustments to reconcile net (loss) income to
  net cash provided by operating activities:
  Depreciation and amortization...............    13,131     19,963     10,652
  Amortization of other noncurrent assets.....     3,139      3,332      2,916
  Deferred income taxes.......................   (10,490)     5,335      3,483
  (Gain) loss on sale of property and
   equipment..................................    (1,705)      (206)       423
  Equity in net loss (earnings) of affiliate,
   net of dividends received..................     2,599       (147)       314
  Writedown of investment in affiliated
   company....................................    14,949         --         --
  Deferred translation adjustments and other..      (568)    (1,305)    (1,881)
 Changes in current assets and liabilities:
  Accounts receivable.........................    19,034     13,622     10,049
  Costs and estimated earnings on contracts in
   process in excess of billings..............     8,529     11,972    (10,278)
  Materials and supply inventory..............       614     (2,068)    (1,732)
  Prepaid expenses and other assets...........     6,324     (8,125)      (206)
  Refundable income taxes and other...........       234        (92)      (196)
  Accounts payable............................    (1,864)     2,949      3,907
  Billings on contracts in process in excess
   of costs and estimated earnings............       633       (490)    (1,019)
  Accrued compensation and related taxes......     1,638       (512)       476
  Federal, state and local income taxes.......       (64)       (50)        98
  Other accrued liabilities...................    (7,504)   (11,286)    (4,416)
                                               ---------  ---------  ---------
    Net cash flows provided by operating
     activities...............................    24,696     44,407     19,397
                                               ---------  ---------  ---------
Cash flows from investing activities:
 Purchases of property and equipment..........   (18,036)   (23,279)   (14,276)
 Proceeds from sale of property and
  equipment...................................     1,908      4,612      3,813
 Proceeds from sale and leaseback of
  equipment...................................    21,800     12,850         --
 Cash (used) acquired from purchase of
  business, net of acquisition costs..........    (7,092)        --     13,527
 Decrease (increase) in receivable from
  affiliated company..........................        --     15,000     (6,695)
 Increase in other noncurrent assets..........    (1,090)    (1,140)      (589)
                                               ---------  ---------  ---------
    Net cash (used in) provided by investing
     activities...............................    (2,510)     8,043     (4,220)
                                               ---------  ---------  ---------
Cash flows from financing activities:
 Increase in long-term debt...................         8        204      2,209
 Payments on long-term debt and capital
  leases......................................    (7,802)   (10,230)    (8,691)
 Proceeds from borrowing under revolving
  credit agreement............................   187,554    202,300    159,900
 Payments on revolving credit agreement.......  (187,554)  (244,400)  (175,500)
 Proceeds from private placement of common
  stock.......................................        --         --      9,975
 Common Stock issued for 401(k) funding and
  stock options...............................     3,507      2,597      1,612
 Payments on pension agreement................      (117)      (124)      (102)
 Reissuance of treasury stock.................        --         --      1,695
                                               ---------  ---------  ---------
    Net cash (used in) financing activities...    (4,404)   (49,653)    (8,902)
                                               ---------  ---------  ---------
    Net increase in cash and cash
     equivalents..............................    17,782      2,797      6,275
Cash and cash equivalents at beginning of
 year.........................................    14,002     11,205      4,930
                                               ---------  ---------  ---------
Cash and cash equivalents at end of year...... $  31,784  $  14,002  $  11,205
                                               =========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                                OHM CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1997


1. Summary of Significant Accounting Policies

   Basis of Presentation and Principles of Consolidation. The accompanying consolidated financial statements include the accounts of OHM Corporation (the "Company") and its subsidiaries. The Company's investment in 40% of the outstanding common stock of NSC Corporation ("NSC") is carried on the equity basis. See "Note 17--Special Charges" and "Note 20--Subsequent Events" regarding disposition of the NSC investment. All material intercompany transactions and balances among the consolidated group have been eliminated in consolidation.

   The 1997 financial statements have been restated to continue to apply the equity method of accounting for its investment in NSC. The Company previously had concluded in the second quarter of 1997 that it no longer had the ability to exercise significant influence over the operating and financial policies of NSC after the Company announced its intention to sell its investment in NSC. As a result, the Company wrote down its investment in NSC to its fair value (see "Note 17--Special Charges"), discontinued reporting its share of NSC's profits and losses in the Company's results of operations in accordance with the equity method of accounting, and because of the change in circumstances started accounting for its investment in NSC under FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities. Based on discussions with the SEC staff, the Company concluded that it should continue to apply the equity method of accounting for its investment in NSC. The effect of this restatement was to decrease 1997 net income by $2,736,000 or $0.10 per share.

   Recent Accounting Pronouncements. In June 1997, the Financial Accounting Standards Board ("FASB") issued Statements No. 130, "Reporting Comprehensive Income," and Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information." Statement No. 130 requires separate reporting of certain items, already disclosed by the Company, affecting shareholders' equity outside of those included in arriving at net earnings. Statement No. 131, effective for fiscal 1999, establishes requirements for reporting information about operating segments in annual and interim statements. This statement may require a change in the Company's financial reporting, however, the extent of this change, if any, has not been determined.

   Use of Estimates. The preparation of the accompanying consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

   Risks and Uncertainties. The Company provides a broad range of environmental and hazardous waste remediation services to its clients located primarily in the United States. The assessment, remediation, analysis, handling and management of hazardous substances necessarily involve significant risks, including the possibility of damages or injuries caused by the escape of hazardous materials into the environment, and the possibility of fines, penalties or other regulatory action. These risks include potentially large civil and criminal liabilities for violations of environmental laws and regulations, and liability to customers and to third parties for damages arising from performing services for clients, which could have a material adverse effect on the Company. Although the Company believes that it generally benefits from increased environmental regulations, and from enforcement of those regulations, increased regulation and enforcement also create significant risks for the Company.

   The Company does not believe there are currently any material environmental liabilities which should be recorded or disclosed in its financial statements. The Company anticipates that its compliance with various laws and regulations relating to the protection of the environment will not have a material effect on its capital expenditures, future earnings or competitive position.

                                OHM CORPORATION

                               December 31, 1997


   The Company's revenue from government agencies accounted for 79%, 77% and 76% of revenue for the years ended December 31, 1997, 1996 and 1995, respectively. Because of its dependence on government contracts, the Company also faces the risks associated with such contracting, which could include civil and criminal fines and penalties. As a result of its government contracting business, the Company has been, is and may in the future be subject to audits and investigations by government agencies. The fines and penalties which could result from noncompliance with the Company's government contracts or appropriate standards and regulations, or the Company's suspension or debarment from future government contracting, could have a material adverse effect on the Company's business. The dependence on government contracts will also continue to subject the Company to significant financial risk and an uncertain business environment caused by any federal budget reductions.

   In addition to the above, there are other risks and uncertainties that involve the use of estimates in the preparation of the Company's consolidated financial statements. See "Note 2--Acquisitions" and "Note 15--Litigation and Contingencies."

   Stock-Based Compensation. The Company grants stock options for a fixed number of shares to employees and members of the Board of Directors with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock compensation arrangements in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and accordingly, recognizes no compensation expense for the stock compensation arrangements. The Company has no intention of changing this accounting practice. The pro forma information regarding net income and earnings per share as required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") is disclosed in "Note 13--Stock Option Plan."

   Revenue and Cost Recognition. The Company primarily derives its revenue from providing environmental services under cost plus fee, time and materials, fixed price and unit price contracts. The Company records revenue and related income from its contracts in process using the percentage-of-completion method of accounting based on the costs incurred relative to total estimated costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. For the year ended December 31, 1997, the Company recorded a loss of $15,014,000 on its contract at the Hilton-Davis project in Cincinnati, Ohio. See "Note 17--Special Charges" for further discussion of the nature and timing of the loss recorded. Changes in project performance, project conditions and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. An amount equal to contract costs attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated. Back charges to subcontractors are recorded as receivables to the extent considered collectible. Contract costs include all direct labor, material, per diem, subcontract and other direct and indirect project costs related to contract performance. Certain precontract costs are capitalized and deferred to be amortized on a straight line basis over the life of the contract by the Company when the Company concludes that their recoverability from the contract to which they relate is probable. Revenue derived from non-contract activities is recorded when the services are performed.

   Property and Equipment. Property and equipment are carried at cost and include expenditures which substantially increase the useful lives of the assets. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation and amortization, including amortization of assets under capital leases, are provided on a specific item basis net of salvage value over the estimated useful lives of the respective assets, using the straight-line method.

                                OHM CORPORATION

                               December 31, 1997

   Capitalized Interest. Interest expense incurred on capital expenditures for assets constructed by the Company is capitalized and is included in the cost of such assets. Total interest expense incurred by the Company was $6,104,000, $8,085,000 and $11,205,000 for the years ended December 31, 1997, 1996 and
1995, respectively. Total interest capitalized was $918,000, $998,000 and $792,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

   Intangible Assets. Intangible assets consist principally of goodwill and other intangible assets resulting primarily from acquisitions accounted for using the purchase method of accounting. Goodwill and other intangible assets are recorded at the amounts and amortized using the straight-line method over the lives set forth in the following table:

                                                     December 31,
                                                    ---------------
                                                     1997    1996   Useful Lives
                                                    ------- ------- ------------
                                                    (In Thousands)
   Goodwill........................................ $45,655 $33,498   40 Years
   Proprietary processes...........................       0      36   10 Years
   Assembled workforce.............................     397       0    7 Years
   Trade name......................................     311       0    5 Years
                                                    ------- -------
                                                    $46,363 $33,534
                                                    ======= =======

The carrying value of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying value of the goodwill will be reduced by the estimated shortfall of cash flows. The accumulated amortization of intangible assets, including goodwill, relating to acquired businesses, was $3,061,000 and $1,938,000 at December 31, 1997 and 1996, respectively.

   Insurance Programs. The Company maintains a comprehensive liability insurance program that is structured to provide coverage for major and catastrophic losses while essentially self-insuring losses that may occur in the ordinary course of business. The Company contracts with primary and excess insurance carriers and generally retains $250,000 to $500,000 of liability per occurrence through deductible programs, self-insured retentions or through reinsurance provided by a wholly-owned insurance captive which reinsures some of the Company's workers' compensation risks. Provisions for losses expected under these programs are recorded based upon the Company's estimates of the aggregate liability for claims incurred, including claims incurred but not reported. Such estimates utilize certain actuarial assumptions followed in the industry. The Company incurred expense of $5,659,000, $6,949,000 and $4,047,000 for each of the years ended December 31, 1997, 1996 and 1995 respectively.

   Legal Expenses. The Company regularly reviews known litigation matters with counsel and makes a reasonable estimate of its exposure to not only the impact of settlements, but also the related expenses, such as attorney's fees. The Company accrues such cost as necessary based on this analysis.

   Income Taxes. The Company accounts for income taxes under the liability method pursuant to Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109). Under the liability method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                                OHM CORPORATION

                               December 31, 1997


   Statement of Cash Flows. The Company considers all short-term deposits and highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash paid for income taxes for the years ended December 31, 1997, 1996 and 1995 was $603,000, $482,000 and $986,000,
respectively. Cash paid for interest was $6,159,000, $8,137,000 and $10,937,000 for each of the years ended December 31, 1997, 1996 and 1995, respectively.

   With respect to non-cash investing and financing activities, the Company acquired $2,564,000, $1,870,000 and $29,000 of fixed assets under financial obligations for the years ended December 31, 1997, 1996 and 1995, respectively. In addition, the Company issued $5,000,000 of unsecured promissory notes in connection with an acquisition in fiscal 1997 and 9,668,000 shares of its common stock in fiscal 1995 for an acquisition. See Note 2--Acquisitions.

   Net Income (Loss) Per Share. In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which was required to be adopted on December 31, 1997. The Company has changed the method used to compute earnings per share and restated all prior periods. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options is excluded. Shares of common stock issuable upon conversion of the 8% Convertible Subordinated Debentures due 2006 were antidilutive in each of the years presented; therefore, they were excluded from the calculation of net income per share. See Note 11--Earnings Per Share.

   Reclassification. Certain amounts presented for the years ended December 31, 1996 and 1995 have been reclassified to conform to the 1997 presentation.

2. Acquisitions

   Effective June 1, 1997, the Company acquired all of the outstanding stock of Beneco Enterprises, Inc., a Utah corporation (Beneco), for an aggregate purchase price of $14,700,000. The purchase price was paid as follows: (i) $9,700,000 (excluding the $2,608,000 of cash acquired as part of Beneco--net cash paid $7,092,000) in cash and (ii) unsecured promissory notes in the aggregate of $5,000,000, bearing interest at 7.25%, due and payable June 17, 1998. The Company has agreed to make an additional payment in the year 2000 contingent upon the achievement of certain operating results and other contractual conditions. Beneco is a provider of project, program and construction management services to the Department of Defense and other government agencies throughout the United States.

   The estimated fair value of the assets acquired and liabilities assumed at the date of the acquisition of Beneco are as follows (in thousands):

   Current assets...................................................... $ 8,208
   Property and equipment..............................................     615
   Goodwill............................................................  13,179
   Other intangibles...................................................     774
   Current liabilities.................................................   8,024

   On May 30, 1995, the Company completed the acquisition of substantially all of the assets and certain liabilities of the hazardous and nuclear waste remediation service business (the Division) of Rust International Inc. (Rust) in exchange for 9,668,000 shares of common stock of the Company, or approximately 37% of the outstanding shares of the Company's common stock. Such shares issued to Rust are subject to a number of

                                OHM CORPORATION

                               December 31, 1997

restrictions set forth in a Standstill and Non-competition Agreement that was entered into pursuant to the Agreement and Plan of Reorganization dated December 5, 1994, as amended (the Reorganization Agreement), among the Company, Rust and certain of their subsidiaries. In addition to the net assets of the Division, the Company received $16,636,000 in cash pursuant to provisions of the Reorganization Agreement that provided for an adjustment based on the average per share price of the Company's common stock for a 20 trading day period prior to closing. Also, under terms of the Reorganization Agreement, as amended on March 22, 1996, the Company received an additional $15,000,000 on March 25, 1996, which reduced goodwill. For purposes of calculating the consideration given by the Company for the Division, such 20 trading day average per share price of $11.25 was used, adjusted to reflect a 40% discount for the restricted nature of the common stock issued. Consideration for the Division aggregated $65,259,000, which includes $3,143,000 of direct costs related to the acquisition.

   In exchange for a warrant to purchase up to 700,000 shares of the Company's common stock at an exercise price of $15.00 per share during the five years following the closing date, Rust's parent company, WMX Technologies, Inc. ("WMX"), will provide the Company with a credit enhancement in the form of guarantees, issued from time to time upon request of the Company, of up to $62,000,000 of the Company's indebtedness, which will increase proportionately up to $75,000,000 upon issuance of shares under the warrant. See "Note 19-- Subsequent Events".

   The acquisitions of Beneco and the Division have been accounted for using the purchase method and, accordingly, the acquired assets and assumed liabilities, including goodwill, have been recorded at their estimated fair values as of June 1, 1997 for Beneco and May 30, 1995 for the Division. The Company's consolidated financial statements for the twelve months ended December 31, 1997 include the results of Beneco since June 1, 1997. The following table sets forth the unaudited combined pro forma results of operations of the Company for the twelve months ended December 31, 1997 and 1996, giving effect to the acquisition of Beneco as if such acquisition had occurred on January 1, 1996. The Company's consolidated financial statements also include the results of operations for the Division since May 30, 1995. The following table sets forth the unaudited combined pro forma results of operations for the year ended December 31, 1995 giving effect to the acquisition of the Division as if such acquisition had occurred on January 1, 1995.

                                                      Pro Forma
                                               Year Ended December 31,
                                        ---------------------------------------
                                            1997          1996         1995
                                        ------------  ------------ ------------
                                        (In Thousands, Except Per Share Data)
   Revenue............................. $    555,271  $    622,814 $    520,465
   Net income (loss)...................      (24,895)       13,050        8,142
   Net income (loss) per share......... $      (0.92) $       0.49 $       0.31

   The combined pro forma results of operations for the years ended December 31, 1997, 1996 and 1995 are based upon certain assumptions and estimates which the Company believes are reasonable. The combined pro forma results of operations may not be indicative of the operating results that actually would have been reported had the transactions been consummated on January 1, 1996 for Beneco and January 1, 1995 for the Division, nor are they necessarily indicative of results which will be reported in the future.

                                OHM CORPORATION

                               December 31, 1997

3. Accounts Receivable and Costs and Estimated Earnings on Contracts in Process

   Accounts receivable are summarized as follows:

                                                                December 31,
                                                               ----------------
                                                                1997     1996
                                                               -------  -------
                                                               (In Thousands)
   Accounts billed and due currently.......................... $43,982  $45,573
   Unbilled receivables.......................................  37,827   59,649
   Retainage..................................................   4,265    5,167
                                                               -------  -------
                                                                86,074  110,389
   Allowance for uncollectible accounts....................... (15,447) (24,928)
                                                               -------  -------
                                                               $70,627  $85,461
                                                               =======  =======

   The consolidated balance sheets include the following amounts:

                                                              December 31,
                                                            ------------------
                                                              1997      1996
                                                            --------  --------
                                                             (In Thousands)
   Costs incurred on contracts in process.................  $306,314  $442,923
   Estimated earnings.....................................    63,128    90,442
                                                            --------  --------
                                                             369,442   533,365
   Less billings to date..................................  (323,198) (477,959)
                                                            --------  --------
                                                            $ 46,244   $55,406
                                                            ========  ========
   Costs and estimated earnings on contracts in process in
    excess of billings....................................  $ 47,774  $ 56,303
   Billings on contracts in process in excess of costs and
    estimated earnings....................................    (1,530)     (897)
                                                            --------  --------
                                                            $ 46,244  $ 55,406
                                                            ========  ========

   Unbilled receivables and costs and estimated earnings on contracts in process typically represent: (i) amounts earned under the Company's contracts but not yet billable to clients according to contract terms, which usually consider passage of time, achievement of certain project milestones or completion of the project; and (ii) amounts equal to contract costs attributable to claims included in revenue. In addition, unbilled receivables and costs and estimated earnings on contracts in process include amounts relating to contracts with federal government agencies which require services performed by the Company's subcontractors to be paid prior to billing. The Company reasonably expects to collect the accounts receivable and the costs and estimated earnings on contracts in process in excess of billings net of the allowance for uncollectible accounts within one year. Amounts subject to uncertainty include certain claims and other similar items for which an allowance for uncollectible accounts has been established. See "Note 15-- Litigation and Contingencies" and "Note 17--Special Charges" for further discussion of principal items comprising the allowance.

   The Company provides a broad range of environmental and hazardous waste remediation services to industrial, federal government agencies, and state and local government agencies located primarily in the United States and Canada. The Company's industrial, federal government, and state and local government clients constituted 38%, 58%, and 4%, respectively, of total accounts receivable and costs and estimated earnings on contracts in process at December 31, 1997.

                                OHM CORPORATION

                               December 31, 1997

4. Property and Equipment

                                                   December 31,
                                                  ----------------    Useful
                                                   1997     1996      Lives
                                                  -------  -------  ----------
                                                  (In Thousands)
   Land.......................................... $   284  $   257          --
   Buildings and improvements....................  21,798   21,698  1-40 Years
   Machinery and equipment.......................  72,326   89,831  3-15 Years
   Construction in progress......................   1,823    8,385          --
                                                  -------  -------
                                                   96,231  120,171
   Less accumulated depreciation and
    amortization................................. (39,621) (49,650)         --
                                                  -------  -------
                                                  $56,610  $70,521
                                                  =======  =======

5. Investment in Affiliated Company

   The combined summarized financial information of the Company's 40% owned asbestos abatement and specialty contracting subsidiary, NSC, is set forth below:

                                                                 December 31,
                                                                ---------------
                                                                 1997    1996
                                                                ------- -------
                                                                (In Thousands)
   Current assets.............................................. $34,906 $41,123
   Noncurrent assets...........................................  39,583  44,102
   Total assets................................................  74,489  85,225
   Current liabilities.........................................  18,080  19,969
   Noncurrent liabilities......................................   5,253   7,610

                                                      Years Ended December 31,
                                                     ---------------------------
                                                       1997      1996     1995
                                                     --------  -------- --------
                                                           (In Thousands)
   Revenue.......................................... $115,955  $129,043 $124,529
   Gross profit.....................................   11,027    22,589   19,447
   Operating (loss) income..........................   (7,785)    4,361    1,859
   Net (loss) income................................   (4,994)    1,861      715
   Company's interest in net (loss) income..........   (1,997)      748      287

   During the second quarter of 1997, the Company wrote down its investment in NSC to the expected net realizable value based on its plans to sell its 40% share of NSC. As a result, the Company recorded a $12,089,000 (net of $2,860,000 income tax benefit) charge to earnings. The Company accounts for the investment in 40% of the outstanding stock of NSC Corporation on the equity method. Although NSC's stock had traded below the per share carrying value of the recorded investment for some time prior to June 1997, the Company believed this decline was temporary because NSC had continued to report net income, positive cash flow from operations, and continued to pay dividends. In the second quarter of 1997, the Company made the decision to sell its investment in NSC. The Company concluded in the second quarter of 1997 that as a result of its decision to sell its investment in NSC, it should record an impairment loss. This loss was calculated to be $14.9 million before tax which represents the difference between the Company's carrying amount of its investment per share ($5.83) and the fair market value per share of NSC's stock on the day that the Company decided to sell ($2.10) times the 4,010,000 shares held by the Company. See "Note 20--Subsequent Events". The Company received cash dividends from NSC aggregating $602,000 for each of the years ended December 31, 1997, 1996, and 1995.

                                OHM CORPORATION

                               December 31, 1997


6. Other Accrued Liabilities

   Other accrued liabilities are summarized as follows:

                                                                 December 31,
                                                                ---------------
                                                                 1997    1996
                                                                ------- -------
                                                                (In Thousands)
   Reserve for loss projects................................... $ 4,328 $ 5,839
   Reserve for legal settlements...............................   2,694   5,490
   Reserve for self-insurance..................................   4,360   4,212
   Accrued insurance...........................................   2,411   2,601
   Other.......................................................   3,976   3,335
                                                                ------- -------
                                                                $17,769 $21,477
                                                                ======= =======

7. Long-Term Debt

   The long-term debt of the Company is summarized below:

                                                             December 31,
                                                            ----------------
                                                             1997     1996
                                                            -------  -------
                                                            (In Thousands)
   8% Convertible Subordinated Debentures due October 1,
    2006................................................... $46,764  $46,764
   Notes payable to financial institutions.................   2,806    8,434
   Notes payable...........................................   3,494    3,066
                                                            -------  -------
                                                             53,064   58,264
   Less current portion....................................  (3,023)  (5,292)
                                                            -------  -------
                                                            $50,041  $52,972
                                                            =======  =======

   The convertible subordinated debentures are convertible into 41.67 shares of common stock per $1,000 unit with interest payable semiannually on April 1 and October 1, and are redeemable at the option of the Company. The convertible subordinated debentures require annual mandatory sinking fund payments of 7.5% of the principal amount which commenced in 1996, and continue through October 1, 2005. The Company purchased and retired $5,736,000 and $5,000,000 of the outstanding debentures during 1996 and 1995, respectively. The fair value of the convertible subordinated debentures, based on a quoted market price, approximates $45,325,000 at December 31, 1997. The amortization of debt issuance costs related to the convertible subordinated debentures was $88,000, $97,000 and $108,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

   On May 31, 1995, the Company entered into a $150,000,000 revolving credit agreement with a group of banks (the "Bank Group") to provide letters of credit and cash borrowings. There were no cash borrowings outstanding at December 31, 1997 or 1996. The agreement has a five year term and is scheduled to expire on May 30, 2000. WMX has issued a guarantee of up to $62,000,000 outstanding under the credit agreement in favor of the Bank Group. See "Note 2--Acquisition." Under the terms of the agreement the entire credit facility can be used for either cash borrowings or letters of credit subject to certain covenants. Cash borrowings bear interest at either the prime rate plus a percentage up to 0.625% or, at the Company's option, the Eurodollar market rate plus a percentage ranging from 0.325% to 1.625%. The percentage over the prime rate or the Eurodollar market is based on the aggregate amount borrowed under the facility, the presence of the WMX guarantee, and the Company's financial performance as measured by an interest coverage ratio and a total funded debt ratio. The arrangement provides the participating banks and WMX with a security interest in the Company's equipment, inventories, accounts receivables, general intangibles and in the Company's investment in the common stock of NSC as well as the Company's other subsidiaries. The agreement also

                                OHM CORPORATION

                               December 31, 1997

imposes, among other covenants, a minimum tangible net worth covenant, a restriction on all of the Company's retained earnings including the declaration and payment of cash dividends and a restriction on the ratio of total funded debt to earnings before income taxes, depreciation and amortization. The Company had $13,300,000 and $12,223,000 of letters of credit outstanding under its revolving credit facility at December 31, 1997 and 1996, respectively.

   Notes payable to financial institutions consist of a $2,806,000 note payable bearing interest at 8.58% payable in quarterly installments of $356,000 with the final payment of $957,000 due in August 1999. The above agreement provides the respective financial institution with a security interest in the equipment financed with the proceeds from such note.

   Notes payable include: (i) a $143,000 interest bearing note at a rate of 9.50% payable in equal monthly installments of $48,000, due in April 1998, (ii) a $66,000 interest bearing note at a rate of 9.22% payable in equal monthly installments of $13,000, due in June 1998, (iii), a $79,000 interest bearing note at a rate of 7.50% payable in equal monthly installments of $8,000, due in December 1998, (iv) a $717,000 interest bearing note at a rate of 8.67% payable in equal monthly installments of $48,000, due in July 1999, (v) a $72,000 interest bearing note at a rate of 8.70% payable in equal installments of $5,000, due in June 1999, (vi) a $187,000 interest bearing note at a rate of 7.51% payable in equal monthly installments of $8,000, due in July 1999, (vii) a $1,637,000 interest bearing note at a rate of 8.50% payable in equal monthly installments of $61,000, due in May 2000 and (viii) a $593,000 interest bearing note at a rate of 7.96% payable in equal monthly installments of $20,000, due in October 2000.

   Current Notes payable include $5,000,000 of unsecured promissory notes bearing interest of 7.25% due June 17, 1998 to the former shareholders of Beneco.

   The aggregate maturity of long term debt, including annual mandatory sinking fund payments for the convertible subordinated debentures, for the five years ending December 31 is: 1998, $5,226,000; 1999, $7,099,000; 2000, $4,804,000;
2001, $4,313,000; 2002, $4,313,000; 2003 and thereafter $27,309,000. The aggregate maturity of the required mandatory sinking fund payments for the convertible subordinated debentures for the five years ending December 31 is:
1998, $2,203,000; 1999, $4,313,000; 2000, $4,313,000; 2001, $4,313,000; 2002,
$4,313,000; 2003 and thereafter, $27,309,000.

8. Leases

   Future minimum lease payments under noncancelable operating leases total $15,744,000, $13,264,000, $10,659,000, $7,532,000 and $3,308,000 for the years ended December 31, 1998, 1999, 2000, 2001 and 2002, respectively. Lease payments under noncancelable operating leases subsequent to the year ended December 31, 2002 aggregate $6,510,000.

   In addition to the above, the Company has entered into agreements for the sale and leaseback of certain of the Company's thermal destruction units located at various project sites. The leases are for one or two years with annual renewals at the option of the Company with a maximum term of four or five years each. The leases call for rental payments which total $8,002,000, $8,106,000, $8,106,000, $5,696,000 and $1,223,000 for the years ended December
31, 1998, 1999, 2000, 2001 and 2002, respectively, with required early termination payments of up to $19,986,000, $19,561,000, $12,710,000 or
$4,269,000 in the event that some or all of the leases are canceled on or before expiration of the full lease terms in 1998, 1999, 2000 or 2001, respectively. The leases are classified as operating leases in accordance with Statement of Financial Accounting Standards No. 13, "Accounting for Leases". For the year ended December 31, 1997, the total cost and accumulated depreciation of $29,701,000 and $13,080,000, respectively, were removed from the accounts and total gains realized on the sales of $2,979,000 were deferred. For the year ended December 31, 1996, the total cost and

                                OHM CORPORATION

                               December 31, 1997

accumulated depreciation of $11,579,000 and $4,181,000, respectively, were removed from the accounts and total gain realized on the sale of $5,452,000 was deferred. The deferred gains are being amortized to income as adjustments to lease expense over the terms of the leases.

   Rental expense under operating leases totaled $23,177,000, $14,029,000 and $8,858,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

9. Income Taxes

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

   Significant components of the Company's deferred tax liabilities and assets as of December 31, 1997 and 1996 are as follows:

                                                               December 31,
                                                              ----------------
                                                               1997     1996
                                                              -------  -------
                                                              (In Thousands)
Long-term deferred tax liabilities:
  Property and equipment..................................... $ 9,410  $10,470
  Intangible assets..........................................   1,726    1,131
  Investments................................................       8    2,784
                                                              -------  -------
    Total long-term deferred tax liabilities.................  11,144   14,385
Long-term deferred tax assets:
  Net operating loss ("NOL") carryforwards...................  22,505    7,571
  Intangible assets..........................................   1,446    1,840
  Research and development tax credits.......................   7,307    5,832
  Other tax credit carryforwards.............................   2,421    2,431
  Other, net.................................................   1,837    3,474
                                                              -------  -------
    Total long-term deferred tax assets......................  35,516   21,148
  Valuation allowance for long-term deferred tax assets......  (8,808)  (3,358)
                                                              -------  -------
    Total long-term deferred tax assets--net of valuation
     allowance...............................................  26,708   17,790
                                                              -------  -------
  Net long-term deferred tax assets--domestic operations.....  15,564    3,405
  Foreign tax NOL carryforwards..............................     167      167
  Valuation allowance for foreign deferred tax assets........      (6)      (9)
                                                              -------  -------
    Net long-term deferred tax assets........................ $15,725  $ 3,563
                                                              =======  =======
Current deferred tax liabilities:
  Revenue recognition........................................ $ 2,779  $    --
  Prepaid expenses...........................................   1,047    1,095
  Tax reserves...............................................      55      366
                                                              -------  -------
    Total current deferred tax liabilities...................   3,881    1,461
Current deferred tax assets:
  Bad debt reserves..........................................   5,941    9,722
  Project accruals...........................................   4,282    8,709
  NOL carryforwards..........................................   5,787    1,950
  Other, net.................................................   3,193    1,196
                                                              -------  -------
    Total current deferred tax assets........................  19,203   21,577
  Valuation allowance for current deferred tax assets........  (4,156)  (9,603)
                                                              -------  -------
    Total current deferred tax assets--net of valuation
     allowance...............................................  15,047   11,974
                                                              -------  -------
    Net current deferred tax assets.......................... $11,166  $10,513
                                                              =======  =======

                                OHM CORPORATION

                               December 31, 1997

   The net foreign long-term deferred tax assets of $161,000 and $158,000 at December 31, 1997 and 1996, respectively, are attributable to the foreign operations of the Company and cannot be offset with the net long-term deferred tax liabilities resulting from the Company's domestic operations. The provisions for income taxes (benefit) consist of the following:

                                                      Years Ended December 31,
                                                      ---------------------------
                                                        1997      1996    1995
                                                      ---------  ----------------
                                                           (In Thousands)
   Current:
     Federal......................................... $      --  $    -- $    --
     State...........................................        --       41      58
                                                      ---------  ------- -------
                                                             --       41      58
   Deferred:
     Federal.........................................    (9,477)   4,569   3,036
     State...........................................    (1,013)     766     447
                                                      ---------  ------- -------
                                                        (10,490)   5,335   3,483
                                                      ---------  ------- -------
                                                       $(10,490) $ 5,376 $ 3,541
                                                      =========  ======= =======

   The reasons for differences between the provisions for income taxes and the amount computed by applying the statutory federal income tax rate to income
(loss) from operations before income taxes are as follows:

                                                  Years Ended December 31,
                                                 ----------------------------
                                                   1997      1996      1995
                                                 --------  --------  --------
   Federal statutory rate.......................     34.0%     34.0%     34.0%
   Add (deduct):
     State income taxes, net of federal
      benefit...................................      3.2       4.8       3.2
     Research and development tax credits.......      4.3      (8.6)     (4.5)
     Goodwill...................................     (1.3)      2.4       1.2
     Write-down of investment in NSC
      Corporation...............................     (7.0)       --        --
     Equity in net earnings of affiliates.......     (2.3)     (1.2)     (0.8)
     Other, net.................................     (0.4)      0.4       1.1
                                                 --------  --------  --------
                                                     30.5%     31.8%     34.2%
                                                 ========  ========  ========

                                OHM CORPORATION

                               December 31, 1997

   Net operating loss, capital loss and tax credit carryforward amounts and their respective expiration dates for income tax purposes are as follows (in thousands):

                                                     Amount  Expiration Date
                                                     ------- ---------------
   Net operating losses:                             $ 2,473         2006
                                                      17,268         2010
                                                      53,467         2012
                                                     -------
                                                     $73,208
                                                     =======
   State net operating losses in excess of federal:  $   389         1998
                                                          72         1999
                                                       2,942         2006
                                                       2,235         2007
                                                       2,165         2008
                                                       2,848         2009
                                                       3,769         2010
                                                     -------
                                                     $14,420
                                                     =======
   Research and development tax credits:             $   261         2002
                                                         413         2003
                                                         331         2004
                                                         610         2005
                                                         556         2006
                                                         969         2007
                                                         715         2008
                                                       1,121         2009
                                                         225         2010
                                                         985         2011
                                                       1,121         2012
                                                     -------
                                                     $ 7,307
                                                     =======
   Alternative minimum tax credits:                  $ 1,218   Indefinite
                                                     =======
   Miscellaneous credits:                               $190         1998
                                                          41         1999
                                                         106         2000
                                                         121         2001
                                                          24         2005
                                                     -------
                                                     $   482
                                                     =======
   Foreign tax net operating loss:                   $   427         1998
                                                     =======

                                OHM CORPORATION

                               December 31, 1997

10. Related Party Transactions

   The Company has a policy whereby transactions with directors, executive officers and related parties require the approval of a disinterested majority of the Board of Directors.

   The Company has been reimbursed by NSC for certain third party charges paid on NSC's behalf, such as letter of credit fees, insurance and bonding costs and legal fees. The costs charged to NSC for general liability and other insurance coverages were $188,000, $1,774,000 and $981,000 for the years ended
December 31, 1997, 1996 and 1995, respectively. In the normal course of business, NSC has provided the Company with subcontract services on certain of its projects for asbestos abatement and industrial maintenance services. The costs for such services were $233,000, $40,000 and $212,000 for the years ended December 31, 1997, 1996 and 1995, respectively. The Company has provided remediation services to NSC in the amount of $121,000 for the year ended December 31, 1996.

   In the normal course of business, the Company has provided to WMX and its affiliates certain subcontractor services on remediation and construction projects, the cost of these services, in the aggregate, were $23,664,000, $12,959,000 and $10,242,000 for the years ended December 31, 1997, 1996 and
1995, respectively. The Company has purchased from WMX and its affiliates, hazardous waste disposal services, the cost of these services, in the aggregate, were $6,868,000, $7,536,000 and $6,636,000 for the years ended December 31, 1997, 1996 and 1995, respectively. At December 31, 1997, 1996 and 1995, the Company has $2,831,000, $6,873,000 and $3,871,000 of accounts receivable and $1,385,000, $968,000 and $806,000 of accounts payable, respectively, recorded related to such activities. In addition to the above, WMX paid $15,000,000 to the Company in 1996, which was related to final payments due under terms of the Reorganization Agreement, as amended March 22, 1996.

   The Company rents certain buildings and contracts certain services from The KDC Company and Findlay Machine and Tool, Inc. Such expenses totaled $318,000, $348,000 and $94,000 for the years ended December 31, 1997, 1996 and 1995, respectively. The principal shareholders of the companies are officers and directors of the Company.

   The Company has purchased general contractor services and equipment from Alvada Construction, Inc. which totaled $7,000, $957,000 and $226,000 for the years ended December 31, 1997, 1996 and 1995, respectively. The principal shareholder of the company is directly related to certain officers and directors of the Company.

   In the normal course of business, the Company has purchased subcontractor services on certain of its projects from Kirk Brothers Co., Inc. which totaled $1,161,000, $2,265,000 and $615,000 for the years ended December 31, 1997, 1996 and 1995, respectively. The principal shareholders of the company are directly related to certain officers and directors of the Company.

   During 1985, the Company executed a pension agreement with a former officer, directly related to certain directors of the Company, for an annual pension commencing on June 1, 1990, of $96,000, subject to cost of living adjustments, for the remainder of his life and that of his spouse if she survives him. The Company made pension payments totaling $118,000, $124,000 and $102,000 pursuant to this agreement during the years ended December 31, 1997, 1996 and 1995, respectively.

                                OHM CORPORATION

                               December 31, 1997


11. Earnings per Share

   The following table sets forth the computation of basic and diluted earnings per share:

                                         1997     1996    1995   1994     1993
                                       --------  ------- ------ -------  ------
                                        (In Thousands,Except Per Share Data)
Numerator
  Net income (loss)................... $(23,933) $11,515 $6,807 $(7,616) $4,407
                                       --------  ------- ------ -------  ------
Denominator
  Denominator for basic earnings per
   share--weighted-average shares.....   27,210   26,820 22,211  15,582  12,250
  Effect of dilutive employee stock
   options............................       --       20    202      --     204
                                       --------  ------- ------ -------  ------
  Denominator for diluted earnings per
   share--adjusted weighted-average
   shares and assumed conversions.....   27,210   26,840 22,413  15,582  12,454
                                       ========  ======= ====== =======  ======
  Net (loss) income per common share.. $  (0.88) $  0.43 $ 0.31 $ (0.49) $ 0.36
                                       ========  ======= ====== =======  ======
  Net (loss) income per common share--
   assuming dilution.................. $  (0.88) $  0.43 $ 0.30 $ (0.49) $ 0.35
                                       ========  ======= ====== =======  ======

   See "Note 20--Subsequent Events" for additional disclosure regarding employee stock options, warrants and repurchase of outstanding shares.

12. Capital Stock

   The Company has authorized 2,000,000 shares of preferred stock at a $10.00 par value. No shares of preferred stock had been issued at December 31, 1997. The rights and preferences of the preferred stock will be fixed by the Board of Directors at the time such shares are issued. The preferred stock, when issued, will have dividend and liquidation preferences over those of the common shareholders.

   On March 28, 1995, the Company sold to H. Wayne Huizenga and an affiliated family foundation 1,000,000 shares of its common stock and options for an aggregate purchase price of $10,000,000, less issuance expenses of $25,000. The options are exercisable over five years for the purchase of 620,000 shares of common stock upon payment of $10.00 per share and 380,000 shares of common stock upon payment of $12.00 per share. See "Note 20--Subsequent Events."

13. Stock Option Plans

   The Company has elected to follow APB No. 25 and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123 requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB No. 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

   The Company's 1986 Incentive Stock Option Plan ("1986 Plan") as amended by vote of the shareholders at the 1994 and 1996 Annual Meetings, has authorized the grant of options to officers and key employees for up to 3,850,000 shares of the Company's common stock. All options granted have 10 year terms and vest and become fully exercisable at the end of up to 6 years of continued employment. The number of shares available for grants of additional options under the 1986 Plan were 666,441 and 1,161,674 at December 31, 1997 and 1996, respectively.

                                OHM CORPORATION

                               December 31, 1997


   On August 6, 1992, the Company's Board of Directors approved a stock option plan for the Board of Directors (the "Directors' Plan"), which was subsequently approved by the Company's shareholders at the 1993 Annual Meeting. The Directors' Stock Option Plan provides for the immediate grant to each non- employee director a stock option for 15,000 shares of the Company's common stock, less the number of shares held by any such director under the 1986 Stock Option Plan. Additionally, the Directors' Plan provides for additional grants of stock options for 5,000 shares of the Company's common stock, at prices not less than the fair value, to each non-employee director annually. Options granted under the Directors' Plan may not be exercised for a period of six months following the date of grant and terminate up to eleven years after the date of grant or eighteen months after the holder ceases to be a member of the Board of Directors, whichever occurs earlier. The total number of shares available for grants of additional options under the Directors' Plan at December 31, 1997 and 1996 was 785,000 and 805,000, respectively.

   On August 15, 1996, the Board of Directors of the Company approved the OHM Corporation Incentive Stock Plan ("ISP") which permits the Board to grant shares of common stock of the Company to officers of the Company under restrictions set forth with the grant. Shares issued under the ISP are subject to substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code of 1986. There have been 105,000 shares of common stock issued under the ISP with a vesting date of August 15, 2001 for 100% of the shares. Total expense recognized for the year ended December 31, 1997 in connection with shares issued under this plan is $226,844.

   See "Note 20--Subsequent Events" for disclosure of disposition of shares in the aforementioned plans.

   Pro forma information regarding net income and earnings per share is required by SFAS No. 123, which also requires that the information be determined as if the Company had accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model. The following assumptions were used in the valuation, and no dividends were assumed:

                                                          1997   1996   1995
                                                          -----  -----  -----
   Average expected life (years).........................     6      7      7
   Expected volatility...................................  0.41   0.46   0.46
   Risk free interest rate...............................     6%     6%     6%
   Weighted average fair value of options granted during
    the year............................................. $3.83  $4.20  $5.40

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

   For purposes of pro forma disclosures of net income and earnings per share, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                      Pro Forma
                                               Years Ended December 31,
                                        ----------------------------------------
                                            1997           1996        1995
                                        -------------  ------------ ------------
                                        (In Thousands, Except Per Share Data)
   Net (loss) income...................      $(25,020)      $10,901      $6,428
   Net (loss) income per share......... $       (0.92) $       0.41 $      0.29

                                OHM CORPORATION

                               December 31, 1997

   The following is a summary of the stock option activity:

                                                      Number    Weighted Average
                                                    of Shares    Exercise Price
                                                    ----------  ----------------
   1986 Plan
   Outstanding at January 1, 1995..................  1,765,350        $9.41
     Granted.......................................    632,750         9.89
     Exercised.....................................   (249,545)        7.74
     Canceled......................................   (134,735)        9.81
                                                    ----------
   Outstanding at December 31, 1995................  2,013,820         9.74
     Granted.......................................  1,097,569         8.33
     Exercised.....................................         --           --
     Canceled...................................... (1,004,399)       11.06
                                                    ----------
   Outstanding at December 31, 1996................  2,106,990         8.38
     Granted.......................................    807,000         8.20
     Exercised.....................................   (106,195)        7.69
     Canceled......................................   (311,767)        8.28
                                                    ----------
   Outstanding at December 31, 1997................  2,496,028         8.36
                                                    ==========
   Exercisable at December 31, 1996................  1,037,008         8.44
                                                    ==========
   Exercisable at December 31, 1997................  1,221,738         8.54
                                                    ==========
   Directors' Plan
   Outstanding at January 1, 1995..................     85,000       $10.16
     Granted.......................................     65,000        11.83
                                                    ----------
   Outstanding at December 31, 1995................    150,000        10.88
     Granted.......................................     60,000         7.94
     Canceled......................................    (15,000)       10.50
                                                    ----------
   Outstanding at December 31, 1996................    195,000        10.01
     Granted.......................................     35,000         7.50
     Canceled......................................    (15,000)       11.75
                                                    ----------
   Outstanding at December 31, 1997................    215,000         9.48
                                                    ==========
   Exercisable at December 31, 1996................    180,000        10.20
                                                    ==========
   Exercisable at December 31, 1997................    215,000         9.48
                                                    ==========

   Exercise prices for options outstanding as of December 31, 1997 for the 1986 Plan and the Director's Plan ranged from $6.38 to $11.88 and $7.38 to $15.63, respectively. The weighted-average remaining contractual life of those options is 7.2 and 7.5 years, respectively.

14. Retirement and Profit-Sharing Plans

   The Company has a Retirement Savings Plan (the "Plan") which allows each of its eligible employees to make contributions, up to a certain limit, to the Plan on a tax-deferred basis under Section 401(k) of the Internal Revenue Code of 1986, as amended. Eligible employees are those who are employed full-time, are over twenty-one years of age, and have one year of service with the Company. The Company may, at its discretion, make matching contributions and profit sharing contributions to the Plan out of its profits for the

                                OHM CORPORATION

                               December 31, 1997

plan year. The Company made matching contributions of $2,718,000, $2,691,000 and $1,643,000 to the Plan for the years ended December 31, 1997, 1996 and 1995, respectively.

   Effective January 1, 1996, the Board of Directors of the Company approved the Retirement and Incentive Compensation Plan ("RICP") which provides eligible employees an election to defer a specified percentage of their cash compensation. The obligations of the Company under the RICP will be unsecured general obligations to pay the deferred compensation under the terms of the RICP. Participants may elect under the plan to invest deferrals in an OHM Common Stock Deferral Account for which contributions will be treated as if such amounts had been used to purchase shares of the Company's stock and not as actual purchases of the Company's stock. At the discretion of the compensation committee of the Board of Directors, contributions to the plan will be matched by the Company and all amounts invested in the plan will earn interest at the prime rate published by the Wall Street Journal if not invested in the OHM Common Stock Deferral Account.

   The Company's contributions to the plan, for both the match and the earnings on amounts invested are expensed as incurred including market value appreciation in the OHM Common Stock Deferral Account. A monthly average per share price of OHM common stock is used to calculate the contributions to the Stock Deferral Account. No dividends have been declared on the common stock. Total expense was $564,000 and $154,000 for the years ended December 31, 1997 and 1996, respectively.

15. Litigation and Contingencies

   The Company is currently in litigation in the U.S. District Court for the Western District of New York with Occidental Chemical Corporation ("Occidental") relating to the Durez Inlet Project performed in 1993 and 1994 for Occidental in North Tonawanda, New York. The Company's work was substantially delayed and its costs of performance were substantially increased as a result of conditions at the site which the Company believes were materially different than as represented by Occidental. In December 1994, Occidental filed suit against the Company. Occidental's amended complaint seeks $8,806,000 in damages primarily for alleged costs incurred as a result of project delays and added volumes of incinerated waste. The Company's counterclaim seeks an amount in excess of $9,200,000 for damages arising from Occidental's breach of contract, misrepresentation and failure to pay outstanding contract amounts.

   The Company is in litigation with General Motors Corp. In the U.S. District Court for the Northern District of New York. GM filed suit in January 1996 alleging that the Company breached a contract between Hughes Environmental Systems, Inc. (HESI), a GM subsidiary, for work in 1994 for the remediation of 22,000 cubic yards of PCB contaminated sediment in the St. Lawrence River in Massena. GM seeks damages for $3.8 million. The Company in turn filed suit against HESI and ERM Northeast, Inc. In U.S. District Court in Northern New York seeking $3.6 million in damages for breach of contract. The GM suit was later consolidated with the Company's suit against HESI and ERM. GM alleges that the Company abandoned the contract through inability to perform while the Company claims that performance was impacted by conditions at the site that were not as represented.

   Litigation and claims involving the Company relate primarily to the collection of outstanding accounts receivable of the Company. The Company regularly evaluates the need to establish accounts receivable reserves for such litigation and claims. Total accounts receivable reserves for such litigation and claims were $7,665,000 and $17,596,000 for the years ended December 31, 1997 and 1996, respectively. In addition, the Company has established a general litigation reserve of $2,015,000 and $3,494,000 for the years ended December 31, 1997 and 1996, respectively to cover litigation and claims costs as well as other matters not impacting accounts receivable.

                                OHM CORPORATION

                               December 31, 1997

   Management believes that it has established adequate reserves should the resolution of the above matter be lower than the amounts recorded and for other matters in litigation or other claims and disputes. There is, however, always risk and uncertainty in pursuing and defending litigation and arbitration proceedings in the course of the Company's remediation business and, notwithstanding the reserves currently established, adverse future results in litigation or other proceedings could have a material adverse impact upon the Company's consolidated future results of operations or financial condition. In addition to the above, the Company is subject to a number of claims and lawsuits in the ordinary course of its business. In the opinion of management, the outcome of these actions, which are not clearly determinable at the present time, are either adequately covered by insurance, or if not insured, will not, in the aggregate, have a material adverse impact upon the Company's consolidated financial position or the results of future operations.

16. Major Customers

   Revenue from federal government agencies accounted for 72%, 72% and 71% of total revenue from continuing operations for the years ended December 31, 1997, 1996 and 1995, respectively. Revenue from state and local government agencies accounted for 7%, 5% and 5% of total revenue from continuing operations for the years ended December 31, 1997, 1996 and 1995, respectively. There were no industrial customers which accounted for more than 10% of total revenue for the years ended December 31, 1997, 1996 and 1995.

17. Special Charges

   During the second quarter of 1997, the Company settled litigation and received an unfavorable binding arbitration decision that established a need to write-down claims receivable previously recorded by the Company. These actions together with a thorough analysis by management of other claims, litigation and the related receivables and a decision by management to establish reserves for the consolidation of certain laboratory and operational functions resulted in the Company recording a $22,726,000 (net of $15,151,000 income tax benefit), charge during the second quarter of 1997.

   The following discussion details the various elements of the charge:

   Separation and Recovery Systems, Inc. ("SRS"). In June 1997, the Company received an unfavorable binding arbitration decision in a dispute between the Company and SRS. SRS's subcontract with the Company to provide thermal desorption treatment services at the Hilton Davis chemical site in Cincinnati, Ohio was terminated by the Company in the second quarter of 1996 due to failure to perform. The Company subsequently attempted to perform the treatment process with the SRS equipment and was unsuccessful. The inability of SRS to perform caused the Company to incur significant expense to complete the required treatment process. The Company's total claim in arbitration against SRS for the resulting expense of failed performance was $18,500,000 and included deferred cost of $9,814,000 recorded by the Company as a receivable from SRS. In addition to not collecting the receivable, the arbitration decision required the Company to pay SRS $2,400,000 in damages for their counterclaim for wrongful termination. The Company also established a loss reserve of $2,800,000 to complete the treatment effort required as a result of the above. Prior to the arbitration decision the Company had concluded that it was not probable that a loss had occurred based on the opinion of counsel, consequently the write-off was taken in the same period that the decision was rendered.

   Citgo Petroleum Corporation ("Citgo"). In June 1997, the Company settled litigation with Citgo and Occidental Oil & Gas (Oxy) relating to a project which was performed by the Company for Citgo at its Lake Charles, Louisiana refinery in 1993 and 1994. This litigation resulted from the Company filing a request for equitable adjustment in April 1994 based on deficient project specifications provided by Citgo, the subsequent

                                OHM CORPORATION

                               December 31, 1997

lawsuit filed by Citgo in April 1994 and the counterclaims filed by the Company in July 1994. In 1995 Citgo and the Company brought separate actions against Oxy as a third party with previous involvement at the site. Extensive discovery by all parties prior to a scheduled trial in 1997 led to settlement discussions in the second quarter of 1997. Under the terms of the settlement with Citgo and Oxy, the Company received a cash payment of $14,346,000 against outstanding receivables of $22,609,000 resulting in a write-off of accounts receivable of $8,263,000. Prior to accepting the settlement offer, the Company had concluded that it was not probable that a loss had occurred based on the opinion of legal counsel that there existed a reasonable basis to support the Company's claim in litigation. The settlement and resulting write down of accounts receivable occurred after management completed its assessment of the litigation, the determination of the maximum amount of settlement that could be obtained and its review of the disadvantages of continuing litigation which would divert the attention of company management and resources.

   Other Litigation and Accounts Receivable. In addition to the aforementioned disputes, the Company made a decision to resolve other significant legal matters involving outstanding accounts receivable. In June 1997, the Company settled outstanding litigation with B&V Construction, Inc. ("B&V") for $1,550,000 pertaining to a dispute involving subcontracted services at a General Motors project in Flint, Michigan during late 1994. Payment to B&V was made in July 1997. Accounts receivable involving disputes primarily related to two additional contracts were also written down to facilitate settlement. These decisions resulted from management's analysis of the unfavorable SRS arbitration decision and the protracted Citgo litigation and subsequent settlement and concluded that the risk associated with continued pursuit of legal remedies was not acceptable and the further diversion of management's attention to effect favorable outcomes was not appropriate. Prior to that time, the Company had concluded that it was not probable that a loss had occurred based on the opinion of counsel.

   Litigation Costs. As a result of the above discussed legal matters and the significant expense of resolving such matters, the Company has accrued $2,100,000 for the expenses of the litigation such as attorney's fees. This accrual includes costs associated with those matters included in the special charge discussed above including those that expect to be settled. The Company concluded that due to the timing of the settlements discussed above, the related expense of settlement should also be accrued.

   Region Reorganization, Laboratory Closure & Severance. In May 1997, management of the Company made a decision to consolidate certain regional operations, close certain offices and cease commercial laboratory operations. These decisions were made as part of a comprehensive plan completed in the second quarter of 1997 to restructure operations of the company. Thus, resulting expense was recognized as a special charge at that time. Employees of the Company were notified of the reduction in force at that time and substantially all of the reserve requiring a cash settlement was paid prior to the end of 1997. The components of this special charge were:

                                                                  (In Thousands)
                                                                  --------------
   Cash items:
     Severance...................................................     $1,500
     Lease termination and facility closure......................      1,139
     Other.......................................................        388
                                                                      ------
       Subtotal..................................................      3,027
   Non cash items:
     Fixed Assets................................................        773
                                                                      ------
       Total.....................................................     $3,800
                                                                      ======

                                OHM CORPORATION

                               December 31, 1997

   NSC Divestiture. During its second quarter of 1997, the Company decided to sell its 40% share of NSC Corporation. As a result, the Company recorded a $12,089,000 (net of $2,860,000 income tax benefit), charge during the second quarter of 1997, to reduce the carrying value of its NSC investment to reflect the likely value to be realized given the Company's current intentions. See "Note 5--Investment in Affiliated Company" and "Note 20--Subsequent Events".

   The following table summarizes the detailed components of the charge:

                                                         Tax          Net
                                           Charge      Benefit        Loss
                                        ------------ -------------------------
                                        (In Thousands, Except Per Share Data)
   SRS Settlement and Project Loss
    Accrual............................ $     15,014 $      6,006 $      9,008
   Citgo Settlement (Net of $14.3
    million)...........................        8,263        3,305        4,958
   Other Litigation and Accounts
    Receivable.........................        8,700        3,480        5,220
   Litigation Costs....................        2,100          840        1,260
   Region Reorganization & Other.......        3,800        1,520        2,280
                                        ------------ ------------ ------------
     Total Claims Settlement & Other...       37,877       15,151       22,726
     Total Write-down of Investment in
      NSC..............................       14,949        2,860       12,089
                                        ------------ ------------ ------------
     Total Charge...................... $     52,826 $     18,011 $     34,815
                                        ============ ============ ============

   The Company's consolidated statement of operations for the year ended December 31, 1995 includes a $2,312,000 (net of $1,542,000 income tax benefit) charge for integration costs related to the acquisition of the Division. The charge was recorded as a selling, general and administrative expense and was primarily for severance and relocation costs for certain of the Company's personnel and the closing of certain of the Company's offices as a result of combining the operations of the Division and the Company.

18. Quarterly Financial Information (Unaudited)

   The following table sets forth the Company's condensed consolidated statements of operations by quarter for 1997 and 1996.

                                   First    Second    Third    Fourth
                                  Quarter  Quarter   Quarter  Quarter
                                  -------- --------  -------- --------
                                   (In Thousands, Except Per Share Data)
   1997
   Revenue....................... $108,498 $129,313  $143,656 $145,224
   Gross profit..................   13,851   17,874    20,909   19,501
   Selling, general and
    administrative expenses......   10,409   49,368    11,972   12,188
   Operating income (loss).......    3,442  (31,494)    8,937    7,313
   Net income (loss) (1)......... $  1,438 $(31,609) $  4,062 $  2,176
                                  -------- --------  -------- --------
   Basic and diluted net income
    (loss) per share............. $   0.05 $  (1.16) $   0.15 $   0.08
                                  ======== ========  ======== ========
   1996
   Revenue....................... $118,963 $129,177  $158,272 $144,572
   Gross profit..................   15,030   17,560    20,638   18,832
   Selling, general and
    administrative expenses......   11,176   11,943    13,124   13,007
   Operating income..............    3,854    5,617     7,514    5,825
   Net income.................... $  1,330 $  2,379  $  3,996 $  3,810
                                  -------- --------  -------- --------
   Basic and diluted net income
    per share.................... $   0.05 $   0.09  $   0.15 $   0.14
                                  ======== ========  ======== ========

--------
(1) During the second quarter of 1997, the Company recorded a $34,815,000 charge (net of income tax benefit of $18,011,000) or $1.28 per share, charge for the settlement and write-down of certain claims and litigation, establishment of reserves for the consolidation of certain laboratory and operational functions, and the reduction of the carrying value of its NSC investment.

                                OHM CORPORATION

                               December 31, 1997


19. Segment Information

   The Company operates in two industry segments. The first includes environmental and hazardous waste remediation services. The second, which consists solely of Beneco Enterprises, Inc., includes project, program and construction management services. Both segments provide services to primarily federal government agencies such as the Department of Defense.

                                                     Environmental Construction
                                        Consolidated  Remediation   Management
                                        ------------ ------------- ------------
                                                    (In Thousands)
   1997
   Net sales...........................   $469,396      $57,295      $526,691
   Operating income....................    (19,185)       7,383       (11,802)
   Assets employed at year end.........    285,694       31,349       317,043
   Depreciation and amortization.......     16,233           37        16,270
   Capital Expenditures................     17,891          145        18,036

   Prior to the acquisition of Beneco in 1997, the Company operated in only one segment, Environmental Remediation. There were no intersegment sales. The operating loss in the Environmental Remediation segment for 1997 is due to the special charges recorded in the second quarter, all of which related to that segment. See "Note 17--Special Charges."

20. Subsequent Events (Unaudited)

   The Company has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated January 15, 1998, by and among the Company, International Technology Corporation ("Parent") and IT-Ohio, Inc. ("Purchaser"). Pursuant to the Merger Agreement, on February 25, 1998 Purchaser, a wholly owned subsidiary of Parent, completed a tender offer (the "Offer") for 13,933,000 shares of Common Stock (each, a "Share" and collectively, the "Shares") by purchasing such Shares at a price of $11.50 per Share, net to the tendering shareholder in cash. The Offer was described in the Tender Offer Statement on Schedule 14D-1 filed by Purchaser on January 16, 1998 with the Securities and Exchange Commission (the "Commission").

   The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions precedent (including the approval of the Merger Agreement by holders of a majority of the outstanding Shares), Purchaser will merge with and into the Company (the "Merger"), and the Company will be the surviving corporation in the Merger, with the result that the Company will become a wholly owned subsidiary of Parent. Based upon the preliminary results of the Offer and on the number of shares of Common Stock outstanding on February 24, 1998, at the effective time of the Merger, each remaining Share outstanding will be converted into the right to receive approximately 1.077 shares of the common stock of Parent and approximately $2.61 in cash.

   James L. Kirk, Joseph R. Kirk, H. Wayne Huizenga and The Huizenga Family Foundation, all shareholders of the Company, have entered into voting agreements whereby they agree to vote their shares of Common Stock in favor of the Merger.

   Pursuant to the Merger Agreement and the Share Repurchase Agreement, dated as of January 15, 1998 and as amended and restated as of February 11, 1998 and as amended and restated as of February 17, 1998 (the "Repurchase Agreement"), by and among the Company, Parent, WMX, Rust and Rust Remedial Services Holding Company Inc., an affiliate of WMX, the Company repurchased from WMX and its affiliates 2,535,381 Shares for $11.50 per Share, concurrently with the payment for Shares pursuant to the Offer (the "Repurchase"), and WMX and its affiliates tendered 7,111,543 Shares in the Offer. Pursuant to the Repurchase

                                OHM CORPORATION

                               December 31, 1997

Agreement, WMX and its affiliates also agreed to vote all Shares held by them in favor of the Merger. WMX also agreed to cancel, without payment of any separate consideration, the Warrants and any rights it may have to purchase additional shares of Common Stock. In addition, the Guaranty Agreement and related guarantees as well as key provisions of the Standstill Agreement will terminate upon consummation of the Merger.

   The Company also has an approximately 40% interest in NSC Corporation ("NSC"), a provider of asbestos abatement and specialty contracting services. Pursuant to the Merger Agreement, the Company will pay a pro rata distribution (the "NSC Distribution") to holders of record of the Shares as of the close of business on February 24, 1998, of all of the shares of Common Stock, par value $0.01 per share, of NSC held by the Company (the "NSC Shares"). The payment date for the NSC Distribution is March 6, 1998, which is the earliest date on which the NSC Distribution may be paid under the Company's Regulations. It is anticipated that the NSC Distribution will be treated as a pro rata taxable redemption that qualifies as a sale or exchange for tax purposes.

   In connection with the Company's entry into the Merger Agreement and by resolution of the Company's Board of Directors, the Company's 1986 Stock Option Plan and the Company's Nonqualified Stock Option Plan for Directors were amended to immediately vest each non-vested stock option issued under such plans and to give each of the option holders the right to cancel their options in exchange for a cash payment equal to the difference between $11.50 per share and the respective exercise price of each option. In addition, the Company's Board of Directors took action to allow holders of the restricted stock issued under the Company's Incentive Stock Plan to tender such stock in the Offer. As a result of the above actions, the Company will incur up to $9,400,000 of compensation expense during the first quarter of 1998 if all of the stock option holders elect to receive the cash payment for their outstanding options. In addition, pursuant to that certain letter agreement, dated as of January 15, 1998, by and between H. Wayne Huizenga and the Company, all of the outstanding options held by H. Wayne Huizenga were canceled as of February 25, 1998 in consideration of $1,500,000.

   The consummation of the transactions contemplated by the Merger Agreement is subject to the satisfaction of various conditions, including, without limitation: (i) the approval by the stockholders of Parent for the issuance of shares of Parent Common Stock pursuant to the Merger Agreement, and (ii) the approval of the Merger Agreement and the Merger by the shareholders of the Company. The Company received early termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act during January 1998.

   The accompanying financial statements were prepared assuming the Company would continue operations independently and do not anticipate adjustments which may be required as a result of the Merger. The Merger will be accounted for using the purchase method and as a result may impact the carrying value of certain of the Company's assets and liabilities.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of FLUOR DANIEL GTI, Inc.

   We have audited the accompanying consolidated statement of operations and consolidated statement of cash flows of Fluor Daniel GTI, Inc. (the Company) for the year ended October 31, 1998. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Fluor Daniel GTI, Inc. for the year ended October 31, 1998 in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Boston, Massachusetts
November 20, 1998,
except for Note 8, as to which
the date is December 3, 1998.

                             FLUOR DANIEL GTI, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (in thousands, except per share amounts)

                                                                        Year
                                                                        Ended
                                                                     October 31,
                                                                        1998
                                                                     -----------
Revenues............................................................  $200,245
Operating cost of revenues..........................................   163,382
                                                                      --------
Gross profit........................................................    36,863
Selling, general and administrative expenses........................    31,609
License and other income............................................       288
Loss on sale of company assets, net.................................      (913)
                                                                      --------
Income before investment and interest income........................     4,629
Investment and interest income, net.................................       721
                                                                      --------
Income before provision for income taxes............................     5,350
Provision for income taxes..........................................     4,261
                                                                      --------
Net income..........................................................  $  1,089
                                                                      ========
Net income per share--basic and diluted.............................  $   0.13
Weighted average shares outstanding--basic..........................     8,388
Weighted average share outstanding--diluted.........................     8,403


           See accompanying notes to partial financial presentation.

                             FLUOR DANIEL GTI, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (in thousands)


                                                                       Year
                                                                       Ended
                                                                    October 31,
                                                                       1998
                                                                    -----------
Cash flows from operating activities:
 Net income........................................................  $  1,089
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization....................................     3,539
  Deferred income taxes............................................       (98)
  Write-off of investment..........................................       178
  Changes in operating assets and liabilities, net of effects of acquisitions:
   Accounts receivable and unbilled revenues ......................     1,978
   Other current assets and prepaid expenses.......................       837
   Other assets....................................................       244
   Accounts payable................................................     3,778
   Accrued salaries and benefits...................................     1,875
   Advance billings on contract....................................        49
   Other accrued liabilities.......................................     1,851
   Income taxes payable............................................     1,889
                                                                     --------
Net cash provided for operating activities.........................    17,210
Cash flows from investing activities:
 Expenditures for property, plant and equipment....................    (5,219)
 Sale of fixed assets..............................................     3,087
 Purchase of marketable securities.................................   (16,200)
 Sale of marketable securities.....................................     9,345
 Investments in and advances to joint ventures.....................        33
                                                                     --------
Net cash used in investing activities..............................    (8,954)
Cash flows from financing activities:
 Proceeds from sale of stock under employee stock plans............       554
                                                                     --------
Net cash provided by financing activities..........................       554
                                                                     --------
Effect of exchange rate changes on cash and cash equivalents.......      (273)
                                                                     --------
Net increase in cash and cash equivalents..........................     8,537
Cash and cash equivalents at beginning of year.....................     3,588
Cash and cash equivalents at end of year...........................  $ 12,125
                                                                     ========
Supplemental disclosures of cash flow information:
 Income taxes paid.................................................  $  1,435

           See accompanying notes to partial financial presentation.

                             FLUOR DANIEL GTI, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. Summary of Significant Accounting Policies

   Description of Business. Fluor Daniel GTI, Inc. provides a broad range of environmental consulting, engineering and construction management services. These services currently focus on the assessment and remediation of contaminated soil and groundwater using a broad range of techniques and technologies. These services are provided separately or in combination for customers in a variety of industries and for federal and state governments. Accordingly, the Company operates in one industry segment.

   Basis of Presentation. As discussed in Note 8, the Company was acquired by the IT Group, Inc. on December 3, 1998. The accompanying consolidated statement of operations and consolidated statement of cash flows were prepared for purposes of inclusion in an Offering Memorandum for the placement of $200 million of aggregate principal amount of Senior Subordinated Notes due 2009 to be issued by the IT Group. These statements are not intended to be a complete presentation of the Company's financial position. A consolidated balance sheet and related footnotes have been purposely omitted from this presentation.

   On May 10, 1996, the Company closed a series of transactions (the "Change of Control Transactions") pursuant to which it became a majority-owned subsidiary of Fluor Daniel, Inc. ("Fluor Daniel"), a global construction, engineering, maintenance and services company. In addition, the Company entered into a Marketing Agreement with Fluor Daniel, and the Company changed its name from "Groundwater Technology, Inc." to "Fluor Daniel GTI, Inc." to emphasize the new relationship.

   Principles of Consolidation. The consolidated financial statements include the accounts of Fluor Daniel GTI, Inc. and its wholly-owned subsidiaries (the "Company"). All material intercompany transactions and accounts have been eliminated. The Company accounts for its investments in unconsolidated affiliated companies under the equity method.

   Translation of Foreign Currencies and Foreign Exchange Transactions. For non-U.S. operations, the functional currency is the applicable local currency. The translation of the functional currencies into U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using average rates of exchange prevailing during the reporting period. Adjustments resulting from the translation of foreign currency financial statements are accumulated in a separate component of stockholders' equity until the entity is sold or substantially liquidated. Gains or losses resulting from foreign currency transactions are included in the results of operations.

   Earnings per Common Share. In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per share. Statement 128 was effective for the fiscal year ending October 31, 1998 and replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts have been presented to conform to the Statement 128 requirements.

                             FLUOR DANIEL GTI, INC.

   The following table sets forth the computation of basic and diluted earnings per share for the year ended October 31, 1998:

   Numerator:
     Numerator for basic and diluted earnings per share--Net
      Income........................................................  1,089,000
   Denominator:
     Denominator for basic earnings per share--weighted average shares........................................................  8,388,000
   Effect of dilutive employee stock options........................     15,000
                                                                     ----------
   Denominator for diluted earnings per share.......................  8,403,000
                                                                     ----------
   Basic and diluted earnings per share............................. $     0.13
                                                                     ==========

Options to purchase 1,164,000 shares of the company stock were excluded from the calculation above because their effect would have been antidilutive.

   Employee Stock Plans. The Company's stock plans are accounted for under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB25), and related interpretations.

   Revenue Recognition. Revenue is recognized when services are performed. Certain projects are accounted for on the percentage-of-completion method, primarily based on contract costs incurred to date compared with total estimated contract costs. Changes to total estimated contract costs and losses, if any, are recognized in the period in which they are determined. Revenues recognized in excess of amounts billed are classified as current assets under unbilled revenues. Amounts billed to clients in excess of revenues recognized to date are classified as advance billings on contracts.

   As of October 31, 1998, the Company was in the process of submitting change orders against one of its customers of approximately $5,800,000 in excess of the agreed contract price.

   License and Other Income. License and other income includes license and royalty income earned on the Company's intellectual property and income from equity investments in the environmental industry.

   Depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Depreciation expense for the fiscal year ending October 31, 1998 was $2,900,000.

   Risk and Uncertainties. Credit is extended based on an evaluation of the customer's financial condition, with terms consistent in the industry and normally collateral is not required. Losses from credit sales are provided for in the financial statements and have been generally within the allowance provided. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include collectability of accounts receivable and unbilled revenues and recovery of intangible assets and deferred tax assets. Actual results could differ from those estimates and would impact future results of operations and cash flows.

                            FLUOR DANIEL GTI, INC.

2. Income Taxes

   The provision for income taxes consisted of the following:

                                                                    Year Ended
                                                                   October 31,
                                                                       1998
                                                                  --------------
                                                                  (In thousands)
   Current:
     Federal.....................................................     $3,655
     State.......................................................        727
     Foreign.....................................................         60
                                                                      ------
                                                                       4,442
   Deferred (prepaid):
     Federal.....................................................       (305)
     State.......................................................        (83)
     Foreign.....................................................        207
                                                                      ------
                                                                        (181)
                                                                      ------
                                                                      $4,261
                                                                      ======

   The provisions for income taxes were at rates other than the U.S. federal statutory income tax rate for the following reasons:

                                                                  Year Ended
                                                                 October 31,
                                                                     1998
                                                                --------------
                                                                (In thousands)
   U.S. federal statutory income tax rate %....................      34.0%
   State income taxes net of federal income tax benefit........       7.7
   Foreign income taxes........................................       2.4
   Meals and entertainment.....................................       2.0
   Goodwill....................................................       2.0
   Interest income exempt from federal tax.....................      (3.1)
   Non-benefitable loss on the sale of Canadian subsidiary.....       1.3
   Provision for income tax contingencies and other tax
    matters....................................................      33.3
                                                                     ----
                                                                     79.6%

   The net change in the total valuation allowance during the fiscal year ended October 31, 1998 was $30,000.

   The Company is currently contesting issues before the Internal Revenue Service for the tax years 1991 and 1992, primarily relating to issues of substantiation of certain deductions. The Company has been cooperating with the IRS to resolve these issues and is currently awaiting a report from the IRS regarding the Company's efforts on these issues. In the opinion of management, adequate provision has been recorded for taxes that may arise from IRS adjustments, penalties and interest.

3. Related Parties

   The Company provides certain environmental consulting services to Fluor Daniel and other affiliated entities. Revenues from these consulting services have been reflected in the accompanying statements in accordance with a Marketing Agreement (the "Agreement") signed in conjunction with the Investment Agreement between the Company and Fluor Daniel. Under the terms of the Agreement, affiliates are charged for

                             FLUOR DANIEL GTI, INC.

labor cost plus established multipliers on base compensation. Due to the variable and often unpredictable nature of the Company's work load, consulting services are provided to Fluor Daniel as conditions allow. Revenues from Fluor Daniel and other affiliated entities were $4,184,000 for the fiscal year ended October 31, 1998.

4. Commitments and Contingencies

   Lease Commitments. The Company leases virtually all of its facilities under operating leases. Most of these leases have renewal options, and certain of them require increasing rent payments over the term of the lease and payments for additional expenses such as taxes and maintenance. One of the leases also contains a purchase option. Additionally, the Company leases equipment and vehicles under operating leases.

   Future minimum payments under all noncancelable leases are as follows:

                                                                  (In thousands)
                                                                  --------------
   1999..........................................................     $3,262
   2000..........................................................      2,585
   2001..........................................................      2,097
   2002..........................................................      1,074
   2003 and thereafter...........................................        249
                                                                      ------
                                                                      $9,267
                                                                      ======

   Rent expense charged to operations was $4,658,000 for the fiscal year ended October 31, 1998.

   Other Commitments. A substantial number of the Company's contracts with its customers require the Company to indemnify the customer for claims, damages or losses for personal injury or property damage relating to the Company's performance of the contracts unless such injury or damage is solely the result of the customer's negligent or willful acts or omissions. A number of the insurance policies maintained by the Company for this purpose are provided through arrangements which require the Company to indemnify the insurance carrier for all losses and expenses under the policies and to support its indemnity commitments with letters of credit. At October 31, 1998, such letters of credit aggregated $7,848,155. Management believes an adequate level of insurance coverage has been provided. The Company has guaranteed a $700,000 line of credit for Enterprise Environmental and Earthworks, Inc., an investee accounted for under the equity method.

   Contingencies. In the ordinary course of conducting its business, the Company becomes involved in a number of lawsuits and administrative proceedings, including environmentally related matters. Some of these proceedings may result in fines, penalties or judgments being assessed against the Company which, from time to time, may have an impact on earnings for a particular quarter. The Company does not believe that these matters, individually or in the aggregate, will have a material adverse effect on its operations, cash flows or financial condition.

5. Employee Benefit Plans.

   Profit Sharing Plan and Bonus Performance Plan. During the fiscal year ended October 31, 1998, the Company had a profit sharing plan for the benefit of all employees meeting certain minimum service requirements. The plan provided for 20% of adjusted pre-tax operating income to be distributed to employees at the end of the fiscal year.

   The Company has bonus performance programs covering eligible employees under which awards are made at the discretion of the Compensation Committee of the Board of Directors. Bonus expense was approximately $1,508,000, for the fiscal year ended October 31, 1998.

                             FLUOR DANIEL GTI, INC.

   Retirement Savings Plan. The Company has a Retirement Savings Plan under
Section 401(k) of the Internal Revenue Code for the benefit of all U.S. employees meeting certain minimum service requirements. Eligible employees may elect to contribute to the plan up to 12% of their cash compensation, subject to limitations established by the Internal Revenue Code. The trustees of the plan select investment opportunities from which participants may choose to contribute.

   The plan requires a matching contribution by the Company of 100% on the first 1%, and 25% on the next 4% of each participant's contribution, but not greater than the maximum allowable under the Internal Revenue Code. The Company may also contribute a discretionary amount to the plan which may be allocated to employees based upon employees' contributions to the plan. The Company's matching contributions currently vest at a rate of 25% per year based upon years of service. The Company's contributions to this plan were $949,000, for the fiscal year ended October 31, 1998.

   The Company has various defined contribution plans covering substantially all non-U.S. employees. The Company's contributions to these plans were approximately $224,000 for the fiscal year ended October 31, 1998.

6. Industry Segment Information

   The Company provides a wide range of environmental services to both the private and government sectors including scientific and engineering applications from environmental assessment, permitting and remediation through design and construction to operations and maintenance services. These services are provided to a variety of different industries including petroleum, chemical, power, pharmaceutical and others.

   In fiscal year ending October 31, 1998, no single customer accounted for more than 10% of the Company's revenues. Income before income taxes was $4,750,000 and $600,000 from the Company's domestic and foreign operations, respectively.

7. Special Charges

   In the first quarter of fiscal 1998, the Company took a charge of $406,000 in other expense related to a write off for uncollectible advances made in prior years to the current owner of the former Fluor Daniel GTI analytical laboratory business.

   In the third quarter of fiscal 1998, the Company recorded, within other expense, a loss on the sale of its Wichita, Kansas laboratory building of approximately $500,000 as well as a $206,000 loss on the sale of its Canadian subsidiary. These losses in other expense were offset by a gain of $199,000 on the sale of the Company's Australian laboratory assets.

8. Subsequent Events

   On December 3, 1998, the Company agreed to be acquired by The IT Group, Inc. ("IT") at a per share price of $8.25. The Company became a wholly-owned subsidiary of The IT Group, Inc. and changed its name to Groundwater Technology, Inc.

   In connection with the Company's entry into the Acquisition Agreement and by resolution of the company's Board of Directors, the Company's Stock Option Plans were amended to immediately vest each non-vested stock option issued under such plans and to exchange such options for a cash payment equal to $0.10 per share if the exercise price of the option was greater than $8.25 per share or the difference between $8.25 per share and the respective exercise price of each option if the exercise price of the option was less than $8.25 per share.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To ICF Kaiser International, Inc.

   We have audited the accompanying statement of assets acquired and liabilities assumed of the Environment and Facilities Management Group (the EFM Group) of ICF Kaiser International, Inc. (the Company) as of December 31, 1998, and the related statement of operating revenue and expenses, for the year then ended. The Statement of Assets Acquired and Liabilities Assumed and the related Statement of Operating Revenue and Expenses (the Statements) are the responsibility of the Company's management. Our responsibility is to express an opinion on the Statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements. We believe that our audit provides a reasonable basis for our opinion.

   As discussed in Note 1, pursuant to the terms of the Asset Purchase Agreement dated March 8, 1999, the accompanying Statements have been prepared solely to present the assets acquired and liabilities assumed of the EFM Group as of December 31, 1998, and its operating revenue and expenses for the year then ended, and are not intended to be a complete presentation of the financial statements of the EFM Group.

   In our opinion, the Statement of Assets Acquired and Liabilities Assumed and the Statement of Operating Revenue and Expenses referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the EFM Group as of December 31, 1998, and its operating revenue and expenses for the year then ended pursuant to the Asset Purchase Agreement referred to in Note 1, in conformity with generally accepted accounting principles.

                                          PricewaterhouseCoopers LLP

McLean, Virginia
March 11, 1999

                  ENVIRONMENT AND FACILITIES MANAGEMENT GROUP

              Statement of Assets Acquired and Liabilities Assumed
                                 (In thousands)

                                                                    December 31,
                                                                        1998
                                                                    ------------
Assets Acquired
Fixed Assets
 Furniture and equipment...........................................      460
  Less accumulated depreciation....................................     (225)
                                                                       -----
                                                                         235
Other Assets
 Investments in and advances to affiliates.........................      155
                                                                       -----
    Total assets acquired..........................................      390
Liabilities Assumed
Current Liabilities
 Accrued vacation..................................................      778
                                                                       -----
    Total liabilities assumed......................................      778
                                                                       -----
Commitments and Contingencies
Deficit of Assets Acquired
 Over Liabilities Assumed..........................................    $(388)
                                                                       =====




                       See notes to financial statements

                  ENVIRONMENT AND FACILITIES MANAGEMENT GROUP

                  STATEMENT OF OPERATING REVENUE AND EXPENSES
                                 (In thousands)

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
Gross Revenue
 Third parties.....................................................   $104,085
 Related parties...................................................      1,221
 Equity in income of joint ventures................................        600
                                                                      --------
                                                                       105,906
                                                                      --------
Operating Expenses
 Subcontract and direct material costs.............................     53,362
 Direct labor and fringe benefits..................................     26,553
 Group overhead....................................................     18,863
 Related parties...................................................        945
 Depreciation and amortization.....................................         58
                                                                      --------
                                                                        99,781
                                                                      --------
Operating Income...................................................   $  6,125
                                                                      ========




                       See notes to financial statements

                          NOTES TO THE STATEMENTS FOR
                THE ENVIRONMENT AND FACILITIES MANAGEMENT GROUP


1. Basis of Presentation

   The Environment and Facilities Management Group (the EFM Group) of ICF Kaiser International, Inc (the Company) performs contracts for the oversight of major program management and technical support activities for U.S. government agencies, as well as private-sector environmental clients. Client contracts generally fall into two categories, either environmental remediation, which covers the spectrum of environmental consulting, characterization, remediation, design, and construction or facilities management, which involves engineering, environmental operations, and architecture.

   The EFM Group is not a legal entity and the assets and liabilities associated with the EFM Group are components of the larger business and other legal entities of the Company. As a result, while separate financial information is maintained for the EFM Group's operating revenue and operating expenses as well as for certain of its asset and liability balances, no complete set of separate financial statements is prepared or maintained. The accompanying statements are presented pursuant to the terms of an Asset Purchase Agreement dated March 8, 1999 between the Company and The IT Group, Inc. (IT). The statements present the operating revenue and expenses of the EFM Group for the year ended December 31, 1998, as well as the balances on December 31, 1998 of assets and liabilities that are subject to acquisition. This information is not intended to be a complete presentation of the financial statements of the EFM Group.

   The accompanying statements have been prepared from the historical accounting records of the Company and do not purport to reflect the assets and liabilities or results of operations that would have resulted if the EFM Group had operated as an unaffiliated independent company. The financial information presented herein is based on the Company's historical costs and does not give consideration to the adjustments that may result from acquisition by IT. Since only certain assets and liabilities are subject to acquisition, a statement of cash flows for the EFM Group is not applicable.

   Certain expenses incurred by the Company, directly on behalf of the EFM Group have been allocated to the EFM Group on various bases (See Note 8), which, in the opinion of management, are reasonable. However, such allocated expenses are not necessarily indicative of the EFM Group results had it been operated as a separate company. Additionally, it is not practicable for management to estimate the level of such expenses which might have been incurred had the EFM Group been operated on a stand-alone basis for the year ended December 31, 1998.

   The accompanying Statement of Operating Revenue and Expenses does not include allocations of the Company's overhead and general and administrative expenses, which did not directly benefit the operations of the EFM Group. Additionally, interest expense and income tax expense were not allocated to the EFM Group as it is impracticable to arbitrarily allocate such expenses on a retroactive basis.

2. Summary of Significant Accounting Policies

   Principles of Consolidation: The Statement of Assets Acquired and Liabilities Assumed and Statement of Operating Revenue and Expenses of the Environment and Facilities Management Group of the Company are comprised of several wholly-owned legal entities and investments as well as certain selected assets, liabilities and operations of another of the Company's subsidiaries. Investments in unconsolidated joint ventures and affiliated companies are accounted for using the equity method. The difference between the cost of joint venture investments and the EFM Group's underlying equity is amortized on a straight-line basis over the estimated lives of the related investments. All significant intercompany balances and transactions within the EFM Group have been eliminated.

   Use of Estimates: The preparation of these statements requires management to make estimates and assumptions about the amounts that affect the reported amounts of assets at the date of the statements and the

                          NOTES TO THE STATEMENTS FOR
          THE ENVIRONMENT AND FACILITIES MANAGEMENT GROUP--(Continued)

reported amounts of operating revenue and expenses during the reporting period. Actual results may differ from those estimates.

   Revenue Recognition: The EFM Group's revenue is derived principally from long-term contracts of various types. Revenue on time-and-materials contracts is recognized based on actual hours delivered times the contracted hourly billing rate, plus the costs incurred for any materials. Revenue on fixed-priced contracts is recognized using the percentage-of-completion method and is comprised of the portion of expected total contract earnings represented by actual costs incurred to date as a percentage of the contract's total estimated costs at completion. Revenue on cost-reimbursable contracts is recognized to the extent of costs incurred plus a proportionate amount of the contracted fee. Certain cost-reimbursable contracts also include provisions for earning performance-based incentive fees. Such incentive fees are included in revenue at the time the amounts can be reasonably determined. Provisions for anticipated contract losses are recognized at the time they become estimable.

   Fixed Assets: Furniture and equipment are carried at cost and are depreciated using the straight-line method over their estimated useful lives, ranging from three to ten years.

3. Investments in Affiliates

   The EFM Group has ownership interests in certain unconsolidated corporate joint ventures. The EFM Group's net investments in and advances to these corporate joint ventures totaled $155,000 at December 31, 1998. The ownership percentages range from 20% to 50%. The EFM Group's share of the joint ventures' operating results is reflected in the Statement of Operating Revenue and Expense.

4. Contingencies and Commitments

   In the course of the EFM Group's normal business activities:

  . various claims or charges may be asserted and litigation commenced against the EFM Group arising from or related to properties, injuries to persons, and breaches of contract;

  . the EFM Group may from time to time, either individually or in conjunction with other government contractors operating in similar types of businesses, be involved in U.S. government investigations for alleged violations of procurement regulations or other federal laws and regulations; and lastly, since

  . the EFM Group has a substantial number of cost reimbursement contracts with the U.S. government, the costs to execute such contracts will be subject to audit by the U.S. government.

   Any potential amounts claimed in the future, resulting from the risks identified above, may not bear any reasonable relationship to the merits of potential claims, final court awards, or investigation and audit results. No provision has been included in these financial statements for any final results that might be rendered against the EFM Group for any claims or matters existing prior to December 31, 1998, because the Company has retained the risk of such claims and contingencies.

   One of the EFM Group subsidiaries, ICF Kaiser Remediation Company, along with eleven of the Company's other subsidiaries, is a guarantor of the Company's senior and subordinated indebtedness. This indebtedness consists of $15 million and $125 million, respectively, of 12% notes due in 2003. As a condition precedent to closing the sale transaction with IT (See Note 1), the Company will need to secure the release of ICF Kaiser Remediation Company as a guarantor to such indebtedness.

                          NOTES TO THE STATEMENTS FOR
          THE ENVIRONMENT AND FACILITIES MANAGEMENT GROUP--(Continued)

5. Lease Commitments

   Future minimum payments on noncancelable operating leases, subject to acquisition by IT, for office space and equipment with initial or remaining terms in excess of one year were as follows at December 31, 1998 (in thousands):

   1999.................................................................. $4,138
   2000..................................................................  2,548
   2001..................................................................  1,257
   2002..................................................................    350
   2003..................................................................    285
   Thereafter............................................................    320
                                                                          ------
                                                                          $8,898
                                                                          ======

   The total rent expense, included in Group Overhead in the accompanying Statement of Operating Revenue and Expenses, for all of the acquired and nonacquired EFM operating leases was $2,245,000 for the year ended December 31, 1998.

6. Employee Benefit Plans

   The EFM Group's employees, meeting minimum length of service requirements, participate in most of the Company's benefit plans. These plans included a defined contribution retirement plan that provide for contributions by the Company based on a percentage of covered compensation and a 401(k) Plan that allows employees to defer portions of their salary, subject to certain limitations, and receive a matching component from the Company. The total expense charged to the EFM Group for these plans was $1,387,000 for the year ended December 31, 1998.

7. Business Segment and Major Customers

   Business Segment: The EFM Group operates predominantly in one industry in which it oversees major program and technical support contracts for U.S. government agencies, particularly the U.S. Departments of Energy (DOE) and Defense (DOD), as well as for private-sector environmental concerns.

   Major Customers: All of EFM Group's revenues are derived from customers within the United States. Gross revenues for the year ended December 31, 1998 from various contracts with the U.S. Department of Energy and U.S. Department of Defense were $13,049,000 and $61,489,000, respectively.

8. Allocations

   The Company allocated costs for certain services provided on behalf of the EFM Group which are included in the accompanying statements for the EFM Group.

   General Services costs: The EFM Group uses office space, telecommunication services and other office related items that are leased or purchased by the Company. The Company allocates these costs ("location allocation") back to the EFM Group based on dedicated square feet occupied by the EFM Group. Rent expense, net of sublease income, allocated to the EFM Group totaled $2,011,000 for the year ended December 31, 1998. Additionally, the Company allocated the EFM Group (as part of the "location allocation") other facility related expenses such as, utilities, property taxes, furniture and office equipment expense, telecommunications costs, office supplies, purchasing and facilities management. The allocation basis for these other facility related costs is also based on dedicated square feet occupied by the EFM Group. These other

                          NOTES TO THE STATEMENTS FOR
          THE ENVIRONMENT AND FACILITIES MANAGEMENT GROUP--(Continued)

facility related costs allocated to the EFM Group totaled $2,391,000 for the year ended December 31, 1998. Lastly, the EFM Group used computers that were leased by the Company and derived computing and network management services from the Company. The costs allocated to the EFM Group, based on direct usage of leased computer equipment, for the technology services totaled $1,239,000 for the year ended December 31, 1998. All of these allocated costs are included in Group Overhead in the Statement of Operating Revenue and Expenses.

   Depreciation expense: The EFM Group shares in certain fixed assets maintained by the Company, primarily capitalized software costs and software licenses. The Company allocated $58,000 in depreciation and amortization expense related to the use of such assets during the year ended December 31, 1998.

   In the opinion of management, these allocations of operating expenses were made on a reasonable basis. However, such expenses are not necessarily indicative of the level of expenses which might have been incurred had the EFM Group been operated as a separate company.

                                AUDITORS' REPORT

To the Directors of
Roche Itee, Groupe conseil

   We have audited the consolidated balance sheets of ROCHE ITEE, GROUPE CONSEIL as at December 31, 1998, 1997 and 1996 and the consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audits in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

   In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the corporation as at December 31, 1998, 1997 and 1996 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles in the United States of America.

   On February 22, 1999, we reported separately to the stockholders of Roche Itee, Groupe conseil on the same consolidated financial statements for the 1998 and 1997 periods (March 14, 1997 for 1996), prepared in accordance with generally accepted accounting principles in Canada.

Mallette Maheu
General Partnership
Chartered Accountants

Quebec City, Canada
February 22, 1999

                           ROCHE ITEE, GROUPE CONSEIL

                           CONSOLIDATED BALANCE SHEET

                                                      December 31,
                                              -------------------------------
                                                1998       1997       1996
                                              ---------  ---------  ---------
                                              (in thousands of US dollars)
                     ASSETS
   CURRENT ASSETS
     Cash and short-term investments......... $     587  $     905  $     721
     Accounts receivable (note 4)............     6,783      8,891     11,018
     Income taxes receivable (note 2)........     1,182      1,021      1,958
     Contracts in process....................     3,682      5,050      6,375
     Prepaid expenses........................       398        761        336
     Future income taxes.....................        --        208        159
                                              ---------  ---------  ---------
                                                 12,632     16,836     20,567
   INVESTMENTS (note 5)......................     3,175      4,190      4,435
   FIXED ASSETS (note 6).....................     1,805      2,150      2,442
   FUTURE INCOME TAXES.......................       907         --         --
   GOODWILL..................................        43         56        176
                                              ---------  ---------  ---------
                                                $18,562    $23,232    $27,620
                                              =========  =========  =========
                  LIABILITIES
   CURRENT LIABILITIES
     Bank loan (note 7)...................... $     887  $     734  $   1,503
     Accounts payable (note 8)...............    11,143     12,619     12,949
     Current portion of long-term debt (note
      9).....................................       114        119        214
     Deferred revenues.......................     1,690      1,185      1,801
     Future income taxes.....................       110         --         --
                                              ---------  ---------  ---------
                                                 13,944     14,657     16,467
   LONG-TERM DEBT (note 9)...................       599        730        736
   FUTURE INCOME TAXES.......................        --         21         --
   MINORITY INTEREST.........................        65         12         77
                                              ---------  ---------  ---------
                                                 14,608     15,420     17,280
                                              ---------  ---------  ---------
   STOCKHOLDERS' EQUITY
     Capital stock (note 10).................         7          7          7
     Retained earnings.......................     4,772      8,220     10,385
     Exchange adjustments....................      (825)      (415)       (52)
                                              ---------  ---------  ---------
                                                  3,954      7,812     10,340
                                              ---------  ---------  ---------
                                              $  18,562  $  23,232  $  27,620
                                              =========  =========  =========
   COMMITMENTS AND CONTINGENCIES (note 12)

                           ROCHE ITEE, GROUPE CONSEIL

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                Years ended December 31,
                                              -------------------------------
                                                1998       1997       1996
                                              ---------  ---------  ---------
                                              (in thousands of US dollars)
   GROSS REVENUES............................ $  28,250  $  49,829  $  44,488
   DIRECT COSTS (schedule A).................    16,925     36,082     30,593
                                              ---------  ---------  ---------
   GROSS PROFIT..............................    11,325     13,747     13,895
                                              ---------  ---------  ---------
   OTHER OPERATING EXPENSES
     Selling (schedule B)....................     1,823      1,855      2,042
     Administrative (schedule C).............     9,738     11,379     12,173
                                              ---------  ---------  ---------
                                                 11,561     13,234     14,215
                                              ---------  ---------  ---------
   INCOME (LOSS) FROM OPERATIONS.............      (236)       513       (320)
   FINANCIAL EXPENSES (schedule D)...........       271        323        197
   OTHER EXPENSES (schedule E)...............     4,575      2,737      1,331
                                              ---------  ---------  ---------
   LOSS BEFORE INCOME TAXES AND MINORITY
    INTEREST.................................    (5,082)    (2,547)    (1,848)
                                              ---------  ---------  ---------
   INCOME TAXES
     Recoverable.............................      (989)      (423)    (1,315)
     Future..................................      (660)        42        743
                                              ---------  ---------  ---------
                                                 (1,649)      (381)      (572)
                                              ---------  ---------  ---------
   LOSS BEFORE SHARE OF MINORITY INTEREST....    (3,433)    (2,166)    (1,276)
   MINORITY INTEREST.........................       (15)         1          1
                                              ---------  ---------  ---------
   NET LOSS.................................. $  (3,448) $  (2,165) $  (1,275)
                                              =========  =========  =========

                           ROCHE ITEE, GROUPE CONSEIL

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                             Years ended December 31, 1998, 1997 and 1996
                             ------------------------------------------------------
                              Capital    Retained         Exchange
                               stock     earnings       adjustments      Total
                             ---------- ------------   --------------- ------------
                                     (in thousands of US dollars)
   BALANCE RESTATED AT
    DECEMBER 31, 1995......    $      7 $     13,056      $       --   $     13,063
     Net loss..............          --       (1,275)             --         (1,275)
     Exchange adjustments..          --           --             (52)           (52)
     Dividends.............          --       (1,396)             --         (1,396)
                               -------- ------------      ----------   ------------
   BALANCE AT DECEMBER 31,
    1996...................           7       10,385             (52)        10,340
     Net loss..............          --       (2,165)             --         (2,165)
     Exchange adjustments..          --           --            (363)          (363)
                               -------- ------------      ----------   ------------
   BALANCE AT DECEMBER 31,
    1997...................           7        8,220            (415)         7,812
     Net loss..............          --       (3,448)             --         (3,448)
     Exchange adjustments..          --           --            (410)          (410)
                               -------- ------------      ----------   ------------
   BALANCE AT DECEMBER 31,
    1998...................    $      7 $      4,772      $     (825)  $      3,954
                               ======== ============      ==========   ============

                           ROCHE LTEE, GROUPE CONSEIL

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                                                 Years ended December 31,
                                               -------------------------------
                                                 1998       1997       1996
                                               ---------  ---------  ---------
                                               (in thousands of US dollars)
   OPERATING ACTIVITIES
     Net loss................................  $  (3,448) $  (2,165) $  (1,275)
     Operating items not involving cash (note
      11)....................................        276      1,980      4,092
                                               ---------  ---------  ---------
                                                  (3,172)      (185)     2,817
     Changes in non-cash operating working
      capital items (note 11)................      2,707      1,419     (6,737)
                                               ---------  ---------  ---------
                                                    (465)     1,234     (3,920)
                                               ---------  ---------  ---------
   FINANCING ACTIVITIES
     Short-term financing....................        153       (769)     1,503
     Long-term financing.....................         53        169        461
     Repayment of long-term debt.............       (132)      (230)      (796)
     Redemption of non-controlling
      stockholders...........................         --        (62)        --
     Excluded net assets under the S.P.A.....         30        (38)       144
                                               ---------  ---------  ---------
                                                     104       (930)     1,312
                                               ---------  ---------  ---------
   INVESTING ACTIVITIES
     Acquisition of fixed assets.............       (207)      (322)      (271)
     Proceeds from disposal of fixed assets..         73         39         55
     Short-term investments..................        (82)       620      2,726
     Acquisition of investments..............       (492)    (1,148)      (402)
     Proceeds from investments...............        669      1,311        225
                                               ---------  ---------  ---------
                                                     (39)       500      2,333
                                               ---------  ---------  ---------
   NET INCREASE (DECREASE) IN CASH AND CASH
    EQUIVALENTS..............................       (400)       804       (275)
   CASH AND CASH EQUIVALENTS AT BEGINNING OF
    YEAR.....................................        905        101        376
                                               ---------  ---------  ---------
   CASH AND CASH EQUIVALENTS AT END OF YEAR..  $     505  $     905  $     101
                                               =========  =========  =========
   Cash and cash equivalents consist of:
   Cash......................................       $385       $904       $101
   Term deposits.............................        297          1         --
   Bank overdraft............................       (177)        --         --
                                               ---------  ---------  ---------
                                               $     505  $     905  $     101
                                               =========  =========  =========

                           ROCHE LTEE, GROUPE CONSEIL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. Statutes of Incorporation and Nature of Activities

   The corporation, incorporated under the Canada Business Corporations Act, is a wholly-owned subsidiary of Corporoche Canada Inc.

   It is an integrated multidisciplinary firm that offers through its subsidiaries services of studies, engineering and construction, projects' management and supplying. These professional services cover most of the specialties of engineering and many related activities of applied sciences.

2. Important Subsequent Event

   On February 5, 1999, the shareholders of Corporoche Canada inc. (hereafter the "share vendors"), the parent corporation of Roche ltee, Groupe conseil, IT Holdings Canada Inc. and The IT Group Inc., a public corporation in the United States of America, signed a share purchase agreement (S.P.A.) committing the share vendors to realize a corporate reorganization that will allow certain assets, as described in the next paragraph, to be excluded from the transaction. Following the reorganisation, the share vendors will dispose of all shares of Roche ltee, Groupe conseil that they will then own.

   The assets of Roche ltee, Groupe conseil excluded from the transaction under the S.P.A. will be transferred, prior to the transaction, to a new corporation to be owned by the share vendors. The investments of Roche ltee, Groupe conseil in Solutions technologiques internationales STI inc., in Societe immobiliere Metroplan, societe en commandite, in 2758-3525 Quebec inc. and in 174878 Canada inc. and the related future income taxes have been aggregated and reclassified in Investments as "Excluded net assets under the S.P.A.". In addition, the long-term debt payable to the limited partners of Societe immobiliere Metroplan, societe en commandite has been reclassified with the Excluded net assets under the S.P.A. as this debt will be transferred to the new corporation. Finally, as the pension plan has been terminated prior to the transaction, the deferred pension costs and the related future income taxes have been reclassified as Excluded net assets under the S.P.A.

   A portion of the initial payment of the purchase price, that shall be received no later than March 31, 1999, will be allocated to the settlement of the engagements related to the RBW Group joint venture, as set out in note 12, which will improve the corporation's working capital by an amount of approximately $5,200,000.

   The corporation has accounted for a tax benefit related to the RBW Group project. This tax benefit of $1,174,000, is reserved to redeem a part of Corporoche Canada inc. share capital.

   To conclude the transaction, two conditions still have to be met: i) shareholders of Corporoche Canada inc. shall unanimously agree to dispose of their shares; ii) the corporation shall conduct its business in the ordinary course and in a manner consistent with past practices. In corporation's management opinion, these conditions will be respected and the transaction will be concluded.

3. Significant Accounting Policies

Basis of presentation

   The consolidated financial statements of the corporation have been prepared in accordance with generally accepted accounting principles in the United States of America.

Basis of consolidation

   The consolidated financial statements include the accounts of the corporation and its wholly-owned and majority-owned subsidiaries. The corporation use the equity method to account for investments in corporations

                           ROCHE LTEE, GROUPE CONSEIL
subject to significant influence, limited partnerships, joint ventures and a real estate venture. All significant intercompany balances and transactions are eliminated in consolidation and in measuring the investments accounted for using the equity method and the related earnings. Other investments are accounted for at cost.

   The consolidated subsidiaries are as follows:

  .  A.C.T. International inc.                                           80.0%
  .  CFCL Roche inc.                                                    100.0%
  .  Evimbec ltee                                                        97.5%
          (and its subsidiaries, Evaluation J.M. Fournier inc., 100.0%
                and Chevalier Hughes & Ass. (1992) inc., 100.0%)
  .  Impressions Integrales inc.                                        100.0%
  .  Les Consultants en environnement Argus 2000 inc.                   100.0%
  .  Roche Construction inc.                                            100.0%
  .  Roche Gestion services publics inc.                                 70.0%
  .  Roche International inc.                                           100.0%
  .  Rosaire Despres et associes inc.                                   100.0%
           (and its subsidiary, Groupe-conseil Forchemex inc., 70.0%)
  .  Soderoc Developpement ltee                                         100.0%

   The investments accounted for using the equity method are as follows:

   Corporations subject to significant influence

  .  Consortium BPA/Roche inc.                                           50.0%
  .  Consortium GLD-Roche inc.                                           50.0%
  .  Consultants BPR/Roche inc.                                          50.0%
  .  Groupe-conseil TDA inc.                                             36.4%
  .  Poly-Energie inc.                                                   50.0%
  .  Nouvelle technologie (Tekno) inc.                                   33.3%
  .  LID Experts Conseil (2000) inc.                                     50.0%
  .  Les Consultants Roche/Deluc ltee                                    50.0%
  .  2644-0958 Quebec inc. (Energie Conseil inc.)                        50.0%
  .  Groupe-conseil Saguenay inc.                                        29.8%
  .  Ressau Groupe conseil inc.                                          50.0%
  .  Canora Brunei Environnement Ltd                                     36.7%
  .  Pluritec ltee                                                       50.0%
  .  Plaveco Gerance ltee                                                40.0%

   Limited partnership

  .  Place du Commerce                                                   50.0%

   Joint ventures

  .  Consortium Burmex/Regie/Roche                                       43.0%
  .  Consortium Dmitrov                                                  30.0%
  .  Consortium DPA/Roche                                                50.0%
  .  Consortium Dupont-Desmeules/Roche                                   48.0%
  .  Consortium PCRB                                                     24.0%

                           ROCHE LTEE, GROUPE CONSEIL

  .  Consortium Roche/BPR                                                50.0%
  .  Consortium Roche/BPR (Saint-Raymond)                                60.0%
  .  Consortium Roche/BPR (SEBJ)                                         60.0%
  .  Consortium Roche/BPR/Solivar                                        42.0%
  .  Consortium Roche/Cegir II                                           50.0%
  .  Consortium Roche/Deloitte/Sirtec                                    25.0%
  .  Consortium Roche/Lavalin                                            50.0%
  .  Consortium Roche/Uma/Intelec                                        80.0%
  .  Consortium Tecsult/Roche                                            50.0%
  .  Consortium Vaughan/Roche/EVS                                        42.5%
  .  RBW Group                                                           50.0%
  .  RTCS Group                                                          50.0%
  .  Societe Sert/Roche (Burkina)                                        80.0%

   Real estate venture

  .  Megacentre Laurentien                                                5.0%

Use of estimates

   The preparation of consolidated financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

   Contract accounting and contracts in process

   The corporation performs its services under time-and-material and cost-reimbursement, fixed-price and unit-bid contracts. Revenues from time-and-material and cost-reimbursement contracts are recognized as costs are incurred. Revenues from fixed-price and unit-bid contracts are recognized under the percentage of completion method, computed using the ratio of total costs incurred to date to total estimated costs at completion. When a terminal loss on a contract is anticipated, the total estimated amount of loss is accounted for as an expense of the period.

   Contracts in process typically represents amounts earned under the corporation's contracts but not billable according to the contracts terms, which usually consider the passage of time, achievement of certain milestones or completion of the projects. Contracts in process is valued at lesser of invoiced value or net realizable value and are expected to be billed and collected in the subsequent reporting year.

   Fixed assets

   Fixed assets are accounted for at cost.

   Depreciation is based on their estimated useful lives using the following methods and rates:

                                        Methods          Rates
                                   ----------------- --------------
   Buildings                       Declining balance 4%
                                   Straight-line     2.5%
   Furniture, tools and equipment  Declining balance 15% and 20%
   Computer hardware               Declining balance 30%
   Computer software               Straight-line     25% and 33.33%
   Leasehold improvements          Straight-line     10%
   Vehicles                        Declining balance 30%

                           ROCHE LTEE, GROUPE CONSEIL

Goodwill

   Goodwill is valued at cost and amortized over its estimated useful life using the straight-line method over terms not exceeding ten years.

Income taxes

   Income taxes are accounted for using the future income taxes method. Under this method, future income taxes are recognized whenever recovery or settlement of the carrying amount of an asset or liability would result in future income tax outflow or reduction.

Cash and cash equivalents

   Cash and cash equivalents include cash, bank overdraft representing outstanding cheques and highly liquid financial instruments with an original maturity of three months or less.

4. Accounts Receivable

                                                    1998      1997       1996
                                                  --------- --------- ----------
                                                   (in thousands of US dollars)
   Trade.........................................    $4,084    $5,916 $    7,001
   Affiliates....................................     2,298     2,000      3,507
   Retainage.....................................       254       294        341
   Other.........................................       147       681        169
                                                  --------- --------- ----------
                                                     $6,783    $8,891    $11,018
                                                  ========= ========= ==========

5. Investments

                                                   1998      1997      1996
                                                 --------- --------- ---------
                                                 (in thousands of US dollars)
   Excluded net assets under the S.P.A.......... $     504 $   1,119 $     787
   Corporations subject to significant
    influence...................................     1,520     1,807     2,120
   Limited partnerships.........................       303       382       414
   Joint ventures...............................       198       192       582
   Real estate venture..........................       370       390       403
   Shares of private corporations...............       194       208        33
   Other........................................        86        92        96
                                                 --------- --------- ---------
                                                    $3,175    $4,190    $4,435
                                                 ========= ========= =========

6. Fixed Assets

                                                  1998             1997   1996
                                       -------------------------- ------ ------
                                              Accumulated   Net    Net    Net
                                        Cost  depreciation value  value  value
                                       ------ ------------ ------ ------ ------
                                             (in thousands of US dollars)
   Land............................... $  151    $   --    $  151 $  162 $  140
   Buildings..........................    743       150       593    662    631
   Furniture, tools and equipment.....  2,150     1,654       496    556    786
   Computer...........................  1,650     1,430       220    292    316
   Leasehold improvements.............  1,050       715       335    473    558
   Vehicles...........................     15         5        10      5     11
                                       ------    ------    ------ ------ ------
                                       $5,759    $3,954    $1,805 $2,150 $2,442
                                       ======    ======    ====== ====== ======

   Maintenance and repairs are expensed as incurred.

                           ROCHE LTEE, GROUPE CONSEIL

7. Bank Loan

   The bank loan at December 31, 1998, authorized for an amount of $5,283,000 at the prime rate plus 1/2%, is secured by a mortgage without depossession on receivables and a mortgage of $13,239,000 on non-pledged present and future assets.

   Under the terms of its bank loan agreement, the corporation must satisfy certain covenants as to certain minimum financial ratios and must also satisfy certain conditions prior to the payment of dividends.

   At December 31, 1998, the corporation does not meet all of these obligations.

8. Accounts Payable

                                                    1998      1997      1996
                                                  --------- --------- ---------
                                                  (in thousands of US dollars)
   Trade......................................... $   2,956 $   4,305 $   7,382
   Affiliates....................................     5,719     4,547     2,438
   Retainage.....................................        52       832       771
   Salaries and accrued vacation.................     1,528     1,351     1,460
   Withholding taxes, taxes and contributions....       608       654       716
   Clients' deposits.............................       280       930       182
                                                  --------- --------- ---------
                                                    $11,143   $12,619   $12,949
                                                  ========= ========= =========

9. Long-Term Debt

                                                     1998      1997      1996
                                                   --------- --------- ---------
                                                   (in thousands of US dollars)
   Loans secured by mortgages on land and
    buildings at rates ranging from 6.5% to 8.0%,
    maturing from 2009 to 2016...................       $588      $653      $637
   Other loans, variable rates, maturing from
    1997 to 2001.................................        125       196       313
                                                   --------- --------- ---------
                                                         713       849       950
   Current portion...............................        114       119       214
                                                   --------- --------- ---------
                                                        $599      $730      $736
                                                   ========= ========= =========

   Long-term debt principal repayments to be made during the next five years are as follows:

            1999--$114,000 2002--$32,000
            2000--$61,000  2003--$32,000
            2001--$28,000

10. Capital Stock

   Authorized

     Unlimited number of Class A voting, participating shares, without par value

     Unlimited number of Classes B, D and E shares, without par value, preferential non-cumulative fixed trimestrial dividend of 2%, redeemable at the price paid

                           ROCHE LTEE, GROUPE CONSEIL

     Unlimited number of Class C shares, without par value, preferential non-cumulative fixed trimestrial dividend of 2%, redeemable at the price paid plus a premium determined at issue date

     Unlimited number of Class F shares, without par value, giving right to a dividend from the capital dividend account of life insurance policies, redeemable at the price paid

                                                  1998       1997       1996
                                                ---------  ---------  ---------
                                                (in thousands of US dollars)
     Issued 9,290 Class A shares...............        $7         $7         $7
                                                =========  =========  =========

11. Additional Information to the Statements of Cash Flows

                                                1998       1997        1996
                                              ---------  ---------  ----------
                                               (in thousands of US dollars)
Items not involving cash
  Depreciation............................... $     386  $     460  $      549
  Future income taxes........................      (660)        42         743
  Loss (gain) on disposal of fixed assets....       (22)        53          13
  Loss (gain) on sale of investments.........        42       (194)         --
  Share of net earnings and losses of joint
   ventures..................................        81      2,119       3,467
  Share of net earnings of limited
   partnerships..............................       (46)       (34)         --
  Share of net earnings of corporations
   subject to significant influence..........        21        (55)       (150)
  Minority interest..........................        15         (1)         (1)
  Share of net earnings of real estate
   venture...................................       (29)       (30)        (10)
  Loss (revenue) from the excluded net assets
   under the S.P.A...........................       526        (83)       (121)
  Exchange adjustements......................       (38)      (297)       (398)
                                              ---------  ---------  ----------
                                              $     276  $   1,980  $    4,092
                                              =========  =========  ==========
Changes in non-cash working capital items
  Accounts receivable........................    $2,108     $2,127  $     (288)
  Contracts in process.......................     1,368      1,325        (793)
  Prepaid expenses...........................       363       (425)        (67)
  Accounts payable...........................    (1,476)    (1,929)     (2,692)
  Deferred revenues..........................       505       (616)        (39)
  Income taxes receivable....................      (161)       937      (2,858)
                                              ---------  ---------  ----------
                                                 $2,707     $1,419     $(6,737)
                                              =========  =========  ==========

12. Commitments and Contingencies

Leases

   The corporation has lease commitments for terms originally ranging from two to ten years. Total minimum rent payable is $9,770,000. At December 31, 1998, the value of these commitments is $2,457,000 and minimum payments payable over the next three years are as follows:

   1999 --  $1,107,000
   2000 --  $  986,000
   2001 --  $  364,000

                           ROCHE LTEE, GROUPE CONSEIL

Letters of surety and bonds

   At December 31, 1998 the corporation has signed letters of surety amounting to $1,353,000 in favor of organizations working in foreign countries. The maturing dates range from 1999 to 2002.

RBW Group settlement

   During the year ended December 31, 1998, the joint venture RBW Group, in which the corporation was a 50% venturer, reached final agreements with its client and major sub-contractors and vendors. The effects of those agreements as well as all the other costs related to the completion of the joint venture project are considered in the herein financial statements. The 1998 statement of operations includes the corporation's share of the loss incurred by RBW Group of approximately $4,218,000, including a bad debt expense of approximately $2,448,000 on accounts receivable from RBW Group (1997-- $3,128,000, including bad debts for $962,000; 1996--$2,682,000 including bad debts for $378,000). The corporations earnings also include direct and overhead costs associated to the RBW Group project.

   In February 1999, the venturers' insurance companies paid an amount of $ 6,500,000, to a creditor of RBW Group to settle this sub-contractor's claims against the corporation and the joint venture. An amount of $4,900,000 shall be reimbursed by the corporation, no later than March 31, 1999 with the cash to be injected by the purchaser of Roche ltee, Groupe conseil as discussed in note 2, in accordance with the S.P.A. terms and the promissory notes issued by the purchaser. This amount is included in the provision recorded as at December 31, 1998. The corporation has no further obligations with regards to the other $1,600,000 paid by one of the insurers.

   In the event that the corporation is unable to reimburse the $4,900,000 to the insurance companies on March 31, 1999, the terms and conditions of the repayment will have to be negotiated between the corporation's management and the insurance companies.

   Under the S.P.A., any liabilities arising from the RBW Group joint venture that may have not been sufficiently provisioned for as at December 31, 1998 will be supported by the share vendors.

13. Related Party Transactions

   During the year, the corporation has concluded the following transactions with affiliated corporations. The transactions with these affiliates are as follows:

                                                     1998      1997      1996
                                                   --------- --------- ---------
                                                   (in thousands of US dollars)
Gross revenues
  Professional services...........................    $1,762    $4,577    $3,529
Administrative expenses
  Professional fees...............................     1,216     1,538     1,585

   These transactions are carried in the ordinary course of business and are measured at the exchange amount.

                           ROCHE LTEE, GROUPE CONSEIL

                        December 31, 1998, 1997 and 1996


14. Information About Investments Accounted for Using the Equity Method

   The corporation has an important investment in the joint venture RBW Group, accounted for using the equity method. Summarized financial information about the financial statements of this investment is as follows:

                                                     1998     1997      1996
                                                   ------------------ ---------
                                                   (in thousands of US dollars)
   RBW Group
   Assets, all of which are current............... $  1,647 $   5,719 $   8,721
   Liabilities, all of which are current..........    6,834    14,057    12,457
   Revenues.......................................       --     5,623    85,737
   Expenses.......................................    1,771     9,954    89,150
   Net loss.......................................    1,771     4,331     4,013

   The corporation has a 50% interest in this joint venture but has accounted for more than its share of the losses as the other venturer was not able to bear its share.

15. Uncertainty Due to the Year 2000 Issue

   Most entities depend on computerized systems and therefore are exposed to the Year 2000 conversion risk, which, if not properly addressed, could affect an entity's ability to conduct normal business operations. Management is addressing this issue, however, given the nature of this risk, it is not possible to be certain that all aspects of the Year 2000 Issue affecting the corporation and those with whom it deals such as clients, suppliers or other third parties, will be fully resolved without adverse impact on the corporation's operation.

16. Comparative Figures

   Certain comparative figures have been reclassified to conform with the presentation used in the current year.

                           ROCHE LTEE, GROUPE CONSEIL

                      SCHEDULES A AND B--OTHER INFORMATION
                        December 31, 1998, 1997 and 1996


A. Direct Costs

                                                  Years ended December 31,
                                                -------------------------------
                                                  1998       1997       1996
                                                ---------  ---------  ---------
                                                (in thousands of US dollars)
   Direct salaries and fringe benefits......... $   8,108  $   9,708  $  10,781
   Costs of subcontractors.....................       466     16,014     11,134
   Insurance...................................        73        105        117
   Equipment expenses..........................       245        334        209
   Professional fees...........................     3,945      4,548      3,988
   Telecommunications..........................       313        452        286
   Traveling expenses..........................     2,555      3,407      2,609
   Printing....................................       423        473        479
   Rent--building sites........................        46         22         40
   Products and supplies.......................       751      1,019        950
                                                ---------  ---------  ---------
                                                $  16,925  $  36,082  $  30,593
                                                =========  =========  =========

B. Selling Expenses

                                                  Years ended December 31,
                                                -------------------------------
                                                  1998       1997       1996
                                                ---------  ---------  ---------
                                                (in thousands of US dollars)
   Indirect salaries--proposals................ $     705  $     796  $     767
   Disbursements--proposals....................       290        270        286
                                                ---------  ---------  ---------
                                                      995      1,066      1,053
   Cost of proposals recovered.................       (46)       (85)        (9)
                                                ---------  ---------  ---------
                                                      949        981      1,044
   Salaries--business development..............       628        618        722
   Promotion...................................       246        256        276
                                                ---------  ---------  ---------
                                                $   1,823  $   1,855  $   2,042
                                                =========  =========  =========

                           ROCHE LTEE, GROUPE CONSEIL

                      SCHEDULES C AND D--OTHER INFORMATION
                        December 31, 1998, 1997 and 1996


C. Administrative Expenses

                                                   Years ended December 31,
                                                 ------------------------------
                                                   1998      1997       1996
                                                 --------- ---------  ---------
                                                 (in thousands of US dollars)
   Indirect salaries............................ $  4,191  $   4,320  $   4,414
   Fringe benefits..............................    1,854      2,388      2,436
   Insurance....................................      235        338        324
   Bad debts....................................      201        359        833
   Equipment expenses...........................      307        428        479
   Communication and freight expenses...........      197        285        275
   Traveling expenses...........................      430        561        593
   Audit and legal fees.........................      173        194        222
   Printing.....................................        8         10          7
   Office rent and business taxes...............    1,245      1,411      1,479
   Stationery and office expenses...............      295        374        346
   Products and supplies........................       23         34         23
   Advertising..................................       30         41         40
   Property taxes...............................       52         43         31
   Capital taxes................................      111        133        122
   Depreciation.................................      386        460        549
                                                 --------  ---------  ---------
                                                 $  9,738  $  11,379  $  12,173
                                                 ========  =========  =========

D. Financial Expenses

                                                   Years ended December 31,
                                                 ------------------------------
                                                   1998      1997       1996
                                                 --------- ---------  ---------
                                                 (in thousands of US dollars)
   Interest and bank charges.................... $    187  $     254  $      77
   Interest on long-term debt...................       91         99        132
   Interest income..............................       (7)       (30)       (12)
                                                 --------  ---------  ---------
                                                 $    271  $     323  $     197
                                                 ========  =========  =========

                           ROCHE LTEE, GROUPE CONSEIL

                         SCHEDULE E--OTHER INFORMATION
                        December 31, 1998, 1997 and 1996


E. Other Expenses (Revenues)

                                                Years ended December 31,
                                              -------------------------------
                                                1998       1997       1996
                                              ---------  ---------  ---------
                                              (in thousands of US dollars)
   Share of net earnings and losses of joint
    ventures (note 12)....................... $   4,083  $   3,080  $   1,599
   Share of net earnings of limited
    partnerships.............................       (46)       (34)        --
   Share of net earnings of corporations
    subject to significant influence.........        21        (55)      (150)
   Share of net earnings of real estate
    venture..................................       (29)       (30)       (10)
   Loss (revenue) from the excluded net
    assets under the S.P.A...................       526        (83)      (121)
   Loss (gain) on sale of investments........        42       (194)        --
   Loss (gain) on disposal of fixed assets...       (22)        53         13
                                              ---------  ---------  ---------
                                              $   4,575  $   2,737  $   1,331
                                              =========  =========  =========

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

September 22, 1999                                             Confidential

                           [LOGO OF THE IT GROUP (SM)]

                               The IT Group, Inc.

                                  $225,000,000

              11 1/4% Series B Senior Subordinated Notes due 2009

                         ----------------------------

                                   PROSPECTUS

                         ----------------------------


--------------------------------------------------------------------------------
   We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs have not changed since the date hereof.
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   The General Corporation Law of the State of Delaware, our state of incorporation, and our Bylaws provide for indemnification of our directors and officers. Section 145 of the Delaware General Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if, in cases other than actions brought by or in the right of the corporation, he or she has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation (and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful). Section 145 provides that no indemnification for any claim or matter may be made, in the case of an action brought by or in the right of the corporation, if the person has been adjudged to be liable, unless the Court of Chancery or other court determines that indemnity is fair and reasonable despite the adjudication of liability. Indemnification is mandatory in the case of a director, officer, employee or agent who has been successful on the merits, or otherwise, in defense of a suit against him or her. The determination of whether a director, officer, employee or agent should be indemnified must be made by a majority of disinterested directors, independent legal counsel or the stockholders.

   Our directors and officers are covered under policies of directors' and officers' liability insurance. The directors and all officers serving as Senior Vice President or in a higher position as well as other officers are parties to indemnity agreements. The indemnity agreements provide indemnification for the directors and covered officers in the event the directors' and officers' liability insurance does not cover a particular claim for indemnification or if such a claim or claims exceed the limits of such coverage. The indemnity agreements are generally intended to provide indemnification for any amounts a director or covered officer is legally obligated to pay because of claims arising out of the director's or officer's actions within the scope of his or her employment.

   Additionally, our certificate of incorporation provides that its directors are not to be liable to us or our stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by law. This provision is intended to allow our directors the benefit of the Delaware General Corporation Law which provides that directors of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duty of care, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions riot in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived an improper personal benefit.

Item 21. Exhibits.

  (a) Exhibits

     The following exhibits are filed herewith, unless otherwise indicated:

   Exhibit
     No.    Description
   -------- -----------
   3.1      Certificate of Incorporation of the Registrant as amended by
             Amendment to Certificate of Incorporation filed September 17, 1987 with the Delaware Secretary of State(l) and amended by Certificate of Amendment to Certificate of Incorporation filed June 19, 1998 with the Delaware Secretary of State(2) and by Certificate of
             Amendment of Certificate of Incorporation, dated as of December
             21, 1998, filed with the Delaware Secretary of State on December
             23, 1998.(3)
   3.2      Amended and Restated Bylaws of the Registrant as amended through
             June 12, 1998.(2)

   Exhibit
     No.   Description
   ------- -----------
   3.3     Articles of Incorporation of Alaska Remediation Services Corp.*
   3.4     By-Laws of Alaska Remediation Services Corp.*
   3.5     Amended and Restated Articles of Incorporation of IT Corporation.*
   3.6     Bylaws for the Regulation of IT Corporation.*
   3.7     Articles of Incorporation of Fluor Daniel Environmental Services,
            Inc., as amended.*
   3.8     Bylaws of Fluor Daniel Environmental Services, Inc.*
   3.9     Restated Articles of Incorporation of Pacific Environmental Group,
            Inc.*
   3.10    Second Amended and Restated Bylaws of Pacific Environmental Group,
            Inc.*
   3.11    Articles of Organization of Kato Road LLC.*
   3.12    Operating Agreement for Kato Road LLC.*
   3.13    Articles of Incorporation of Jellinek, Schwartz & Connolly, Inc., as
            amended.*
   3.14    Bylaws of Jellinek, Schwartz & Connolly, Inc.*
   3.15    Articles of Incorporation of JSC International, Inc.*
   3.16    Bylaws of JSC International, Inc.*
   3.17    Certificate of Formation of Empire State I, LLC.*
   3.18    Limited Liability Company Agreement for Empire State I, LLC.*
   3.19    Certificate of Formation of Empire State II, LLC.*
   3.20    Limited Liability Company Agreement for Empire State II, LLC.*
   3.21    Certificate of Incorporation of GCAP Services, Inc.*
   3.22    Bylaws of GCAP Services, Inc.*
   3.23    Amended and Restated Certificate of Incorporation of Groundwater
            Technology, Inc.*
   3.24    By-laws of Groundwater Technology, Inc.*
   3.25    Certificate of Incorporation of IT C & V Operations, Inc.*
   3.26    Bylaws of IT C & V Operations, Inc.*
   3.27    Certificate Incorporation of IT E&C Operations, Inc., as amended.*
   3.28    Bylaws of IT E & C Operations, Inc.*
   3.29    Certificate of Incorporation of IT Environmental and Facilities,
            Inc.*
   3.30    Bylaws of IT Environmental and Facilities, Inc.*
   3.31    Certificate of Incorporation of IT International Holdings, Inc.*
   3.32    Bylaws of IT International Holdings, Inc.*
   3.33    Certificate of Incorporation of IT International Investments, Inc.,
            as amended.*
   3.34    Bylaws of IT International Investments, Inc.*
   3.35    Certificate of Incorporation of IT International Operations, Inc.,
            as amended.*
   3.36    By-Laws of IT International Operations, Inc.*
   3.37    Certificate of Incorporation of IT Investment Holdings, Inc.*
   3.38    Bylaws of IT Investment Holdings, Inc.*
   3.39    Certificate of Incorporation of IT Japan Services, Inc.*
   3.40    Bylaws of IT Japan Services, Inc.*

   Exhibit
     No.   Description
   ------- -----------
   3.41    Certificate of Incorporation of IT Korea Services, Inc.*
   3.42    Bylaws of IT Korea Services, Inc.*
   3.43    Certificate of Formation of LandBank Environmental Properties, LLC.*
   3.44    Operating Agreement for LandBank Environmental Properties, LLC.*
   3.45    Amended and Restated Certificate of Incorporation of LandBank, Inc.*
   3.46    Bylaws of LandBank, Inc.*
   3.47    Certificate of Incorporation of LandBank Remediation Corp.*
   3.48    Bylaws of LandBank Remediation Corp.*
   3.49    Certificate of Formation of Northeast Restoration Company, LLC.*
   3.50    Limited Liability Company Agreement for Northeast Restoration
            Company, LLC.*
   3.51    Certificate of Incorporation of PHR Environmental Consultants, Inc.,
            as amended.*
   3.52    Bylaws of PHR Environmental Consultants, Inc.*
   3.53    Certificate of Formation of The Dorchester Group, LLC.*
   3.54    Limited Liability Company Agreement for The Dorchester Group, LLC.*
   3.55    Certificate of Formation of 37-02 College Point Boulevard, LLC.*
   3.56    Limited Liability Company Agreement for 37-02 College Point
            Boulevard, LLC.*
   3.57    Articles of Organization of Gradient Corporation, as amended.*
   3.58    By-laws of Gradient Corporation.*
   3.59    Articles of Incorporation of IT Corporation of North Carolina, Inc.,
            as amended.*
   3.60    By-laws of IT Corporation of North Carolina, Inc.*
   3.61    Amended and Restated Articles of Incorporation of OHM Corporation.*
   3.62    Regulations of OHM Corporation.*
   3.63    Articles of Incorporation of OHM Remediation Services Corp., as
            amended.*
   3.64    Regulations of OHM Remediation Services Corp.*
   3.65    Articles of Incorporation of IT-Tulsa Holdings, Inc., as amended.*
   3.66    Bylaws of IT-Tulsa Holdings, Inc.*
   3.67    Articles of Incorporation of Sielken, Inc.*
   3.68    By-laws of Sielken, Inc.*
   3.69    Articles of Incorporation of Beneco Enterprises, Inc., as amended.*
   3.70    By-laws of Beneco Enterprises, Inc.*
   3.71    Restated Articles of Incorporation of EMCON.*
   3.72    Bylaws of EMCON.*
   3.73    Articles of Incorporation of EMCON Alaska, Inc.*
   3.74    Bylaws of EMCON Alaska, Inc.*
   3.75    Articles of Incorporation of Wehran-New York, Inc.*
   3.76    By-laws of Wehran-New York, Inc.*
   3.77    Amended and Restated Certificate of Incorporation of Organic Waste
            Technologies, Inc.*

   Exhibit
     No.   Description
   ------- -----------
    3.78   By-laws of Organic Waste Technologies, Inc.*
    3.79   Articles of Incorporation of Advanced Analytical Solutions, Inc.*
    3.80   Bylaws of Advanced Analytical Solutions, Inc.*
    3.81   Articles of Incorporation of National Earth Products, Inc.*
    3.82   Bylaws of National Earth Products, Incorporated.*
    3.83   Amended and Restated Articles of Incorporation of Keystone Recovery,
            Inc.*
    3.84   Regulations of Keystone Recovery, Inc.*
    3.85   Articles of Incorporation of American Landfill Supply Co.*
    3.86   By-laws of American Landfill Supply Co.*
    3.87   Articles of Incorporation of LFG Specialties, Inc.*
    3.88   Code of Regulations of LFG Specialties, Inc.*
    3.89   Articles of Incorporation of EMCON Industrial Services, Inc.*
    3.90   Bylaws of EMCON Industrial Services, Inc.*
    3.91   Articles of Incorporation of Monterey Landfill Gas Corporation.*
    3.92   Bylaws for the Regulation of Monterey Landfill Gas Corporation.*
    4.1    Certificate of Designations with respect to the Registrant's 7%
            Cumulative Convertible Exchangeable Preferred Stock, $100 par
            value.(4)
    4.2    Certificate of Designations, Preferences and Relative,
            Participating, Optional and Other Special Rights and
            Qualifications, Limitations and Restrictions Thereof of Cumulative
            Convertible Participating Preferred Stock of International
            Technology Corporation, issued November 20, 1996.(5)
    4.3    Indenture for the Registrant's 7% Convertible Subordinated
            Debentures Due 2008.(4)
    4.4    Indenture dated as of October 1, 1986 between OHM Corporation and
            United States Trust Company of New York, as Trustee, relating to
            OHM Corporation's 8% Convertible Subordinated Debentures due
            October 1, 2006.(6)
    4.5    Specimen Debenture Certificate.(7)
    4.6    First Supplemental Indenture dated as of May 20, 1994 by and among
            OHM Corporation and United States Trust Company of New York.(8)
    4.7    Second Supplemental Indenture dated as of June 11, 1998 among OHM
            Corporation, the Registrant, as guarantor, and United States Trust
            Company of New York.(2)
    4.8    Indenture dated as of April 9, 1999 among the Registrant, the
            Guarantors and The Bank of New York, as Trustee, relating to the
            Registrant's 11 1/4% Senior Subordinated Notes due 2009.*
    5.1    Opinion of Gibson, Dunn & Crutcher LLP.*
   10.1    Amended and Restated Credit Agreement, dated as of June 11, 1998, among the Registrant, IT Corporation, OHM Corporation, the institutions from time to time party thereto as lenders, the institutions from time to time party thereto as issuing banks,
            Citicorp USA Inc., in its capacity as administrative agent, and
            BankBoston, N.A., in its capacity as documentation agent.(9)
   10.2    First Amendment dated September 16, 1998 to the Amended and Restated
            Credit Agreement, dated as of June 11, 1998, among the Registrant,
            IT Corporation, OHM Corporation, the institutions from time to time party thereto as lenders, the institutions from time to time party thereto as issuing banks, Citicorp USA Inc., in its capacity as administrative agent, and BankBoston, N.A., in its capacity as documentation agent.(10)

   Exhibit
     No.   Description
   ------- -----------
   10.3    Second Amendment dated October 26, 1998 to the Amended and Restated
            Credit Agreement, dated as of June 11, 1998, among the Registrant,
            IT Corporation, OHM Corporation, the institutions from time to time party thereto as lenders, the institutions from time to time party thereto as issuing banks, Citicorp USA Inc., in its capacity as administrative agent, and BankBoston. N.A., in its capacity as documentation agent.(10)
   10.4    Third Amendment dated March 5, 1999 to the Amended and Restated
            Credit Agreement, dated as of June II, 1998, among the Registrant,
            IT Corporation, OHM Corporation, the institutions from time to time party thereto as lenders, the institutions from time to time party thereto as issuing banks, Citicorp USA Inc., in its capacity as administrative agent, and BankBoston, N.A., in its capacity as documentation agent.(35)
   10.5    Agreement and Plan of Merger, dated as of January 15, 1998, among
            OHM Corporation, the Registrant and IT-Ohio, Inc.(11)
   10.6    Parent Voting Agreement dated January 15, 1998 among OHM
            Corporation, the Registrant and the stockholders of Registrant named therein.(11)
   10.7    Company Voting Agreement dated January 15, 1998 among OHM
            Corporation, the Registrant and the shareholders of OHM Corporation named therein.(11)
   10.8    Option Termination Agreement dated January 15, 1998 between James L.
            Kirk and OHM Corporation.(11)
   10.9    Share Repurchase Agreement dated January 15, 1998 among OHM
            Corporation, the Registrant, Rust International, Inc. and Waste
            Management, Inc.(11)
   10.10   Second Amended and Restated Share Repurchase Agreement, dated as of
            February 17, 1998, among OHM Corporation, WMX, Rust, Rust Remedial
            Services Holding Company Inc. and Registrant.(12)
   10.11   Stock Purchase Agreement dated as of June 17, 1997 by and among OHM
            Corporation, Beneco Enterprises, Inc., Bennie Smith, Jr., Robert
            Newberry and Scott Doxey.(13)
   10.12   Agreement and Plan of Merger, dated as of October 27, 1998, among
            Fluor Daniel GTI, Inc., Tiger Acquisition Corporation and the
            Registrant.(10)
   10.13   Amended and Restated Marketing Agreement dated as of October 27,
            1998 between Fluor Daniel GTI, Inc. and Fluor Daniel, Inc.(10)
   10.14   Intercompany Services Agreement dated October 27, 1998 between the
            Registrant, Fluor Daniel, Inc. and Fluor Daniel GTI, Inc.(10)
   10.15   Share Purchase Agreement dated February 5, 1999 by and between the
            Shareholders of Roche Limited, Consulting Group, IT Holdings
            Canada, Inc. and the Registrant.(35)
   10.16   Asset Purchase Agreement, dated as of March 8, 1999, between the
            Registrant and ICF Kaiser International, Inc.(14)
   10.17   Purchase Agreement among the Registrant, the subsidiary guarantors signatory thereto, Donaldson, Lufkin & Jenrette Securities
            Corporation and Salomon Smith Barney, dated as of April 6, 1999.*
   10.18   Registration Rights Agreement among the Registrant, the subsidiary guarantors signatory thereto, Donaldson, Lufkin & Jenrette
            Securities Corporation and Salomon Smith Barney, dated as of April
            9, 1999.*
   10.19   Stock Redemption Agreement dated as of June 26, 1998, between
            Quanterra Incorporated, the Registrant and IT Corporation.(15)
   10.20   Securities Purchase Agreement dated as of August 28, 1996 between the Registrant and certain Purchasers identified therein affiliated with The Carlyle Group(5), including agreement by and between The
            Carlyle Group and the Registrant re financial advisory and investment banking fees.(16)

   Exhibit
     No.   Description
   ------- -----------
   10.21   Amendment No. 1, dated November 20, 1996, to Securities Purchase
            Agreement dated August 28, 1996, by and among the Registrant and certain Purchasers identified therein affiliated with The Carlyle
            Group.(17)
   10.22   Form of Warrant Agreement by and among the Registrant and certain
            Warrant Holders defined therein affiliated with The Carlyle Group, dated as of November 20, 1996.(5)
   10.23   Form of registration rights agreement by and among the Registrant and certain Investors affiliated with The Carlyle Group, dated
            November 20, 1996(5)
   10.24   Master Loan and Security Agreement dated May 11, 1993, between OHM
            Remediation Services Corp. and BOT Financial Corporation.(18)
   10.25   Amendment No. 1 to Master Loan and Security Agreement dated as of
            January 19, 1995 between BOT Financial Corporation and OHM
            Remediation Services Corp.(19)
   10.26   Promissory Note dated December 23, 1993 executed by OHM Remediation
            Services Corp. in favor of BOT Financial Corporation.(20)
   10.27   Promissory Note dated December 28, 1994 executed by OHM Remediation
            Services Corp. in favor of BOT Financial Corporation.(8)
   10.28   Loan and Security Agreement dated as of August 1, 1994 by and between OHM Remediation Services Corp. and Internationale
            Nederlanden Lease Structured Finance B.V.(21)
   10.29   Promissory Note dated August 31, 1994 executed by OHM Remediation
            Services Corp. in favor of Internationale Nederlanden Lease
            Structured Finance B.V.(21)
   10.30   Continuing Corporate Guaranty dated as of August 1, 1994 executed by
            OHM Corporation in favor of Internationale Nederlanden Lease
            Structured Finance B.V.(21)
   10.31   Non-Employee Directors' Retirement Plan, as amended and restated
            June 2, 1994(22)(23), as amended by the Amended and Restated Non-
            Employee Directors Retirement Plan, Amendment No. 5, dated November
            20, 1996.(22)(16)
   10.32   Description of the Special Turn-a-Round Plan (Fiscal Year 1995
            Management Incentive Plan) of the Registrant.(22)(24)
   10.33   1983 Stock Incentive Plan, as amended.(22)(25)
   10.34   1991 Stock Incentive Plan(22)(26) as modified by waiver dated
            November 20, 1996, by certain former Non-Employee Directors, in favor of the Registrant.(16)(22)
   10.35   Form of Amendment dated October 23, 1998, to the Restricted Stock and Escrow Agreement under the Registrant's 1991 Stock Incentive
            Plan.(22)(27)
   10.36   1996 Stock Incentive Plan, as amended and restated effective June
            11, 1998.(22)(28)
   10.37   OHM Corporation 1986 Stock Option Plan, as amended and restated as of May 10, 1994.(22)(29)
   10.38   OHM Corporation Nonqualified Stock Option Plan for
            Directors.(22)(30)
   10.39   OHM Corporation Directors' Deferred Fee Plan.(8)(22)
   10.40   Amendment No. 1 to OHM Corporation Directors' Deferred Fee
            Plan.(19)(22)
   10.41   OHM Corporation Retirement Savings Plan, as amended and restated as of January 1, 1994.(8)(22)
   10.42   Amendment No. 1 to OHM Corporation Retirement Savings Plan, as
            amended and restated as of January 1, 1994.(19)(22)
   10.43   Amendment No. 2 to OHM Corporation Retirement Savings Plan, as
            amended and restated as of January 1, 1994.(22)(31)
   10.44   OHM Corporation Retirement Savings Plan Trust Agreement between OHM
            Corporation and National City Bank, as Trustee, as amended and restated effective July 1, 1994.(8)(22)

   Exhibit
     No.   Description
   ------- -----------
   10.45   Fiscal Year 1997 Management Incentive Plan.(16)(22)
   10.46   Fiscal Year 1998 Management Incentive Plan.(16)(22)
   10.47   Retirement Agreement dated March 3, 1994 between Murray H. Hutchison and the Registrant (24)(22) as amended by First Amendment dated
            January 6, 1995 to the Retirement Agreement dated March 3, 1994 between Murray H. Hutchison and the Registrant.(22)(32)
   10.48   Retirement Plan of IT, 1993 Restatement.(22)(24)
   10.49   Amendment Number One to IT Corporation Retirement Plan, dated as of
            July 1,
            1995.(22)(33)
   10.50   Amendment Number Two to IT Corporation Retirement Plan, dated as of
            October 1, 1995.(22)(33)
   10.51   Amendment Number Three to IT Corporation Retirement Plan, dated as of July 15, 1996.(22)(34)
   10.52   Amendment Number Four to IT Corporation Retirement Plan, dated as of
            February 1, 1997.(16)(22)
   10.53   Amendment Number Five to IT Corporation Retirement Plan, dated as of
            May 13,
            1997.(16)(22)
   10.54   Amendment Number Six to IT Corporation Retirement Plan dated as of
            May 27,
            1998.(2)(22)
   10.55   Amendment Number Seven to IT Corporation Retirement plan dated as of
            December 31, 1998.(22)
   10.56   Executive Stock Purchase Interest Reimbursement Plan, approved
            September 6, 1995.(22)(26)
   10.57   Executive/Directors Deferred Compensation Plan, effective January 1,
            1996.(22)(26)
   10.58   Executive Restoration Plan, effective July 1, 1995 as amended through May 13, 1997.(22)(26)
   10.59   IT Corporation Deferred Compensation Plan (amended and restated
            effective January 1, 1998). (2)(22)
   10.60   IT Corporation Restoration Plan amended and restated effective
            January 1, 1998.(2)(22)
   10.61   1997 The IT Group, Inc. Non-Employee Directors Stock Plan--Director
            Fees, dated as of February 26, 1997.(22)(34)
   10.62   Employment Agreement, dated as of November 20, 1996, by and between the Registrant, IT Corporation, and Anthony J. DeLuca.(16)(22)
   10.63   Separation Agreement, dated as of April 10, 1998, by and between the
            Registrant, its subsidiaries and affiliates, and Franklin E.
            Coffman.(2)(22)
   10.64   Employment Agreement, dated as of November 20, 1996, by and between the Registrant, IT Corporation, and James R. Mahoney.(16)(22)
   10.65   Employment Agreement, dated as of November 20, 1996, by and between the Registrant, IT Corporation, and Raymond J. Pompe.(16)(22)
   10.66   Employment Continuation, Non-competition and Confidentiality
            Agreement dated the 17th day of June, 1997, by and between Beneco
            Enterprises, Inc., a Utah corporation, OHM Corporation, an Ohio corporation, and Scott Doxey.(2)(22)
   10.67   Employment Continuation, Non-competition and Confidentiality
            Agreement dated the 17th day of June, 1997, by and between Beneco
            Enterprises, Inc., a Utah corporation, OHM Corporation, an Ohio corporation, and Robert Newberry.(2)(22)
   10.68   Employment Continuation, Non-competition and Confidentiality
            Agreement dated the 17th day of June, 1997, by and between Beneco
            Enterprises, Inc., a Utah corporation, OHM Corporation, an Ohio corporation, and Bennie Smith, Jr.(2)(22)

   Exhibit
     No.   Description
   ------- -----------
   10.69   Form of Employment Agreement by and between OHM Corporation, and each of Pamela K.M. Beall, Robert I. Blackwell, Kris E. Hansel,
            Steven E. Harbour, James L. Kirk, Philip V. Petrocelli, Philip O.
            Strawbridge, and Michael A. Szomjassy, as amended by
            Amendment No. 1 in the case of each of Ms. Beall and Messrs.
            Blackwell, Hansel, Harbour, Strawbridge and Szomjassy, and as
            amended by Amendment No. 2 in the case of each of Ms. Beall and
            Messrs. Blackwell, Hansel, and Harbour.(2)(22)
   10.70   The IT Group, Inc. Severance and Retention Bonus Plan dated March 5,
            1998.(2)(22)
   10.71   Executive Stock Ownership Program by and between the Registrant and certain executive officers of the Registrant.(22)
   10.72   The IT Group, Inc. Executive Bonus Plan effective November 17,
            1998.(22)
   10.73   Agreement and Plan of Merger, dated as of May 10, 1999, between the
            Registrant, Seismic Acquisition Corporation, and EMCON.(36)
   10.74   Consent to Waiver Letter Agreement, dated as of May 10, 1999, among
            Registrant IT Corporation, OHM Corporation, OHM Remediation
            Services Corp. and Beneco Enterprises, Inc., the institutions from time to time party thereto as lenders, the institutions from time to time party thereto as issuing banks, Citicorp USA, Inc., in its capacity as administrative agent, BankBoston, N.A., in its capacity as documentation agent and Credit Lyonnais, New York Branch, and
            Royal Bank of Canada, as co-agents.(36)
   10.75   Amendment Number Eight to IT Corporation Retirement Plan dated as of
            July 26, 1999.(22)(37)
   21.1    List of Subsidiaries of the Registrant.(35)
   23.1    Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
   23.2    Consent of Ernst & Young LLP, independent auditors.
   23.3    Consent of PricewaterhouseCoopers LLP, independent accountants.
   23.4    Consent of Mallette Maheu General Partnership Chartered Accountants.
   24.1    Power of Attorney (included on the signature pages hereto).*
   25.1    Statement of Eligibility and Qualification of The Bank of New York
            on Form T-1.*
   99.1    Form of Letter of Transmittal.*
   99.2    Form of Notice of Guaranteed Delivery.*
   99.3    Form of Letter to Clients.*
   99.4    Form of Letter to Brokers, Dealers, Commercial Banks, Trust
            Companies and Other Nominees.*

--------
  * Previously filed with the Securities and Exchange Commission as an Exhibit to this Registration Statement on Form S-4.
 (1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1988 (No. 1-9037) and incorporated herein by reference.
 (2) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 27, 1998 and incorporated herein by reference.
 (3) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Current Report on Form 8-K dated December 23, 1998 and incorporated herein by reference.
 (4) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 33-65988) and incorporated herein by reference.
 (5) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Current Report on Form 8-K dated September 20, 1996 and incorporated herein by reference.
 (6) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Annual Report on Form 10-K for the year ended December 31, 1986 and incorporated herein by reference.

 (7) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Amendment No. 1 to Registration Statement on Form S-l, No. 33-8296 and incorporated by reference.
 (8) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.
 (9) Previously filed with the Securities and Exchange Commission as an Exhibit to Registrant's Current Report on Form 8-K dated June 11, 1998 and incorporated herein by reference.
(10) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Schedule 14D-1 dated November 3, 1998 and incorporated herein by reference.
(11) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Report on Form 8-K dated January 15, 1998.
(12) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Schedule 14D-1 (Amendment No. 5) dated February 18, 1998 and incorporated herein by reference.
(13) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Current Report on Form 8-K filed on July 2, 1997 and incorporated herein by reference.
(14) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 8-K dated March 12, 1999 and incorporated herein by reference.
(15) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 26, 1998 and incorporated herein by reference.
(16) Previously filed with the Securities and Exchange Commission as an Exhibit to Registrant's Annual Report on Form 10-K for the year ended March 28, 1997.
(17) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 27, 1996 and incorporated herein by reference.
(18) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference.
(19) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and incorporated herein by reference.
(20) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.
(21) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Quarterly Report on Form l0-Q for the quarter ended September 30, 1994 and incorporated herein by reference.
(22) Filed as a management compensation plan or arrangement per Item 14(a)(3) of the Securities Exchange Act.
(23) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1995 and incorporated herein by reference.
(24) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1994 and incorporated herein by reference.
(25) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1993 and incorporated herein by reference.
(26) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 29, 1996 and incorporated herein by reference.
(27) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 25, 1998 and incorporated herein by reference.
(28) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Proxy Statement dated May 11, 1998 and incorporated herein by reference.
(29) Previously filed with the Securities and Exchange Commission as an Appendix to OHM Corporation's Proxy Statement for its Annual Meeting held May 10, 1994 and incorporated herein by reference.

(30) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1992 and incorporated herein by reference.
(31) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.
(32) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 and incorporated herein by reference.
(33) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Form S-8 (No. 333-00651) and incorporated herein by reference.
(34) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 333-26143) and incorporated herein by reference.
(35) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Transition Report on Form 10-K for the nine months ended December 25, 1998 and incorporated herein by reference.
(36) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Tender Offer Statement on Schedule 14D-1 and incorporated herein by reference.
(37) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 25, 1999 and incorporated herein by reference.

  (b) Financial Statement Schedules

     Schedule
     Number   Description of Schedule
     -------- -----------------------
      II      Valuation and Qualifying Accounts(1)

    --------
    (1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Transition Report on Form 10-K for the nine months ended December 25, 1998 and incorporated herein by reference.

   All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the applicable instructions or are inapplicable and therefore have been omitted.

Item 22. Undertakings.

  (a)The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 1l, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          THE IT GROUP, INC.

                                                /s/ Anthony J. DeLuca*
                                          By: _________________________________
                                                     Anthony J. DeLuca
                                                Chief Executive Officer and
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

    /s/ Daniel A. D'Aniello*         Chairman of the Board of       September 16, 1999
____________________________________  Directors
        Daniel A. D'Aniello

     /s/ Anthony J. DeLuca*          Director, Chief Executive      September 16, 1999
____________________________________  Officer and President
         Anthony J. DeLuca            (Principal Executive
                                      Officer)

      /s/ Harry J. Soose*            Senior Vice President and      September 16, 1999
____________________________________  Chief Financial Officer
           Harry J. Soose             (Principal Financial
                                      Officer)

      /s/ James J. Pierson           Vice President, Finance        September 16, 1999
____________________________________  (Principal Accounting
          James J. Pierson            Officer)

      /s/ Philip B. Dolan*           Director                       September 16, 1999
____________________________________
          Philip B. Dolan

      /s/ E. Martin Gibson*          Director                       September 16, 1999
____________________________________
          E. Martin Gibson

 /s/ Francis J. Harvey, Ph.D.*       Director                       September 16, 1999
____________________________________
      Francis J. Harvey, Ph.D.

      /s/ James C. McGill*           Director                       September 16, 1999
____________________________________
          James C. McGill

      /s/ Richard W. Pogue*          Director                       September 16, 1999
____________________________________
          Richard W. Pogue

                                   SIGNATURES

             Signature                           Title                    Date
             ---------                           -----                    ----

     /s/ Robert F. Pugliese*         Director                       September 16, 1999
____________________________________
         Robert F. Pugliese

     /s/ Charles W. Schmidt*         Director                       September 16, 1999
____________________________________
         Charles W. Schmidt

    /s/ James David Watkins*         Director                       September 16, 1999
____________________________________
        James David Watkins

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          ALASKA REMEDIATION SERVICES CORP.

                                                   /s/  James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

      /s/ James M. Redwine*          Sole Director, Chief           September 16, 1999
____________________________________  Executive Officer and
          James M. Redwine            President (Principal
                                      Executive Officer)


      /s/ Richard R. Conte*          Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          IT CORPORATION

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

     /s/ Anthony J. DeLuca*          Director, Chief Executive       September 16, 1999
____________________________________  Officer and President
         Anthony J. DeLuca            (Principal Executive
                                      Officer)

      /s/ Richard R. Conte*          Treasurer (Principal            September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

    /s/ Daniel A. D'Aniello*         Director                        September 16, 1999
____________________________________
        Daniel A. D'Aniello

      /s/ Philip B. Dolan*           Director                        September 16, 1999
____________________________________
          Philip B. Dolan

      /s/ E. Martin Gibson*          Director                        September 16, 1999
____________________________________
          E. Martin Gibson

      /s/ James C. McGill*           Director                        September 16, 1999
____________________________________
          James C. McGill

     /s/ Robert F. Pugliese*         Director                        September 16, 1999
____________________________________
         Robert F. Pugliese

    /s/ James David Watkins*         Director                        September 16, 1999
____________________________________
        James David Watkins

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          PACIFIC ENVIRONMENTAL GROUP, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                     Date
             ---------                           -----                     ----

     /s/ Susan M. Willhite*          Director and President         September 16, 1999
____________________________________  (Principal Executive Officer)
         Susan M. Willhite

      /s/ Richard R. Conte*          Chief Financial Officer and     September 16, 1999
____________________________________  Treasurer (Principal
          Richard R. Conte            Financial and Accounting
                                      Officer)

     /s/ Robert K. Wenzlau*          Director                        September 16, 1999
____________________________________
         Robert K. Wenzlau

       /s/ Debra J. Moser*           Director                        September 16, 1999
____________________________________
           Debra J. Moser

                                     Director
____________________________________
            Erin Garner

     /s/ Lance Geselbracht*          Director                        September 16, 1999
____________________________________
         Lance Geselbracht

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          FLUOR DANIEL ENVIRONMENTAL
                                           SERVICES, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

       /s/ Ronald D. Conway*         Director, Chief Executive      September 16, 1999
____________________________________  Officer and President
          Ronald D. Conway            (Principal Executive
                                      Officer)

       /s/ Richard R. Conte*         Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

       /s/ Enzo M. Zoratto*          Director                       September 16, 1999
____________________________________
          Enzo M. Zoratto

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          KATO ROAD LLC

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

        /s/ William Lynott*          Managing Member (Principal    September 16, 1999
____________________________________  Executive Officer)
 LandBank Environmental Properties
 LLC by LandBank, Inc., (signed by
  William Lynott, duly authorized
          representative)

       /s/ Richard R. Conte*         Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

         /s/ Stuart Miner*           Managing Member                September 16, 1999
  _________________________________
  LandBank Remediation Corporation
   (signed by Stuart Miner, duly
 authorized representative and sole
             director)

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          JELLINEK, SCHWARTZ & CONNOLLY, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

      /s/ Steven D. Jellinek*        Director and President         September 16, 1999
____________________________________  (Principal Executive
         Steven D. Jellinek           Officer)


     /s/ Stephen J. Connolly*        Director and Treasurer         September 16, 1999
____________________________________  (Principal Financial and
        Stephen J. Connolly           Accounting Officer)

     /s/ Jeffrey H. Schwartz*        Director                       September 16, 1999
____________________________________
        Jeffrey H. Schwartz

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          JSC INTERNATIONAL, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

      /s/ Steven D. Jellinek*        Director and President         September 16, 1999
____________________________________  (Principal Executive
         Steven D. Jellinek           Officer)


     /s/ Stephen J. Connolly*        Director and Treasurer         September 16, 1999
____________________________________  (Principal Financial and
        Stephen J. Connolly           Accounting Officer)

     /s/ Jeffrey H. Schwartz*        Director                       September 16, 1999
____________________________________
        Jeffrey H. Schwartz

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          GROUNDWATER TECHNOLOGY, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
     /s/ Anthony J. DeLuca*          Director, President and Chief September 16, 1999
____________________________________  Executive Officer (Principal
         Anthony J. DeLuca            Executive Officer)

      /s/ Richard R. Conte*          Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

       /s/ Harry J. Soose*           Director                       September 16, 1999
____________________________________
           Harry J. Soose

        /s/ James G. Kirk            Director                       September 16, 1999
____________________________________
           James G. Kirk

      /s/ James M. Redwine*          Director                       September 16, 1999
____________________________________
          James M. Redwine

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          LANDBANK, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ David C. McMurty*         Director, Chairman of the      September 16, 1999
___________________________________   Board
          David C. McMurty

      /s/ William P. Lynott*         Director, President and        September 16, 1999
___________________________________   Chief Executive Officer
         William P. Lynott            (Principal Executive
                                      Officer)

       /s/ Richard R. Conte*         Treasurer (Principal           September 16, 1999
___________________________________   Financial and Accounting
          Richard R. Conte            Officer)

     /s/ Susan Hollingshead*         Director                       September 16, 1999
___________________________________
         Susan Hollingshead

         /s/ Stuart Miner*           Director                       September 16, 1999
___________________________________
            Stuart Miner

      /s/ James M. Redwine*          Director                       September 16, 1999
___________________________________
          James M. Redwine

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          LANDBANK REMEDIATION CORP.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
        /s/ Stuart Miner*            Sole Director, President and  September 16, 1999
____________________________________  Chief Executive Officer
            Stuart Miner              (Principal Executive Officer)

      /s/ Richard R. Conte*          Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

       /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          LANDBANK ENVIRONMENTAL
                                           PROPERTIES LLC

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
     /s/ William P. Lynott*          Director, President and        September 16, 1999
____________________________________  Chief Executive Officer
         William P. Lynott            (Principal Executive
                                      Officer)

      /s/ Richard R. Conte*          Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

     /s/ Susan Hollingshead*         Director                       September 16, 1999
____________________________________
         Susan Hollingshead

        /s/ Stuart Miner*            Director                       September 16, 1999
____________________________________
            Stuart Miner

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          IT ENVIRONMENTAL AND FACILITIES,
                                           INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                            Title                       Date
            ---------                            -----                       ----
     /s/ Anthony J. DeLuca*          Director and President           September 16, 1999
 _________________________________    (Principal Executive
         Anthony J. DeLuca            Officer)

      /s/ Richard R. Conte*          Treasurer (Principal                 September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

    /s/ Daniel A. D'Aniello*         Director                             September 16, 1999
____________________________________
        Daniel A. D'Aniello

      /s/ Philip B. Dolan*           Director                             September 16, 1999
____________________________________
          Philip B. Dolan

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          IT INTERNATIONAL INVESTMENTS, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
      /s/ James M. Redwine*          Sole Director, President and  September 16, 1999
____________________________________  Chief Executive Officer
          James M. Redwine            (Principal Executive Officer)

      /s/ Richard R. Conte*          Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          IT INTERNATIONAL OPERATIONS, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
     /s/ Anthony J. DeLuca*          Sole Director and President    September 16, 1999
____________________________________  (Principal Executive
         Anthony J. DeLuca            Officer)


      /s/ Richard R. Conte*          Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          IT INTERNATIONAL HOLDINGS, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
     /s/ Anthony J. DeLuca*          President (Principal           September 16, 1999
____________________________________  Executive Officer)
         Anthony J. DeLuca

      /s/ Richard R. Conte*          Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

      /s/ James M. Redwine*          Director                       September 16, 1999
____________________________________
          James M. Redwine

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          IT E & C OPERATIONS, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Alan D. Husak*            President (Principal           September 16, 1999
____________________________________  Executive Officer)
           Alan D. Husak

      /s/ Richard R. Conte*          Chief Financial Officer and    September 16, 1999
____________________________________  Treasurer (Principal
          Richard R. Conte            Financial and Accounting
                                      Officer)

      /s/ James M. Redwine*          Sole Director                  September 16, 1999
____________________________________
          James M. Redwine

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          IT C & V OPERATIONS, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ James G. Kirk             Sole Director and President    September 16, 1999
____________________________________  (Principal Executive
           James G. Kirk              Officer)

      /s/ Richard R. Conte*          Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          IT INVESTMENT HOLDINGS, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
        /s/ James G. Kirk            President (Principal           September 16, 1999
____________________________________  Executive Officer)
           James G. Kirk

      /s/ Richard R. Conte*          Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

     /s/ Anthony J. DeLuca*          Sole Director                  September 16, 1999
____________________________________
         Anthony J. DeLuca

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          GCAP SERVICES, INC.


                                          By: /s/ James G. Kirk
                                              _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

    /s/ Edward Salcedo, Jr.*         President (Principal           September 16, 1999
____________________________________  Executive Officer)
        Edward Salcedo, Jr.


      /s/ Richard R. Conte*          Chief Financial Officer and    September 16, 1999
____________________________________  Treasurer (Principal
          Richard R. Conte            Financial and Accounting
                                      Officer)

        /s/ James G. Kirk            Sole Director                  September 16, 1999
____________________________________
           James G. Kirk


*By:   /s/ James G. Kirk
    __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          IT KOREA SERVICES, INC.


                                          By: /s/ James G. Kirk
                                             _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

      /s/ James J. Pierson           President (Principal           September 16, 1999
____________________________________  Executive Officer)
          James J. Pierson


      /s/ Richard R. Conte*          Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

      /s/ James M. Redwine*          Sole Director                  September 16, 1999
____________________________________
          James M. Redwine


*By:   /s/ James G. Kirk
    __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          IT JAPAN SERVICES, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

      /s/ James J. Pierson           President (Principal           September 16, 1999
____________________________________  Executive Officer)
          James J. Pierson


      /s/ Richard R. Conte*          Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

      /s/ James M. Redwine*          Sole Director                  September 16, 1999
____________________________________
          James M. Redwine

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          PHR ENVIRONMENTAL CONSULTANTS, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

      /s/ David C. McMurty*          President (Principal           September 16, 1999
____________________________________  Executive Officer)
          David C. McMurty


      /s/ Richard R. Conte*          Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

      /s/ Ronald D. Conway*          Sole Director                  September 16, 1999
____________________________________
          Ronald D. Conway

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          NORTHEAST RESTORATION COMPANY, LLC

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ William Lynott*           Managing Member (Principal    September 16, 1999
____________________________________  Executive Officer)
 LandBank Environmental Properties
 LLC by LandBank, Inc., (signed by
  William Lynott, duly authorized
          representative)

      /s/ Richard R. Conte*          Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          EMPIRE STATE I, LLC

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ William Lynott*           Managing Member (Principal    September 16, 1999
____________________________________  Executive Officer)
 LandBank Environmental Properties
 LLC by LandBank, Inc., (signed by
  William Lynott, duly authorized
          representative)

      /s/ Richard R. Conte*          Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          EMPIRE STATE II, LLC

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                         Title                      Date
             ---------                         -----                      ----
       /s/ William Lynott*           Managing Member (Principal    September 16, 1999
____________________________________  Executive Officer)
 LandBank Environmental Properties
 LLC by LandBank, Inc., (signed by
  William Lynott, duly authorized
          representative)

      /s/ Richard R. Conte*          Treasurer (Principal          September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

       /s/ James G. Kirk
*By: _______________________________
           James G. Kirk
          Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          THE DORCHESTER GROUP, LLC

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ William Lynott*           Managing Member (Principal    September 16, 1999
____________________________________  Executive Officer)
 LandBank Environmental Properties
 LLC by LandBank, Inc., (signed by
  William Lynott, duly authorized
          representative)

      /s/ Richard R. Conte*          Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)
       /s/ James G. Kirk
*By: _______________________________
           James G. Kirk
          Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          37-02 COLLEGE POINT BOULEVARD, LLC

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ William Lynott*           Managing Member (Principal    September 16, 1999
____________________________________  Executive Officer)
 LandBank Environmental Properties
 LLC by LandBank, Inc., (signed by
  William Lynott, duly authorized
          representative)

      /s/ Richard R. Conte*          Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)
       /s/ James G. Kirk
*By: _______________________________
           James G. Kirk
          Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          GRADIENT CORPORATION


                                          By:      /s/ James G. Kirk
                                             _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

      /s/ Neil S. Shifrin*           President (Principal           September 16, 1999
____________________________________  Executive Officer)
          Neil S. Shifrin


      /s/ Richard R. Conte*          Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

      /s/ James M. Redwine*          Sole Director                  September 16, 1999
____________________________________
          James M. Redwine


*By: /s/ James G. Kirk
    __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          IT CORPORATION OF NORTH CAROLINA,
                                           INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                      Date
             ---------                           -----                      ----
    /s/ Richard L. Giannelli*        Director, President and Chief   September 16, 1999
____________________________________  Executive Officer (Principal
        Richard L. Giannelli          Executive Officer)

      /s/ Richard R. Conte*          Treasurer (Principal             September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

     /s/ Anthony J. DeLuca*          Director                         September 16, 1999
____________________________________
         Anthony J. DeLuca

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          OHM CORPORATION

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

             Signature                           Title                    Date
             ---------                           -----                    ----

     /s/  Anthony J. DeLuca*         Director, President and         September 16, 1999
____________________________________  Chief Executive Officer
         Anthony J. DeLuca            (Principal Executive
                                      Officer)

     /s/  Richard R. Conte*          Treasurer (Principal            September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

    /s/  Daniel A. D'Aniello*        Director                        September 16, 1999
____________________________________
        Daniel A. D'Aniello

      /s/  Philip B. Dolan*          Director                        September 16, 1999
____________________________________
          Philip B. Dolan

     /s/  Richard W. Pogue*          Director                        September 16, 1999
____________________________________
          Richard W. Pogue

    /s/  Charles W. Schmidt*         Director                        September 16, 1999
____________________________________
         Charles W. Schmidt

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          OHM REMEDIATION SERVICES CORP.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                      Date
             ---------                           -----                      ----
     /s/  Anthony J. DeLuca*         Director, President and Chief   September 16, 1999
____________________________________  Executive Officer (Principal
         Anthony J. DeLuca            Executive Officer)

     /s/  Richard R. Conte*          Treasurer (Principal             September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

       /s/ James G. Kirk             Director                         September 16, 1999
____________________________________
           James G. Kirk

     /s/  James M. Redwine*          Director                         September 16, 1999
____________________________________
          James M. Redwine

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          IT-TULSA HOLDINGS, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

     /s/ Anthony J. DeLuca*          Sole Director and President    September 16, 1999
____________________________________  (Principal Executive
         Anthony J. DeLuca            Officer)

      /s/ Richard R. Conte*          Treasurer (Principal           September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          SIELKEN, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                      Date
             ---------                           -----                      ----
   /s/ Robert L. Sielken, Jr.*       Director, President and Chief   September 16, 1999
____________________________________  Executive Officer (Principal
       Robert L. Sielken, Jr.         Executive Officer)


      /s/ Richard R. Conte*          Treasurer (Principal             September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

     /s/ Robert F. Campbell*         Director                         September 16, 1999
____________________________________
         Robert F. Campbell

    /s/ Stephen J. Connolly*         Director                         September 16, 1999
____________________________________
        Stephen J. Connolly

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          BENECO ENTERPRISES, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                                      Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                      Date
             ---------                           -----                      ----
     /s/ Bennie Smith, Jr.*          Director and President           September 16, 1999
____________________________________  (Principal Executive Officer)
         Bennie Smith, Jr.

      /s/ Richard R. Conte*          Treasurer (Principal              September 16, 1999
____________________________________  Financial and Accounting
          Richard R. Conte            Officer)

      /s/ Robert Newberry*           Director                          September 16, 1999
____________________________________
          Robert Newberry

        /s/ James G. Kirk            Director                          September 16, 1999
____________________________________
           James G. Kirk

      /s/ James M. Redwine*          Director                          September 16, 1999
____________________________________
          James M. Redwine

        /s/ Enzo Zoratto*            Director                          September 16, 1999
____________________________________
            Enzo Zoratto

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          EMCON

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                               Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

     /s/ Anthony J. DeLuca*          Chief Executive Officer and    September 16, 1999
____________________________________  President (Principal
         Anthony J. DeLuca            Executive Officer)

      /s/ Harry J. Soose*            Vice President, Chief          September 16, 1999
____________________________________  Financial Officer
           Harry J. Soose             (Principal Financial and
                                      Accounting Officer)

       /s/ James G. Kirk             Director                       September 16, 1999
____________________________________
           James G. Kirk
     /s/ James M. Redwine*           Director                       September 16, 1999
____________________________________
          James M. Redwine

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          ADVANCED ANALYTICAL SOLUTIONS, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                               Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                        Title                    Date
             ---------                        -----                    ----

   /s/ William J. Hengemihle*       Director and President      September 16, 1999
 _________________________________   (Principal Executive
       William J. Hengemihle         Officer)

     /s/ Richard R. Conte*          Vice President and          September 16, 1999
 _________________________________   Treasurer (Principal
          Richard R. Conte           Financial and Accounting
                                     Officer)

  /s/ Christopher Wittenbrink*      Director                    September 16, 1999
 _________________________________
      Christopher Wittenbrink

      /s/ Gary O. McEntee*          Director                    September 16, 1999
 _________________________________
          Gary O. McEntee

   /s/ R. Michael Momboisse*        Director                    September 16, 1999
 _________________________________
        R. Michael Momboisse

     /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          AMERICAN LANDFILL SUPPLY CO.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                               Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                        Title                    Date
             ---------                        -----                    ----

   /s/ Anthony A. Alexander*        Director, Chief Executive   September 16, 1999
 _________________________________   Officer, President,
        Anthony A. Alexander         Treasurer and Secretary
                                     (Principal Executive,
                                     Financial and Accounting
                                     Officer)

    /s/ Raymond J. Nardelli*        Director                    September 16, 1999
 _________________________________
        Raymond J. Nardelli

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          EMCON ALASKA, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                               Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                        Title                    Date
             ---------                        -----                    ----

     /s/ Andrew Dimitriou*          Director and President      September 16, 1999
 _________________________________   (Principal Executive
          Andrew Dimitriou           Officer)

       /s/ Mike Bronson*            Director, Vice President,   September 16, 1999
 _________________________________   Treasurer and Secretary
            Mike Bronson             (Principal Financial and
                                     Accounting Officer)

       /s/ Lisa B. Haas*            Director                    September 16, 1999
   _____________________________
            Lisa B. Haas

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          EMCON INDUSTRIAL SERVICES, INC.

                                                   /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                               Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                        Title                    Date
             ---------                        -----                    ----

       /s/ Bruce W. Nave*           Director and President      September 16, 1999
 _________________________________   (Principal Executive
           Bruce W. Nave             Officer)

      /s/ Mary A. Geiger*           Treasurer and Secretary     September 16, 1999
 _________________________________   (Principal Financial and
           Mary A. Geiger            Accounting Officer)

        /s/ Mark Shipps*            Director                    September 16, 1999
 _________________________________
            Mark Shipps

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          KEYSTONE RECOVERY, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                               Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                        Title                    Date
             ---------                        -----                    ----

   /s/ Anthony A. Alexander*        Director, Chief Executive   September 16, 1999
 _________________________________   Officer, President,
        Anthony A. Alexander         Treasurer and Chairman of
                                     the Board of Directors
                                     (Principal Executive,
                                     Financial and Accounting
                                     Officer)

    /s/ Alan H. Silverstein*        Director                    September 16, 1999
 _________________________________
        Alan H. Silverstein

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          LFG SPECIALTIES, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                               Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                        Title                    Date
             ---------                        -----                    ----

    /s/ Raymond J. Nardelli*        President (Principal        September 16, 1999
 _________________________________   Executive Officer)
        Raymond J. Nardelli

      /s/ Mary A. Geiger*           Sole Director, Treasurer    September 16, 1999
 _________________________________   and Secretary (Principal
           Mary A. Geiger            Financial and Accounting
                                     Officer)

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          MONTEREY LANDFILL GAS CORPORATION

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                               Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                        Title                    Date
             ---------                        -----                    ----

       /s/ Eugene Herson*           Director, President,        September 16, 1999
 _________________________________   Treasurer and Secretary
           Eugene Herson             (Principal Executive,
                                     Financial and Accounting
                                     Officer)

        /s/ John Pacey*             Director                    September 16, 1999
 _________________________________
             John Pacey

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          NATIONAL EARTH PRODUCTS, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                               Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                        Title                    Date
             ---------                        -----                    ----

     /s/ Charles Gearhart*          Director and President      September 16, 1999
 _________________________________   (Principal Executive
          Charles Gearhart           Officer)

      /s/ Mary A. Geiger*           Treasurer (Principal        September 16, 1999
 _________________________________   Financial and Accounting
           Mary A. Geiger            Officer)

      /s/ Mark H. Shipps*           Director                    September 16, 1999
 _________________________________
           Mark H. Shipps

      /s/ Dennis M. Grimm*          Director                    September 16, 1999
 _________________________________
          Dennis M. Grimm

   /s/ R. Michael Momboisse*        Director                    September 16, 1999
 _________________________________
        R. Michael Momboisse

      /s/ Richard Peluso*           Director                    September 16, 1999
 _________________________________
           Richard Peluso

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          ORGANIC WASTE TECHNOLOGIES, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                               Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                        Title                    Date
             ---------                        -----                    ----

      /s/ Mark H. Shipps*           Director, Chief Executive   September 16, 1999
 _________________________________   Officer and President
           Mark H. Shipps            (Principal Executive
                                     Officer)

      /s/ Mary A. Geiger*           Vice President, Treasurer   September 16, 1999
 _________________________________   and Assistant Secretary
           Mary A. Geiger            (Principal Financial and
                                     Accounting Officer)

        /s/ John Pacey*             Director and Chairman of    September 16, 1999
 _________________________________   the Board of Directors
             John Pacey

    /s/ Raymond J. Nardelli*        Director                    September 16, 1999
 _________________________________
        Raymond J. Nardelli

   /s/ R. Michael Momboisse*        Director                    September 16, 1999
 _________________________________
        R. Michael Momboisse

      /s/ Richard Peluso*           Director                    September 16, 1999
 _________________________________
           Richard Peluso

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 16th day of September, 1999.

                                          WEHRAN-NEW YORK, INC.

                                                    /s/ James G. Kirk
                                          By: _________________________________
                                                       James G. Kirk
                                               Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                        Title                    Date
             ---------                        -----                    ----

      /s/ Dennis G. Fenn*           Director, President and     September 16, 1999
 _________________________________   Chief Executive Officer
           Dennis G. Fenn            (Principal Executive
                                     Officer)

      /s/ Gary O. McEntee*          Treasurer (Principal        September 16, 1999
 _________________________________   Financial and Accounting
          Gary O. McEntee            Officer)

      /s/ Richard Peluso*           Director                    September 16, 1999
 _________________________________
           Richard Peluso

      /s/ James G. Kirk
*By: __________________________
         James G. Kirk
       Attorney-in-Fact

                               INDEX TO EXHIBITS

   Exhibit
     No.   Description
   ------- -----------
   3.1     Certificate of Incorporation of the Registrant as amended by
            Amendment to Certificate of Incorporation filed September 17, 1987 with the Delaware Secretary of State(l) and amended by Certificate of Amendment to Certificate of Incorporation filed June 19, 1998 with the Delaware Secretary of State(2) and by Certificate of
            Amendment of Certificate of Incorporation, dated as of December 21,
            1998, filed with the Delaware Secretary of State on December 23,
            1998.(3)
   3.2     Amended and Restated Bylaws of the Registrant as amended through June
            12, 1998.(2)
   3.3     Articles of Incorporation of Alaska Remediation Services Corp.*
   3.4     By-Laws of Alaska Remediation Services Corp.*
   3.5     Amended and Restated Articles of Incorporation of IT Corporation.*
   3.6     Bylaws for the Regulation of IT Corporation.*
   3.7     Articles of Incorporation of Fluor Daniel Environmental Services,
            Inc., as amended.*
   3.8     Bylaws of Fluor Daniel Environmental Services, Inc.*
   3.9     Restated Articles of Incorporation of Pacific Environmental Group,
            Inc.*
   3.10    Second Amended and Restated Bylaws of Pacific Environmental Group,
            Inc.*
   3.11    Articles of Organization of Kato Road LLC.*
   3.12    Operating Agreement for Kato Road LLC.*
   3.13    Articles of Incorporation of Jellinek, Schwartz & Connolly, Inc., as
            amended.*
   3.14    Bylaws of Jellinek, Schwartz & Connolly, Inc.*
   3.15    Articles of Incorporation of JSC International, Inc.*
   3.16    Bylaws of JSC International, Inc.*
   3.17    Certificate of Formation of Empire State I, LLC.*
   3.18    Limited Liability Company Agreement for Empire State I, LLC.*
   3.19    Certificate of Formation of Empire State II, LLC.*
   3.20    Limited Liability Company Agreement for Empire State II, LLC.*
   3.21    Certificate of Incorporation of GCAP Services, Inc.*
   3.22    Bylaws of GCAP Services, Inc.*
   3.23    Amended and Restated Certificate of Incorporation of Groundwater
            Technology, Inc.*
   3.24    By-laws of Groundwater Technology, Inc.*
   3.25    Certificate of Incorporation of IT C & V Operations, Inc.*
   3.26    Bylaws of IT C & V Operations, Inc.*
   3.27    Certificate Incorporation of IT E&C Operations, Inc., as amended.*
   3.28    Bylaws of IT E & C Operations, Inc.*
   3.29    Certificate of Incorporation of IT Environmental and Facilities,
            Inc.*
   3.30    Bylaws of IT Environmental and Facilities, Inc.*
   3.31    Certificate of Incorporation of IT International Holdings, Inc.*
   3.32    Bylaws of IT International Holdings, Inc.*
   3.33    Certificate of Incorporation of IT International Investments, Inc.,
            as amended.*
   3.34    Bylaws of IT International Investments, Inc.*

   Exhibit
     No.   Description
   ------- -----------
   3.35    Certificate of Incorporation of IT International Operations, Inc.,
            as amended.*
   3.36    By-Laws of IT International Operations, Inc.*
   3.37    Certificate of Incorporation of IT Investment Holdings, Inc.*
   3.38    Bylaws of IT Investment Holdings, Inc.*
   3.39    Certificate of Incorporation of IT Japan Services, Inc.*
   3.40    Bylaws of IT Japan Services, Inc.*
   3.41    Certificate of Incorporation of IT Korea Services, Inc.*
   3.42    Bylaws of IT Korea Services, Inc.*
   3.43    Certificate of Formation of LandBank Environmental Properties, LLC.*
   3.44    Operating Agreement for LandBank Environmental Properties, LLC.*
   3.45    Amended and Restated Certificate of Incorporation of LandBank, Inc.*
   3.46    Bylaws of LandBank, Inc.*
   3.47    Certificate of Incorporation of LandBank Remediation Corp.*
   3.48    Bylaws of LandBank Remediation Corp.*
   3.49    Certificate of Formation of Northeast Restoration Company, LLC.*
   3.50    Limited Liability Company Agreement for Northeast Restoration
            Company, LLC.*
   3.51    Certificate of Incorporation of PHR Environmental Consultants, Inc.,
            as amended.*
   3.52    Bylaws of PHR Environmental Consultants, Inc.*
   3.53    Certificate of Formation of The Dorchester Group, LLC.*
   3.54    Limited Liability Company Agreement for The Dorchester Group, LLC.*
   3.55    Certificate of Formation of 37-02 College Point Boulevard, LLC.*
   3.56    Limited Liability Company Agreement for 37-02 College Point
            Boulevard, LLC.*
   3.57    Articles of Organization of Gradient Corporation, as amended.*
   3.58    By-laws of Gradient Corporation.*
   3.59    Articles of Incorporation of IT Corporation of North Carolina, Inc.,
            as amended.*
   3.60    By-laws of IT Corporation of North Carolina, Inc.*
   3.61    Amended and Restated Articles of Incorporation of OHM Corporation.*
   3.62    Regulations of OHM Corporation.*
   3.63    Articles of Incorporation of OHM Remediation Services Corp., as
            amended.*
   3.64    Regulations of OHM Remediation Services Corp.*
   3.65    Articles of Incorporation of IT-Tulsa Holdings, Inc., as amended.*
   3.66    Bylaws of IT-Tulsa Holdings, Inc.*
   3.67    Articles of Incorporation of Sielken, Inc.*
   3.68    By-laws of Sielken, Inc.*
   3.69    Articles of Incorporation of Beneco Enterprises, Inc., as amended.*
   3.70    By-Laws of Beneco Enterprises, Inc.*
   3.71    Amended and Restated Articles of Incorporation of EMCON.*
   3.72    Bylaws of EMCON.*

   Exhibit
     No.   Description
   ------- -----------
   3.73    Articles of Incorporation of EMCON Alaska, Inc.*
   3.74    Bylaws of EMCON Alaska, Inc.*
   3.75    Articles of Incorporation of Wehran-New York, Inc.*
   3.76    Bylaws of Wehran-New York, Inc.*
   3.77    Certificate of Incorporation of Organic Waste Technologies, Inc.*
   3.78    Bylaws of Organic Waste Technologies, Inc.*
   3.79    Certificate of Incorporation of Advanced Analytical Solutions, Inc.*
   3.80    Bylaws of Advanced Analytical Solutions, Inc.*
   3.81    Articles of Incorporation of National Earth Products, Inc.*
   3.82    Bylaws of National Earth Products, Inc.*
   3.83    Articles of Incorporation of Keystone Recovery, Inc.*
   3.84    Regulations of Keystone Recovery, Inc.*
   3.85    Articles of Incorporation of American Landfill Supply Co.*
   3.86    Bylaws of American Landfill Supply Co.*
   3.87    Articles of Incorporation of LFG Specialties, Inc.*
   3.88    Regulations of LFG Specialties, Inc.*
   3.89    Articles of Incorporation of EMCON Industrial, Inc.*
   3.90    Bylaws of EMCON Industrial, Inc.*
   3.91    Articles of Incorporation of Monterey Landfill Gas Corporation.*
   3.92    Bylaws for the Regulation of Monterey Landfill Gas Corporation.*
   4.1     Certificate of Designations with respect to the Registrant's 7%
            Cumulative Convertible Exchangeable Preferred Stock, $100 par
            value.(4)
   4.2     Certificate of Designations, Preferences and Relative,
            Participating, Optional and Other Special Rights and
            Qualifications, Limitations and Restrictions Thereof of Cumulative
            Convertible Participating Preferred Stock of International
            Technology Corporation, issued November 20, 1996.(5)
   4.3     Indenture for the Registrant's 7% Convertible Subordinated
            Debentures Due 2008.(4)
   4.4     Indenture dated as of October 1, 1986 between OHM Corporation and
            United States Trust Company of New York, as Trustee, relating to
            OHM Corporation's 8% Convertible Subordinated Debentures due
            October 1, 2006.(6)
   4.5     Specimen Debenture Certificate.(7)
   4.6     First Supplemental Indenture dated as of May 20, 1994 by and among
            OHM Corporation and United States Trust Company of New York.(8)
   4.7     Second Supplemental Indenture dated as of June 11, 1998 among OHM
            Corporation, the Registrant, as guarantor, and United States Trust
            Company of New York.(2)
   4.8     Indenture dated as of April 9, 1999 among the Registrant, the
            Guarantors and The Bank of New York, as Trustee, relating to the
            Registrant's 11 1/4% Senior Subordinated Notes due 2009.*
   5.1     Opinion of Gibson, Dunn & Crutcher LLP.*
   10.1    Amended and Restated Credit Agreement, dated as of June 11, 1998, among the Registrant, IT Corporation, OHM Corporation, the institutions from time to time party thereto as lenders, the institutions from time to time party thereto as issuing banks,
            Citicorp USA Inc., in its capacity as administrative agent, and
            BankBoston, N.A., in its capacity as documentation agent.(9)

   Exhibit
     No.   Description
   ------- -----------
   10.2    First Amendment dated September 16, 1998 to the Amended and Restated
            Credit Agreement, dated as of June 11, 1998, among the Registrant,
            IT Corporation, OHM Corporation, the institutions from time to time party thereto as lenders, the institutions from time to time party thereto as issuing banks, Citicorp USA Inc., in its capacity as administrative agent, and BankBoston, N.A., in its capacity as documentation agent.(10)
   10.3    Second Amendment dated October 26, 1998 to the Amended and Restated
            Credit Agreement, dated as of June 11, 1998, among the Registrant,
            IT Corporation, OHM Corporation, the institutions from time to time party thereto as lenders, the institutions from time to time party thereto as issuing banks, Citicorp USA Inc., in its capacity as administrative agent, and BankBoston. N.A., in its capacity as documentation agent.(10)
   10.4    Third Amendment dated March 5, 1999 to the Amended and Restated
            Credit Agreement, dated as of June II, 1998, among the Registrant,
            IT Corporation, OHM Corporation, the institutions from time to time party thereto as lenders, the institutions from time to time party thereto as issuing banks, Citicorp USA Inc., in its capacity as administrative agent, and BankBoston, N.A., in its capacity as documentation agent.(35)
   10.5    Agreement and Plan of Merger, dated as of January 15, 1998, among
            OHM Corporation, the Registrant and IT-Ohio, Inc.(11)
   10.6    Parent Voting Agreement dated January 15, 1998 among OHM
            Corporation, the Registrant and the stockholders of Registrant named therein.(11)
   10.7    Company Voting Agreement dated January 15, 1998 among OHM
            Corporation, the Registrant and the shareholders of OHM Corporation named therein.(11)
   10.8    Option Termination Agreement dated January 15, 1998 between James L.
            Kirk and OHM Corporation.(11)
   10.9    Share Repurchase Agreement dated January 15, 1998 among OHM
            Corporation, the Registrant, Rust International, Inc. and Waste
            Management, Inc.(11)
   10.10   Second Amended and Restated Share Repurchase Agreement, dated as of
            February 17, 1998, among OHM Corporation, WMX, Rust, Rust Remedial
            Services Holding Company Inc. and Registrant.(12)
   10.11   Stock Purchase Agreement dated as of June 17, 1997 by and among OHM
            Corporation, Beneco Enterprises, Inc., Bennie Smith, Jr., Robert
            Newberry and Scott Doxey.(13)
   10.12   Agreement and Plan of Merger, dated as of October 27, 1998, among
            Fluor Daniel GTI, Inc., Tiger Acquisition Corporation and the
            Registrant.(10)
   10.13   Amended and Restated Marketing Agreement dated as of October 27,
            1998 between Fluor Daniel GTI, Inc. and Fluor Daniel, Inc.(10)
   10.14   Intercompany Services Agreement dated October 27, 1998 between the
            Registrant, Fluor Daniel, Inc. and Fluor Daniel GTI, Inc.(10)
   10.15   Share Purchase Agreement dated February 5, 1999 by and between the
            Shareholders of Roche Limited, Consulting Group, IT Holdings
            Canada, Inc. and the Registrant.(35)
   10.16   Asset Purchase Agreement, dated as of March 8, 1999, between the
            Registrant and ICF Kaiser International, Inc.(14)
   10.17   Purchase Agreement among the Registrant, the subsidiary guarantors signatory thereto, Donaldson, Lufkin & Jenrette Securities
            Corporation and Salomon Smith Barney, dated as of April 6, 1999.*
   10.18   Registration Rights Agreement among the Registrant, the subsidiary guarantors signatory thereto, Donaldson, Lufkin & Jenrette
            Securities Corporation and Salomon Smith Barney, dated as of April
            9, 1999.*

   Exhibit
     No.   Description
   ------- -----------
   10.19   Stock Redemption Agreement dated as of June 26, 1998, between
            Quanterra Incorporated, the Registrant and IT Corporation.(15)
   10.20   Securities Purchase Agreement dated as of August 28, 1996 between the Registrant and certain Purchasers identified therein affiliated with The Carlyle Group(5), including agreement by and between The
            Carlyle Group and the Registrant re financial advisory and investment banking fees.(16)
   10.21   Amendment No. 1, dated November 20, 1996, to Securities Purchase
            Agreement dated August 28, 1996, by and among the Registrant and certain Purchasers identified therein affiliated with The Carlyle
            Group.(17)
   10.22   Form of Warrant Agreement by and among the Registrant and certain
            Warrant Holders defined therein affiliated with The Carlyle Group, dated as of November 20, 1996.(5)
   10.23   Form of registration rights agreement by and among the Registrant and certain Investors affiliated with The Carlyle Group, dated
            November 20, 1996(5)
   10.24   Master Loan and Security Agreement dated May 11, 1993, between OHM
            Remediation Services Corp. and BOT Financial Corporation.(18)
   10.25   Amendment No. 1 to Master Loan and Security Agreement dated as of
            January 19, 1995 between BOT Financial Corporation and OHM
            Remediation Services Corp.(19)
   10.26   Promissory Note dated December 23, 1993 executed by OHM Remediation
            Services Corp. in favor of BOT Financial Corporation.(20)
   10.27   Promissory Note dated December 28, 1994 executed by OHM Remediation
            Services Corp. in favor of BOT Financial Corporation.(8)
   10.28   Loan and Security Agreement dated as of August 1, 1994 by and between OHM Remediation Services Corp. and Internationale
            Nederlanden Lease Structured Finance B.V.(21)
   10.29   Promissory Note dated August 31, 1994 executed by OHM Remediation
            Services Corp. in favor of Internationale Nederlanden Lease
            Structured Finance B.V.(21)
   10.30   Continuing Corporate Guaranty dated as of August 1, 1994 executed by
            OHM Corporation in favor of Internationale Nederlanden Lease
            Structured Finance B.V.(21)
   10.31   Non-Employee Directors' Retirement Plan, as amended and restated
            June 2, 1994(22)(23), as amended by the Amended and Restated Non-
            Employee Directors Retirement Plan, Amendment No. 5, dated November
            20, 1996.(22)(16)
   10.32   Description of the Special Turn-a-Round Plan (Fiscal Year 1995
            Management Incentive Plan) of the Registrant.(22)(24)
   10.33   1983 Stock Incentive Plan, as amended.(22)(25)
   10.34   1991 Stock Incentive Plan(22)(26) as modified by waiver dated
            November 20, 1996, by certain former Non-Employee Directors, in favor of the Registrant.(16)(22)
   10.35   Form of Amendment dated October 23, 1998, to the Restricted Stock and Escrow Agreement under the Registrant's 1991 Stock Incentive
            Plan.(22)(27)
   10.36   1996 Stock Incentive Plan, as amended and restated effective June
            11, 1998.(22)(28)
   10.37   OHM Corporation 1986 Stock Option Plan, as amended and restated as of May 10, 1994.(22)(29)
   10.38   OHM Corporation Nonqualified Stock Option Plan for
            Directors.(22)(30)
   10.39   OHM Corporation Directors' Deferred Fee Plan.(8)(22)
   10.40   Amendment No. 1 to OHM Corporation Directors' Deferred Fee
            Plan.(19)(22)
   10.41   OHM Corporation Retirement Savings Plan, as amended and restated as of January 1, 1994.(8)(22)

   Exhibit
     No.   Description
   ------- -----------
   10.42   Amendment No. 1 to OHM Corporation Retirement Savings Plan, as
            amended and restated as of January 1, 1994.(19)(22)
   10.43   Amendment No. 2 to OHM Corporation Retirement Savings Plan, as
            amended and restated as of January 1, 1994.(22)(31)
   10.44   OHM Corporation Retirement Savings Plan Trust Agreement between OHM
            Corporation and National City Bank, as Trustee, as amended and restated effective July 1, 1994.(8)(22)
   10.45   Fiscal Year 1997 Management Incentive Plan.(16)(22)
   10.46   Fiscal Year 1998 Management Incentive Plan.(16)(22)
   10.47   Retirement Agreement dated March 3, 1994 between Murray H. Hutchison and the Registrant (24)(22) as amended by First Amendment dated
            January 6, 1995 to the Retirement Agreement dated March 3, 1994 between Murray H. Hutchison and the Registrant.(22)(32)
   10.48   Retirement Plan of IT, 1993 Restatement.(22)(24)
   10.49   Amendment Number One to IT Corporation Retirement Plan, dated as of
            July 1, 1995.(22)(33)
   10.50   Amendment Number Two to IT Corporation Retirement Plan, dated as of
            October 1, 1995.(22)(33)
   10.51   Amendment Number Three to IT Corporation Retirement Plan, dated as of July 15, 1996.(22)(34)
   10.52   Amendment Number Four to IT Corporation Retirement Plan, dated as of
            February 1, 1997.(16)(22)
   10.53   Amendment Number Five to IT Corporation Retirement Plan, dated as of
            May 13, 1997.(16)(22)
   10.54   Amendment Number Six to IT Corporation Retirement Plan dated as of
            May 27, 1998.(2)(22)
   10.55   Amendment Number Seven to IT Corporation Retirement plan dated as of
            December 31, 1998.(22)
   10.56   Executive Stock Purchase Interest Reimbursement Plan, approved
            September 6, 1995.(22)(26)
   10.57   Executive/Directors Deferred Compensation Plan, effective January 1,
            1996.(22)(26)
   10.58   Executive Restoration Plan, effective July 1, 1995 as amended through May 13, 1997.(22)(26)
   10.59   IT Corporation Deferred Compensation Plan (amended and restated
            effective January 1, 1998).(2)(22)
   10.60   IT Corporation Restoration Plan amended and restated effective
            January 1, 1998.(2)(22)
   10.61   1997 The IT Group, Inc. Non-Employee Directors Stock Plan--Director
            Fees, dated as of February 26, 1997.(22)(34)
   10.62   Employment Agreement, dated as of November 20, 1996, by and between the Registrant, IT Corporation, and Anthony J. DeLuca.(16)(22)
   10.63   Separation Agreement, dated as of April 10, 1998, by and between the
            Registrant, its subsidiaries and affiliates, and Franklin E.
            Coffman.(2)(22)
   10.64   Employment Agreement, dated as of November 20, 1996, by and between the Registrant, IT Corporation, and James R. Mahoney.(16)(22)
   10.65   Employment Agreement, dated as of November 20, 1996, by and between the Registrant, IT Corporation, and Raymond J. Pompe.(16)(22)
   10.66   Employment Continuation, Non-competition and Confidentiality
            Agreement dated the 17th day of June, 1997, by and between Beneco
            Enterprises, Inc., a Utah corporation, OHM Corporation, an Ohio corporation, and Scott Doxey.(2)(22)
   10.67   Employment Continuation, Non-competition and Confidentiality
            Agreement dated the 17th day of June, 1997, by and between Beneco
            Enterprises, Inc., a Utah corporation, OHM Corporation, an Ohio corporation, and Robert Newberry.(2)(22)

   Exhibit
     No.   Description
   ------- -----------
   10.68   Employment Continuation, Non-competition and Confidentiality
            Agreement dated the 17th day of June, 1997, by and between Beneco
            Enterprises, Inc., a Utah corporation, OHM Corporation, an Ohio corporation, and Bennie Smith, Jr.(2)(22)
   10.69   Form of Employment Agreement by and between OHM Corporation, and each of Pamela K.M. Beall, Robert I. Blackwell, Kris E. Hansel,
            Steven E. Harbour, James L. Kirk, Philip V. Petrocelli, Philip O.
            Strawbridge, and Michael A. Szomjassy, as amended by
            Amendment No. 1 in the case of each of Ms. Beall and Messrs.
            Blackwell, Hansel, Harbour, Strawbridge and Szomjassy, and as
            amended by Amendment No. 2 in the case of each of Ms. Beall and
            Messrs. Blackwell, Hansel, and Harbour.(2)(22)
   10.70   The IT Group, Inc. Severance and Retention Bonus Plan dated March 5,
            1998.(2)(22)
   10.71   Executive Stock Ownership Program by and between the Registrant and certain executive officers of the Registrant.(22)
   10.72   The IT Group, Inc. Executive Bonus Plan effective November 17,
            1998.(22)
   10.73   Agreement and Plan of Merger, dated as of May 10, 1999, between the
            Registrant, Seismic Acquisition Corporation, and EMCON.(36)
   10.74   Consent to Waiver Letter Agreement, dated as of May 10, 1999, among
            Registrant, IT Corporation, OHM Corporation, OHM Remediation
            Services Corp. and Beneco Enterprises, Inc., the institutions from time to time party thereto as lenders, the institutions from time to time party thereto as issuing banks, Citicorp USA, Inc., in its capacity as administrative agent, BankBoston, N.A., in its capacity as documentation agent and Credit Lyonnais, New York Branch, and
            Royal Bank of Canada, as co-agents.(36)
   10.75   Amendment Number Eight to IT Corporation Retirement Plan dated as of
            July 26, 1999.(22)(37)
   21.1    List of Subsidiaries of the Registrant.(35)
   23.1    Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
   23.2    Consent of Ernst & Young LLP, independent auditors.
   23.3    Consent of PricewaterhouseCoopers LLP, independent accountants.
   23.4    Consent of Mallette Maheu General Partnership Chartered Accountants.
   24.1    Power of Attorney (included on the signature pages hereto).*
   25.1    Statement of Eligibility and Qualification of The Bank of New York
            on Form T-1.*
   99.1    Form of Letter of Transmittal.*
   99.2    Form of Notice of Guaranteed Delivery.*
   99.3    Form of Letter to Clients.*
   99.4    Form of Letter to Brokers, Dealers, Commercial Banks, Trust
            Companies and Other Nominees.*

--------
  * Previously filed with the Securities and Exchange Commission as an Exhibit to this Registration Statement on Form S-4.
 (1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1988 (No. 1-9037) and incorporated herein by reference.
 (2) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 27, 1998 and incorporated herein by reference.
 (3) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Current Report on Form 8-K dated December 23, 1998 and incorporated herein by reference.

 (4) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 33-65988) and incorporated herein by reference.
 (5) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Current Report on Form 8-K dated September 20, 1996 and incorporated herein by reference.
 (6) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Annual Report on Form 10-K for the year ended December 31, 1986 and incorporated herein by reference.
 (7) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Amendment No. 1 to Registration Statement on Form S-l, No. 33-8296 and incorporated by reference.
 (8) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.
 (9) Previously filed with the Securities and Exchange Commission as an Exhibit to Registrant's Current Report on Form 8-K dated June 11, 1998 and incorporated herein by reference.
(10) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Schedule 14D-1 dated November 3, 1998 and incorporated herein by reference.
(11) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Report on Form 8-K dated January 15, 1998.
(12) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Schedule 14D-1 (Amendment No. 5) dated February 18, 1998 and incorporated herein by reference.
(13) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Current Report on Form 8-K filed on July 2, 1997 and incorporated herein by reference.
(14) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 8-K dated March 12, 1999 and incorporated herein by reference.
(15) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form l0-Q for the quarter ended June 26, 1998 and incorporated herein by reference.
(16) Previously filed with the Securities and Exchange Commission as an Exhibit to Registrant's Annual Report on Form 10-K for the year ended March 28, 1997.
(17) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form l0-Q for the quarter ended December 27, 1996 and incorporated herein by reference.
(18) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Quarterly Report on Form l0-Q for the quarter ended June 30, 1993 and incorporated herein by reference.
(19) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and incorporated herein by reference.
(20) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.
(21) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Quarterly Report on Form l0-Q for the quarter ended September 30, 1994 and incorporated herein by reference.
(22) Filed as a management compensation plan or arrangement per Item 14(a)(3) of the Securities Exchange Act.
(23) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1995 and incorporated herein by reference.
(24) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1994 and incorporated herein by reference.
(25) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1993 and incorporated herein by reference.

(26) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 29, 1996 and incorporated herein by reference.
(27) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 25, 1998 and incorporated herein by reference.
(28) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Proxy Statement dated May 11, 1998 and incorporated herein by reference.
(29) Previously filed with the Securities and Exchange Commission as an Appendix to OHM Corporation's Proxy Statement for its Annual Meeting held May 10, 1994 and incorporated herein by reference.
(30) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1992 and incorporated herein by reference.
(31) Previously filed with the Securities and Exchange Commission as an Exhibit to OHM Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.
(32) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 and incorporated herein by reference.
(33) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Form S-8 (No. 333-00651) and incorporated herein by reference.
(34) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 333-26143) and incorporated herein by reference.
(35) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Transition Report on Form 10-K for the nine months ended December 25, 1998 and incorporated herein by reference.
(36) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Tender Offer Statement on Schedule 140-1 and incorporated herein by reference.
(37) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 25, 1999 and incorporated herein be reference.